FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227784-02

December 10, 2018 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $646,477,345 (Approximate Total Mortgage Pool Balance) $574,556,000 (Approximate Offered Certificates) UBS 2018-C15 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale German American Capital Corporation Natixis Real Estate Capital LLC CIBC Inc. Rialto Mortgage Finance, LLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Deutsche Bank Securities Natixis Société Générale Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-227784) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2018-C15

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated December 10, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC Deutsche Bank Securities Inc. SG Americas Securities, LLC Natixis Securities Americas LLC
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (47.8%), Société Générale (“SG”) (15.2%), German American Capital Corporation ("GACC", an indirect wholly owned subsidiary of Deutsche Bank AG) (15.1%), CIBC Inc. ("CIBC") (8.6%), Rialto Mortgage Finance, LLC (“RMF”) (7.8%) and Natixis Real Estate Capital LLC ("Natixis") (5.4%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or a majority owned affiliate) as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see "Credit Risk Retention" in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in January 2019.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in January 2019.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2018 (or, in the case of any mortgage loan that has its first due date after December 2018, the date that would have been its due date in December 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about December 28, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	December 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	18	256	$309,268,780	47.8%
Société Générale	7	30	$98,395,000	15.2%
German American Capital Corporation	4	15	$97,905,000	15.1%
CIBC Inc.	5	5	$55,575,000	8.6%
Rialto Mortgage Finance, LLC	5	9	$50,333,565	7.8%
Natixis Real Estate Capital LLC	2	2	$35,000,000	5.4%
Total	41	317	$646,477,345	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$646,477,345
Number of Mortgage Loans:	41
Number of Mortgaged Properties:	317
Average Mortgage Loan Cut-off Date Balance:	$15,767,740
Average Mortgaged Property Cut-off Date Balance:	$2,039,361
Weighted Average Mortgage Rate:	5.133%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2)(3):	114
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2)(3):	114
Weighted Average Mortgage Loan Seasoning (months)(3):	1
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	11.1%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(4):	2.03x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	57.1%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(4)(5):	51.5%
Weighted Average U/W NOI Debt Yield(4):	12.4%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(2):	38.6%
% Mortgage Loans with Amortization through Maturity Date or ARD(2):	38.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(2):	23.1%
Weighted Average Remaining Amortization Term (months)(6):	353

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	73.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	70.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	70.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	57.5%
% Mortgage Loans with Upfront Engineering Reserves:	35.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	48.3%
% Mortgage Loans with In Place Hard Lockboxes:	64.9%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	92.7%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	70.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	20.1%
% Mortgage Loans with Lockout Followed by a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	5.1%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	4.2%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2018.

(2)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(3)	The Seasoning, Original Term and Stated Remaining Term (Mos.) includes an interest-only payment in January 2019 for any mortgage loan that has a scheduled first payment date in February 2019.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the following mortgage loans are based on an Appraised Value for one or more mortgaged properties that is not an “As-Is” Appraised Value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Warren Hospitality Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and the Appraised Value are based on the “As Is (PIP Extraordinary Assumption)” Appraised value of $14,000,000 for the Holiday Inn Express - Warren mortgaged property as of September 12, 2018, which assumes the completion of an estimated $1,939,010 property improvement plan, for which the borrower reserved $2,229,862 at origination. The Appraised Value for the Holiday Inn Express – Warren mortgaged property assuming the “As-Is” Appraised Value is $12,500,000 as of September 12, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 63.6% and 48.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marina Gardens, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the mortgage loan are based on the "As Complete" Appraised Value of $14,500,000 as of September 27, 2018, which assumes the completion of $616,110 in renovation, for which the lender reserved $650,153 at origination. The Appraised Value for the mortgaged property assuming the “As-Is” Appraised Value is $13,900,000 as of September 27, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 78.2% and 65.0%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hilton Garden Inn – Killeen, TX, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the mortgage loan are based on the "As-Renovated" Appraised Value of $11,600,000 as of September 27, 2018, which assumes the completion of $700,000 in PIP renovations, the cost of which the lender reserved at origination. The Appraised Value for the mortgaged property assuming the “As-Is” Appraised Value is $11,000,000 as of September 27, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged properties are 74.5% and 57.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hampton Inn - Derby, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and the Appraised Value are based on the "As-Is" Appraised Value of $7,000,000 as of August 28, 2018 along with a $150,000 FF&E reserve credit. A $472,500 property improvement plan is expected to be completed sometime in the future as the Mortgaged property is currently in compliance, but an initial reserve along with monthly escrows were required at origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 71.3% and 55.1%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Bradenton Health Park East, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the "As Stabilized" Appraised Value of $6,300,000 as of February 15, 2019, which assumes that construction at building 6020 is completed and all three tenants at building 6020 occupy their spaces and pay rents. The Appraised Value for the mortgaged property based on the “As-Is” Appraised Value is $5,700,000 as of November 26, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the mortgaged property are 70.2% and 65.0%, respectively. At origination, the borrower deposited $374,614 into the Synergy Construction Reserve, $102,790 into the Caretenders Construction Reserve, $130,283 into the Blue Wave TI Reserve, $45,803 into the Free Rent Reserve - Synergy, and $15,450 into the Free Rent Reserve – Caretenders.

(6)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$20,496,000	30.000%(7)	2.64	1-59	40.000%	17.8%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$62,148,000	30.000%(7)	4.96	59-60	40.000%	17.8%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$34,111,000	30.000%(7)	7.40	60-115	40.000%	17.8%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	40.000%	17.8%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	40.000%	17.8%
Class X-A(9)	AAAsf / AAA(sf) / Aaa(sf)	$452,534,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	A-sf / AAA(sf) / NR	$122,022,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$63,839,000	20.125%	9.96	120-120	45.6%	15.6%
Class B	AA-sf / AA(sf) / NR	$30,708,000	15.375%	9.96	120-120	48.3%	14.7%
Class C	A-sf / A-(sf) / NR	$27,475,000	11.125%	9.96	120-120	50.7%	14.0%

NON-OFFERED CERTIFICATES(10)

Class(11)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-D(9)	BBB+sf / BBB+(sf) / NR	$8,385,000(10)(12)	N/A	N/A	N/A	N/A	N/A
Class D	BBB+sf / BBB+(sf) / NR	$8,385,000(12)	9.828%	9.96	120-120	51.5%	13.8%
Class D-RR	BBB-sf / BBB-(sf) / NR	$21,515,000	6.500%	9.96	120-120	53.4%	13.3%
Class E-RR	BB+sf / BB+(sf) / NR	$7,273,000	5.375%	9.96	120-120	54.0%	13.2%
Class F-RR	BB-sf / BB-(sf) / NR	$6,464,000	4.375%	9.96	120-120	54.6%	13.0%
Class G-RR	B-sf / B-(sf) / NR	$6,465,000	3.375%	9.96	120-120	55.1%	12.9%
Class NR-RR	NR / NR / NR	$21,819,345	0.000%	10.00	120-121	57.1%	12.4%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date, and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates and whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or anticipated repayment date. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for those classes in the aggregate.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $335,779,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$125,000,000 - $175,000,000	November 2028 / November 2028	9.77 / 9.80	116-119 / 116-119
Class A-4	$160,779,000 - $210,779,000	December 2028 / December 2028	9.89 / 9.89	119-120 / 119-120

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class D certificate for the related distribution date.

(10)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificate will be equal to the certificate balance of the Class D certificates.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The approximate initial certificate balances of the Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class D certificate balances are expected to fall within a range of $7,047,000 and $9,536,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. The Class D-RR certificate balances are expected to fall within a range of $20,364,000 and $22,853,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial certificate balances of the Class D certificates and the Class D-RR certificates would affect the credit support and yield statistics of the Class D certificates and the Class D-RR certificates, respectively, and the initial notional amount of the Class X-D certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	Great Value Storage Portfolio	Self Storage	$55,000,000	60	29.3%	4.69x	20.1%
A-2	CIBC Inc.	Nacogdoches Self Storage	Self Storage	$6,600,000	60	58.0%	1.55x	9.5%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or until previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate equal to the WAC Rate less a specified percentage.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

Class NR-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium, net of any liquidation fees or workout fees payable therefrom, in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will equal one.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, Heartland Dental Medical Office Portfolio, Saint Louis Galleria, Staples Strategic Industrial, CBBC Industrial Portfolio, Pier 1 Imports Headquarters, 16300 Roscoe Blvd., Regency Properties Portfolio, Nebraska Crossing, Clevelander South Beach, Christiana Mall, Ellsworth Place and ExchangeRight Net Leased Portfolio 24 each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the related mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The CBBC Industrial Portfolio whole loan and the 16300 Roscoe Blvd. whole loan will be principally serviced under the PSA for the UBS 2018-C15 securitization (each, a “Serviced Whole Loan”). The Regency Properties Portfolio whole loan, the Nebraska Crossing whole loan and the Clevelander South Beach whole loan are each expected to be serviced under the pooling and servicing agreement for the UBS 2018-C14 securitization, and the Heartland Dental Medical Office Portfolio whole loan is expected to be serviced under the pooling and servicing agreement for the UBS 2018-C14 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The Staples Strategic Industrial whole loan is expected to be serviced under the pooling and servicing agreement for the BMARK 2018-B8 securitization, and the Saint Louis Galleria whole loan is expected to be serviced under the pooling and servicing agreement for the BMARK 2018-B8 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The Pier 1 Imports Headquarters whole loan is serviced under the pooling and servicing agreement for the UBS 2018-C13 securitization. The Christiana Mall whole loan is serviced under the trust and servicing agreement for the BBCMS Trust 2018-CHRS securitization. The Ellsworth Place whole loan is serviced under the pooling and servicing agreement for the WFCM 2018-C47 securitization. The Great Value Storage Portfolio whole loan and the ExchangeRight Net Leased Portfolio 24 whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2018-C15 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C15 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to the Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, further, however, that (for the purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan) and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its majority owned affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

With respect to the Servicing Shift Whole Loan, prior to the Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan as described below.

Notwithstanding any contrary description set forth above, with respect to the CBBC Industrial Portfolio mortgage loan and the 16300 Roscoe Blvd. mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Heartland Dental Medical Office Portfolio mortgage loan, the Saint Louis Galleria mortgage loan, the Staples Strategic Industrial mortgage loan, the Pier 1 Imports Headquarters mortgage loan, the Regency Properties Portfolio mortgage loan, the Nebraska Crossing mortgage loan, the Clevelander South Beach mortgage loan, the Christiana Mall mortgage loan and the Ellsworth Place mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder (or, in the case of the Servicing Shift Whole Loan prior to the securitization of the related controlling pari passu note, the related controlling noteholder) under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Great Value Storage Portfolio whole loan and the ExchangeRight Net Leased Portfolio 24 whole loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

STRUCTURE OVERVIEW

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. No Appraised-Out Class may exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Remedies Available to Holders of an Appraised-Out Class:	The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of the Special Servicer) receipt of information from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer's calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.
Control Rights:	Subject to the rights of the holder of the related controlling pari passu companion loan with respect to the Servicing Shift Whole Loan, prior to a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class, except in the case of the Servicing Shift Mortgage Loan or the Servicing Shift Whole Loan, is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.
Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on the Certificate Administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.
With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C15, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.
Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan and REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Serviced Companion Loan) or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.
Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or a Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan or a Servicing Shift Mortgage Loan after the related Servicing Shift Securitization Date) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●   to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

●   to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator, with a copy to the Special Servicer (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator's website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.
Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its majority owned affiliate) as a third party purchaser (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until December 28, 2023. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Credit Risk Retention (Continued):

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances

						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$3,000,000	-	$5,000,000	6	$24,607,661	3.8%	5.415%	120	1.70	x	64.1%	57.2%
$5,000,001	-	$10,000,000	12	$94,822,014	14.7%	5.356%	114	1.84	x	59.7%	52.3%
$10,000,001	-	$15,000,000	8	$100,985,000	15.6%	5.225%	120	1.69	x	58.0%	49.0%
$15,000,001	-	$20,000,000	6	$101,615,640	15.7%	5.443%	119	1.59	x	67.5%	58.0%
$20,000,001	-	$25,000,000	2	$44,475,000	6.9%	5.122%	120	2.42	x	60.4%	60.4%
$25,000,001	-	$30,000,000	2	$57,000,000	8.8%	4.620%	119	2.01	x	53.6%	51.2%
$30,000,001	-	$35,000,000	2	$68,030,000	10.5%	4.997%	118	1.74	x	62.2%	62.2%
$35,000,001	-	$45,000,000	1	$45,000,000	7.0%	4.997%	119	1.67	x	51.5%	47.0%
$45,000,001	-	$55,000,000	2	$109,942,030	17.0%	4.919%	89	3.14	x	42.3%	37.9%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
4.1398%	-	4.5000%	3	$95,000,000	14.7%	4.237%	85	3.86	x	34.3%	34.3%
4.5001%	-	4.7000%	2	$24,640,000	3.8%	4.675%	120	2.47	x	57.8%	57.8%
4.7001%	-	4.9000%	2	$40,500,000	6.3%	4.855%	118	1.61	x	56.9%	50.9%
4.9001%	-	5.1000%	7	$149,830,000	23.2%	4.999%	119	1.78	x	57.5%	54.3%
5.1001%	-	5.3000%	7	$82,900,000	12.8%	5.218%	120	1.60	x	60.7%	55.0%
5.3001%	-	5.5000%	6	$78,105,000	12.1%	5.433%	120	1.66	x	69.8%	62.0%
5.5001%	-	5.7000%	9	$141,409,684	21.9%	5.635%	119	1.62	x	60.7%	50.3%
5.7001%	-	5.9700%	5	$34,092,661	5.3%	5.912%	108	1.70	x	65.3%	56.6%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Retail	45	$191,109,648	29.6%	3,928,386	$229	5.131%	119	95.1%	1.75	x	59.1%	52.5%
Anchored	18	$99,067,128	15.3%	1,898,093	$95	5.272%	119	92.9%	1.65	x	67.5%	59.3%
Super Regional Mall	2	$55,000,000	8.5%	1,244,779	$501	4.866%	118	97.2%	1.94	x	48.0%	44.4%
Single Tenant	22	$15,244,648	2.4%	362,425	$172	5.125%	121	100.0%	1.49	x	61.4%	53.2%
Outlet Center	1	$13,000,000	2.0%	367,047	$195	5.210%	119	99.0%	1.82	x	47.7%	44.1%
Shadow Anchored	2	$8,797,872	1.4%	56,042	$197	5.100%	120	92.5%	2.01	x	46.5%	38.8%
Office	155	$142,866,727	22.1%	1,640,297	$325	5.124%	119	99.0%	1.81	x	57.2%	50.2%
CBD	3	$68,300,000	10.6%	565,475	$478	4.686%	119	99.8%	2.07	x	53.6%	49.4%
Medical	151	$56,566,727	8.7%	920,789	$189	5.638%	119	97.6%	1.59	x	55.9%	47.5%
Suburban	1	$18,000,000	2.8%	154,033	$170	5.169%	120	100.0%	1.55	x	75.0%	62.0%
Hospitality	9	$101,800,316	15.7%	1,038	$168,517	5.667%	119	73.3%	1.89	x	64.7%	55.7%
Full Service	3	$43,200,000	6.7%	488	$225,632	5.630%	120	71.9%	2.13	x	62.8%	58.8%
Limited Service	4	$35,316,750	5.5%	334	$134,575	5.707%	119	71.7%	1.74	x	65.3%	52.5%
Extended Stay	1	$15,083,565	2.3%	114	$132,312	5.530%	119	82.7%	1.65	x	65.3%	54.7%
Select Service	1	$8,200,000	1.3%	102	$80,392	5.940%	120	70.7%	1.69	x	70.7%	54.6%
Industrial	14	$84,530,000	13.1%	6,111,594	$38	4.993%	119	98.6%	1.79	x	58.9%	57.3%
Warehouse/Distribution	8	$35,000,000	5.4%	4,031,127	$31	4.918%	118	100.0%	1.72	x	62.6%	62.6%
Cold Storage/Distribution	4	$33,030,000	5.1%	951,651	$56	5.080%	119	100.0%	1.77	x	61.7%	61.7%
Flex	1	$13,500,000	2.1%	878,448	$15	4.840%	120	91.4%	2.06	x	42.6%	34.8%
Warehouse	1	$3,000,000	0.5%	250,368	$12	5.600%	120	100.0%	1.65	x	58.8%	49.3%
Self Storage	66	$65,750,000	10.2%	4,414,227	$28	4.388%	64	86.2%	4.20	x	34.4%	34.4%
Multifamily	4	$42,625,000	6.6%	410	$185,889	5.232%	120	95.8%	1.52	x	61.6%	57.3%
Garden	3	$29,875,000	4.6%	122	$246,329	5.250%	119	97.7%	1.39	x	68.1%	63.5%
Student Housing	1	$12,750,000	2.0%	288	$44,271	5.191%	120	91.3%	1.82	x	46.2%	42.7%
Mixed Use	23	$9,795,656	1.5%	141,725	$187	5.700%	119	95.5%	1.59	x	55.4%	46.6%
Medical/Retail	23	$9,795,656	1.5%	141,725	$187	5.700%	119	95.5%	1.59	x	55.4%	46.6%
Other	1	$8,000,000	1.2%	34,500	$232	4.951%	117	100.0%	2.04	x	54.4%	54.4%
Office	1	$8,000,000	1.2%	34,500	$232	4.951%	117	100.0%	2.04	x	54.4%	54.4%
Total/Weighted Average	317	$646,477,345	100.0%			5.133%	114	92.2%	2.03	x	57.1%	51.5%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Texas	55	$125,975,068	19.5%	4.846%	103	2.48	x	52.3%	49.1%
California	4	$68,675,000	10.6%	4.904%	120	1.93	x	59.7%	52.9%
California - Northern(4)	3	$50,675,000	7.8%	4.809%	120	2.07	x	54.3%	49.6%
California - Southern(4)	1	$18,000,000	2.8%	5.169%	120	1.55	x	75.0%	62.0%
Missouri	10	$50,078,676	7.7%	5.036%	118	1.73	x	51.4%	46.6%
Florida	45	$48,590,652	7.5%	5.508%	119	1.72	x	59.6%	54.9%
Maryland	5	$35,687,329	5.5%	5.222%	118	1.61	x	66.2%	59.2%
Other	198	$317,470,621	49.1%	5.245%	114	2.00	x	57.9%	51.7%
Total/Weighted Average	317	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
29.3%	-	45.0%	5	$116,000,000	17.9%	4.359%	91	3.54	x	35.8%	34.4%
45.1%	-	50.0%	2	$25,750,000	4.0%	5.201%	119	1.82	x	47.0%	43.4%
50.1%	-	55.0%	4	$70,800,000	11.0%	5.049%	119	1.81	x	52.4%	46.6%
55.1%	-	60.0%	4	$85,017,030	13.2%	5.470%	115	1.82	x	56.1%	50.1%
60.1%	-	65.0%	13	$203,745,000	31.5%	5.220%	119	1.71	x	62.7%	59.2%
65.1%	-	70.0%	5	$57,300,316	8.9%	5.596%	119	1.61	x	66.6%	54.9%
70.1%	-	75.0%	8	$87,865,000	13.6%	5.375%	119	1.46	x	73.6%	62.0%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
29.3%	-	40.0%	4	$86,000,000	13.3%	4.344%	81	3.87	x	32.8%	31.0%
40.1%	-	50.0%	9	$193,792,030	30.0%	5.219%	119	1.86	x	52.0%	45.5%
50.1%	-	55.0%	8	$67,618,240	10.5%	5.516%	119	1.62	x	63.8%	53.2%
55.1%	-	60.0%	7	$100,057,075	15.5%	5.251%	115	1.76	x	63.0%	57.6%
60.1%	-	65.1%	13	$199,010,000	30.8%	5.201%	119	1.67	x	67.2%	62.8%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)(3)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.30x	-	1.30x	1	$10,875,000	1.7%	5.306%	120	1.30	x	75.0%	62.3%
1.31x	-	1.40x	6	$85,300,000	13.2%	5.240%	119	1.38	x	66.7%	57.9%
1.41x	-	1.50x	6	$59,090,000	9.1%	5.351%	119	1.45	x	67.1%	60.4%
1.51x	-	1.60x	4	$84,534,691	13.1%	5.612%	115	1.58	x	60.6%	51.2%
1.61x	-	1.70x	6	$92,265,640	14.3%	5.329%	119	1.67	x	58.9%	51.1%
1.71x	-	1.80x	2	$68,030,000	10.5%	4.997%	118	1.74	x	62.2%	62.2%
1.81x	-	1.90x	4	$47,200,000	7.3%	5.373%	120	1.83	x	53.3%	46.2%
1.91x	-	2.00x	1	$10,000,000	1.5%	5.970%	118	2.00	x	63.9%	59.8%
2.01x	-	2.25x	5	$38,407,014	5.9%	4.982%	119	2.06	x	50.1%	43.8%
2.26x	-	2.50x	2	$35,300,000	5.5%	5.334%	120	2.32	x	60.3%	55.9%
2.51x	-	4.69x	4	$115,475,000	17.9%	4.319%	91	3.63	x	38.3%	38.3%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
						Weighted Averages(1)
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	-		2	$61,600,000	9.5%	4.326%	60	4.35	x	32.4%	32.4%
120		121	39	$584,877,345	90.5%	5.218%	119	1.78	x	59.7%	53.6%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60			2	$61,600,000	9.5%	4.326%	60	4.35	x	32.4%	32.4%
116	-	121	39	$584,877,345	90.5%	5.218%	119	1.78	x	59.7%	53.6%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
7.8%	-	9.5%	6	$87,640,000	13.6%	5.136%	115	1.56	x	63.9%	60.9%
9.6%	-	10.0%	3	$43,250,000	6.7%	4.978%	117	1.39	x	67.3%	60.5%
10.1%	-	10.5%	7	$100,540,000	15.6%	5.241%	119	1.62	x	65.8%	59.5%
10.6%	-	11.0%	2	$21,750,000	3.4%	5.486%	119	1.41	x	68.2%	59.0%
11.1%	-	11.5%	3	$56,030,000	8.7%	5.112%	119	1.63	x	55.2%	49.4%
11.6%	-	12.0%	3	$88,942,030	13.8%	5.244%	119	1.92	x	52.0%	46.3%
12.1%	-	12.5%	2	$27,833,565	4.3%	5.375%	119	1.73	x	56.6%	49.2%
12.6%	-	13.0%	3	$50,457,075	7.8%	5.167%	119	2.07	x	57.7%	53.2%
13.1%	-	13.5%	2	$7,992,661	1.2%	5.781%	119	1.59	x	65.7%	52.2%
13.6%	-	14.0%	1	$10,000,000	1.5%	4.278%	116	3.15	x	32.5%	32.5%
14.1%	-	14.5%	1	$8,200,000	1.3%	5.940%	120	1.69	x	70.7%	54.6%
14.6%	-	20.1%	8	$143,842,014	22.3%	4.909%	97	3.10	x	46.2%	41.5%
Total/Weighted Average			41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Full IO	12	$249,420,000	38.6%	4.766%	104	2.66	x	51.1%	51.1%
Amortizing	20	$247,497,345	38.3%	5.482%	120	1.64	x	61.6%	50.6%
Partial IO	9	$149,560,000	23.1%	5.170%	118	1.60	x	59.5%	53.9%
Total/Weighted Average	41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	25	$404,067,345	62.5%	5.133%	110	2.15	x	53.7%	47.5%
Acquisition	13	$207,910,000	32.2%	5.144%	119	1.82	x	62.9%	59.7%
Recapitalization	3	$34,500,000	5.3%	5.077%	120	1.76	x	60.9%	50.3%
Total/Weighted Average	41	$646,477,345	100.0%	5.133%	114	2.03	x	57.1%	51.5%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the following mortgage loans are based on an Appraised Value for one or more mortgaged properties that is not an “As-Is” Appraised Value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Warren Hospitality Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and the Appraised Value are based on the “As Is (PIP Extraordinary Assumption)” Appraised value of $14,000,000 for the Holiday Inn Express - Warren mortgaged property as of September 12, 2018, which assumes the completion of an estimated $1,939,010 property improvement plan, for which the borrower reserved $2,229,862 at origination. The Appraised Value for the Holiday Inn Express – Warren mortgaged property assuming the “As-Is” Appraised Value is $12,500,000 as of September 12, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 63.6% and 48.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marina Gardens, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the mortgage loan are based on the "As Complete" Appraised Value of $14,500,000 as of September 27, 2018, which assumes the completion of $616,110 in renovation, for which the lender reserved $650,153 at origination. The Appraised Value for the mortgaged property assuming the “As-Is” Appraised Value is $13,900,000 as of September 27, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 78.2% and 65.0%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hilton Garden Inn – Killeen, TX, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the mortgage loan are based on the "As-Renovated" Appraised Value of $11,600,000 as of September 27, 2018, which assumes the completion of $700,000 in PIP renovations, the cost of which the lender reserved at origination. The Appraised Value for the mortgaged property assuming the “As-Is” Appraised Value is $11,000,000 as of September 27, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged properties are 74.5% and 57.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hampton Inn - Derby, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and the Appraised Value are based on the "As-Is" Appraised Value of $7,000,000 as of August 28, 2018 along with a $150,000 FF&E reserve credit. A $472,500 property improvement plan is expected to be completed sometime in the future as the Mortgaged property is currently in compliance, but an initial reserve along with monthly escrows were required at origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the mortgaged property are 71.3% and 55.1%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Bradenton Health Park East, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the "As Stabilized" Appraised Value of $6,300,000 as of February 15, 2019, which assumes that construction at building 6020 is completed and all three tenants at building 6020 occupy their spaces and pay rents. The Appraised Value for the mortgaged property based on the “As-Is” Appraised Value is $5,700,000 as of November 26, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the mortgaged property are 70.2% and 65.0%, respectively. At origination, the borrower deposited $374,614 into the Synergy Construction Reserve, $102,790 into the Caretenders Construction Reserve, $130,283 into the Blue Wave TI Reserve, $45,803 into the Free Rent Reserve - Synergy, and $15,450 into the Free Rent Reserve – Caretenders.

(4)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Great Value Storage Portfolio	UBS AG	Various, Various	Self Storage	$55,000,000	8.5%	$27	29.3%	4.69x	20.1%
Heartland Dental Medical Office Portfolio	UBS AG	Various, Various	Various	$54,942,030	8.5%	$187	55.4%	1.59x	11.7%
Saint Louis Galleria	SG	St. Louis, MO	Retail	$45,000,000	7.0%	$515	51.5%	1.67x	11.3%
Staples Strategic Industrial	GACC	Various, Various	Industrial	$35,000,000	5.4%	$31	62.6%	1.72x	9.5%
CBBC Industrial Portfolio	GACC	Various, Various	Industrial	$33,030,000	5.1%	$56	61.7%	1.77x	10.4%
435 Tasso Street	UBS AG	Palo Alto, CA	Office	$30,000,000	4.6%	$934	44.2%	2.57x	11.9%
Pier 1 Imports Headquarters	Natixis	Fort Worth, TX	Office	$27,000,000	4.2%	$134	64.0%	1.38x	9.6%
Princeton Marriott at Forrestal	UBS AG	Princeton, NJ	Hospitality	$24,000,000	3.7%	$79,470	63.3%	2.30x	17.1%
McCreless Market	CIBC	San Antonio, TX	Retail	$20,475,000	3.2%	$119	56.9%	2.56x	12.7%
Woodbury & Cyrene	GACC	Olympia, WA	Multifamily	$19,000,000	2.9%	$231,707	64.2%	1.45x	7.8%
Total/Weighted Average				$343,447,030	53.1%		52.9%	2.30x	12.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)(3)	Total Debt Cut-off Date LTV Ratio(2)(3)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Great Value Storage Portfolio	$55,000,000	$166,000,000	4.69x	1.41x	29.3%	73.4%	20.1%	8.0%
Saint Louis Galleria	$45,000,000	$24,688,302	1.67x	1.55x	51.5%	56.8%	11.3%	10.3%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).
(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Christiana Mall	$10,000,000	$328,000,000	$212,000,000	3.15x	1.93x	32.5%	52.9%	13.8%	8.5%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Great Value Storage Portfolio	A-1, A-3	$55,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association(2)	Midland Loan Services, a Division of PNC Bank, National Association(2)
	A-2 (controlling), A-4, A-5, A-6	$55,000,000	UBS AG	Yes
	Total	$110,000,000
Heartland Dental Medical Office Portfolio	A-4, A-5, A-6	$55,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association(3)	Rialto Capital Advisors, LLC(3)
	A-1, A-10	$44,000,000	UBS 2018-C14(4)	No
	A-2 (controlling), A-3, A-7, A-8, A-9	$81,500,000	UBS AG	Yes
	Total	$180,500,000
Saint Louis Galleria	A-2-A1, A-2-A3	$45,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association(5)	Midland Loan Services, a Division of PNC Bank, National Association(5)
	A-1-A1 (controlling), A-1-A3, A-1-A4, A-1-A5	$106,479,245	Deutsche Bank AG, acting through its New York Branch	Yes
	A-1-A2	$55,000,000	BMARK 2018-B8(6)	No
	A-2-A2, A-2-A4, A-2-A5	$33,520,755	Société Générale Financial Corporation	No
	Total	$240,000,000
Staples Strategic Industrial	A-2-1, A-2-2	$35,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
	A-1-1 (controlling), A-3	$56,100,000	BMARK 2018-B8(6)	Yes
	A-1-2, A-2-3, A-4	$35,000,000	Deutsche Bank AG, acting through its New York Branch	No
	Total	$126,100,000
CBBC Industrial Portfolio	A-1 (controlling)	$33,030,000	UBS 2018-C15	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$20,000,000	Deutsche Bank AG, acting through its New York Branch	No
	Total	$53,030,000
Pier 1 Imports Headquarters	A-2, A-4, A-5, A-6	$27,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-3	$28,000,000	UBS 2018-C13	Yes
	Total	$55,000,000
16300 Roscoe Blvd	A-1 (controlling)	$18,000,000	UBS 2018-C15	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$8,2500,000	UBS AG	No
	Total	$26,250,000
Regency Properties Portfolio	A-2	$15,250,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$20,000,000	UBS 2018-C14(4)	Yes
	Total	$35,250,000
Nebraska Crossing	A-3	$13,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$35,000,000	UBS 2018-C14(4)	Yes
	A-2, A-4	$23,500,000	SG	No
	Total	$71,500,000
Clevelander South Beach	A-2	$10,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-3	$32,500,000	UBS 2018-C14(4)	Yes
	Total	$42,500,000
Christiana Mall	A-2-D	$10,000,000	UBS 2018-C15	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A (controlling), A-2-A, A-3-A, B-1, B-2, B-3	$284,320,000	BBCMS 2018-CHRS	Yes
	A-1-C, A-1-D, A-1-E	$82,840,000	Barclays Bank PLC	No
	A-3-B, A-3-C	$53,136,000	DBGS 2018-C1	No
	A-1-B	$50,000,000	WFCM 2018-C47	No
	A-2-B	$30,000,000	UBS 2018-C13	No
	A-2-C	$30,000,000	UBS 2018-C14(4)	No
	A-2-E	$9,704,000	SG	No
	Total	$550,000,000
Ellsworth Place	A-4, A-5	$10,000,000	UBS 2018-C15	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$24,000,000	WFCM 2018-C47	Yes
	A-2	$20,000,000	UBS 2018-C13	No
	A-3	$15,000,000	UBS 2018-C14(4)	No
	Total	$69,000,000
ExchangeRight Net Leased Portfolio 24	A-2	$4,165,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association(7)	Midland Loan Services, a Division of PNC Bank, National Association(7)
	A-1 (controlling), A-3, A-4	$50,000,000	SG	Yes
	Total	$54,165,000

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	Identifies the expected holder as of the Closing Date.
(2)	The Great Value Storage Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C15 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Great Value Storage Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2 (the “Great Value Storage Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Great Value Storage Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C15 certificates after the securitization of the related controlling pari passu Note A-2.
(3)	The Heartland Dental Medical Office Portfolio Whole Loan is currently serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Heartland Dental Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2 (the “Heartland Dental Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Heartland Dental Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu Note A-2.
(4)	UBS 2018-C14 is expected to close on or about December 12, 2018.
(5)	The Saint Louis Galleria Whole Loan is expected to initially be serviced under the BMARK 2018-B8 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-A1, after which the Saint Louis Galleria Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-A1 (the “Saint Louis Galleria PSA”). The master servicer and special servicer under the Saint Louis Galleria Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C15 certificates after the securitization of the related controlling pari passu Note A-1-A1.
(6)	BMARK 2018-B8 is expected to close on or about December 27, 2018.
(7)	The ExchangeRight Net Leased Portfolio 24 Whole Loan is expected to initially be serviced under the UBS 2018-C15 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the ExchangeRight Net Leased Portfolio 24 Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “ExchangeRight Net Leased Portfolio 24 Servicing Shift PSA”). The master servicer and special servicer under the ExchangeRight Net Leased Portfolio 24 Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C15 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
GVS - 1223, 1235, 1431, 1441, 1451, 1491, 1527, 1543 & 1559 North Nellis Boulevard(2)	UBS AG	Las Vegas, NV	Self Storage	$1,713,775	0.3%	WFRBS 2014-C21
GVS - 4901 South Freeway(2)	UBS AG	Fort Worth, TX	Self Storage	$1,036,230	0.2%	COMM 2013-CR9
GVS - 613 North Freeway(2)	UBS AG	Fort Worth, TX	Self Storage	$737,320	0.1%	COMM 2013-CR9
Saint Louis Galleria	SG	St. Louis, MO	Retail	$45,000,000	7.0%	COMM 2014-CCRE14
Food Lion Portfolio	RMF	Various, Various	Retail	$15,000,000	2.3%	WFCM 2010-C1
Main Street Commons	UBS AG	St. Charles, IL	Retail	$12,560,000	1.9%	CSFB 2002-CKN2
Five Points Plaza	SG	Atlanta, GA	Office	$11,300,000	1.7%	JPMBB 2014-C19
Christiana Mall	SG	Newark, DE	Retail	$10,000,000	1.5%	MSC 2011-C1
Spanish Springs Shopping Center	UBS AG	Sparks, NV	Retail	$7,500,000	1.2%	LBUBS 2007-C7
Liberty Square	SG	Hinesville, GA	Retail	$6,730,000	1.0%	WFRBS 2012-C8
Skyland Towne Center	RMF	Asheville, NC	Retail	$6,250,000	1.0%	WFCM 2010-C1
Walgreens - Lawrenceville, GA(3)	SG	Lawrenceville, GA	Retail	$262,211	0.0%	GSMS 2013-GC16
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.
(2)	Part of collateral for the Great Value Storage Portfolio.
(3)	Part of collateral for the ExchangeRight Net Leased Portfolio 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

Lake Superior
Duluth
ONTARIO
MINNESOTA
Marquette
Sault Ste. Marie
Escanaba
MINNEAPOLIS
ST. PAUL
WISCONSIN
Wausau
Green Bay
Traverse City
Lake Huron
Mankato
Rochester
MICHIGAN
Saginaw
Grand Rapids
Flint
Port Huron
Lansing
MILWAUKEE
Lake Michigan
IOWA
Cedar Falls
Madison
Cedar Rapids
Rockford
DETROIT
Lake Erie
Toledo
CHICAGO
CLEVELAND
Iowa City
Davenport
Des Moines
Ft. Wayne
OHIO
Mansfield
Peoria
INDIANA
ILLINOIS
Champaign
Dayton
MISSOURI
COLUMBUS
KANSAS CITY
Springfield
INDIANAPOLIS
Columbia
CINCINNATI
Charleston
ST. LOUIS
Jefferson City
LOUISVILLE
Frankfort
WV
Evansville
Lexington
KENTUCKY
Springfield
VA
Joplin
Paducah
Bowling Green
Johnson City

Amsterdam
Saratoga Springs
VERMONT
Bennington
Brattleboro
Schenectady
Troy
Albany Intl. Airport
Albany
Rensselaer
North Adams
Greenfield
Oneonta
Pittsfield
NEW YORK
MASSACHUSETTS
Northampton
CATSKILL MOUNTAINS
Holyoke
Hudson
SPRINGFIELD
CATSKILL STATE PARK
Kingston
Torrington
Hyde Park
HARTFORD
Liberty
New Paltz
Poughkeepsie
CONN.
Monticello
Highland
Waterbury
Newburgh
Middletown
Beacon
Naugatuck
Middletown
Carmel
NEW HAVEN
West Point
Danbury
PENN.
Peekskill
Warwick
BRIDGEPORT
NEW JERSEY
Spring Valley
White Plains
East Stroudsburg
Stamford
Long Island Sound
YONKERS
Glen Cove
Riverhead
Morristown
NEW YORK

Great Value Storage Portfolio

Facility	Location
GVS - 6258 Westward St	Houston, TX
GVS - 8536 Skillman Street	Dallas, TX
GVS - 10540 Hempstead Rd	Houston, TX
GVS - 2202 N Market St	Champaign, IL
GVS - 4511 Samuell Blvd	Dallas, TX
GVS - 3186 N. Post Rd	Indianapolis, IN
GVS - 1441 N Nellis Blvd	Las Vegas, NV
GVS - 4601 South Fwy	Fort Worth, TX
GVS - 15360 Kuykendahl	Houston, TX
GVS - 111 N Layfair Dr	Flowood, MS
GVS - 1716 N Cunningham	Urbana, IL
GVS - 8684 Old State Rd	Lewis Center, OH
GVS - 9596 Antoine Dr	Houston, TX
GVS - 11702 Beechnut St.	Houston, TX
GVS - 435 Congress Park Dr	Dayton, OH
GVS - 7206 Tussing Rd	Reynoldsburg, OH
GVS - 8591 Hanvin Rd	Houston, TX
GVS - 1538 Georgesville Rd	Columbus, OH
GVS - 2033 Oak Grove Rd	Hattiesburg, MS
GVS - 820 Highway 80 East	Mesquite, TX
GVS - 1681 W Government Cove	Brandon, MS
GVS - 123 S Meridian Rd	Youngstown, OH
GVS - 613 North Fwy	Fort Worth, TX
GVS - 3199 Westerville Road	Columbus, OH
GVS - 14318 Highway 249	Houston, TX
GVS - 410 North IH-45/Gulf Fwy	Texas City, TX
GVS - 7995 Southern Blvd	Boardman, OH
GVS - 8450 Cook Rd	Houston, TX
GVS - 765 South Street	Newburgh, NY
GVS - 9600 Marion Ridge	Kansas City, MO
GVS - 580 East Dublin-Granville Rd	Worthington, OH
GVS - 3951 Lamar Ave (US Hwy 78)	Memphis, TN
GVS - 10013 RR FM 620 N	Austin, TX
GVS - 9910 E.F. Lowry Expressway	Texas City, TX
GVS - 5301 E Tamarack Circle	Columbus, OH
GVS - 7821 Taylor Road SW	Reynoldsburg, OH
GVS - 10631 W. Fairmont Parkway	La Porte, TX
GVS - 1910 25th Ave N	Texas City, TX
GVS - 8901 North Springboro Pike	Miamisburg, OH
GVS - 441 Laredo St	Aurora, CO
GVS - 13825 FM 306	Canyon Lake, TX
GVS - 2502 Bay Street	Texas City, TX
GVS - 1151 E Expressway 83	San Benito, TX
GVS - 3785 Shiloh Springs Rd	Trotwood, OH
GVS - 1565 Lexington Avenue	Mansfield, OH
GVS - 6861 Bourne Rd.	Houston, TX
GVS - 2150 Wirt Rd.	Houston, TX
GVS - 428 N Smithville Rd.	Dayton, OH
GVS - 3412 Garth	Baytown, TX
GVS - 8120 Alabonson Rd.	Houston, TX
GVS - 2467 S. 183	Leander, TX
GVS - 7273 Kearney St	Commerce City, CO
GVS - 4145 State Route 741 S	Mason, OH
GVS - 1061 Covington Pike	Memphis, TN
GVS - 541 Fairmont Parkway	Pasadena, TX
GVS - 60 Westpark Dr	Dayton, OH
GVS - 16530 West Hardy Street	Houston, TX
GVS - 1584 Route 9G	Hyde Park, NY
GVS - 5811 North Houston Rosslyn Road	Houston, TX
GVS - 632 Timkin Road	Tomball, TX
GVS - 4805 Mona Lane	Deer Park, TX
GVS - 16905 Indian Chief Drive	Cedar Park, TX
GVS - 7116 S IH 35	Austin, TX
GVS - 4641 Production Dr	Dallas, TX

Nampa
Boise
Idaho Falls
Riverton
IDAHO
Casper
OREGON
Pocatello
WYOMING
Rock Springs
Cheyenne
Elko
Ogden
Great Salt Lake
Spring Creek
Salt Lake City
Commerce City
Reno
Provo
NEVADA
DENVER
Carson City
UTAH
AURORA
Ely
Grand Junction
COLORADO SPRINGS
COLORADO
Cedar City
St. George
Durango
LAS VEGAS
Farmington
Henderson
CALIFORNIA
Santa Fe
ARIZONA
Bakersfield
Flagstaff
ALBUQUERQUE
NEW MEXICO
San Bernardino
LOS ANGELES
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
Las Cruces
Pacific Ocean
MEXICO
TUCSON
EL PASO
TX
Nogales

OKLAHOMA CITY
Muskogee
Jonesboro
Jackson
ARKANSAS
MEMPHIS
TN
Norman
Fort Smith
Lawton
OKLAHOMA
Little Rock
Ardmore
Hot Springs
Tupelo
Wichita Falls
Pine Bluff
MISSISSIPPI
Sherman
Greenville
FORT WORTH
Plano
Texarkana
DALLAS
Arlington
Shreveport
Monroe
Jackson
Tyler
Meridian
Corsicana
TEXAS
LOUISIANA
Waco
Nacogdoches
Killeen
Temple
Lufkin
Alexandria
Hattiesburg
College Station
Baton Rouge
Gulfport
AUSTIN
HOUSTON
Lake Charles
Beaumont
Lafayette
NEW ORLEANS
SAN ANTONIO
Port Arthur
Houma
Victoria
Galveston
Corpus Christi
Laredo
Gulf of Mexico
McAllen
MEXICO
Brownsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/AAA/Aa1			Location:	Various
				General Property Type:	Self Storage
Original Balance(1):	$55,000,000			Detailed Property Type:	Self Storage
Cut-off Date Balance(1):	$55,000,000			Title Vesting(2):	Fee Simple
% of Initial Pool Balance:	8.5%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size(3):	4,103,764 SF
Borrower Sponsor:	Natin Paul			Cut-off Date Balance per SF(1):	$27
Mortgage Rate:	4.13977%			Maturity Date Balance per SF(1):	$27
Note Date:	11/30/2018			Property Manager:	Great Value Storage, LLC (borrower-related)
First Payment Date:	1/6/2019
Maturity Date:	12/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$22,105,016
Seasoning:	0 months			UW NOI Debt Yield(1):	20.1%
Prepayment Provisions:	LO (24); DEF (29); O (7)			UW NOI Debt Yield at Maturity(1):	20.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.69x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI(5):	$20,930,541 (9/30/2018 TTM)
Additional Debt Balance(1)(4):	$55,000,000/$166,000,000			2nd Most Recent NOI(5):	$19,294,182 (12/31/2017)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			3rd Most Recent NOI(5):	$17,914,420 (12/31/2016)
Reserves(6)				Most Recent Occupancy(5):	87.0% (9/16/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	82.7% (12/31/2017)
RE Tax:	$525,978	$328,736	N/A	3rd Most Recent Occupancy(5):	84.8% (12/31/2016)
Insurance:	$807,323	$93,875	N/A	Appraised Value (as of)(7):	$376,000,000 (10/10/2018)
Replacements:	$0	$34,198	N/A	Cut-off Date LTV Ratio(1)(7):	29.3%
Deferred Maintenance:	$536,017	$0	N/A	Maturity Date LTV Ratio(1)(7):	29.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,000,000	39.9%	Loan Payoff(8):	$253,809,659	92.0%
Mezzanine Loans(4):	$166,000,000	60.1%	Reserves:	$1,869,318	0.7%
			Closing Costs:	$6,019,566	2.2%
			Return of Equity:	$14,301,457	5.2%
Total Sources:	$276,000,000	100.0%	Total Uses:	$276,000,000	100.0%

(1)	The Great Value Storage Portfolio Mortgage Loan (as defined below) is part of the Great Value Storage Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $110,000,000. The Great Value Storage Portfolio Whole Loan was originated concurrently with the Great Value Storage Portfolio Mezzanine Loans (as defined below) with an aggregate original principal balance of $166,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Great Value Storage Portfolio Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans are $67, $67, 8.0%, 8.0%, 1.41x, 73.4% and 73.4%, respectively.

(2)	A strip of land bisecting the GVS - 4901 South Freeway property is owned by a utility company and is not collateral for the Great Value Store Portfolio Whole Loan. As of May 2011, the utility company, as licensor, has granted a license to the Great Value Storage Portfolio Borrower (as defined below) for use of the strip of land for parking. The strip of land has several power lines and electrical transmission towers, but is not improved by any other buildings, and the two portions of the GVS - 4901 South Freeway property have separate access. All income and expenses attributed to the strip of land have been excluded from the valuation and underwriting.

(3)	The Great Value Storage Portfolio (as defined below) has 30,811 units totaling 4,103,764 SF.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loans and Preferred Equity” below for further discussion of additional and permitted additional debt.

(5)	The Great Value Storage Portfolio Borrowers acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in NOI is primarily due to the inclusion of the acquired additions. UW NOI is based on the underwritten rent roll.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	On a portfolio basis, the Great Value Storage Portfolio has an “as-is” appraised value of $376,000,000 as of October 10, 2018 and an “as stabilized” appraised value of $392,000,000 as of October 10, 2019. On a stand-alone basis, the 64 Great Value Storage Portfolio Properties (as defined below) have an aggregate “as-is” appraised value of $326,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the aggregate stand-alone “as-is” appraised value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the portfolio “as stabilized” appraised value of $392,000,000 are 28.1% and 28.1%, respectively.

(8)	Payoff includes defeasance costs of approximately $527,879.

The Mortgage Loan. The largest mortgage loan (the “Great Value Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Great Value Storage Portfolio Whole Loan”) evidenced by six promissory notes with an aggregate original principal balance of $110,000,000. The Great Value Storage Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 4,103,764 SF, 30,811-unit portfolio of 64 self storage properties located across 10

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

states (each a “Great Value Storage Portfolio Property”, and collectively, the “Great Value Storage Portfolio Properties” or “Great Value Storage Portfolio”). Promissory Notes A-1 and A-3, with an aggregate original principal balance of $55,000,000, represent the Great Value Storage Portfolio Mortgage Loan and will be included in the UBS 2018-C15 Trust. The below table summarizes the Great Value Storage Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Great Value Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C15 Trust until the controlling pari passu Note A-2 is securitized, whereupon the Great Value Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Great Value Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	UBS 2018-C15	No
Note A-2	$35,000,000	$35,000,000	UBS AG	Yes
Note A-3	$20,000,000	$20,000,000	UBS 2018-C15	No
Note A-4	$10,000,000	$10,000,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS AG	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Total	$110,000,000	$110,000,000

The proceeds of the Great Value Storage Portfolio Mortgage Loan, together with the proceeds of two mezzanine loans (collectively, the “Great Value Storage Portfolio Mezzanine Loans”) of $166.0 million, were used to pay off existing debt on the Great Value Storage Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 12 Delaware special purpose entities (each individually, a “Great Value Storage Portfolio Borrower”, and collectively, the “Great Value Storage Portfolio Borrowers”), which are controlled and owned, directly and indirectly by World Class Holding Company, LLC. Each borrowing entity is structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the Great Value Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Great Value Storage Portfolio Whole Loan. The borrower sponsor and non-recourse guarantor of the Great Value Storage Portfolio Mortgage Loan is Natin Paul (the “Great Value Storage Portfolio Sponsor”), who is the sole owner of 100% of the common units in World Class Holding Company, LLC.

The Great Value Storage Portfolio Sponsor is the Founder, President, and CEO of World Class, a holding company that owns a diverse portfolio of real estate assets and operating companies, including real estate investment platforms, World Class Property Company, World Class Equity, and Great Value Storage. World Class Property Company, headquartered in Austin, Texas, owns and operates a portfolio of over 150 properties across 16 states, in addition to a portfolio of development sites entitled for over 50 million SF of potential development. The existing portfolio includes office buildings, retail properties, apartment communities, mixed-use assets, industrial warehouses, parking facilities, hospitality properties, marina, and land located throughout the nation. Founded in 2008, Great Value Storage (“GVS”) owns and operates 83 self storage facilities comprising 6.5 million SF of rentable space across 11 states.

The Properties. The Great Value Storage Portfolio Mortgage Loan is secured by 64 self storage properties located across ten states with an aggregate of 30,811 units totaling 4,103,764 SF. The Great Value Storage Portfolio Sponsor acquired the Great Value Storage Portfolio Properties over the past ten years at a total cost basis of approximately $310.0 million. Since August 2016, the Great Value Storage Portfolio Sponsor has invested approximately $4.4 million in non-reoccurring capital improvements, which included uniformity in branding across the properties, full repainting of the exteriors and interiors of properties, new awnings, new signage, new unit doors, access improvements, office construction, and LED light installation.

Excluding four properties not owned prior to January 2016, the Great Value Storage Portfolio’s net operating income has increased 2.6% from 2016 to 2017 and 6.7% from 2017 to the trailing twelve-months ending in September 30, 2018. The Great Value Storage Portfolio has average quarterly portfolio occupancy between 83.0% and 87.9% since the first quarter of 2015 and as of the underwritten rent roll dated September 16, 2018, the portfolio occupancy based on SF and units was 87.0% and 85.7%, respectively.

The Great Value Storage Portfolio includes 3,758 climate-controlled units totaling 403,764 SF, 25,560 non-climate-controlled units totaling 3,537,581 SF and 87 other office/warehouse/retail storage units totaling 125,562 SF. The non-climate-controlled units average 237 SF and range in unit size from 9 SF to 4,428 SF. The climate-controlled units average 122 SF and range in unit size from 13 SF to 375 SF. The office/warehouse/retail storage units average 1,125 SF and range in unit size from 160 SF to 7,020 SF. The storage units account for 99.1% of net rentable square footage and 95.9% of UW base rent.

In addition to conventional storage units, the Great Value Storage Portfolio includes 1,380 covered and uncovered vehicle parking units, 13 office/warehouse/retail commercial spaces, four campsites, seven billboard and two cell tower leases. Five of the Great Value Storage Portfolio Properties lease 34,457 SF to 11 commercial tenants, accounting for UW base rent of $291,303 (0.9% of annual UW base rent). The commercial tenants include Jack Williams Tire Company (16,065 SF, 32.6% of commercial UW base rent), which utilizes its space as a tire repair shop, JJ Auto Sales (4,800 SF, 12.8% of commercial UW base rent), which utilizes its space as a used car dealership, and West Licking Joint Fire Department (2,404, SF, 6.6% of commercial UW base rent), which utilizes its space as the city fire department. Six of the Great Value Storage Portfolio Properties lease seven billboards and two of the Great Value Storage Portfolio Properties lease two cell towers, accounting for UW base rent of $37,854 (0.2% of annual UW base rent) in the aggregate. Additionally, the GVS - 10013 FM 620 property leases four open area campsites totaling 2,400 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

The following table presents certain information relating to the Great Value Storage Portfolio Properties:

Portfolio Summary
State	Average Year Built	Average Year Renovated	No. of Properties	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy(1)(2)	Allocated Cut-off Date Balance(3)	% of Allocated Cut-off Date Balance	Appraised Value(4)	LTV(3)(4)	UW NCF
Texas	1981	1996	34	2,186,173	15,947	86.5%	$56,634,060	51.5%	$174,135,000	32.5%	$10,861,717
Ohio	1985	1991	16	939,677	7,567	90.4%	$26,304,340	23.9%	$72,930,000	36.1%	$5,449,419
Mississippi	1988	NAP	3	236,355	1,801	83.6%	$5,858,700	5.3%	$17,550,000	33.4%	$1,113,642
Illinois	2001	2004	2	163,944	1,387	63.3%	$4,543,470	4.1%	$12,900,000	35.2%	$892,530
Colorado	1984	NAP	2	103,520	717	90.8%	$4,025,360	3.7%	$11,700,000	34.4%	$869,445
Nevada	1954	NAP	1	131,744	694	99.5%	$3,427,550	3.1%	$9,200,000	37.3%	$660,453
New York	1966	NAP	2	90,862	736	89.9%	$3,387,680	3.1%	$9,100,000	37.2%	$712,156
Missouri	1997	NAP	1	70,000	480	87.7%	$2,072,460	1.9%	$6,700,000	30.9%	$397,172
Tennessee	1979	NAP	2	108,575	766	91.2%	$2,032,610	1.8%	$6,275,000	32.4%	$389,694
Indiana	1985	NAP	1	72,914	716	81.0%	$1,713,770	1.6%	$5,510,000	31.1%	$324,771
Total/Wtd. Avg.			64	4,103,764	30,811	87.0%	$110,000,000	100.0%	$376,000,000	29.3%	$21,671,000

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy is based on the net rentable square footage at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable units, is 85.7%.

(3)	Allocated Cut-off Date Balance and LTV are based on the Great Value Storage Portfolio Whole Loan.

(4)	The aggregate Appraised Value for each state represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and Wtd Avg. LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Wtd. Avg. LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

The following table presents certain information relating to the unit mix at the Great Value Storage Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(2)	Annual UW Base Rent	% of Annual UW Base Rent
Storage Units (Conventional)(3)	4,066,907	99.1%	29,405	95.4%	85.5%	$31,736,047	95.9%
Parking Spaces (Covered)	N/A	N/A	97	0.3%	95.9%	$128,282	0.4%
Parking Spaces (Uncovered)	N/A	N/A	249	0.8%	90.8%	$177,023	0.5%
Parking Spaces (Other)	N/A	N/A	1,034	3.4%	87.6%	$708,962	2.1%
Commercial Units	34,457	0.8%	13	0.0%	100.0%	$291,303	0.9%
Campsite	2,400	0.1%	4	0.0%	75.0%	$16,800	0.1%
Billboard	N/A	N/A	7	0.0%	100.0%	$20,745	0.1%
Cell Tower	N/A	N/A	2	0.0%	100.0%	$17,109	0.1%
Total	4,103,764	100.0%	30,811	100.0%	85.7%	$33,096,271	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy is based on the net rentable units at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable square footage, is 87.0%.

(3)	Includes non-climate-controlled, climate-controlled, and office/warehouse/retail storage space.

The Market. The Great Value Storage Portfolio benefits from geographical diversity with properties located across ten states and 39 cities. Of these, 34 properties are located across six statistical metropolitan areas (“SMAs”) in Texas (53.3% of net rental square footage, 51.5% of the allocated cut-off date balance). Additionally, 16 properties are located across five SMAs in Ohio (22.9% of net rentable square footage, 23.9% of the allocated cut-off date balance). No individual property represents more than 3.5% of net rentable square footage or 3.9% of the allocated cut-off date balance.

The weighted average estimated 2018 population and average household income within a three-mile radius and five-mile radius of the Great Value Storage Portfolio Properties is 102,474 and $71,294 and 237,731 and $75,872, respectively. The Great Value Storage Portfolio Properties are primarily located in accessible urban and suburban areas along commercial roadways, in which the weighted average traffic count, based on the nearest major intersection to the Great Value Storage Portfolio Properties, is 18,875.

According to a third party research report, there are approximately 52,747 self storage facilities across the United States, which represents an increase of 1.1% over 2017. National occupancy rates have continued to improve from 82.8% in 2011 to 88.5% as of 2018. Within the Great Value Storage Portfolio, 28 properties are located within the Southwest division of the self storage market, which exhibited a national average occupancy rate of 87.3% for 2018. Additionally, 19 properties are located within the East North Central division of the self storage market, which exhibited a national average occupancy rate of 88.2% for 2018. According to the appraisal, 2018 nationwide non-climate-controlled storage units and climate-controlled storage units have an average rental rate of $15.42 PSF and $19.11 PSF, respectively. Non-climate-controlled storage units and climate-controlled storage units at the Great Value Storage Portfolio Properties have an average rental rate of $7.58 PSF and $11.32 PSF, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

Distribution by SMA
SMA	# of Properties	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Traffic Count(2)	2018 Population - 5-Mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)	LTV(4)(5)
Houston-The Woodlands-Sugar Land, TX	22	1,385,596	$6,865,943	31.7%	11,308	302,438	$36,467,390	$114,440,000	31.9%
Dallas-Fort Worth-Arlington, TX	6	582,612	$2,789,948	12.9%	43,739	334,063	$14,547,100	$42,900,000	33.9%
Columbus, OH	7	456,336	$2,788,848	12.9%	15,829	240,262	$13,510,870	$38,000,000	35.6%
Dayton, OH	5	276,069	$1,375,388	6.3%	13,286	144,025	$6,934,780	$19,060,000	36.4%
Other, OH(6)	4	207,272	$1,285,183	5.9%	12,168	97,731	$5,858,690	$15,870,000	36.9%
Champaign-Urbana, IL	2	163,944	$892,530	4.1%	38,100	129,539	$4,543,470	$12,900,000	35.2%
Denver-Aurora-Lakewood, CO	2	103,520	$869,445	4.0%	9,597	264,542	$4,025,360	$11,700,000	34.4%
Jackson, MS	2	159,600	$743,406	3.4%	29,765	75,818	$3,905,800	$11,900,000	32.8%
Las Vegas-Henderson-Paradise, NV	1	131,744	$660,453	3.0%	38,000	415,102	$3,427,550	$9,200,000	37.3%
Austin-Round Rock, TX	4	113,270	$734,845	3.4%	2,929	173,371	$3,188,410	$8,770,000	36.4%
Other, TX(7)	2	104,695	$470,982	2.2%	3,035	31,574	$2,431,160	$8,025,000	30.3%
Orange-Rockland-Westchester, NY	1	63,137	$472,277	2.2%	18,300	108,334	$2,271,740	$6,100,000	37.2%
Kansas City, MO-KS	1	70,000	$397,172	1.8%	2,824	154,766	$2,072,460	$6,700,000	30.9%
Memphis, TN-AR-MS	2	108,575	$389,694	1.8%	31,612	196,642	$2,032,610	$6,275,000	32.4%
Hattiesburg, MS	1	76,755	$370,236	1.7%	10,000	66,649	$1,952,900	$5,650,000	34.6%
Indianapolis-Carmel-Anderson, IN	1	72,914	$324,771	1.5%	19,774	187,001	$1,713,770	$5,510,000	31.1%
Poughkeepsie-Newburgh-Middletown NY	1	27,725	$239,879	1.1%	9,180	22,489	$1,115,940	$3,000,000	37.2%
Total/Wtd. Avg.	64	4,103,764	$21,671,000	100.0%	18,875	237,731	$110,000,000	$376,000,000	29.3%

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on third party market research reports.

(3)	Information is based on the appraisals.

(4)	Allocated Cut-off Date Balance and LTV are based on the Great Value Storage Portfolio Whole Loan.

(5)	The aggregate Appraised Value for each SMA represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and Wtd Avg. LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Wtd. Avg. LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

(6)	Includes two properties in the Youngstown-Warren-Boardman, OH-PA SMA, one property in the Mansfield, OH SMA and one property in the Cincinnati, OH-KY-IN SMA.

(7)	Includes one property in the Brownsville-Harlingen, TX SMA and one property in the San Antonio-New Braunfels, TX SMA.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Great Value Storage Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$21,899,319	$32,785,852	$34,642,967	$35,352,553	$36,811,708	$8.97
Other Income(2)	$1,517,842	$3,982,911	$4,227,152	$4,573,337	$4,573,337	$1.11
Less Vacancy & Credit Loss	($4,423,818)	($6,701,017)	($6,575,081)	($5,484,505)	($5,679,034)	($1.38)
Effective Gross Income	$18,993,343	$30,067,746	$32,295,038	$34,441,385	$35,706,011	$8.70
Total Operating Expenses	$8,683,039	$12,153,326	$13,000,855	$13,510,843	$13,600,995	$3.31
Net Operating Income	$10,310,304	$17,914,420	$19,294,182	$20,930,541	$22,105,016	$5.39
Capital Expenditures	$0	$0	$0	$0	$434,016	$0.11
Net Cash Flow	$10,310,304	$17,914,420	$19,294,182	$20,930,541	$21,671,000	$5.28

Occupancy %(3)	86.0%	84.8%	82.7%	84.6%	84.6%
NOI DSCR(4)	2.23x	3.88x	4.18x	4.53x	4.79x
NCF DSCR(4)	2.23x	3.88x	4.18x	4.53x	4.69x
NOI Debt Yield(4)	9.4%	16.3%	17.5%	19.0%	20.1%
NCF Debt Yield(4)	9.4%	16.3%	17.5%	19.0%	19.7%

(1)	The Great Value Storage Portfolio Borrower acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, the 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and the 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in Gross Potential Rent is primarily due to the inclusion of the acquired properties. UW Gross Potential Rent is based on the underwritten rent roll and includes base rental revenue from conventional self storage units, vehicle parking spaces, commercial units, campsites, billboards, and cell towers.

(2)	Other Income includes personal property protection reimbursement, late fees, lien fees, admin fees, merchandise sales, miscellaneous income and other fees.

(3)	UW Occupancy % is based on the economic occupancy of 15.4%. As of September 16, 2018, the Great Value Storage Portfolio had physical occupancy of 87.0%, based on net rentable square footage, and 85.7%, based on net rentable units.

(4)	Debt service coverage ratios and debt yields are based on the Great Value Storage Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

Escrows and Reserves. The Great Value Storage Portfolio Borrower deposited in escrow at origination (i) $525,978 for annual real estate taxes, (ii) $807,323 for annual insurance premiums, and (iii) $536,017 for immediate repairs. The Great Value Storage Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $328,736, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $93,875 and (iii) $34,198 for replacement reserves.

Lockbox and Cash Management. The Great Value Storage Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the Great Value Storage Portfolio Whole Loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (i) to the debt service payment of the Great Value Storage Portfolio Mezzanine A Loan (as defined below), (ii) if no event of default is continuing under the Great Value Storage Portfolio Mezzanine A Loan, to the debt service payment of the Great Value Storage Portfolio Mezzanine B Loan (as defined below), (iii) if a Cash Sweep Trigger Event (as defined below) is continuing, to an excess cash reserve, or (a) if a Cash Sweep Trigger Event has occurred as a result of an event of default under the Great Value Storage Portfolio Mezzanine A Loan, to the lender of the Great Value Storage Portfolio Mezzanine A Loan, or (b) if no event of default is continuing under the Great Value Storage Portfolio Mezzanine A Loan, but an event of default is continuing under the Great Value Storage Portfolio Mezzanine B Loan, to the lender of the Great Value Storage Portfolio Mezzanine B Loan, and (iv) if a Cash Sweep Trigger Event is not continuing, to the Great Value Storage Portfolio Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, (iii) the trailing 12-month period debt service coverage ratio, based on the Great Value Storage Portfolio Whole Loan and Great Value Storage Portfolio Mezzanine Loans (the “Cumulative DSCR”), falling below 1.34x, or if the Permitted Mezzanine Loan (as defined below) is then outstanding, the trailing 12-month period debt service coverage ratio, based on the Great Value Storage Portfolio Whole Loan, Great Value Storage Portfolio Mezzanine Loans and the Permitted Mezzanine Loan (the “Fully Funded Cumulative DSCR”), falling below 1.16x, (iv) any indictment for fraud or misappropriation of funds by the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, or any officer of the aforementioned, or (v) notice of an event of default under any of the Great Value Storage Portfolio Mezzanine Loans. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager under the applicable the Great Value Storage Portfolio Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, either (a) the Cumulative DSCR is at least 1.39x for two consecutive calendar quarters or if the Permitted Mezzanine Loan is then outstanding, the Fully Funded Cumulative DSCR is at least 1.21x for two consecutive calendar quarters, or (b) the Great Value Storage Portfolio Borrower deposits with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.34x or if the Permitted Mezzanine Loan is then outstanding, would result in a Fully Funded Cumulative DSCR of 1.16x, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the Great Value Storage Portfolio Whole Loan documents, or in regard to clause (v) above, the lender receives notice of the cure of such event of default and acceptance of such cure by the applicable lender of the Great Value Storage Portfolio Mezzanine Loan.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, (iii) the Cumulative DSCR falling below 1.34x, or if the Permitted Mezzanine Loan is then outstanding, the Fully Funded Cumulative DSCR falling below 1.16x, or (iv) notice of an event of default under any of the Great Value Storage Portfolio Mezzanine Loans. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Great Value Storage Portfolio Borrower, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager under the applicable the Great Value Storage Portfolio Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, either (a) the Cumulative DSCR is at least 1.39x for two consecutive calendar quarters or if the Permitted Mezzanine Loan is then outstanding, the Fully Funded Cumulative DSCR is at least 1.21x for two consecutive calendar quarters, or (b) the Great Value Storage Portfolio Borrower deposits with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.34x or if the Permitted Mezzanine Loan is then outstanding, would result in a Fully Funded Cumulative DSCR of 1.16x, or in regard to clause (iv) above, the lender receives notice of the cure of such event of default and acceptance of such cure by the applicable lender of the Great Value Storage Portfolio Mezzanine Loan.

Additional Secured Indebtedness (not including trade debts). Prior to November 30, 2020, a newly-formed single-purpose entity that owns 100% of the direct equity interests of the borrower of the Great Value Storage Portfolio Mezzanine B Loan has a one-time right to pledge all or any portion of its limited liability company interests to secure an additional mezzanine loan up to a maximum principal amount of $19,000,000 (the “Permitted Mezzanine Loan”), provided that the following conditions, among others, are satisfied: (i) the debt yield, including the Great Value Storage Portfolio Whole Loan, the Great Value Storage Portfolio Mezzanine Loans and the Permitted Mezzanine Loan, is not less than 7.3%, (ii) the debt service coverage ratio, including the Great Value Storage Portfolio Whole Loan, the Great Value Storage Portfolio Mezzanine Loans and the Permitted Mezzanine Loan, is not less than 1.20x, (iii) the loan-to-value ratio, including the Great Value Storage Portfolio Whole Loan, the Great Value Storage Portfolio Mezzanine Loans and the Permitted Mezzanine Loan, is not greater than 79.0%, and (iv) the Permitted Mezzanine Loan is coterminous with the Great Value Storage Portfolio Whole Loan and provides for a fixed rate of interest. The lender has been informed by the current holder of the Great Value Storage Portfolio Mezzanine B Loan that such mezzanine B lender intends to provide the mezzanine financing contemplated under the Permitted Mezzanine Loan described above in the amount of $19,000,000; provided that such additional mezzanine financing may be effected through an amendment to the existing Great Value Storage Portfolio Mezzanine B Loan in lieu of a new separate mezzanine loan contemplated above.

Mezzanine Loans and Preferred Equity. The Great Value Storage Portfolio Mezzanine Loans are comprised of a mezzanine loan in the original principal amount of $103.0 million (the “Great Value Storage Portfolio Mezzanine A Loan”), which is secured by the direct equity ownership in the Great Value Storage Portfolio Borrower, and a mezzanine loan in the original principal amount of $63.0 million (the “Great Value Storage Portfolio Mezzanine B Loan”),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$55,000,000 29.3% 4.69x 20.1%

which is subordinate to the Great Value Storage Portfolio Mezzanine A Loan. The Great Value Storage Portfolio Mezzanine A Loan and Great Value Storage Portfolio Mezzanine B Loan have a coupon of 5.5000% per annum and 7.8750% per annum, respectively, and are coterminous with the Great Value Storage Portfolio Whole Loan. Including the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 73.4%, 1.41x and 8.0%, respectively. The lenders of the Great Value Storage Portfolio Whole Loan and Great Value Storage Portfolio Mezzanine Loans have entered into an intercreditor agreement.

Release of Property. The Great Value Storage Portfolio Borrower may partially defease the Great Value Storage Portfolio Whole Loan and obtain the release of any of the Great Value Storage Portfolio Properties securing the Great Value Storage Portfolio Whole Loan, at any time after the lockout period, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Great Value Storage Portfolio Borrower prepays a portion of the Great Value Storage Portfolio Whole Loan equal to 110% of the allocated loan amount of the property being released, (iii) the Cumulative DSCR for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the Cumulative DSCR immediately preceding such release and (b) the Cumulative DSCR (or the Fully Funded Cumulative DSCR, if applicable) as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Great Value Storage Portfolio Whole Loan, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio (based on the appraisals obtained in connection with the origination of the Great Value Storage Portfolio Whole Loan) immediately preceding such release and (b) the loan-to-value ratio at origination of the Great Value Storage Portfolio Whole Loan, (vi) the property or properties being released will be conveyed to a third party that is not an affiliate of the Great Value Storage Portfolio Borrower, (vii) the aggregate net operating income (“NOI”) of the remaining properties located in the Houston, Texas metropolitan area will not exceed 40% of the aggregate NOI of the remaining properties and the aggregate NOI of the remaining properties located in the Dallas, Texas metropolitan area will not exceed 20% of the aggregate NOI of the remaining properties, (viii) the Great Value Storage Portfolio Borrower delivers a REMIC opinion, (ix) the lender has obtained a rating agency confirmation, and (x) if any Great Value Storage Portfolio Mezzanine Loan is outstanding, the applicable borrower prepays a portion of the Great Value Storage Portfolio Mezzanine Loan equal to 110% of the allocated loan amount of the property being released. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Great Value Storage Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(1):	$55,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$54,942,030			Title Vesting:	Fee Simple
% of Initial Pool Balance:	8.5%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	962,501 SF
Borrower Sponsor:	Richard Eugene Workman			Cut-off Date Balance per SF(1):	$187
Mortgage Rate:	5.7000%			Maturity Date Balance per SF(1):	$158
Note Date:	10/26/2018			Property Manager:	Self-managed
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (12); YM1 (104); O (4)			UW NOI:	$21,164,378
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Balance(1):	$125,367,722			UW NCF DSCR(1):	1.59x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$20,451,419 (6/30/2018 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,428,719 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$13,960,122 (12/31/2016)
RE Tax:	$250,000	Springing	N/A	Most Recent Occupancy:	96.8% (9/13/2018)
Insurance:	$384,109	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Replacements:	$0	$16,042	$385,000	3rd Most Recent Occupancy:	97.0% (12/31/2016)
Deferred Maintenance:	$316,121	$0	N/A	Appraised Value (as of):	$325,235,000 (Various)
TI/LC:	$109,315	$80,208	$1,925,002	Cut-off Date LTV Ratio(1):	55.4%
Rent Concession:	$62,050	$0	N/A	Maturity Date LTV Ratio(1):	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,500,000	100.0%	Loan Payoff:	$149,277,510	82.7%
			Reserves:	$1,121,595	0.6%
			Closing Costs:	$8,087,845	4.5%
			Return of Equity:	$22,013,050	12.2%
Total Sources:	$180,500,000	100.0%	Total Uses:	$180,500,000	100.0%

(1)	The Heartland Dental Medical Office Portfolio Mortgage Loan (as defined below) is part of the Heartland Dental Medical Office Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Heartland Dental Medical Office Portfolio Whole Loan.

(2)	Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	Several of the Heartland Dental Medical Office Portfolio Properties (as defined below) were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, the 3rd Most Recent NOI includes full-year financial reporting for only 121 of the 169 Heartland Dental Medical Office Portfolio Properties and the 2nd Most Recent NOI includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. Most Recent NOI includes full-year financial reporting for 168 of the 169 Heartland Dental Medical Office Portfolio Properties.

The Mortgage Loan. The second largest mortgage loan (the “Heartland Dental Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “Heartland Dental Medical Office Portfolio Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Heartland Dental Medical Office Portfolio Whole Loan is secured by the fee interests in a 169-property portfolio totaling 962,501 SF, geographically distributed throughout 24 states, with the largest concentrations in Illinois (237,545 SF; 24.7% of NRA), Florida (179,190 SF; 18.6% of NRA) and Georgia (72,239 SF; 7.5% of NRA) (collectively, the “Heartland Dental Medical Office Portfolio Properties” or “Heartland Dental Medical Office Portfolio”). Promissory Notes A-4, A-5 and A-6, with an aggregate original principal balance of $55,000,000, represent the Heartland Dental Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C15 Trust. The Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Promissory Note A-2 is securitized, whereupon the Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Heartland Dental Medical Office Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Heartland Dental Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,957,840	UBS 2018-C14(1)	No
Note A-2	$30,000,000	$29,968,380	UBS AG	Yes
Note A-3	$20,000,000	$19,978,920	UBS AG	No
Note A-4	$20,000,000	$19,978,920	UBS 2018-C15	No
Note A-5	$20,000,000	$19,978,920	UBS 2018-C15	No
Note A-6	$15,000,000	$14,984,190	UBS 2018-C15	No
Note A-7	$15,000,000	$14,984,190	UBS AG	No
Note A-8	$10,000,000	$9,989,460	UBS AG	No
Note A-9	$6,500,000	$6,493,149	UBS AG	No
Note A-10	$4,000,000	$3,995,784	UBS 2018-C14(1)	No
Total	$180,500,000	$180,309,752

(1)	Notes A-1 and A-10 are currently held by UBS AG and are expected to be contributed to the UBS 2018-C14 securitization transaction, which is expected to close on or about December 12, 2018.

The proceeds of the Heartland Dental Medical Office Portfolio Whole Loan were used to refinance existing debt on the Heartland Dental Medical Office Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is PRD Owner, LLC (the “Heartland Dental Medical Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Heartland Dental Medical Office Portfolio Whole Loan. The Heartland Dental Medical Office Portfolio Borrower is wholly owned by PRD Mezz Owner, LLC, which is wholly owned by Professional Resource Development, Inc. (“PRDI”). PRDI is owned by Richard E. Workman 2001 Trust with Richard, Angela, Jordan, Jared, Meredith, and Madison Workman as the beneficiaries (33.33%), Workman Irrevocable Trust, with Jordan M. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Jared R. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Meredith A. Workman as the beneficiary (16.66%), and Workman Irrevocable Trust, with Madison A. Workman as the beneficiary (16.66%). The borrower sponsor and non-recourse carveout guarantor is Dr. Richard Eugene Workman.

Richard Eugene Workman founded PRDI in 2003 and currently serves as its President. PRDI, based in Effingham, Illinois, is a full-service real estate investment and development company that owns and develops commercial real estate throughout the United States. PRDI’s services include market analysis, site selection, site acquisition, site planning and design, leasing, permitting and zoning approvals, construction management, build-to-suits, and acquisition of existing assets and notes. As of December 31, 2017, PRDI reported total assets of approximately $298.4 million and stockholders’ equity of approximately $24.4 million. PRDI’s investment portfolio includes 212 single and multitenant medical office properties primarily occupied by dental offices affiliated with Heartland Dental, LLC (“Heartland Dental”) and its affiliates. Heartland Dental is 100.0% beneficially owned by Heartland Dental Holding Corporation, a Delaware corporation, which is majority-owned and controlled by affiliates of KKR & Co. LP.

Richard Eugene Workman founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus. Heartland Dental is a dental service organization (“DSO”) that develops and manages the administrative functions of dental practices through Administrative Service Agreements (“ASAs”) with multiple professional corporations (“PCs”) located throughout the United States. Heartland Dental, through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. See “Major Tenant” below for more information on Heartland Dental.

The Properties. The Heartland Dental Medical Office Portfolio Properties are comprised of 169 properties totaling 962,501 SF of space across 24 states, with no state representing more than 24.7% of NRA or 23.0% of UW NCF. Sixty-two (62) of the Heartland Dental Medical Office Portfolio Properties, representing 284,718 SF (29.6% of NRA), were built between 2013 and 2018 and 134 of the Heartland Dental Medical Office Portfolio Properties, representing 680,377 SF (70.7% of NRA), were built between 2000 and 2018. Eleven (11) of the 169 Heartland Dental Medical Office Portfolio Properties, totaling approximately 42,782 SF or 4.4% of NRA, are subject to condominium structures and represent approximately $8.1 million (4.5%) of the Allocated Original Balance (as shown in the Portfolio Summary table below) of the Heartland Dental Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

The following table presents certain information relating to the Heartland Dental Medical Office Portfolio Properties:

Portfolio Summary
State	No. of Properties	Net Rentable Area (SF)(1)	Approximate % of SF	UW NCF	% of UW NCF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Appraised Value	Allocated Original Balance LTV Ratio(2)
Florida	39	179,190	18.6%	$4,609,359	23.0%	$41,664,150	23.1%	$75,565,000	55.1%
Illinois	23	237,545	24.7%	$3,646,754	18.2%	$32,720,160	18.1%	$59,600,000	54.9%
South Carolina	17	69,247	7.2%	$1,502,059	7.5%	$13,708,420	7.6%	$25,080,000	54.7%
Missouri	8	68,201	7.1%	$1,472,593	7.4%	$13,280,570	7.4%	$22,350,000	59.4%
Georgia	13	72,239	7.5%	$1,357,863	6.8%	$12,489,450	6.9%	$24,610,000	50.7%
Indiana	12	62,211	6.5%	$1,328,830	6.6%	$11,891,670	6.6%	$22,110,000	53.8%
Texas	10	50,597	5.3%	$1,260,308	6.3%	$11,363,270	6.3%	$20,040,000	56.7%
Tennessee	11	50,674	5.3%	$1,210,481	6.1%	$10,749,150	6.0%	$19,730,000	54.5%
Oklahoma	5	24,949	2.6%	$491,555	2.5%	$4,506,800	2.5%	$8,145,000	55.3%
Kentucky	4	25,175	2.6%	$402,499	2.0%	$3,597,810	2.0%	$5,840,000	61.6%
Maryland	2	10,539	1.1%	$344,196	1.7%	$2,921,440	1.6%	$4,300,000	67.9%
Arizona	3	9,892	1.0%	$283,930	1.4%	$2,578,680	1.4%	$5,310,000	48.6%
Wisconsin	3	15,166	1.6%	$296,839	1.5%	$2,562,750	1.4%	$3,950,000	64.9%
Alabama	3	13,300	1.4%	$270,712	1.4%	$2,521,770	1.4%	$4,400,000	57.3%
Ohio	3	14,233	1.5%	$271,449	1.4%	$2,494,200	1.4%	$4,150,000	60.1%
Virginia	2	10,129	1.1%	$240,010	1.2%	$2,202,970	1.2%	$3,825,000	57.6%
Arkansas	2	13,994	1.5%	$227,141	1.1%	$2,138,570	1.2%	$3,670,000	58.3%
Nebraska	2	8,067	0.8%	$214,648	1.1%	$1,967,830	1.1%	$3,620,000	54.4%
Michigan	2	9,026	0.9%	$177,105	0.9%	$1,626,450	0.9%	$2,710,000	60.0%
Colorado	1	4,150	0.4%	$166,696	0.8%	$1,520,860	0.8%	$2,770,000	54.9%
Kansas	1	4,207	0.4%	$94,528	0.5%	$814,290	0.5%	$1,400,000	58.2%
Minnesota	1	3,600	0.4%	$52,922	0.3%	$495,020	0.3%	$950,000	52.1%
New Hampshire	1	3,270	0.3%	$41,823	0.2%	$343,000	0.2%	$490,000	70.0%
New Mexico	1	2,900	0.3%	$38,443	0.2%	$340,720	0.2%	$620,000	55.0%
Total/Wtd. Avg.	169	962,501	100.0%	$20,002,741	100.0%	$180,500,000	100.0%	$325,235,000	55.5%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

As of September 13, 2018 the Heartland Dental Medical Office Portfolio Properties were 96.8% occupied across 244 leases. A total of 104 Heartland Dental Medical Office Portfolio Properties, representing approximately 544,419 SF (56.6% of NRA) of space at the Heartland Dental Medical Office Portfolio, are single tenant and 100.0% leased by Heartland Dental and its affiliates. In total, Heartland Dental and its affiliates lease approximately 796,231 SF (82.7% of NRA) of space at 168 Heartland Dental Medical Office Portfolio Properties, 166 of which are medical offices and two of which are corporate offices located in Effingham, Illinois. The remainder of the Heartland Dental Medical Office Portfolio’s net rentable area is leased by unaffiliated medical office tenants (14.1% of NRA).

Eighty-nine (89) of the Heartland Dental Medical Office Portfolio Properties (44.9% of NRA) were originally built and leased by Heartland Dental (built-to-suit for Heartland Dental as the intended user and tenant and first generation space in under-serviced areas) (collectively, the “De Novo Properties”). Seventy-seven (77) of the Heartland Dental Medical Office Portfolio Properties (39.9% of NRA) were acquired with existing medical office practices in place and have since been leased by Heartland Dental and its affiliates (collectively, the “Affiliate Properties”). Twenty-seven (27) of the De Novo Properties (11.9% of NRA) are newly constructed with operations commencing after January 1, 2016 and therefore are represented with non-stabilized operations (collectively, the “De Novo Model Properties”). Sixty-two (62) of the De Novo Properties (32.9% of NRA) are properties with operations commencing prior to January 1, 2016 and therefore are represented with stabilized operations (collectively, the “De Novo Base Properties”).

The 166 De Novo Properties and Affiliate Properties collectively generate total revenues of approximately $321.9 million with EBITDAR of approximately $79.2 million and average EBITDAR margins of 24.6% as of June 30, 2018, all of which are related to Heartland Dental leased buildings and units. Excluding the 27 recently opened De Novo Model Properties, the 139 De Novo Base Properties and Affiliate Properties collectively generate total revenues of approximately $293.8 million with EBITDAR of $76.8 million and average EBITDAR margins of 26.1% as of June 30, 2018. The De Novo Base Properties have a weighted average EBITDAR margin of 25.9% and a weighted average revenue of $555 PSF as of the June 30, 2018 trailing 12-month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

The following tables present certain information relating to the tenant type distributions at the Heartland Dental Medical Office Portfolio Properties:

Distribution by Tenant Type(1)
Tenant Type	No. of Properties	Net Rentable Area (SF)(2)	Approximate % of SF	UW NOI	% of UW NOI	UW NOI Debt Yield(3)	Allocated Original Balance(3)	% of Whole Loan Original Balance	Appraised Value
De Novo Base	62	317,104	32.9%	$8,115,799	38.3%	11.6%	$69,957,170	38.8%	$126,055,000
Affiliate	77	384,489	39.9%	$7,732,434	36.5%	11.8%	$65,338,670	36.2%	$113,440,000
De Novo Model	27	114,930	11.9%	$3,705,053	17.5%	11.4%	$32,492,330	18.0%	$62,220,000
Corporate	2	127,152	13.2%	$1,319,696	6.2%	12.9%	$10,266,760	5.7%	$19,820,000
Other	1	18,826	2.0%	$291,396	1.4%	11.9%	$2,445,070	1.4%	$3,700,000
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	11.7%	$180,500,000	100.0%	$325,235,000

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Information is based on the underwritten rent roll.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Distribution by Tenant Type(1)
Tenant Type	Allocated Original Balance(2)	UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(4)	6/30/2018 TTM Revenue(5)	6/30/2018 EBITDAR(5)	EBITDAR %(5)	UW Total Rent(5)	EBITDAR/ UW Base Rent(5)(6)	EBITDAR/ UW Total Rent(5)(6)
De Novo Base	$69,957,170	$8,426,917	37.8%	$28.21	$124,307,274	$32,240,003	25.9%	$8,313,624	4.90x	3.88x
Affiliate	$65,338,670	$8,163,101	36.6%	$21.82	$169,530,613	$44,574,432	26.3%	$9,122,128	5.98x	4.89x
De Novo Model	$32,492,330	$3,962,543	17.8%	$34.48	$28,014,107	$2,392,341	8.5%	$3,872,166	0.77x	0.62x
Corporate	$10,266,760	$1,404,132	6.3%	$11.04	N/A	N/A	N/A	N/A	N/A	N/A
Other	$2,445,070	$363,222	1.6%	$21.15	N/A	N/A	N/A	N/A	N/A	N/A
Total/Wtd. Avg.	$180,500,000	$22,319,914	100.0%	$23.95	$321,851,994	$79,206,776	24.6%	$21,307,918	4.62x	3.72x

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	UW Base Rent includes all spaces leased to affiliated and unaffiliated third party tenants at the Heartland Dental Medical Office Portfolio Properties.

(4)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(5)	Information excludes spaces leased to unaffiliated third party tenants.

(6)	De Novo Model properties are newly constructed with operations commencing after January 1, 2016 and are represented with non-stabilized operations. EBITDAR/UW Base Rent and EBITDAR/UW Total Rent excluding the De Novo Model tenants is 5.47x and 4.41x, respectively.

The borrower sponsor acquired or constructed the Heartland Dental Medical Office Portfolio Properties at various times since November 1999 with land acquisition costs totaling approximately $61.5 million, building costs totaling approximately $162.3 million, and total costs totaling approximately $223.8 million as of June 30, 2018.

Major Tenant.

Heartland Dental (796,231 SF, 82.7% of NRA, 86.8% of underwritten base rent). Heartland Dental (Moody’s/S&P: B3/B-), through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. Heartland Dental provides a full range of management and financial services to its supported PCs in the multispecialty dental services system and has ASAs with 67 PCs located in 35 different states. The ASAs represent Heartland Dental’s right to manage the administrative functions of the supported PCs and their dental group practices during the five- to 25-year terms of the agreements, which enable Heartland Dental to control substantially all nonprofessional activities of each dental practice. The ASAs also provide PCs with the right to operate in space leased directly by Heartland Dental.

Heartland Dental’s competitors include American Dental Partners, Great Expressions, InterDent, Aspen Dental, and Western Dental, which are regionally-or nationally-branded DSOs or health maintenance organization dental providers. In comparison to its competitors, Heartland Dental operates and supports locally-branded dental offices, lending to a doctor-centric and neighborhood-provider approach.

Heartland Dental has an integration team that leverages the Heartland Dental platform and expertise to maximize the success of its De Novo (new offices in under-serviced areas) strategy. When considering potential locations, Heartland Dental’s De Novo team uses demographic analyses to optimize locations within its existing markets. Heartland Dental utilizes its network of brokers and developers to seek out potential locations. In addition, Heartland Dental utilizes a healthcare site selection analytics firm to assist in continuing to identify site locations. Heartland Dental’s analytics include patient demographics, population statistics, recruiting conditions, and competitive environment. Heartland Dental supports a network of over 1,300 dentists and the company has approximately 11,000 team members in more than 875 supported dental practices across 37 states.

As of June 30, 2018, Heartland Dental Holding Corporation reported total assets of approximately $3.0 billion, total shareholders’ equity of approximately $1.4 billion, and cash of approximately $19.2 million, compared to December 31, 2017, when Heartland Dental Holding Corporation reported total assets of approximately $1.6 billion, total shareholders’ equity of approximately $428.2 million, and cash of approximately $11.0 million. Heartland Dental, as a subsidiary of Heartland Dental Holding Corporation, only has annual financial statements available as part of the parent company’s annual audited financials/supplemental schedules. As of December 31, 2017, Heartland Dental reported total assets of approximately $1.7 billion, total shareholders’ equity of $493.3 million, and cash of approximately $6.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

On April 30, 2018, KKR & Co. Inc. (“KKR”) acquired a majority interest in Heartland Dental from Ontario Teachers’ Pension Plan, while Ontario Teachers’ Pension Plan retained a significant minority stake in Heartland Dental. KKR, founded in 1976 and led by Henry Kravis and George Roberts, is a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit, and hedge funds worldwide. As of June 30, 2018, KKR reported $191.3 billion of assets under management.

The Heartland Dental Medical Office Portfolio Properties are subject to individual leases between PRDI, as landlord, and Heartland Dental and its affiliates, as tenant. The dental practice leases are unaffiliated with one another apart from their relationship to Heartland Dental. The leases with Heartland Dental are primarily structured with an initial lease term of 10 years, with two, 10-year renewal options with annual base rent increasing annually by the greater of (i) 2.5% or (ii) the percentage change in the CPI factor from the lease commencement date to the anniversary date. At the commencement of each renewal period, rent resets to fair market value.

The following table presents certain information relating to the lease rollover schedule at the Heartland Dental Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	2,879	0.3%	0.3%	$20.39	$58,702	0.3%	0.3%
2018	2	3,251	0.3%	0.6%	$18.82	$61,197	0.3%	0.5%
2019	14	28,138	2.9%	3.6%	$27.01	$760,078	3.4%	3.9%
2020	11	26,235	2.7%	6.3%	$18.91	$496,029	2.2%	6.2%
2021	22	78,278	8.1%	14.4%	$25.58	$2,002,576	9.0%	15.1%
2022	32	101,830	10.6%	25.0%	$25.59	$2,606,067	11.7%	26.8%
2023	21	71,584	7.4%	32.4%	$27.03	$1,934,828	8.7%	35.5%
2024	30	116,242	12.1%	44.5%	$24.92	$2,896,366	13.0%	48.5%
2025	27	90,934	9.4%	54.0%	$24.67	$2,243,051	10.0%	58.5%
2026	29	141,688	14.7%	68.7%	$20.69	$2,931,606	13.1%	71.6%
2027	26	85,443	8.9%	77.6%	$24.67	$2,107,904	9.4%	81.1%
2028	20	154,705	16.1%	93.6%	$20.59	$3,184,638	14.3%	95.4%
2029 & Beyond	8	30,850	3.2%	96.8%	$33.61	$1,036,873	4.6%	100.0%
Vacant	0	30,444	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	244	962,501	100.0%		$23.95	$22,319,914	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Heartland Dental Medical Office Portfolio Properties are located across the United States, with the three largest property concentrations, based on UW NOI, in the Orlando, Florida metropolitan statistical area (“MSA”), the Chicago-Naperville-Elgin, IL-IN-WI MSA, and the Effingham, Illinois MSA.

The following tables present certain market information relating to the Heartland Dental Medical Office Portfolio Properties’ major MSAs:

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	UW NOI	% of UW NOI	6/30/2018 TTM Revenue	6/30/2018 EBITDAR(2)	Appraised Value	Allocated Original Balance(3)	UW NOI Debt Yield(3)
Orlando, FL	10	51,922	5.4%	$1,433,828	6.8%	$20,107,920	$4,734,341	$23,570,000	$12,536,510	11.4%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$1,352,945	6.4%	$17,572,995	$3,964,218	$21,650,000	$11,561,800	11.7%
Effingham, IL	2	127,152	13.2%	$1,319,696	6.2%	N/A	N/A	$19,820,000	$10,266,760	12.9%
St. Louis, MO-IL	8	61,042	6.3%	$1,137,858	5.4%	$14,964,631	$4,406,835	$16,350,000	$9,619,610	11.8%
Jacksonville, FL	8	40,553	4.2%	$1,112,796	5.3%	$14,814,522	$3,998,083	$17,440,000	$9,546,220	11.7%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$1,054,028	5.0%	$14,880,713	$3,947,235	$16,630,000	$8,988,560	11.7%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$832,949	3.9%	$19,983,508	$4,798,324	$13,160,000	$7,231,450	11.5%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$925,905	4.4%	$19,581,993	$4,335,894	$15,650,000	$8,033,850	11.5%
Indianapolis-Carmel-Anderson, IN	5	30,839	3.2%	$663,767	3.1%	$7,102,490	$842,781	$10,640,000	$5,585,800	11.9%
Kansas City, MO-KS	3	19,559	2.0%	$607,038	2.9%	$4,400,935	$1,011,673	$8,450,000	$5,153,450	11.8%
Other	101	454,444	47.2%	$10,723,567	50.7%	$188,442,287	$47,167,392	$161,875,000	$91,975,990	11.7%
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	$321,851,994	$79,206,776	$325,235,000	$180,500,000	11.7%

(1)	Information is based on the underwritten rent roll.

(2)	Total 6/30/2018 EBITDAR excludes spaces leased to unaffiliated third party tenants.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Wtd. Avg. Market Rent PSF	Wtd. Avg. Market Vacancy	Wtd. Avg. UW Base Rent PSF(1)(3)	Wtd. Avg. Vacancy
Orlando, FL	10	51,922	5.4%	$12,536,510	6.9%	$29.95	4.2%	$30.01	0.0%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$11,561,800	6.4%	$26.62	2.4%	$26.65	0.0%
Effingham, IL	2	127,152	13.2%	$10,266,760	5.7%	$11.13	0.0%	$11.04	0.0%
St. Louis, MO-IL	8	61,042	6.3%	$9,619,610	5.3%	$23.83	7.2%	$22.14	7.3%
Jacksonville, FL	8	40,553	4.2%	$9,546,220	5.3%	$29.62	5.6%	$29.79	0.0%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$8,988,560	5.0%	$28.78	3.3%	$28.25	0.0%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$7,231,450	4.0%	$30.59	1.2%	$30.62	7.6%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$8,033,850	4.5%	$23.25	5.0%	$19.75	9.4%
Indianapolis-Carmel-Anderson, IN	5	30,839	3.2%	$5,585,800	3.1%	$23.93	2.0%	$24.08	12.6%
Kansas City, MO-KS	3	19,559	2.0%	$5,153,450	2.9%	$33.58	4.0%	$35.00	12.4%
Other	101	454,444	47.2%	$91,975,990	51.0%	$25.03	3.3%	$25.49	2.8%
Total/Wtd. Avg.	169	962,501	100.0%	$180,500,000	100.0%	$24.05	3.2%	$23.95	3.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

Orlando, FL MSA:

There are 10 Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA totaling approximately 51,922 SF (5.4% of NRA) in the aggregate, which collectively generate $1,433,828 in UW NOI (6.8% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA:

Orlando, FL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place Orlando, FL	70,364	$78,212	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road Orlando, FL	166,275	$77,161	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road Davenport, FL	36,483	$75,278	6	2003 - 2017	4,596 - 6,576 / 34,165	100.0% - 100.0% / 100.0%	$22.00 - $39.00 / $31.17
Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road Orlando, FL	56,686	$87,701	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard Orlando, FL	155,636	$63,549	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street Celebration, FL	39,321	$76,952	4	1994 - 2018	4,838 - 8,782 / 29,411	100.0% - 100.0% / 100.0%	$21.50 - $31.50 / $26.30
Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road St. Cloud, FL	60,366	$64,892	4	2008 - 2017	6,070 - 10,392 / 32,443	100.0% - 100.0% / 100.0%	$26.00 - $35.00 / $31.81
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441 Lady Lake, FL	81,304	$63,831	6	2004 - 2017	3,600 - 14,894 / 43,911	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50 Clermont, FL	80,483	$81,197	6	2015 - 2017	3,600 - 46,400 / 71,817	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard Clermont, FL	84,471	$80,640	6	2008 - 2018	5,243 - 85,500 / 138,346	67.0% - 100.0% / 97.3%	$17.50 - $31.55 / $23.76

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Chicago-Naperville-Elgin, IL-IN-WI MSA:

There are 11 Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA totaling approximately 55,538 SF (5.8% of NRA) in the aggregate, which collectively generate $1,352,945 in UW NOI (6.4% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA:

Chicago-Naperville-Elgin, IL-IN-WI - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6 Morris, IL	18,648	$80,981	5	1950 - 2007	4,000 - 70,023 / 100,734	4.0% - 50.0% / 15.1%	$18.00 - $24.00 / $22.00 - $22.80
Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47 Huntley, IL	71,343	$114,601	5	2004 - 2017	7,420 - 70,122 / 126,632	41.1% - 100.0% / 75.3%	$24.00 - $33.00 / $26.20 - $27.20
Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road Romeoville, IL	154,985	$86,159	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street Lockport, IL	97,516	$92,356	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway New Lenox, IL	90,036	$114,628	6	2005 - 2014	3,732 - 15,088 / 60,717	71.2% - 100.0% / 94.4%	$16.00 - $20.00 / $16.00 - $20.00
Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road Joilet, IL	90,036	$114,628	6	1979 - 2009	6,026 - 70,023 / 164,128	80.0% - 100.0% / 90.0%	$17.00 - $28.00 / $19.50 - $22.67
Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue Sycamore, IL	69,156	$66,213	9	1968 - 2017	4,533 - 15,848 / 89,368	43.3% - 100.0% / 93.7%	$21.00 - $25.00 / $21.00 - $25.00
Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12 Fox Lake, IL	99,785	$85,485	4	1949 - 2007	2,700 - 22,440 / 46,066	80.0% - 100.0% / 89.9%	$18.00 - $38.00 / $21.50 - $26.50
Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road DeKalb, IL	69,156	$66,213	5	1995 - 2017	5,000 - 12,950 / 36,591	65.7% - 100.0% / 87.9%	$16.00 - $16.00 / $16.00 - $16.00
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue Naperville, IL	207,802	$127,038	4	1954 - 2005	1,900 - 11,790 / 23,690	91.5% - 100.0% / 95.8%	$17.00 - $32.80 / $21.69 - $27.20
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue Griffith, IN	144,526	$54,876	4	1982 - 2018	14,000 - 30,000 / 92,484	90.0% - 100.0% / 96.8%	$17.00 - $26.00 / $19.25 - $22.75

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

Effingham, IL MSA:

There are two Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA totaling approximately 127,152 SF (13.2% of NRA) in the aggregate, which collectively generate $1,319,696 in UW NOI (6.2% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA:

Effingham, IL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heartland Dental Medical Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	6/30/2018 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	$14,283,247	$17,803,474	$20,739,670	$22,884,716	$23.78
Total Recoveries	N/A	$3,102,923	$3,363,302	$4,157,544	$5,783,035	$6.01
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,433,388)	($1.49)
Effective Gross Income	N/A	$17,386,169	$21,166,775	$24,897,214	$27,234,364	$28.30
Total Operating Expenses	N/A	$3,426,047	$3,738,057	$4,445,794	$6,069,986	$6.31
Net Operating Income	N/A	$13,960,122	$17,428,719	$20,451,419	$21,164,378	$21.99
Tenant Improvements	N/A	$0	$0	$0	$481,251	$0.50
Leasing Commissions	N/A	$0	$0	$0	$481,251	$0.50
Replacement Reserves	N/A	$0	$0	$0	$199,135	$0.21
Net Cash Flow	N/A	$13,960,122	$17,428,719	$20,451,419	$20,002,741	$20.78

Occupancy %(3)	N/A	97.0%	97.0%	97.0%	95.0%
NOI DSCR(4)	N/A	1.11x	1.39x	1.63x	1.68x
NCF DSCR(4)	N/A	1.11x	1.39x	1.63x	1.59x
NOI Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.7%
NCF Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.1%

(1)	Several of the Heartland Dental Medical Office Portfolio Properties were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, 2015 cash flow figures are not available, 2016 includes full-year financial reporting for only 121 of the 169 Heartland Dental Medical Office Portfolio Properties and 2017 includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. 6/30/2018 TTM includes full-year financial reporting for 168 of the 169 Heartland Dental Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $401,117 through November 2019 and (ii) vacancy gross up of $564,802.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Heartland Dental Medical Office Portfolio Properties were 96.8% occupied as of September 13, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Escrows and Reserves. At origination of the Heartland Dental Medical Office Portfolio Whole Loan, the Heartland Dental Medical Office Portfolio Borrower deposited (i) $250,000 for real estate taxes (the “Closing Tax Deposit”), (ii) $384,109 for insurance premiums, (iii) $316,121 for deferred maintenance, (iv) $109,315 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $62,050 for outstanding free rents, rent abatements or other rent concessions under the North Port Area Chamber of Commerce lease ($12,050) and the Mercy Clinic East Communities leases ($50,000). On a monthly basis, the Heartland Dental Medical Office Portfolio Borrower is required to deposit (i) an amount equal to 1/12 of the product of $0.20 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $16,042, into a replacement reserve, subject to a cap of an amount equal to $0.40 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $385,000 and (ii) an amount equal to 1/12 of the product of $1.00 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $80,208, into a TI/LC reserve, subject to a cap of an amount equal to $2.00 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $1,925,002. Monthly escrows for real estate taxes are waived, provided that (i) no Cash Management Trigger Event (as defined below) has occurred, (ii) an amount equal to the Closing Tax Deposit is on deposit in a real estate tax reserve and (iii) the Heartland Dental Medical Office Portfolio Borrower provides evidence of payment of taxes and other charges for each of the Heartland Dental Medical Office Portfolio Properties no later than 20 days prior to the date of delinquency (collectively, the “Monthly Tax Waiver Conditions”). If at any time any of the Monthly Tax Waiver Conditions are not satisfied with respect to any individual property, then (i) for the first five individual properties where such conditions are not satisfied, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for such individual properties and (ii) for any individual property where such Monthly Tax Waiver Conditions are not satisfied thereafter, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for all Heartland Dental Medical Office Portfolio Properties. Monthly escrows for insurance premiums are waived, provided that the Heartland Dental Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Heartland Dental Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from Material Tenants (as defined below) to be delivered directly to the lockbox account, or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Upon the occurrence and continuance of a Cash Management Trigger Event, the Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from all tenants to be delivered directly to the lockbox account or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Pursuant to the Heartland Dental Medical Office Portfolio Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is continuing, to the Material Tenant rollover reserve, subject to a cap of $15,000,000, (b) if a Cash Sweep Trigger Event (as defined below) is continuing, to the lender-controlled excess cash flow account and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event exists, to the Heartland Dental Medical Office Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as (x) the debt service coverage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to an amount that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.25x (the “DSCR Cash Management Trigger Cure Deposit”), (iv) an indictment for fraud or misappropriation of funds by the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager or a director or an officer of the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to a third party manager, such third party manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the affiliated property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the affiliated property manager, such affiliated property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as (x) the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to either (A) without duplication, the DSCR Cash Management Trigger Cure Deposit or (B) that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio greater than 1.20x.

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (ii) any time when the adjusted Material Tenant EBITDA is not positive in the lender’s reasonable determination, provided that the Heartland Dental Medical Office Portfolio Borrower may suspend such Material Tenant Trigger Event for 12 months by depositing $7,500,000 with the lender for each such 12-month period (such deposit to be returned to the Heartland Dental Medical Office Portfolio Borrower upon a cure of the Material Tenant Trigger Event without such deposit being taken into effect), (iii) the lender determining based on the applicable annual HD Entity Reporting Items (as defined below) (x) the net worth of Heartland Dental, Neibauer Dental Corporation, Inc. or any of their respective affiliates (collectively, the “HD Tenant”) for the prior calendar year is less than $443,987,100 and (y) the Material Tenant does not have at least 90% of the total assets and total revenues that Heartland Dental had for the prior calendar year or (iv) the lender failing to receive the applicable HD Entity Reporting Items within (A) five business days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver a financial statement including a balance sheet, statement of cash flows, reconciliation of net loss to EBITDA and adjusted EBITDA, profit and loss statement, and statement of changes of Heartland Dental and its subsidiaries and affiliates (collectively, the “HD Entity Reporting Items”) or (B) 30 calendar days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver such items required in (A) above, if the Heartland Dental Medical Office Portfolio Borrower fails to deliver, as the result of the Material Tenant’s failure to deliver, such items to the Heartland Dental Medical Office Portfolio Borrower. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding), provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (ii) above, the adjusted Material Tenant EBITDA is positive in the lender’s reasonable determination for two consecutive quarters, in regard to clause (iii) above, if (A) on the next applicable annual HD Entity Reporting Items the net worth of the HD Tenant for the prior calendar year is greater than $443,987,100 and/or the Material Tenant has at least 90% of the total assets and total net revenues that Heartland Dental had for the prior calendar year or (B) the Heartland Dental Medical Office Portfolio Borrower provides other evidence acceptable to the lender that the tenant has achieved the net worth and/or total assets and total net revenue thresholds set forth above in clause (A) for two consecutive calendar quarters, in regard to clause (iv) above, the delivery of all HD Entity Reporting Items that are due and outstanding, or in regard to clause (i), (ii) or (iii) above, the leasing of all the applicable Material Tenant space to a replacement tenant reasonably acceptable to the lender, which lease is comparable in terms to the existing Material Tenant lease being replaced, provided that such lease is a triple net lease and has an initial term of no less than five years.

A “Material Tenant” means (i) each HD Tenant or (ii) any lease which, either individually or when taken together with any other lease with the same tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases (x) covers no less than 10% of the NRA at the Heartland Dental Medical Office Portfolio Properties or (y) requires the payment of base rent that is no less than 10% of the total in-place base rent at the Heartland Dental Medical Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Heartland Dental Medical Office Portfolio Borrower may obtain the release of any of the Heartland Dental Medical Office Portfolio Properties included in the Heartland Dental Medical Office Portfolio Whole Loan, at any time on or after December 6, 2019, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Heartland Dental Medical Office Portfolio Borrower prepays a portion of the Heartland Dental Medical Office Portfolio Whole Loan equal to or exceeding 120% of the allocated loan amount of the property being released to a third party (the “Release Amount”) along with the applicable yield maintenance premium (or 130% of the allocated loan amount of the property being released to an affiliate under specified circumstances under the Heartland Dental Medical Office Portfolio Whole Loan documents in connection with specified condominium, title or zoning defaults that can be cured by releasing such property), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.54x, and (iv) if as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Heartland Dental Medical Office Portfolio Whole Loan as of the date of such calculation to (ii) the fair market value of the Heartland Dental Medical Office Portfolio Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Heartland Dental Medical Office Portfolio Whole Loan is paid down by the greater of (a) the Release Amount or (b) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) an amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Heartland Dental Medical Office Portfolio Properties immediately prior to such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,942,030 55.4% 1.59x 11.7%

Terrorism Insurance. The Heartland Dental Medical Office Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, the Heartland Dental Medical Office Portfolio Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under the Heartland Dental Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

LEVEL 2

macy's
URBAN OUTFITTERS
NORDSTROM
Prime Jewelers
ALDO
AVEDA
Vacant
AKIRA
west elm
BANANA REPUBLIC
Free People
J.CREW
Tommy Bahama
ANN TAYLOR
Vacant
chico's
LUSH
The Cheesecake Factory
ANTHROPOLOGIE
Helzberg Diamonds
Vacant
Z GALLERIE
Vacant
GAP
Dillard's
Eddie Bauer
Brow Spa
C&C Market Research
RESTORATION HARDWARE
JoS. A. BANK
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral

Site plan based on information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

Saint Louis Galleria
1155 Saint Louis Galleria
St. Louis, MO 63117
Lambert-St. Louis International Airport
Berkeley
Ferguson
Bridgeton
Kinloch
St. Ann
Woodson Terrace
Breckenridge Hills
St. John
Bellerive
Bel-Ridge
Normandy
Bel-Nor
Overland
ST. LOUIS COUNTY
Greendale
Pine Lawn
Vinita Park
Hillsdale
Pagedale
Wellston
Wells-Goodfellow
Olivette
University City
West End
The Ville
ST. LOUIS
Ladue
Clayton
Forest Park
Central West End
Richmond Heights
Maplewood
Brentwood
The Hill
Compton Heights
Rock Hill
Warson Woods
Southwest Garden
Tower Grove Park
Tower Grove South
Glendale
Webster Groves
Shrewsbury
Kirkwood
St. Louis Hills
Holly Hills
O'Fallon
St. Charles
St. Peters
Chesterfield
Wildwood
ILLINOIS
MISSOURI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/Baa2			Location:	St. Louis, MO 63117
				General Property Type:	Retail
Original Balance(1):	$45,000,000			Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$45,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	7.0%			Year Built/Renovated:	1986/2011
Loan Purpose:	Refinance			Size:	465,695 SF
Borrower Sponsor:	BPR OP, LP (f/k/a GGP Operating Partnership, LP)			Cut-off Date Balance per SF(1):	$515
				Maturity Date Balance per SF(1):	$470
Mortgage Rate:	4.99677083333333%			Property Manager:	General Growth Services, Inc. (borrower-related)
Note Date:	11/1/2018
First Payment Date:	12/1/2018
Maturity Date:	11/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$27,160,764
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield(1):	11.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.4%
Additional Debt Type(1)(3)(4):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.18x (IO)	1.67x (P&I)
Additional Debt Balance(1)(3)(4):	$195,000,000/$25,000,000			Most Recent NOI:	$27,309,350 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$26,996,606 (12/31/2017)
Reserves(5)				3rd Most Recent NOI:	$26,847,500 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	96.9% (9/30/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.4% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.7% (12/31/2016)
Other:	$1,675,345	$0	N/A	Appraised Value (as of):	$465,600,000 (9/24/2018)
Replacements:	$0	Springing	$236,181	Cut-off Date LTV Ratio(1):	51.5%
TI/LC:	$0	Springing	$1,889,448	Maturity Date LTV Ratio(1):	47.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$240,000,000	90.6%	Loan Payoff:	$215,000,000	81.1%
Mezzanine Loan(1):	$25,000,000	9.4%	Reserves:	$1,675,345	0.6%
			Closing Costs:	$1,440,523	0.5%
			Return of Equity:	$46,884,132	17.7%
Total Sources:	$265,000,000	100.0%	Total Uses:	$265,000,000	100.0%

(1)	The Saint Louis Galleria Mortgage Loan (as defined below) is part of the Saint Louis Galleria Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $240,000,000. The Saint Louis Galleria Whole Loan was originated concurrently with the Saint Louis Galleria Mezzanine Loan (as defined below) with an aggregate original principal balance of $25,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Saint Louis Galleria Whole Loan and exclude the Saint Louis Galleria Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Saint Louis Galleria Whole Loan and the Saint Louis Galleria Mezzanine Loan are $569, $470, 10.3%, 12.4%, 1.55x, 56.8% and 47.0%, respectively.

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of December 1, 2018. Defeasance of the Saint Louis Galleria Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 1, 2021. The assumed lockout period of 25 payments is based on the expected UBS 2018-C15 securitization trust closing date in December 2018.

(3)	See “The Mortgage Loan” and “Mezzanine Loan” below for further discussion of additional debt.

(4)	The Saint Louis Galleria Whole Loan accrues interest and amortizes pursuant to a fixed amortization schedule as set forth in Annex F in the Preliminary Prospectus

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Most Recent Occupancy includes temporary tenants at the Saint Louis Galleria Property (as defined below), which collectively occupy 5,449 SF, and excludes three tenants vacating in the near term and one dark tenant, which four tenants collectively occupy 6,979 SF.

The Mortgage Loan. The third largest mortgage loan (the “Saint Louis Galleria Mortgage Loan”) is part of a whole loan (the “Saint Louis Galleria Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original balance of $240,000,000. The Saint Louis Galleria Whole Loan is secured by a first mortgage encumbering the fee interest in 465,695 SF of a 1,179,747 SF super-regional mall located in St. Louis, Missouri (the “Saint Louis Galleria Property”). The Saint Louis Galleria Whole Loan was co-originated on November 1, 2018 by Société Générale Financial Corporation (“SGFC”) and Deutsche Bank AG, New York Branch (“DBNY”). Promissory Notes A-2-A1 and A-2-A3, with an aggregate original principal balance of $45,000,000, collectively represent the Saint Louis Galleria Mortgage Loan, and will be included in the UBS 2018-C15 Trust. The Saint Louis Galleria Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2018-B8 Trust until the controlling pari passu Promissory Note A-1-A1 is securitized, whereupon the Saint Louis Galleria Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Saint Louis Galleria Whole Loan, including the remaining promissory notes, which are currently held by DBNY and SGFC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Saint Louis Galleria Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A1	$60,000,000	$60,000,000	DBNY	Yes
Note A-1-A2(1)	$55,000,000	$55,000,000	Benchmark 2018-B8	No
Note A-1-A3	$20,000,000	$20,000,000	DBNY	No
Note A-1-A4	$20,000,000	$20,000,000	DBNY	No
Note A-1-A5	$6,479,245	$6,479,245	DBNY	No
Note A-2-A1	$30,000,000	$30,000,000	UBS 2018-C15	No
Note A-2-A2	$20,000,000	$20,000,000	SGFC	No
Note A-2-A3	$15,000,000	$15,000,000	UBS 2018-C15	No
Note A-2-A4	$10,000,000	$10,000,000	SGFC	No
Note A-2-A5	$3,520,755	$3,520,755	SGFC	No
Total	$240,000,000	$240,000,000

(1)	Note A-1-A2 is currently held by DBNY and is expected to be contributed to the Benchmark 2018-B8 securitization transaction. The Benchmark 2018-B8 securitization transaction is scheduled to close on or about December 27, 2018.

The proceeds of the Saint Louis Galleria Whole Loan, together with a mezzanine loan with an aggregate original principal balance of $25,000,000 (the “Saint Louis Galleria Mezzanine Loan”), were used to refinance the Saint Louis Galleria Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Saint Louis Galleria L.L.C. (the “Saint Louis Galleria Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Saint Louis Galleria Borrower delivered a non-consolidation opinion in connection with the origination of the Saint Louis Galleria Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Saint Louis Galleria Whole Loan is BPR OP, LP (f/k/a GGP Operating Partnership, LP) (“BPR”).

The Saint Louis Galleria Property has historically been owned by General Growth Properties Inc. (“GGP Inc.”). In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P. (“BPY”), a commercial real estate company, with approximately $90.0 billion in total assets and a diversified portfolio of office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self storage, student housing and manufactured housing assets. As a result of the acquisition, BPR was created as a public security intended to offer the economic equivalence to an investment in BPY in the form of a U.S. REIT stock. BPR is the successor of GGP Inc., which along with the Rouse Properties portfolio which BPY acquired in 2016, contains over $285 billion in assets under management within a portfolio of 163 shopping malls, across 41 states, comprising of approximately 148.0 million SF of gross leasable area across the United States. In addition to the Saint Louis Galleria Property, other BPR malls include Ala Moana Center in Honolulu, Hawaii, Tyson’s Galleria in Washington, D.C., Glendale Galleria in Glendale, California and Water Tower Place in Chicago, Illinois.

The Property. The Saint Louis Galleria Property consists of 465,695 collateral SF of a 1,179,747 SF, three-story, super-regional mall that is located approximately eight miles west of downtown St. Louis, Missouri. The approximately 1.2 million SF Saint Louis Galleria Mall is anchored by non-collateral tenants Dillard’s, Macy’s and Nordstrom that each independently own their respective spaces and comprise in the aggregate approximately 714,052 SF. As of September 30, 2018, the Saint Louis Galleria Property was 96.9% occupied by 125 retailers including nationally recognized retail tenants such as Apple, Forever 21, GAP/GAPKIDS/BABYGAP/GAPBO, H&M, Microsoft and Victoria’s Secret as well as restaurants including The Cheesecake Factory, Weber Grill Restaurant and Five Guys Burgers & Fries, which is complemented by a food court. Additionally, the Saint Louis Galleria Property includes a boutique-style movie theater (Galleria 6 Cinemas).

The Saint Louis Galleria Mall was constructed in 1986 and renovated in 2011. Since January 1, 2018, 11 leases were signed at the Saint Louis Galleria Property (excluding temporary tenants), totaling 46,625 SF (10.0% of collateral NRA) and accounting for approximately $2.1 million underwritten base rent (9.0% of underwritten base rent) at an average rent of $48.95 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

The following table presents certain information relating to the tenancy at the Saint Louis Galleria Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	8/31/2018 TTM Sales(5)			Lease Expiration Date(6)
							$	PSF	Occ. Cost
Major Tenants
Galleria 6 Cinemas	NR/NR/NR	19,624	4.2%	$454,992	2.0%	$23.19	$2,543,725	$423,954(7)	20.0%	8/31/2023
H&M	NR/NR/NR	12,913	2.8%	(8)	(8)	(8)	$3,910,706	$303	(8)	1/31/2021
Victoria’s Secret	NR/Ba1/BB	12,892	2.8%	$593,032	2.6%	$46.00	$3,339,800	$259	29.9%	1/31/2026
Urban Outfitters	NR/NR/NR	12,623	2.7%	$592,435	2.6%	$46.93	$2,515,122	$199	23.6%	1/31/2021
Forever 21	NR/NR/NR	11,798	2.5%	$737,647	3.2%	$62.52	$3,155,808	$267	24.2%	1/31/2020
Helium Comedy Club(9)	NR/NR/NR	11,477	2.5%	$159,135	0.7%	$13.87	$1,798,630	N/A	N/A	1/31/2026
Express Men	NR/NR/NR	11,467	2.5%	$399,060	1.8%	$34.80	$2,411,332	$210	38.6%	1/31/2024
Footaction USA(10)	NR/Ba1/BB+	11,114	2.4%	$742,860	3.3%	$66.84	$4,695,512	N/A	N/A	1/31/2026
The Cheesecake Factory	NR/NR/NR	10,104	2.2%	$404,160	1.8%	$40.00	$10,028,824	$993	7.4%	1/31/2023
GAP/GAPKIDS/BABYGAP/GAPBO	NR/Baa2/BB+	10,068	2.2%	$649,313	2.9%	$64.49	$3,369,478	$335	33.8%	5/31/2025
Total Major Tenants		124,080	26.6%	$4,732,634	20.8%	$42.57
Other Tenants(11)		327,038	70.2%	$18,019,199(8)	79.2%(8)	$56.94(8)
Vacant		14,577	3.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		465,695	100.0%	$22,751,833	100.0%	$53.20

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent PSF and Annual UW Base Rent reflects in-place leases based on the September 30, 2018 rent roll and excludes rent for three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 SF.

(4)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space, five temporary tenants that collectively occupy 5,449 SF and tenants expected to pay percent in lieu rent (H&M and J Crew).

(5)	8/31/2018 TTM Sales were provided by the borrower sponsor and include tenants reporting an entire 12-months of sales as of August 31, 2018. Occ. Cost excludes utilities reimbursement. Based on a percentage of collateral SF, approximately 70.5% of in-line tenants (<10,000 SF) and 69.9% of total collateral tenants reported sales for the period.

(6)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(7)	Galleria 6 Cinemas sales PSF reflect sales per screen (six screens).

(8)	H&M expressed interest in expanding at the Saint Louis Galleria Property into approximately 21,000 SF. While the expansion is being negotiated, the borrower sponsor plans to convert them to a percent in lieu of approximately 15.0% of gross sales through January 31, 2021, which is being negotiated. Negotiations are also ongoing with J Crew (5,119 SF) to convert the tenant to percent in lieu of approximately 10.0% of gross sales through January 31, 2020.

(9)	Helium Comedy Club, which took occupancy in January 2016, does not report sales information.

(10)	Footaction USA, which took occupancy in September 2015, does not report sales information.

(11)	Other Tenants includes five temporary tenants that collectively occupy 5,449 SF, as well as two tenants that have signed leases and have yet to take occupancy that account for 2,442 SF. Other Tenants excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

The following table presents certain information relating to the lease rollover schedule at the Saint Louis Galleria Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	5,229	1.1%	1.1%	$57.40	$300,169	1.3%	1.3%
2019	16	46,347	10.0%	11.1%	$38.44	$1,781,810	7.8%	9.2%
2020	12	38,634	8.3%	19.4%	$44.48	$1,718,583	7.6%	16.7%
2021	27	87,106	18.7%	38.1%	$52.11	$4,539,431	20.0%	36.7%
2022	12	18,244	3.9%	42.0%	$67.09	$1,224,075	5.4%	42.0%
2023	16	66,618	14.3%	56.3%	$46.64	$3,107,300	13.7%	55.7%
2024	7	32,542	7.0%	63.3%	$48.77	$1,587,181	7.0%	62.7%
2025	8	31,495	6.8%	70.0%	$71.91	$2,264,926	10.0%	72.6%
2026	12	73,919	15.9%	85.9%	$47.67	$3,524,025	15.5%	88.1%
2027	7	25,214	5.4%	91.3%	$63.31	$1,596,388	7.0%	95.1%
2028	3	16,101	3.5%	94.8%	$45.04	$725,124	3.2%	98.3%
2029 & Beyond	3	9,669	2.1%	96.9%	$39.59	$382,820	1.7%	100.0%
Vacant	0	14,577	3.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	126	465,695	100.0%		$53.20	$22,751,833	100.0%

(1)	Information obtained from the underwritten rent roll for leases in place as of September 30, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space, five temporary tenants that collectively occupy 5,449 SF and tenants expected to pay percent in lieu rent (H&M and J Crew).

The following table presents historical occupancy percentages at the Saint Louis Galleria Property:

Historical Occupancy
12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	9/30/2018(1)(2)
94.0%	96.7%	97.4%	96.9%

(1)	Historical occupancy of the Saint Louis Galleria Mall including the non-collateral anchors for 12/31/2015, 12/31/2016, 12/31/2017 and 9/30/2018 was 97.6%, 98.7%, 99.0%, and 98.8% respectively.

(2)	Information obtained from the underwritten rent roll.

The following table presents historical anchor sales at the Saint Louis Galleria Mall:

Historical Sales for Non-Collateral Anchors(1)
			Sales Volume ($ in millions)			Sales Volume (PSF)			National Average
Tenant	Ratings	Net Rentable Area (SF)	2015	2016	2017	2015	2016	2017		Sales Volume ($ in millions)	Sales Volume (PSF)
	Fitch/Moody’s/S&P(2)								Size
Dillard’s	NR/NR/NR	313,913	$22.5	$22.6	$22.0	$72.0	$72.0	$70.0	168,493	$20.6	$127.0
Macy's	BBB/Baa3/BBB-	262,139	$52.0	$50.0	$50.0	$198.0	$191.0	$191.0	160,000	$23.0	$165.0
Nordstrom	BBB+/Baa1/BBB+	138,000	$35.0	$32.5	$28.7	$254.0	$236.0	$208.0	175,000	$43.3	$337.0
Total		714,052	$109.5	$105.1	$100.7	$153.0	$147.0	$141.0

Source: Industry Research Report

(1)	Sales figures are based on estimates provided by the borrower sponsor.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

The following table presents historical anchor sales at Saint Louis Galleria Property:

Historical Sales PSF for Collateral Tenants(1)
				8/31/2018 TTM
	2015	2016	2017	Sales PSF	Occ. Cost
Major Tenants (>10,000 SF)	$386	$380	$321	$304	19.8%
Galleria 6 Cinemas(2)	$396,459	$419,059	$416,955	$423,954	20.0%
In-line Tenants (<10,000 SF) (including Apple)(3)	$682	$672	$650	$647	13.0%
Apple	$5,427	$5,373	$5,520	$6,172	1.2%
In-line Tenants (<10,000 SF) (excluding Apple)(3)	$574	$565	$537	$520	16.3%

(1)	Historical Sales PSF is based on the figures provided by the borrower sponsor historical sales reports. The borrower sponsor defines comp in-line as tenants that have been open for more than 12-months as of the sales report date. The lender completed a separate analysis of tenant sales, in which “same-store” sales or tenants that have been at the Saint Louis Galleria Property since 2015 and have reported sales figures through the trailing 12-month ending August 31, 2018. Based on the lender’s “same store” sales analysis, the Saint Louis Galleria Property generated same store in-line (<10,000 SF) sales of $734 PSF with an occupancy cost ratio of 11.7% as of the trailing 12-month period ending August 31, 2018. Excluding the Apple store, the Saint Louis Galleria Property generated same-store in-line (<10,000 SF) sales of $581 PSF with an occupancy cost ratio of 14.9% as of the trailing 12-month period ending August 31, 2018.

(2)	Sales information represents sales per screen and is based on six screens.

(3)	Approximately 95.8%, 88.6%, 94.6 % and 87.8% of in-line tenants by collateral SF reported sales in 2015, 2016, 2017 and trailing 12-month ending August 31, 2018, respectively.

The Market. The Saint Louis Galleria Mall is located approximately eight miles west of downtown St. Louis along Interstate 64 in an in-fill location that contains a minimal amount of developable land. According to the appraisal, the Saint Louis Galleria Mall is the closest mall to downtown St. Louis and is home to approximately 7.0 million SF of office space (over 35,000 employees) within the nearby neighborhood. Additionally, Washington University in St. Louis and St. Louis University are located within a seven-mile radius, with a combined student population of approximately 28,000 students.

According to the appraisal, the primary trade area of the Saint Louis Galleria Mall is considered to be a seven-mile radius, which had a 2017 population of 598,543, and an average household income of $80,012. The Saint Louis metropolitan statistical area is home to nine of the nation’s Fortune 500 corporations, with employment most heavily concentrated in trade, education, health services and professional and business services.

Saint Louis Galleria Mall 2017 Demographic Summary
	5-mile Trade Area	7-mile Trade Area	10-mile Trade Area	Saint Louis CBSA	State of Missouri	USA
2017 Population	293,260	598,543	948,538	2,838,426	6,158,933	325,372,858
2017 Estimated # of Households	130,617	258,686	404,750	1,128,197	2,434,861	123,183,573
2017 Average Household Income	$93,375	$80,012	$77,741	$80,927	$69,400	$81,217

Source: Appraisal

The chart below summarizes the Saint Louis Galleria Mall’s competitive set. The appraisal concluded that Saint Louis Galleria Mall is the most dominant mall in the region followed by West County Center. The appraisal also deemed Plaza Frontenac, which is owned by the borrower sponsor, to be a minimal competitive threat to the Saint Louis Galleria Mall due to its different targeted customer base, smaller size and shared ownership. According to the appraisal, the other enclosed malls in the area, South County Center and Chesterfield Mall, are inferior to Saint Louis Galleria Mall.

The table below presents certain information relating to six comparable properties to the Saint Louis Galleria Mall identified by the appraisal:

Comparable Properties(1)
Property	Location	Year Built/ Renovated	Size (SF)	Occ. %	Sales (PSF)(2)	Anchor Tenants	Distance to Subject (mi.)
Saint Louis Galleria Mall	St. Louis, MO	1986/2011	465,695(3)	96.9%(4)	$520	Dillard's, Macy's, Nordstrom(3)	N/A
St. Clair Square Mall	Fairview Heights, IL	1974/2003	1,109,349	95.0%	$378	Dillard's, JC Penney, Macy’s, Sears	20.0
West County Center	Des Peres, MO	2002	1,197,210	95.0%	$400	Nordstrom, JC Penney, Macy's, Dick's Sporting Goods	6.0
South County Center	St. Louis, MO	1963/2002	1,044,146	80.0%	$250	Dillard's, JC Penney, Macy's, Sears (vacant)	9.0
Plaza Frontenac	St. Louis, MO	1974/2013	485,004	95.0%	$730	Neiman Marcus, Saks Fifth Avenue	3.0
St. Louis Premium Outlets	Chesterfield, MO	2013	350,000	98.0%	$485	Saks Off 5th	17.0
Chesterfield Mall	Chesterfield, MO	1976/2005	1,264,857	70.0%	$250	Dillard's, Macy's, Sears (vacant)	12.0

Source: Appraisal

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Sales (PSF) is based on collateral of 465,695 SF as of the September 30, 2018 rent roll. Sales PSF figures reflect sales for In-line Tenants (<10,000 SF) and excluding Apple, where applicable.

(3)	Size (SF) is based on collateral of 465,695 SF as of the September 30, 2018 rent roll. The Saint Louis Galleria Mall is comprised of approximately 1.2 million SF, including Dillard’s (313,913 SF), Macy’s (262,139 SF) and Nordstrom (138,000 SF), which do not serve as collateral for the Saint Louis Galleria Whole Loan.

(4)	Occ. % includes temporary tenants at the Saint Louis Galleria Property, which collectively occupy 5,449 SF, as well as one tenant that has a signed lease and has yet to take occupancy that accounts for 2,442 SF. Occ. % excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 SF. The Saint Louis Galleria Mall is 98.8% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Saint Louis Galleria Property:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Base Rent(1)	$21,642,225	$22,648,675	$23,352,079	$23,505,051	$23,292,468	$50.02
Vacant Space	$0	$0	$0	$0	$1,140,069	$2.45
Percentage Rent(2)	$97,128	$35,290	$56,473	$78,668	$755,659	$1.62
Total Recoveries	$10,986,639	$11,020,889	$10,498,671	$9,701,744	$9,981,597	$21.43
Specialty Leasing	$2,089,966	$2,055,726	$1,994,393	$2,026,772	$2,026,772	$4.35
Other Income(3)	$1,065,181	$1,706,586	$1,385,382	$2,091,610	$1,585,889	$3.41
Less Vacancy	($89,703)	($93,668)	($93,217)	($93,510)	($1,140,069)	($2.45)
Effective Gross Income	$35,791,437	$37,373,498	$37,193,781	$37,310,336	$37,642,385	$80.83
Total Operating Expenses	$10,624,571	$10,525,998	$10,197,175	$10,000,986	$10,481,622	$22.51
Net Operating Income	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$27,160,764	$58.32
Capital Expenditures	$0	$0	$0	$0	$116,424	$0.25
TI/LC	$0	$0	$0	$0	$560,043	$1.20
Net Cash Flow	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$26,484,297	$56.87

Occupancy %(4)	94.0%	96.7%	97.4%	96.9%	97.1%
NOI DSCR (P&I)(5)	1.59x	1.70x	1.71x	1.73x	1.72x
NCF DSCR (P&I)(5)	1.59x	1.70x	1.71x	1.73x	1.67x
NOI Debt Yield(5)	10.5%	11.2%	11.2%	11.4%	11.3%
NCF Debt Yield(5)	10.5%	11.2%	11.2%	11.4%	11.0%

(1)	UW Base Rent includes contractual rent steps of $540,635 taken through September 2019. UW Base Rent excludes Chipotle (616 SF) which is currently dark and Brow Art 23 (681 SF), Passport Luggage (3,178 SF) and Hyperactive by Jimmy Jazz (2,504 SF), each of which are vacating in the near term and were underwritten as vacant.

(2)	UW Percentage Rent includes the anticipated percentage rent from H&M and J Crew. H&M expressed interest in expanding at the Saint Louis Galleria Property into approximately 21,000 SF. While the expansion is being negotiated, the borrower sponsor plans to convert H&M to a percent in lieu of approximately 15.0% of gross sales through January 31, 2021, which is being negotiated. Negotiations are also ongoing with J Crew (5,119 SF) to convert the tenant to percent in lieu of approximately 10.0% of gross sales through January 31, 2020.

(3)	Other Income includes leasing termination fees, miscellaneous revenue and other income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 2.9%. The Saint Louis Galleria Property was 96.9% occupied as of September 30, 2018.

(5)	The debt service coverage ratios and debt yields shown are based on the Saint Louis Galleria Whole Loan.

Escrows and Reserves. The Saint Louis Galleria Whole Loan documents provide for upfront reserves of $1,593,050 for outstanding tenant improvements and/or leasing commissions. The Saint Louis Galleria Borrower also deposited $82,295 for free rent associated for tenants with executed leases that have not yet commenced paying rent. During a Cash Sweep Period (as defined below) the Saint Louis Galleria Borrower is required to deposit monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $9,841 for replacement reserves subject to a cap of $236,181 and (iv) $78,727 for tenant improvements and leasing commissions subject to a cap of $1,889,448.

Lockbox and Cash Management. The Saint Louis Galleria Whole Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the Saint Louis Galleria Borrower until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash will remain in the lender controlled account and held as additional collateral for the Saint Louis Galleria Whole Loan; provided, however, that if a Major Anchor Sweep Period (as defined below) is then continuing the excess cash will be deposited into a separate reserve account to be applied pursuant to the Saint Louis Galleria Whole Loan documents.

A “Cash Sweep Period” will occur upon (i) an event of default under the loan documents or mezzanine loan documents, (ii) during a bankruptcy action of the Saint Louis Galleria Borrower, guarantor or property manager, (iii) during any Low DSCR Trigger Period (as defined below), or (iv) during the continuance of a Major Anchor Sweep Period (as defined below), and continue until such time that borrower has cured the applicable cause of the Cash Sweep Period in accordance with the terms of the Saint Louis Galleria Whole Loan documents.

A “Low DSCR Trigger Period” will occur in the event that, as of the end of any calendar quarter, upon (i) the debt service coverage ratio (“DSCR”) based on the Saint Louis Galleria Whole Loan is less than 1.45x or (ii) the combined debt service coverage ratio based on the Saint Louis Galleria Whole Loan and Saint Louis Galleria Mezzanine Loan is less than 1.30x. A Low DSCR Trigger Period will end if (i) the debt service coverage ratio based on the Saint Louis Galleria Whole Loan is at least 1.45x or the combined debt service coverage ratio based on the Saint Louis Whole Loan and Saint Louis Galleria Mezzanine Loan is at least 1.30x as of the end of any calendar quarter as determined by the lender.

A “Major Anchor Sweep Period” will commence upon the earliest to occur of (a) the early termination, early cancellation or early surrender of the Major Anchor (as defined below) premises or upon the Saint Louis Galleria Borrower’s receipt of notice by a Major Anchor of its intent to effect an early termination, early cancellation or early surrender with respect its respective premises, (b) (i) Nordstrom failing to continue to operate its business in at least 130,000 SF of its 138,000 SF of space or (ii) Macy’s fails to continue to operate its business in at least 210,000 SF of its 262,139 SF, or (c) a bankruptcy action of any major anchor or its direct or indirect parent. A Major Anchor Sweep Period will end if (a) such Major Anchor premises is owned by the Saint Louis Galleria Borrower or an affiliate of the Saint Louis Galleria Borrower (i) at least (x) if a Major Anchor Sweep Event in is effect with respect to an Occupancy Threshold (as defined below) has been re-tenanted or renewed pursuant to their respective terms , or (ii) a portion of the Major Anchor premises

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 51.5% 1.67x 11.3%

equal to at least the Occupancy Threshold has been redeveloped and/or is being operated for a retail or related use and in a manner which is not inconsistent with the operation of the balance of the Saint Louis Galleria Property and such Major Anchor premises have been re-tenanted pursuant to Saint Louis Galleria Whole Loan documents, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a nonretail use in a manner which is complementary to the use of the balance of Saint Louis Galleria Property, but only if permitted by the lender in its sole and absolute discretion, (b) if such Major Anchor premises is not owned by the Saint Louis Galleria Borrower or an affiliate of the Saint Louis Galleria Borrower, (i) such Major Anchor premises is otherwise occupied and open for business with one or more retail operators in at least the applicable Occupancy Threshold, (ii) such Major Anchor premises has been redeveloped and/or is being operated in a manner which is not inconsistent with the operation of the balance of the Saint Louis Galleria Property, as determined by the lender and open for business with one or more retail operators in at least the Occupancy Threshold, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a non-retail use in a manner which is not inconsistent with the use of the balance of Saint Louis Galleria Property, but only if approved by the lender.

A “Major Anchor” is any of (a) Nordstrom, (b) Macy’s, or (c) any other owner, operator or tenant with respect to substantially all of any space occupied by such anchor tenants.

A “Occupancy Threshold” is 125,000 SF of the 138,000 SF Nordstrom space (90.6%) and 157,000 SF of the 262,139 SF Macy’s space (60.0%).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan. Concurrent with the origination of the Saint Louis Galleria Whole Loan, SGFC and DBNY originated the Saint Louis Galleria Mezzanine Loan, which is secured by the direct equity ownership in the Saint Louis Galleria Borrower. The Saint Louis Galleria Mezzanine Loan has an aggregate original principal balance of $25,000,000, has a coupon of 6.2500% per annum and is coterminous with the Saint Louis Galleria Whole Loan. The Saint Louis Galleria Mezzanine Loan requires interest and principal payments and fully amortizes by the November 1, 2028 maturity date pursuant to a fixed amortization schedule as set forth in Annex F of the Preliminary Prospectus. Including the Saint Louis Galleria Whole Loan and the Saint Louis Galleria Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 56.8%, 1.55x, and 10.3%, respectively. The Saint Louis Galleria Mezzanine Loan is expected to be sold to a third party.

Real Estate Substitution/Expansion. If no event of default is continuing, the Saint Louis Galleria Borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each, an “Acquired Parcel”) in connection with the release of one or more parcels of the Saint Louis Galleria Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the Saint Louis Galleria Borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the Saint Louis Galleria Borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses incurred by the lender, (v) the Saint Louis Galleria Borrower delivers a satisfactory environmental report relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the Saint Louis Galleria Borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the Saint Louis Galleria Borrower may, in its sole discretion, obtain an expansion parcel (which expressly includes any anchor premises or any part thereof) (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Saint Louis Galleria Whole Loan documents, provided that, among other conditions, (i) the Saint Louis Galleria Borrower satisfies the requirements in clauses (i), (iv) and (v) above. In the event that the Saint Louis Galleria Borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Saint Louis Galleria Whole Loan. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Release of Property. If no event of default is continuing, the Saint Louis Galleria Borrower is permitted to release from the lien of the mortgage (i) one or more parcels (including “air rights” parcels) or outlots, or (ii) one or more Acquired Expansion Parcels (including, if applicable, any anchor premises) (each a “Release Parcel”) in connection with the transfer of the fee simple interest in such outlot parcel (or portion thereof) to a transferee which is not an affiliate of Saint Louis Galleria Borrower, upon the Saint Louis Galleria Borrower’s satisfaction of certain conditions, including, among other things: (a) the Saint Louis Galleria Borrower delivers at least 10 days’ prior written notice, (b) the Saint Louis Galleria Borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the Saint Louis Galleria Borrower’s operation or use of the Saint Louis Galleria Property for its then-current use and (y) may be readily separated from the Saint Louis Galleria Property without a material diminution in the value of the Saint Louis Galleria Property, (c) the Release Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (d) after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (e) the Saint Louis Galleria Borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (f) the Saint Louis Galleria Borrower delivers a rating agency confirmation from each applicable rating agency for any such release and (g) either (I) no reserve funds have been expended with respect to such Acquired Expansion Parcel or (II) with the lender’s consent, the Saint Louis Galleria Borrower has replenished such reserve prior to such release; provided, however, that conditions (e) and (f) will not apply to an Acquired Expansion Parcel. In addition, with respect to an Acquired Expansion Parcel that is an anchor parcel, such anchor parcel may only be released with the reasonable consent of the lender to another retail operator that has agreed in writing to open and operate the anchor parcel for retail use within twenty-four (24) months from the date of release and no reserve have been expended with respect to such anchor parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Saint Louis Galleria Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the Saint Louis Galleria Borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the Saint Louis Galleria Property and business interruption coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

Staples Strategic Industrial
1 Staples - Hagerstown, MD | Hagerstown, MD
2 Staples - Arden Hills, MN | Arden Hills, MN
3 Staples - London, OH | London, OH
4 Staples - Montgomery, NY | Montgomery, NY
5 Staples - Beloit, WI | Beloit, WI
6 Staples - Terre Haute, IN | Terre Haute, IN
7 Staples - Putnam, CT | Putnam, CT
8 Staples - Dayville, CT | Dayville, CT
OTTAWA
ONTARIO
MICHIGAN
TORONTO
LONDON
DETROIT
CLEVELAND
PITTSBURGH
COLUMBUS
INDIANAPOLIS
CINCINNATI
LOUISVILLE
BALTIMORE
ST. PAUL
MINNEAPOLIS
Woodbury
Bloomington
Eagan
WISCONSIN
Green Bay
MILWAUKEE
Rockford
CHICAGO
MICHIGAN
TOLEDO
INDIANA
OHIO
INDIANAPOLIS
CINCINNATI
LOUISVILLE
LEXINGTON
VERMONT
BOSTON
WORCESTER
SPRINGFIELD
PROVIDENCE
Hartford
NEW YORK
Bridgeport
PHILADELPHIA
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Industrial
Original Balance(1):	$35,000,000			Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance(1):	$35,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	4,031,127 SF
Borrower Sponsors(2):	Edward V. LaPuma; Bryan York Colwell			Cut-off Date Balance per SF(1):	$31
Mortgage Rate(3):	4.9180%			Maturity Date Balance per SF(1):	$31
Note Date:	9/28/2018			Property Manager:	Self-managed
First Payment Date:	11/6/2018
Anticipated Repayment Date(3):	10/6/2028
Maturity Date(3):	10/6/2033
Original Term to ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	$12,031,104
Seasoning:	2 months			UW NOI Debt Yield(1):	9.5%
Prepayment Provisions(4):	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity(1):	9.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.72x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance(1):	$91,100,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (12/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(8)(9):	$201,450,000 (Various)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(9):	62.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1)(9):	62.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$126,100,000	65.2%	Purchase Price:	$192,000,000	99.3%
Borrower Equity:	$67,286,309	34.8%	Closing Costs:	$1,386,309	0.7%
Total Sources:	$193,386,309	100.0%	Total Uses:	$193,386,309	100.0%

(1)	The Staple Strategic Industrial Mortgage Loan (as defined below) is part of the Staples Strategic Industrial Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $126,100,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Staples Strategic Industrial Whole Loan.

(2)	The non-recourse carveout guarantor is LCN North American Fund II REIT.

(3)	The Staples Strategic Industrial Whole Loan is structured with an anticipated repayment date (“ARD”) of October 6, 2028, a final maturity date of October 6, 2033 and will be interest-only for the entire term of the Staples Strategic Industrial Whole Loan. From and after the ARD, the Staples Strategic Industrial Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 4.9180% (or, when applicable, the default rate) plus 2.5000% and (ii) the swap rate calculated by the linear interpolation of mid-market swap yields, as reported on Reuters Capital Markets screen 19901 (SEMI-BOND column), with maturities most nearly approximating the maturity date plus 2.5000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Staples Strategic Industrial Whole Loan initial interest rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Staples Strategic Industrial Properties (as defined below) after the payment of tax and insurance reserves, interest calculated at the Staples Strategic Industrial Whole Loan initial interest rate and operating expenses will be applied (i) first to repay the principal balance of the Staples Strategic Industrial Whole Loan until paid in full and (ii) second to the payment of accrued interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(4)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2018. Defeasance of the full $126,100,000 Staples Strategic Industrial Whole Loan is permitted after the date that is the earlier to occur of (i) September 28, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 26 payments is based on the expected UBS 2018-C15 securitization closing date in December 2018. The actual lockout period may be longer.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The UW NOI is based on projected income based on the contractual terms of the Staples Strategic Industrial 20-year triple-net (“NNN”) leases.

(7)	The Staples Strategic Industrial Properties were owned and operated by two of three core business units of the former Staples, Inc. company, for approximately 17 years, on average, at each of the Staples Strategic Industrial Properties prior to the execution of two new 20-year leases as part of a sale-leaseback acquisition in October 2018. As such, historical NOI is not available

(8)	The appraisal date for each of the Staples Strategic Industrial Properties is between August 29, 2018 and September 4, 2018. See Annex A-1 to the Preliminary Prospectus.

(9)	The appraiser concluded a "go-dark" value for the Staples Strategic Industrial Properties equal to $179,020,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.4% and 70.4%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “Staples Strategic Industrial Mortgage Loan”) is part of a whole loan (the “Staples Strategic Industrial Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $126,100,000. The Staples Strategic Industrial Whole Loan is secured by the fee interests in an approximately 4.0 million SF portfolio of eight warehouse/distribution facilities that are 100.0% occupied by two of the three core business units of the former Staples, Inc. company pursuant to two new, 20-year NNN leases (collectively, the “Staples Strategic Industrial Properties” and each individually the “Staples Strategic Industrial Property”). Promissory Notes A-2-1 and A-2-2, with an aggregate original principal balance of $35,000,000, represent the Staples Strategic Industrial Mortgage Loan and will be included in the UBS 2018-C15 Trust. The Staples Strategic Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement of the Benchmark 2018-B8 Trust. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

below table summarizes the remaining promissory notes, which are currently held by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Staples Strategic Industrial Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1(1)	$30,000,000	$30,000,000	Benchmark 2018-B8	Yes
Note A-1-2	$20,000,000	$20,000,000	DBNY	No
Note A-2-1	$30,000,000	$30,000,000	UBS 2018-C15	No
Note A-2-2	$5,000,000	$5,000,000	UBS 2018-C15	No
Note A-2-3	$5,000,000	$5,000,000	DBNY	No
Note A-3(1)	$26,100,000	$26,100,000	Benchmark 2018-B8	No
Note A-4	$10,000,000	$10,000,000	DBNY	No
Total	$126,100,000	$126,100,000

(1)	Note A-1-1 and Note A-3 are currently held by DBNY and are expected to be contributed to the Benchmark 2018-B8 securitization transaction. The Benchmark 2018-B8 securitization transaction is scheduled to close on or about December 27, 2018.

Loan proceeds were used in the sale leaseback transaction to acquire the Staples Strategic Industrial Properties and pay closing costs. The Staples Strategic Industrial Properties have been occupied by the respective tenants for approximately 17 years on average and represent mission critical distribution and fulfillment centers within various East Coast and Midwest markets for the tenants according to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower for the Staples Strategic Industrial Mortgage Loan is LCN STP Hagerstown (Multi) LLC (the “Staples Strategic Industrial Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the Staples Strategic Industrial Borrower delivered a non-consolidation opinion in connection with the origination of the Staples Strategic Industrial Whole Loan. The borrower sponsors for the Staples Strategic Industrial Whole Loan are Edward V. LaPuma and Bryan York Colwell, the co-founders and managing partners of LCN Capital Partners (“LCN”). The non-recourse carveout guarantor is LCN North America Fund II REIT, an affiliate fund of LCN. LCN is a private equity firm with offices in New York, London and Luxembourg that specializes in sale-leaseback, built-to-suit and select net lease investments that range from $20 million to $200 million across North America and Europe. LCN currently has over $1.2 billion in discretionary equity capital committed and has over $2 billion in real estate assets under management.

The Properties. The Staples Strategic Industrial Properties include eight industrial facilities, including five fulfilment centers and three distribution centers, across seven states within East Coast and Midwest markets, including Connecticut (2), Indiana (1), New York (1), Ohio (1), Maryland (1), Minnesota (1) and Wisconsin (1). The Staples Strategic Industrial Properties were built between 1969 and 2006, have 34-foot clear ceiling heights on average, feature 18 to 132 loading dock doors and encompass approximately 5- to 118-acres of land per site. The current tenants have occupied each of the Staples Strategic Industrial Properties for an average of approximately 17 years prior to the sale leaseback to the borrower sponsor at loan origination.

Portfolio Summary
Property	Center Type	Lease Guarantor	Net Rentable Area (SF)(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	Annual Rent(1)
Staples - Hagerstown, MD	Distribution	USR Parent Inc.	1,022,145	$35,000,000	27.8%	$54,700,000	$3,580,000
Staples - Montgomery, NY	Fulfillment	Staples, Inc.	766,484	$27,000,000	21.4%	$40,000,000	$2,490,000
Staples - Terre Haute, IN	Distribution	USR Parent Inc.	809,560	$21,050,000	16.7%	$38,750,000	$2,020,000
Staples - London, OH	Fulfillment	Staples, Inc.	496,818	$15,500,000	12.3%	$24,100,000	$1,370,000
Staples - Beloit, WI	Fulfillment	Staples, Inc.	399,652	$11,300,000	9.0%	$18,700,000	$1,300,000
Staples - Dayville, CT	Distribution	USR Parent Inc.	310,157	$9,500,000	7.5%	$14,300,000	$1,160,000
Staples - Arden Hills, MN	Fulfillment	Staples, Inc.	113,096	$3,500,000	2.8%	$5,600,000	$340,000
Staples - Putnam, CT	Fulfillment	Staples, Inc.	113,215	$3,250,000	2.6%	$5,300,000	$540,000
Total/Wtd. Avg.			4,031,127	$126,100,000	100.0%	$201,450,000	$12,800,000

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

Each of the Staples Strategic Industrial Properties features warehouse build out, with five of the facilities built to suit for and by Staples, Inc. at an aggregate cost of approximately $224.1 million. Since 2014, the tenants have invested over $38.7 million of their own capital into each of the eight properties, with investments ranging from $2.8 million to $7.2 million as illustrated below. In addition, according to the borrower sponsors, the tenant plans to invest approximately $17.0 million in the Staples - Montgomery, NY property for robotics implementation planned in 2019. The appraisal concluded a “go-dark” value for the Staples Strategic Industrial Properties equal to $179,020,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 70.4% and 70.4%, respectively.

CapEx Overview(1)
Property	Net Rentable Area (SF)	Year Built/ Renovated	Clear Height (feet)	Land Area (acres)	Loading Docks	Built to Suit	Development Cost ($ million)	2014 – 2018 YTD Historical Capital Expenses	2014 – 2018 YTD Historical Capital Expenses PSF
Staples - Hagerstown, MD	1,022,145	1996/2005	35	118	103	Yes	$73,600,000	$4,300,000	$4.21
Staples - Montgomery, NY	766,484	1985/2001	31	80	132	No(2)	N/A	$6,200,000	$8.09
Staples - Terre Haute, IN	809,560	2000/2006	35	70	116	Yes	$34,500,000	$3,800,000	$4.69
Staples - London, OH	496,818	2001/N/A	35	55	76	Yes	$36,900,000	$6,600,000	$13.28
Staples - Beloit, WI	399,652	2006/N/A	35	45	50	Yes	$49,900,000	$3,700,000	$9.26
Staples - Dayville, CT	310,157	1997/N/A	36	54	46	Yes	$29,200,000	$4,100,000	$13.22
Staples - Arden Hills, MN	113,096	1969/N/A	34	5	15	No(3)	N/A	$2,800,000	$24.76
Staples - Putnam, CT	113,215	1988/N/A	27	19	17	No(4)	N/A	$7,200,000	$63.60
Total / Wt. Avg.	4,031,127		34	446	555		$224,100,000	$38,700,000	$9.60

(1)	Based on Staples Strategic Industrial Borrower provided information.

(2)	Formerly Service Merchandise; Staples took occupancy in 2001.

(3)	Built to suit for Corporate Express, which Staples acquired in 2008. Formerly St. Paul Book and Stationary Company & Corporate Express.

(4)	This was an existing building that Staples took occupancy of in 1998.

Major Tenants. The Staples Strategic Industrial Properties are master leased and are guaranteed by two of the three core divisions of the company that formerly operated together under Staples, Inc. The leases with the two tenants, namely Office Superstore East LLC and Staples Contract & Commercial LLC (collectively, the “Staples Tenants”), are guaranteed by USR Parent Inc. (“US Retail Inc” or “USR”) and Staples, Inc. (“Staples North American Delivery” or “Staples NAD”), respectively.

As of September 2017 Staples, Inc. was taken private by Sycamore Partners in a $6.8 billion acquisition, at which time Staples, Inc. was split into three distinct and independent companies, including Staples NAD (as the remaining business unit under the Staples, Inc. name) as well as USR and Staples Canadian Retail (as independent operators). Although each company is independently capitalized, separately owned with dedicated management teams and separate supply chains, the companies share back office functions such as IT and combined purchasing. Sycamore Partners is a private equity firm founded in 2011 that specializes in retail and consumer investments and has over $3.5 billion of equity under management. Sycamore Partners investments include Belk, Hot Topic, Stuart Weitzman, Talbots and The Limited among others.

US Retail Inc / USR (2,141,862 SF, 53.1% of NRA, 52.8% of underwritten base rent). USR is the guarantor for the master lease covering the three Staples Strategic Industrial Properties leased to Office Superstore East LLC (see “Tenant Summary” table below) that supply merchandise to the brick and mortar Staples stores in the United States. USR has 1,182 stores across 47 states as of 2017, with revenues in excess of $4.7 billion with approximately $261 million of free cash flow.

Staples, Inc. / Staples NAD (1,889,265 SF, 46.9% of NRA, 47.2% of underwritten base rent). Staples NAD is the guarantor for the master lease covering the five Staples Strategic Industrial Properties leased to Staples Contract & Commercial LLC (see “Tenant Summary” below) that supply merchandise to the business to business (“B2B”) distributor of office supplies and extended categories in North America. Staples NAD is comprised of three online platforms including Staples Business Advantage (contract B2B sales), Quill.com (higher touch supplier to small businesses) and Staples.com (online retailer). Staples NAD is the largest office supply distributor in the E-commerce market, the fifth largest E-commerce merchant in the United States and is utilized by 65% of Fortune 100 companies. Additionally, Staples NAD has a 95% annual sales retention of large accounts since 2014, which contributed to their approximately $10.3 billion of revenue in 2017. The Staples NAD business is served by 41 fulfillment centers totaling approximately 12.0 million SF and 95% of customers are covered by free next-day delivery. Staples NAD sales are nearly two times that of their closest competitor, Office Depot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

The following table presents certain information relating to the leases at the Staples Strategic Industrial Properties:

Tenant Summary(1)
Lease Guarantor	Property	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
US Retail Inc / USR(3)	Staples - Hagerstown, MD	NR/NR/NR	1,022,145	25.4%	$3.50	28.0%	9/30/2038
	Staples - Terre Haute, IN	NR/NR/NR	809,560	20.1%	$2.50	15.8%	9/30/2038
	Staples - Dayville, CT	NR/NR/NR	310,157	7.7%	$3.74	9.1%	9/30/2038
US Retail Inc Total			2,141,862	53.1%	$3.16	52.8%
Staples, Inc. / Staples NAD(3)	Staples - Montgomery, NY	B1/NR/B+	766,484	19.0%	$3.25	19.5%	9/30/2038
	Staples - London, OH	B1/NR/B+	496,818	12.3%	$2.76	10.7%	9/30/2038
	Staples - Beloit, WI	B1/NR/B+	399,652	9.9%	$3.25	10.2%	9/30/2038
	Staples - Putnam, CT	B1/NR/B+	113,215	2.8%	$4.77	4.2%	9/30/2038
	Staples - Arden Hills, MN	B1/NR/B+	113,096	2.8%	$3.01	2.7%	9/30/2038
Staples, Inc. Total			1,889,265	46.9%	$3.20	47.2%
Total Occupied			4,031,127	100.0%	$3.18	100.0%
Vacant			0	0.0%	$0.00
Total/Wtd. Avg.			4,031,127	100.0%	$3.18

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The tenants signed two new 20-year NNN lease with no termination options and three, approximately 10-year extension options that have rent escalations of 2% per year.

The following table presents certain information relating to the lease rollover schedule at the Staples Strategic Industrial Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029 & Beyond	2	4,031,127	100.0%	100.0%	$3.18	$12,800,000	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	4,031,127	100.0%		$3.18	$12,800,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Staples Strategic Industrial Properties are located in a mix of secondary and tertiary industrial markets including Baltimore/DC, Greater NYC, Greater Indianapolis, Columbus, Greater Chicago, Greater Boston and Minneapolis. These markets were selected by Staples, Inc. senior leadership for their access to skilled labor pools, proximity to logistics corridors and nearness to customers. The Staples Strategic Industrial Properties are within industrial markets that report market vacancy rates below 5.5% and submarket vacancy ranging from 0.0% to 7.2%. According to the appraisals’ concluded market rents, the Staples Strategic Industrial Properties’ in-place rents are below market by 17.8% on a weighted average basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

Market Summary
Property Location	Net Rentable Area (SF)(1)	% of Allocated Whole Loan Amount	Market	5-Mile Radius Est. 2018 Population	5-Mile Radius Est. 2018 Household Income	Industrial Market	Industrial Submarket	Rent			Vacancy
								Market / Submarket as of Q2 2018	Appraisal Concluded	In Place(1)	Market / Submarket as of Q2 2018
Hagerstown, MD	1,022,145	27.8%	Baltimore/DC	61,542	$50,119	NAV	Washington County	NAV / $4.81	$3.75	$3.50	NAV / 2.6%
Montgomery, NY	766,484	21.4%	Greater NYC	28,583	$82,328	Northern New Jersey	Orange County	$7.87 / $6.81	$5.25	$3.25	3.9% / 5.0%
Terre Haute, IN	809,560	16.7%	Greater Indianapolis	14,249	$59,287	Vigo County	NAV	$2.07 / NAV	$3.15	$2.50	4.6% / NAV
London, OH	496,818	12.3%	Columbus	17,139	$50,544	Columbus	Madison County	$3.66 / $6.23	$3.20	$2.76	4.1% / 0.0%
Beloit, WI	399,652	9.0%	Greater Chicago	59,938	$47,466	Madison	Rock County	$4.90 / $4.15	$3.50	$3.25	3.5% / 5.2%
Dayville, CT	310,157	7.5%	Greater Boston	25,383	$57,992	Hartford	Windham County	$4.60 / $3.83	$4.25	$3.74	5.4% / 7.2%
Arden Hills, MN	113,096	2.8%	Minneapolis	198,195	$68,851	Minneapolis/ St. Paul	North Central	$6.72 / $6.79	$4.00	$3.01	3.6% / 3.5%
Putnam, CT	113,215	2.6%	Greater Boston	22,735	$60,123	Hartford	Windham County	$4.60 / $3.83	$4.00	$4.77	5.4% / 7.2%
Total/Wtd. Avg.	4,031,127	100.0%							$3.87	$3.18

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Staples - Hagerstown, MD (27.8% of Allocated Loan Amount (“ALA”)): Staples - Hagerstown, MD, encompassing over 1.0 million SF on approximately 118 acres, is USR’s largest distribution center serving 300 stores throughout the eastern seaboard and handling nearly $1.7 billion in sales volume. Staples - Hagerstown, MD is located in the Washington County industrial market. According to the appraisal, Hagerstown’s central location and ease of access to Interstate 81 and Interstate 70, provides an ideal location for shipping and logistics companies in the area. As such, the concentration of transportation and warehousing employment in the area is more than twice that of the state and nation and has risen considerably over the past five years. Top employers in the area include national companies such as FedEx and smaller companies such as Bowman Logistics. Developers have entered the market and are building industrial properties speculatively. According to the appraisal, vacancies have been at or below 5.0% for the past five years for this market. The market will deliver a 504,000 SF warehouse later this year, which is likely to raise vacancy levels to 5.0% from 2.6% as of the second quarter 2018.

Staples - Montgomery, NY (21.4% of ALA): Staples - Montgomery, NY is located within a 75-mile radius of New York City, in the Northern New Jersey industrial market and services the New York Department of Education as well as the general New York City market. According to an industry report and the appraisal, vacancy in the Northern New Jersey Industrial Market declined for eight consecutive years, following the economic downturn in 2008. Additionally, in the first half of 2018 nearly 9.3 million SF of space has been absorbed.

Staples - Terre Haute, IN (16.7% of ALA): Staples - Terre Haute, IN is located in a rural community of southwestern Indiana, approximately 75 miles from the Indianapolis central business district. Staples - Terre Haute, IN is located within the Greater Indianapolis market and services 300 stores and handles more than $1.0 billion in sales volume in the Midwest and Texas.

Staples - London, OH (12.3% of ALA): Staples - London, OH is located in the Columbus Industrial market, approximately 25 miles west of Columbus and services 100% business customers and moves nearly 15 million cartons annually and generates approximately $756 million in sales volume. According to the appraisal, the Columbus metro area population has grown over the past decade and exhibits both a higher rate of GDP growth and a higher level of GDP per capita than the nation overall. The Columbus Industrial market also exhibited net absorption totaling approximately 2.4 million SF in the second quarter of 2018.

Staples - Beloit, WI (9.0% of ALA): Staples - Beloit, WI is located in south central Wisconsin and services the Chicago and Milwaukee markets that are located within a 75-mile radius. The Staples - Beloit, WI property moves more than 9.5 million cartons annually and generates over $500 million in sales volume.

Staples - Dayville, CT (7.5% of ALA) and Staples - Putnam, CT (2.6% ALA): Staples - Dayville, CT and Staples - Putnam, CT are located within the Windham County industrial submarket within a two-mile radius. Staples - Dayville, CT features a distribution center buildout and is complimentary to the fulfillment center buildout of Staples - Putnam, CT. Windham County is situated along Interstate 395, and is within a 70-mile radius of Worchester, Hartford and Boston. Staples - Dayville, CT is located in proximity to the Boston and New York City markets and serves over 100 of USR’s stores. Staples - Putnam, CT services the Northeastern US and handles approximately $384 million of sales volume annually.

Staples - Arden Hills, MN (2.8% of ALA): Staples - Arden Hills, MN, is located within a 15-mile radius of the Minneapolis CBD and enables next day service to enterprise customer accounts that produce approximately $86 million in annual sales and features newly invested robotics that help move more than two million cartons annually.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Staples Strategic Industrial Properties:

Cash Flow Analysis(1)
	2015	2016	2017	UW	UW PSF
Rents in Place	N/A	N/A	N/A	$12,800,000	$3.18
Contractual Rent Steps(2)	N/A	N/A	N/A	$256,000	$0.06
Total Reimbursements	N/A	N/A	N/A	$0	$0.00
Net Rental Income	N/A	N/A	N/A	$13,056,000	$3.24
Less Vacancy/Credit Loss	N/A	N/A	N/A	($652,800)	($0.16)
Effective Gross Income	N/A	N/A	N/A	$12,403,200	$3.08
Total Operating Expenses(3)	N/A	N/A	N/A	$372,096	$0.09
Net Operating Income	N/A	N/A	N/A	$12,031,104	$2.98
Total TI/LC, Capital Expenditures	N/A	N/A	N/A	$1,203,935	$0.30
Net Cash Flow	N/A	N/A	N/A	$10,827,169	$2.69

Occupancy %	100.0%	100.0%	100.0%	95.0%
NOI DSCR(4)	N/A	N/A	N/A	1.91x
NCF DSCR(4)	N/A	N/A	N/A	1.72x
NOI Debt Yield(4)	N/A	N/A	N/A	9.5%
NCF Debt Yield(4)	N/A	N/A	N/A	8.6%

(1)	Historical cash flow figures were not provided by the Staples Strategic Industrial Borrower as the Staples Strategic Industrial Properties were owned and operated by the tenant prior to the execution of two new 20-year leases as part of a sale-leaseback in October 2018.

(2)	UW Contractual Rent Steps are underwritten through September 2019.

(3)	UW Total Operating Expenses includes an unrecoverable 3.0% management fee.

(4)	Debt service coverage ratios and debt yields are based on the Staples Strategic Industrial Whole Loan.

Escrows and Reserves.

Tax Escrows - Real estate tax escrows are waived so long as (i) no Trigger Period (as defined below) is continuing (ii) the Staples Tenants or any replacement NNN lease are obligated to pay (and are paying) all real estate taxes directly to the applicable governmental authority, and (iii) the Staples Tenants’ leases or any replacement NNN lease remain in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, the Staples Strategic Industrial Borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Escrows - Insurance escrows are waived so long as (i) no Trigger Period is continuing, (ii) the Staples Tenants or any replacement NNN lease are obligated to obtain and pay for (and are paying for) all insurance coverages required under the Staples Strategic Industrial loan documents, and (iii) the Staples Tenants’ leases or any replacement NNN lease, respectively, remain in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, on each due date, the Staples Strategic Industrial Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves - On a monthly basis, during the continuance of (i) a Lease Sweep Period (as defined below) or (ii) any period when the entirety of the Staples Strategic Industrial Properties are not leased pursuant to the respective leases or a replacement NNN lease which, in either case, requires such tenant to pay for all capital expenditures at each of the Staples Strategic Industrial Properties, the Staples Strategic Industrial Borrower is required to escrow an amount equal to approximately $50,389 per month into a capital expenditure reserve.

Quarterly Rent Reserves - For so long as the respective lessees pay rent to the Staples Strategic Industrial Borrower on a quarterly basis, quarterly rent reserves will be maintained to hold such full quarterly rent payments. An amount necessary to fund all outstanding reserves and pay monthly debt service on the Staples Strategic Industrial Loan for the month in which the quarterly rent payment is made (the “Monthly Required Payment Amount”) is applied to such outstanding reserves and monthly debt service for such month, an amount equal to two times the Monthly Required Payment Amount is held in a quarterly rent reserve account (to be applied on the next two succeeding monthly payment dates) and the excess is disbursed to the Staples Strategic Industrial Borrower, provided that no Trigger Period is continuing. During a Trigger Period, each quarterly rental payment is transferred into the quarterly rent reserves, and on each monthly payment date, one third of the rent is applied in accordance with the loan documents.

Lockbox and Cash Management. The Staples Strategic Industrial Whole Loan is structured with a hard lockbox and in-place cash management. The Staples Strategic Industrial Borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the Staples Strategic Industrial Borrower or the manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves and budgeted monthly operating expenses. Provided that no Trigger Period (as defined below) is continuing, except as provided above under "Escrows and Reserves-Quarterly Rent Reserves," excess cash in the deposit account will be disbursed to the Staples Strategic Industrial Borrower in accordance with the Staples Strategic Industrial Whole Loan documents. If a Trigger Period is continuing (and no Lease Sweep Period is continuing), except as provided above under "Escrows and Reserves-Quarterly Rent Reserves," excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the Staples Strategic Industrial Whole Loan. If a Lease Sweep Period is continuing, except as provided above under "Escrows and Reserves-Quarterly Rent Reserves," excess cash will be transferred to a lease sweep reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

A “Trigger Period” occurs on the date that any of the following has occurred: (i) the ARD, (ii) any event of default, (iii) the date that the debt service coverage ratio, as calculated in the loan documents at the end of each calendar quarter, falls below 1.20x and (iv) the commencement of a Lease Sweep Period and may be cured (a) with respect to clause (i) above, if the debt is paid in full (b) with respect to clause (ii) above, upon the acceptance by the lender of a cure of such event of default, (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.25x or greater for one calendar quarter and (d) with respect to clause (iv), such Lease Sweep Period has ended pursuant to the terms of the Staples Strategic Industrial Whole Loan documents.

A “Lease Sweep Period” commences upon the first monthly payment date (if prior to the ARD) following the occurrence of any of the following: (a) the date by which the related tenant is required under the Sweep Lease (as defined below) to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or the Staples Strategic Industrial Borrower’s receipt of notice by the related tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (c) a tenant under a Sweep Lease (as defined below) ceasing to operate its business at 40% or more of the space guaranteed by USR or 40% or more of the space guaranteed by Staples NAD or 40% or more of the aggregate square footage of all Staples Strategic Industrial Properties (i.e., “going dark”); (d) upon a monetary or material non-monetary default under a Sweep Lease by a tenant beyond any applicable notice and cure period or (e) upon a bankruptcy or insolvency proceeding of a tenant under a Sweep Lease or its parent.

A Lease Sweep Period ends when (1) in the case of clauses (a), (b) or (c) above, the Staples Strategic Industrial Properties (or applicable portion thereof) have been leased pursuant to one or more “qualified leases” (as such term is defined in the Staples Strategic Industrial loan documents) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods set forth in all such “qualified leases” and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases, (2) in the case of clause (a) above, the tenant exercises its renewal option and in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (3) in the case of clause (c) above, either (x) funds in an amount equal to the applicable Go Dark Event Sweep Cap (defined below) have accumulated in the lease sweep reserve account or (y) the Staples Strategic Industrial Borrower has delivered an acceptable letter of credit to lender with a face amount at least equal to the applicable Go Dark Event Sweep Cap, (4) in the case of clause (d) above, the subject default has been cured and (5) in the case of clause (e) above, the applicable bankruptcy has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Under the leases to the Staples Tenants, if the tenant thereunder goes dark (by either vacating or subleasing) in 40% or more of the total square footage demised under such lease, the tenant thereunder will be required to post a letter of credit with the Staples Strategic Industrial Borrower, in an amount equal to (i) 12 months’ base rent due under the applicable lease (if the tenant goes dark in 40% or more but less than 60% of such space) or (ii) 24 months’ base rent due under the applicable lease (if the tenant goes dark in more than 60% of such leased space). Upon receipt of any such letter of credit, the Staples Strategic Industrial Borrower is required to immediately assign such letter of credit to the lender and, if a Lease Sweep Period is continuing pursuant to clause (c) above, the Staples Strategic Industrial Borrower is expected to offer such letter of credit to the lender to stop the applicable Lease Sweep Period, provided such letter of credit is at least equal to the portion of rent payable with respect to the dark space in question for the following twelve months and such letter of credit otherwise meets the definition of an approved letter of credit (as set forth in the loan agreement), as determined by the lender. For so long as the lender is holding a letter of credit, the lender is required to hold such letter of credit in accordance with the terms of the applicable lease, except that, from and after an event of default under such lease, the lender will have the right to immediately draw on such letter of credit in full and deposit such drawn amount into the lease sweep reserve. To the extent that the lender is unable to draw on such letter of credit after the occurrence of an event of default under the loan or an event of default under the applicable lease, the amount of such letter of credit (up to the portion of rent payable with respect to the dark space in question for the following twelve months) will be recourse to the guarantor.

A “Sweep Lease” means (i) the leases with Staples Contract & Commercial LLC and/or Office Superstore East LLC as applicable, and (ii) any replacement lease at the Staples Strategic Industrial Properties which covers (x) the entire rentable space at an individual Staples Strategic Industrial Property or (y) 250,000 or more rentable SF at the Staples Strategic Industrial Properties.

A “Go Dark Event Sweep Cap” means an amount equal to a portion of the rent payable under the Lease Sweep Lease in question and allocated to the dark space, for the 12 months following the tenant under the Sweep Lease going dark.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Staples Strategic Industrial Whole Loan is structured with no releases or substitutions, except for a 0.97-acre vacant strip of land located on the edge of the 80-acre Staples - Montgomery, NY property, which the Staples Strategic Industrial Borrower is currently under contract to sell to the adjacent landowner. In connection with such sale, the Staples Strategic Industrial Borrower will be permitted to obtain the release of such strip of land from the lien without payment of any consideration for the release, provided that (i) no event of default is continuing, (ii) such strip of land is legally subdivided and on a separate tax parcel from the remainder of the Staples - Montgomery, NY property, (iii) the release does not adversely affect the use or operation of, or access to or from, the remaining portion of the Staples - Montgomery, NY property, (iv) after giving effect to such release, the loan-to-value ratio of the remaining Staples Strategic Industrial Properties is no more than 125% (v) the lender has received and approved all applicable release documents and evidence of tax parcel separation and (v) the Staples Strategic Industrial Borrower pays all of the lender’s costs and expenses.

Environmental Matters. According to the Phase I environmental assessment dated September 19, 2018 for the Staples - Dayville, CT property (the “Dayville Property”) identified a recognized environmental condition in connection with suspected groundwater and soil pollution and recommended further sampling in accordance with the Connecticut Property Transfer Act’s assessment requirements to determine if long-term monitoring or remediation is necessary. The first round of sampling was completed in April 2018 and results indicated that additional delineation and characterization was needed at five of the areas of concern at the Dayville Property. On July 31, 2018 and August 1, 2018 a second round of investigation was conducted including 16 soil borings and the installation of two additional monitoring wells. The results of the second round of sampling concluded that additional delineation was still required for three remaining areas of concern at the Dayville Property. At origination, the Staples Strategic Industrial Borrower obtained a Lender Environmental Collateral Protection and Liability Insurance Policy from Steadfast Insurance Company, with a term of 13 years. The Staples Strategic Industrial Borrower is required, on or prior to the ARD date, to obtain a new secured lender’s policy (on terms and with limits substantially similar to the policy in place at origination) with a term of no less than eight years unless, prior to the ARD date, the Staples Strategic Industrial Borrower delivers (i) a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Staples Strategic Industrial	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 62.6% 1.72x 9.5%

“no further action” letter from the applicable governmental authority indicating that no additional monitoring or remediation is required and (ii) a clean Phase I. The related tenant also purchased a premises pollution liability policy (the “Dayville PPL Policy”) that named the lender as an additional insured. The lender agreed pursuant to the loan agreement to look to the Dayville PPL Policy first before making a claim under the environmental indemnity agreement.

Terrorism Insurance. The Staples Strategic Industrial Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Staples Strategic Industrial Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

Allen
Plano
Lewisville
Flower Mound
Carrollton
Coppell
Richardson
Farmers Branch
Garland
Rowlett
Irving
DALLAS
Grand Prairie
Mesquite
DeSoto
Lancaster
LAKELAND
Winter Haven
Crystal Lake
Auburndale
Polk City
Bartow
HOUSTON
The Woodlands
Spring
Atascocita
Katy
Sugar Land
Missouri City
Pearland
Pasadena
Baytown
La Porte
League City
Texas City
CBBC Industrial Portfolio
1 CBBC - Dallas, TX Dallas, TX
2 CBBC - Winter Haven, FL Winter Haven, FL
3 CBBC - Lakeland, FL Lakeland, FL
4 CBBC - Houston, TX Houston, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Industrial
Original Balance(1):	$33,030,000			Detailed Property Type:	Cold Storage/Distribution
Cut-off Date Balance(1):	$33,030,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.1%			Year Built/Renovated:	Various/Various
Loan Purpose(2):	Acquisition			Size:	951,651 SF
Borrower Sponsors:	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation			Cut-off Date Balance per SF(1):	$56
				Maturity Date Balance per SF(1):	$56
Mortgage Rate:	5.0800%			Property Manager:	Self-managed
Note Date:	10/30/2018
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$5,507,998
Seasoning:	1 month			UW NOI Debt Yield(1):	10.4%
Prepayment Provisions(3)(4):	LO (23); YM1 (2); DEF/YM1 (90); O (5)			UW NOI Debt Yield at Maturity(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.77x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance(1):	$20,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (12/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$85,880,000 (Various)
Replacements:	$0	Springing	$190,330	Cut-off Date LTV Ratio(1)(7):	61.7%
TI/LC:	$0	Springing	$666,156	Maturity Date LTV Ratio(1)(7):	61.7%

Sources and Uses(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$53,030,000	64.7%	Purchase Price(2):	$81,287,081	99.2%
Borrower Equity:	$28,878,758	35.3%	Closing Costs:	$621,677	0.8%
Total Sources:	$81,908,758	100.0%	Total Uses:	$81,908,758	100.0%

(1)	The CBBC Industrial Portfolio Mortgage Loan (as defined below) is part of the CBBC Industrial Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $53,030,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CBBC Industrial Portfolio Whole Loan.

(2)	On October 12, 2018, the borrower sponsors purchased the CBBC Industrial Portfolio Properties (as defined below) in an all-cash sale leaseback transaction for approximately $81.3 million, which therefore was unencumbered at the origination of the CBBC Industrial Portfolio Whole Loan on October 30, 2018.

(3)	See “Release of Property” and “Substitution” below for discussion of partial release provisions.

(4)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2018. Defeasance of the full $53.03 million CBBC Industrial Whole Loan is permitted after the date that is the earlier to occur of (i) October 30, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected UBS 2018-C15 securitization closing date in December 2018. The actual lockout period may be longer. The CBBC Industrial Portfolio Borrower (as defined below) is also permitted to prepay the CBBC Industrial Portfolio Whole Loan on or after the payment date in November 2020 with a payment of a yield maintenance premium.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The borrower sponsors purchased the CBBC Industrial Portfolio Properties on October 12, 2018. As a result, the historical financial information is unavailable.

(7)	The appraiser concluded a “go dark” value as of September 2018 equal to $65,500,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 81.0% and 81.0%, respectively.

The Mortgage Loan. The fifth largest mortgage loan (the “CBBC Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “CBBC Industrial Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $53,030,000. The CBBC Industrial Portfolio Whole Loan is secured by the fee interests in a portfolio of four industrial properties totaling 951,651 SF located in Texas and Florida (collectively, the “CBBC Industrial Portfolio Properties” and individually each a “CBBC Industrial Portfolio Property”). Promissory Note A-1, with an original principal balance of $33,030,000, represents the CBBC Industrial Portfolio Mortgage Loan and will be included in the UBS 2018-C15 Trust. The CBBC Industrial Mortgage Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C15 Trust. The below table summarizes the remaining promissory note, which is currently held by DBNY and is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

CBBC Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$33,030,000	$33,030,000	UBS 2018-C15	Yes
Note A-2	$20,000,000	$20,000,000	DBNY	No
Total	$53,030,000	$53,030,000

The proceeds of the CBBC Industrial Portfolio Whole Loan, together with approximately $28.9 million of borrower sponsors’ equity, were used to acquire the CBBC Industrial Portfolio Properties and pay closing costs. The borrower sponsors acquired the CBBC Industrial Portfolio Properties in October 2018 in a sale leaseback transaction. In conjunction with the sale, CBBC Opco, LLC executed a new 20-year absolute triple net lease relating to all CBBC Industrial Portfolio Properties through October 2038.

The Borrower and the Borrower Sponsors. The borrower is NM BXBF, L.P. (the “CBBC Industrial Portfolio Borrower”), a Delaware limited partnership structured to be bankruptcy remote with two independent directors. Legal counsel to the CBBC Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the CBBC Industrial Portfolio Whole Loan. The borrower sponsors and non-recourse carveout guarantors of the CBBC Industrial Portfolio Whole Loan are New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation, affiliates of New Mountain Capital, LLC (“New Mountain Capital”).

New Mountain Capital is an alternative investment manager with private equity, public equity and private credit strategies. New Mountain Capital's public equity arm, Vantage, takes non-control positions in publicly traded companies. New Mountain Capital, together with its affiliates, manages private equity, public equity and credit capital with aggregate assets under management totaling more than $20.0 billion. The liability of the non-recourse carveout guarantor under the environmental indemnity is capped at 110% of the original principal balance of the CBBC Industrial Portfolio Mortgage Loan.

The Properties. The CBBC Industrial Portfolio Properties consist of four industrial properties located in Florida (2) and Texas (2) with a total net rentable area of 951,651 SF. The total net rentable area includes cooler/freezer space (748,323 SF, 78.6% of NRA), warehouse space (161,950 SF, 17.0% of NRA), and office space (41,379 SF, 4.3% of NRA). The CBBC Industrial Portfolio Properties range from 104,974 SF to 330,000 SF. On October 12, 2018, the tenant, CBBC Opco, LLC, commenced a 20-year absolute triple net lease on all four of the CBBC Industrial Portfolio Properties (the “CBBC Lease”). The CBBC Opco, LLC lease is guaranteed by CBBC Holdings, Inc., an affiliate of Colorado Beef Boxed Company (“CBBC”). CBBC has a total of 10 assets, and the four properties in the CBBC Industrial Portfolio are an important part of CBBC’s food distribution and third party cold storage businesses, representing 61.9% of the total SF of the CBBC’s total assets. Additionally, the Lakeland Property is the distribution headquarters for CBBC. Over the past four years, CBBC has invested approximately $11.9 million in capital improvements across the four properties. The appraiser concluded a “go dark” value as of September 2018 equal to $65,500,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 81.0% and 81.0%, respectively.

Portfolio Summary
Property	Net Rentable Area (SF)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	Annual UW Base Rent(1)	% of Annual UW Base Rent(1)
CBBC - Dallas, TX	284,550	$21,410,000	40.4%	$34,680,000	$2,276,400	40.0%
CBBC - Winter Haven, FL	330,000	$12,970,000	24.5%	$21,000,000	$1,402,500	24.7%
CBBC - Lakeland, FL	232,127	$11,650,000	22.0%	$19,300,000	$1,271,441	22.4%
CBBC - Houston, TX	104,974	$7,000,000	13.2%	$10,900,000	$735,690	12.9%
Total / Wt. Avg.	951,651	$53,030,000	100.0%	$85,880,000	$5,686,031	100.0%

(1)	Information is based on the underwritten rent roll.

CBBC - Dallas, TX. The CBBC - Dallas, TX property (“Dallas Property”) is a 284,550 SF single-tenant industrial warehouse building located in Dallas, Texas, approximately 6.2 miles northwest of the Dallas central business district. The Dallas Property is 100.0% occupied by CBBC which has been at the Dallas Property since July 2015. The improvements include four connected one-story buildings constructed in 1965 and 1978, which are situated on a 9.34-acre site. The Dallas Property was most recently renovated in 2015 when CBBC replaced the roof and spent approximately $4.0 million to convert/retrofit 70,000 SF to freezer space and added a new glycol system in the flooring. In addition, CBBC added LED lighting and motion detectors around the Dallas Property. The Dallas Property contains 92% freezer/cold storage space, has 26 loading docks and two drive-in doors with a clearance height of 28 feet. There are 85 surface parking spaces which equates to a parking ratio of approximately 0.3 spaces per 1,000 SF.

CBBC - Winter Haven, FL. The CBBC - Winter Haven, FL property (“Winter Haven Property”) consists of 11 one-story industrial warehouse/distribution buildings, totaling 330,000 SF, located in Winter Haven, Florida. The Winter Haven Property is 100.0% occupied by CBBC and operated by Phoenix Industries, a CBBC subsidiary and third-party cold storage provider. The improvements were constructed in phases between 1950 and 2001 and are situated on a 17.28-acre site. The Winter Haven Property was most recently renovated in 2017 when the cold storage equipment was upgraded. Additional capital expenditures in recent years include approximately $4.2 million to convert 35,000 SF of dry space to freezer space, the building of a fourth engine room with a brand new, ammonia-based system, and installing new LED lights. Furthermore, there are eight new freezer doors being installed throughout the facility. The Winter Haven Property consists of approximately 87% ammonia-based freezer/cold storage space, with 21 dock high doors and two drive-in overhead doors, including three rail-served loading doors. The freezer area contains 6-7 main freezer/cooler rooms with ammonia refrigeration system. The building sizes range from 10,232 SF to 68,690 SF and the clear heights range from 15 feet to 32 feet. There are 42 surface parking spaces which equates to a parking ratio of approximately 0.13 spaces per 1,000 SF. The Winter Haven Property is served by CSX rail services and offers 1,800 feet of rail sliding capable of holding 20 plus cars.

CBBC - Lakeland, FL. The CBBC - Lakeland, FL property (“Lakeland Property”) consists of 10 one- and two-story industrial warehouse/distribution buildings, totaling 232,127 SF, located in Lakeland, Florida. The Lakeland Property is 100.0% occupied by CBBC and is the company’s distribution headquarters. The improvements were constructed in phases between 1957 and 1996 and are situated on a 16.06-acre site. The Lakeland Property was most recently renovated in 2017, which included $3 million for refrigeration upgrades, including the conversion of 30,000 SF to freezer space. The Lakeland Property consists of approximately 52% of ammonia-based freezer/cold storage space, 12% office space, 30 dock-high doors and two drive-in doors. A

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

15,400 SF, two-story office building is located across the street from the primary warehouse area and also includes a small, 800 SF guard house. The Lakeland Property features 116 surface parking spaces which equates to a parking ratio of 0.50 spaces per 1,000 SF. The Lakeland Property accounts for approximately a third of CBBC’s overall weekly shipping capacity, distributing 4.5 million to 5.5 million points of volume per week.

CBBC - Houston, TX. The CBBC - Houston, TX property ("Houston Property") is a 104,974 SF, single tenant industrial warehouse located in Houston, Texas, approximately six miles northwest of the Houston central business district. The Houston Property is 100.0% occupied by CBBC. The improvements include one, one-story building constructed in 1965 and 2000 and most recently renovated in 2007, and situated on a 4.87-acre lot. Prior to the most recent sale of the Houston Property, CBBC spent $150,000 to upgrade the dock doors and levelers. The Houston Property consists of 75% freezer/cold storage space with 23 docks and clear heights of 28 feet. The warehouse holds on average 20-22 million pounds of inventory at any one time. The location allows the facilities to service the Galleria submarket, which has mixed-use real estate projects. CBBC is currently using the warehouse as its primary distribution and third party cold storage. Primary distribution areas outside of the immediate Houston area consist primarily of Austin and Waco, Texas. The Houston Property distributes an average of 2.7-3.0 million pounds of volume a week.

Major Tenant.

CBBC Opco, LLC (951,651 SF, 100.0% of NRA, 100.0% of underwritten base rent). The CBBC Industrial Portfolio Properties are leased to CBBC Opco, LLC and occupied by CBBC. CBBC was founded in 1975 and engages in the distribution of refrigerated and frozen food products. Its distribution portfolio includes beef, pork, poultry, seafood, lamb and veal, ethnic products, specialty food items, deli products, grocery products, and packaged food products, as well as packing supplies in various colors and sizes. The company also supplies cheese, vegetables, lunch meat, and various dry products. It serves independent and chain retailers/grocery stores, cruise lines, food service distributors, restaurants, the United States military, amusement/theme parks, and various other food outlets/purveyors in the United States and internationally. CBBC goes to market both directly to end consumers, and through distributors and wholesalers (approximately 30% via distributors / retailers). CBBC is a diversified business with the top 5 customers representing less than 7% of CBBC’s total revenue. CBBC has gradually increased volume over the past several years from 574 million pounds in 2013 to 697 million pounds in 2017.

In June 2017, Altamont Capital Partners (“ACP”) acquired CBBC. ACP is a private equity firm with over $2.5 billion of capital under management, focused primarily on making long term, control investments in middle market businesses. APC has a diverse portfolio that includes consumer products, industrials, retail, restaurants & franchising, financial services, and healthcare.

The CBBC Lease provides that the tenant has the right to require the CBBC Industrial Portfolio Borrower to substitute up to one property under the CBBC Lease during the initial ten years of the lease term (which ends October 31, 2028), and up to two properties under the CBBC Lease during the subsequent ten years, provided that certain conditions are satisfied. If such conditions are satisfied, the CBBC Industrial Portfolio Borrower is required to sell the substituted-for CBBC Industrial Portfolio Property to CBBC or a third party designated by it and purchase the property to be substituted from CBBC or a third party designated by it, and the CBBC Lease is deemed to be automatically amended to add the substitute property and terminate the substituted-for property. See “Substitution” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans-Releases; Partial Releases” in the Preliminary Prospectus.

The following table presents certain information relating to the leases at the CBBC Industrial Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
CBBC	Dallas Property	NR/NR/NR	284,550	29.9%	$2,276,400	40.0%	$8.00	10/31/2038
CBBC	Winter Haven Property	NR/NR/NR	330,000	34.7%	$1,402,500	24.7%	$4.25	10/31/2038
CBBC	Lakeland Property	NR/NR/NR	232,127	24.4%	$1,271,441	22.4%	$5.48	10/31/2038
CBBC	Houston Property	NR/NR/NR	104,974	11.0%	$735,690	12.9%	$7.01	10/31/2038
Subtotal/Wtd. Avg.			951,651	100.0%	$5,686,031	100.0%	$5.97
Vacant			0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.			951,651	100.0%	$5,686,031	100.0%	$5.97

(1)	Information is based on the underwritten rent roll.

(2)	The CBBC Industrial Portfolio Properties are leased under a single lease, which allocates separate rental rates to each of the CBBC Industrial Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

The following table presents certain information relating to the lease rollover schedule at the CBBC Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029 & Beyond	1	951,651	100.0%	100.0%	$5.97	$5,686,031	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	951,651	100.0%		$5.97	$5,686,031	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The CBBC Industrial Portfolio Properties are located in a mix of industrial markets including Dallas, Tampa/St. Petersburg and Houston. The CBBC Industrial Portfolio Properties are within industrial submarkets that reported vacancy rates ranging from 4.3% to 8.3% and average asking rental rates ranging from $4.73 - $7.33 PSF.

Market Summary
Property Name	Net Rentable Area(1)	% of Allocated Whole Loan Amount	Population (5-Mile Radius)(2)	Appraiser Concluded Market Rent PSF(3)	Submarket	Submarket Rent PSF	Submarket Vacancy
CBBC - Dallas, TX	284,550	40.4%	308,285	$8.00	South Stemmons	$5.38	4.3%
CBBC - Winter Haven, FL	330,000	24.5%	95,631	$4.25	Polk County	$4.73	8.3%
CBBC - Lakeland, FL	232,127	22.0%	138,595	$5.48	Polk County	$4.73	8.3%
CBBC - Houston, TX	104,974	13.2%	465,931	$7.01	Northwest Corridor	$7.33	5.4%
Total/Wtd. Avg.	951,651	100.0%

Source: Appraisals

(1)	Information is based on the underwritten rent roll.

(2)	Population is based on estimated 2018 figures, excluding the Dallas Property, which are from 2017.

(3)	The Appraiser Concluded Market Rent PSF is based on analysis of comparable properties, as well as asking and recent leases at the CBBC Industrial Portfolio Properties.

CBBC - Dallas, TX: The Dallas Property is located in Dallas, Texas, approximately 6.2 miles northwest of the Dallas central business district. The location provides access to Dallas’ transportation network including access to Interstate 35E, Interstate 30, and State Highway 12. The Dallas Fort Worth Airport is approximately 14 miles from the Dallas Property. The major employers in the area include Southwest Airlines, Dallas Love Field Airport, FedEx and AT&T.

CBBC - Winter Haven, FL: The Winter Haven Property is located in Winter Haven, Florida, approximately 2.8 miles southwest of the Winter Haven central business district, and centrally located between the Tampa central business district (49.7 miles) and Orlando central business district (49.5 miles). Primary regional access to the area is provided by Interstate 4 (13.0 miles northeast), which is the main east/west arterial highway connecting Tampa to Orlando and the east coast. Additional access is provided by County Highway 60, U.S. Highway 17, and U.S. Highway 27. U.S. Highway 17 and County Highway 60 are major arterials that cross the Lakeland MSA in both the north/south and east/west direction. Located approximately 8 miles southeast of the Winter Haven Property is the CSX Integrated Logistics Center that opened in Winter Haven in 2014. This terminal serves domestic intermodal freight with the following products available: UMAX, Private Containers and RailPlus. The terminal can process up to 300,000 containers a year. The area surrounding the facility includes 932-acres dubbed the Central Florida Intermodel Logistics Center and according to the appraisal is expected to slowly fill with industrial warehouse developments. This area is located approximately nine miles south of the Winter Haven Property.

CBBC - Lakeland, FL: The Lakeland Property is located in Lakeland, Florida, approximately 1.0 mile northeast of the Lakeland central business district, and is centrally located between the Tampa central business district (34.5 miles) and Orlando central business district (54.2 miles). The Lakeland Property is located within Polk County along Interstate 4, which is the main east/west arterial highway connecting Tampa to Orlando and the east coast. In 2015, Amazon added a 1.02 million SF fulfillment center that added an estimated 2,000 jobs to the Lakeland area. Walmart also recently opened their two building, 2 million SF distribution center in Davenport, bringing an additional 550 jobs. Additionally, IKEA is opening a 325,000 SF distribution center off Allen K Breed Highway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

CBBC - Houston, TX: The Houston Property is located in Houston, Texas, approximately eight miles northwest of the Houston central business district. The Houston Property is accessed by West Loop Parkway to the west and West 11th Street to the north, northwest of Downtown Houston. Access to the local area is provided by Interstate 610, a 38 mile six-lane highway extending around Houston, which experiences daily traffic volume of nearly 285,948 vehicles daily. 1.1 miles north of the Houston Property I-610 intersects with State Route 290, which travels northwest for 141 miles to Austin, TX. Additionally, Interstate 10, which is 0.6 miles southeast of the Houston Property, provides direct eastern access to the Houston central business district and continues all the way to the east coast where it ends in Jacksonville, FL, as well as, extending west to San Antonio, TX. Most recently, Amazon and FedEx each completed distribution facilities exceeding 800,000 SF in September 2017, and Amazon completed a 1 million SF facility in early 2018 in the area. A few of the metro's largest leases over the past two years have been in logistics facilities, including IKEA (1,000,000 SF), Emser Tile (600,000 SF), Kuraray America (465,000 SF) and Advance Auto Parts (440,000 SF), among others.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CBBC Industrial Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$5,806,859	$6.10
Total Recoveries	N/A	N/A	N/A	$170,350	$0.18
Less Vacancy & Credit Loss	N/A	N/A	N/A	($298,860)	($0.31)
Effective Gross Income	N/A	N/A	N/A	$5,678,349	$5.97
Total Operating Expenses	N/A	N/A	N/A	$170,350	$0.18
Net Operating Income	N/A	N/A	N/A	$5,507,998	$5.79
Capital Expenditures	N/A	N/A	N/A	$512,536	$0.54
TI/LC	N/A	N/A	N/A	$169,827	$0.18
Net Cash Flow	N/A	N/A	N/A	$4,825,635	$5.07

Occupancy %(3)	100.0%	100.0%	100.0%	95.0%
NOI DSCR(4)	N/A	N/A	N/A	2.02x
NCF DSCR(4)	N/A	N/A	N/A	1.77x
NOI Debt Yield(4)	N/A	N/A	N/A	10.4%
NCF Debt Yield(4)	N/A	N/A	N/A	9.1%

(1)	The borrower sponsors purchased the CBBC Industrial Portfolio Properties on October 12, 2018. As a result, the historical financial information is unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes $120,828 of rent steps.

(3)	UW Occupancy % is based on the appraisal’s concluded stabilized vacancy of 5.0%. As of December 1, 2018, the CBBC Industrial Portfolio Properties were 100.0% occupied.

(4)	Debt service coverage ratios and debt yields are based on the CBBC Industrial Portfolio Whole Loan.

Escrows and Reserves. So long as the Reserve Waiver Conditions (as defined below) are met, all of the monthly escrow deposits will be suspended. If the Reserve Waiver Conditions are not met, the CBBC Industrial Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $7,930 for capital expenditures, subject to a cap of $190,330 and (iv) $27,756 for tenant improvements and leasing commissions, subject to a cap of $666,156. In addition to the Reserve Waiver Conditions, the requirement of the CBBC Industrial Portfolio Borrower to escrow monthly insurance premiums is waived so long as the CBBC Industrial Portfolio Properties are covered under a blanket insurance policy and evidence satisfactory to the lender is provided.

The “Reserve Waiver Conditions” mean (i) the CBBC Lease or a replacement lease is in full force and effect, the entirety of each of the CBBC Industrial Portfolio Properties is demised pursuant to said lease, and the applicable lease is a “triple net” lease, (ii) no Trigger Period (as defined below) has occurred and is continuing, (iii) the tenant under the CBBC Lease or a replacement lease is obligated to, pursuant to its lease, (w) pay all taxes directly to the applicable governmental authority, (x) maintain insurance on all of the CBBC Industrial Portfolio Properties pursuant to an acceptable insurance policy under the loan documents, (y) perform and pay for all capital expenditures at the CBBC Industrial Portfolio Properties and (z) perform and pay for all other ongoing recurring property-related operating expenses, (iv) all of such obligations are performed in a timely manner and (v) upon lender’s request, the CBBC Industrial Portfolio Borrower provides evidence of such timely performance of the tenant to the lender in a form acceptable to the lender in its reasonable discretion.

Lockbox and Cash Management. The CBBC Industrial Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Trigger Period (as defined below).

A “Trigger Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) an event of default, (ii) the debt service coverage ratio falling below 1.15x, or (iii) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, (a) with respect to the matters described in clause (i) above, if such event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to the matter described in clause (ii) above, if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters, or (c) with respect to the matter described in clause (iii) above, if such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date under a Lease Sweep Lease (as defined below) by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iii) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Lease Sweep Lease by the applicable Major Tenant thereunder, or (v) the occurrence of a Major Tenant insolvency proceeding and will end upon (a) with respect to the occurrence of a Lease Sweep Period caused by a matter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

described in clause (i) above, upon the date on which the Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the CBBC Industrial Portfolio Borrower that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Lease Sweep Lease, and in the lender's judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses and free rent or rent abatement periods in connection with such renewal or extension, (b) in the case of a Lease Sweep Period caused by a matter described in clause (iii) above, either (x) the tenant opens for business in its space and continuously operates for a least 30 days and irrevocably rescinds any notice of going dark or (y) the date on which the funds in the special rollover reserve (including related lease termination payments) are equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $6.00, unless the applicable Major Tenant space has been relet and the replacement leases require the CBBC Industrial Portfolio Borrower to incur expenses and/or free rent or rent abatement periods which the lender determines exceed such amount, in which case the Lease Sweep Period will continue until such additional amounts are reserved, (c) in the case of a Lease Sweep Period caused by a matter described in clause (i), (ii) or (iii) above, the date on which all of the space demised under the Lease Sweep Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases (which meet certain requirements in the loan documents), and in the lender's judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses, free rent or rent abatement periods, and any shortfalls in loan payments or operating expenses as a result of any down time prior to the commencement of payments under such leases, (d) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the subject Major Tenant default has been cured, and (e) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the CBBC Lease, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the loan documents or (ii) any replacement lease that either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 100,000 or more rentable SF or covers the entirety of an individual CBBC Industrial Portfolio Property.

A “Major Tenant” means any tenant under a Lease Sweep Lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The CBBC Industrial Portfolio Borrower is permitted to obtain the release of any individual CBBC Industrial Portfolio Property after the expiration of the related defeasance lockout period, except that a release of a Defaulted Individual Property (as defined below) as to which prepayment, not defeasance, is made may occur at any time, even if prior to the expiration of the lockout period, provided that, among other conditions: (i) the sale of such CBBC Industrial Portfolio Property is pursuant to an arm's-length agreement with an unaffiliated third party, except in the case of a Defaulted Individual Property or a sale related to a default by the sole tenant of the CBBC Industrial Portfolio Properties, which may be made to a CBBC Industrial Portfolio Borrower affiliate; (ii) the related CBBC Industrial Portfolio Borrower (a) defeases or (b) prepays, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, the Release Amount (as defined below); (iii) after giving effect to such release, (a) the debt service coverage ratio for the remaining CBBC Industrial Portfolio Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.367x; and (b) the loan-to-value ratio for the remaining CBBC Industrial Portfolio Properties will be no greater than the lesser of (x) the loan-to-value ratio for the CBBC Industrial Portfolio Properties immediately preceding the release and (y) 61.75%; (iv) after giving effect to such release, the loan-to-value ratio of the CBBC Industrial Portfolio Loan (with value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is not more than 125%, (v) the sole tenant's lease is amended to remove the released CBBC Industrial Portfolio Property, and (vi) after giving effect to the release, the portion of the CBBC Industrial Portfolio Properties in which the tenant has gone dark does not represent more than 10% of the total rent of the CBBC Industrial Portfolio Properties. See "Description of the Mortgage Pool-Certain Terms of the Mortgage Loans-Releases; Partial Releases" in the Preliminary Prospectus.

The “Release Amount” is the greater of (i) 90% of the net sales proceeds with respect to such CBBC Industrial Portfolio Property and (ii) 110.0% of the allocated loan amount for such CBBC Industrial Portfolio Property.

A “Defaulted Individual Property” means a CBBC Industrial Portfolio Property as to which (i) an event of default is continuing relating solely to such individual CBBC Industrial Portfolio Property, (ii) the lender has delivered notice of such event of default or commenced exercising remedies, (iii) the CBBC Industrial Portfolio Borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default but has been unable to effect such cure, (iv) after giving effect to a partial prepayment or defeasance with respect to such CBBC Industrial Portfolio Property, no event of default or material default will be continuing and (v) the CBBC Industrial Portfolio Borrower will not be subject to any material contingent liabilities relating to such CBBC Industrial Portfolio Property after its release.

Substitution. The CBBC Industrial Portfolio Borrower is permitted obtain a one-time release of any one CBBC Industrial Portfolio Property (the "Release Property") by providing a substitute property (the "Substitute Property"), provided that among other things, (i) no event of default is continuing, (ii) the lender is satisfied the Substitute Property is of like kind and quality as the Release Property, including with respect to age and location, (iii) the CBBC Industrial Portfolio Borrower will own the fee simple interest in the Substitute Property, (iv) the sale of the Release Property is (i) pursuant to an arm's length agreement to a third party not affiliated with the CBBC Industrial Portfolio Borrower or the guarantor or (ii) to an affiliate of the CBBC Industrial Portfolio Borrower and/or guarantor (other than the CBBC Industrial Portfolio Borrower or any CBBC Industrial Portfolio Borrower SPC party) pursuant to terms and conditions that would be set forth in a bona fide arm's length third-party transaction, (v) the lender receives an appraisal showing a fair market value of the Substitute Property that is no less than the fair market value of the Release Property as of such date, (vi) the underwritten net cash flow of the Substitute Property is no less than that of the Release Property as of the origination date and immediately preceding substitution, whichever is greater, (vii) the loan-to-value ratio for the CBBC Industrial Properties, including the Substitute Property is no more than the lesser of (a) the loan-to-value ratio immediately preceding such substitution and (b) 61.75%, (viii) the debt service coverage ratio for the CBBC Industrial Portfolio Properties, including the Substitute Property is no less than the greater of (a) the debt service coverage ratio immediately preceding such substitution and (b) 1.367x, (ix) after giving effect to the substitution, the loan-to-value ratio (with value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any) is not more than 125%, (x) the sole tenant's lease is amended to remove the Release Property and add the Substitute Property (with the same terms and conditions,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 CBBC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,030,000 61.7% 1.77x 10.4%

including remaining term and expiration date, except for adjustment of rent in accordance with the following clause), (xi) rent under the lease at the Substitute Property is not materially greater than rent for comparable space in the market in which it is located, and (xii) rating agency confirmation, and other documents reasonably acceptable to a prudent lender, are provided with respect to the substitution. As noted above under “Major Tenant”, the CBBC Lease provides that the tenant has the right to require the CBBC Industrial Portfolio Borrower to substitute up to one property under the CBBC Lease during the initial ten years of the lease term (which ends October 31, 2028), and up to two properties under the CBBC Lease during the subsequent ten years, provided that certain conditions are satisfied. If such conditions are satisfied, the CBBC Industrial Portfolio Borrower is required to sell the substituted-for the property to CBBC or a third party designated by it and purchase the property to be substituted from CBBC or a third party designated by it, and the CBBC Lease is deemed to be automatically amended to add the substitute property and terminate the substituted-for property. The conditions to substitution in the CBBC Lease require that any customary and commercially reasonable requirements of the CBBC Industrial Portfolio Borrower’s mortgagee are satisfied in all respects, but do not include all of the conditions in the CBBC Industrial Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans-Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The CBBC Industrial Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the CBBC Industrial Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

435 Tasso Street
435 Tasso Street
Palo Alto, CA 94301
Atherton
Holbrook Palmer Park
East Palo Alto
San Francisco Intl. Airport 17 miles
101
Bayshore Freeway
VA Healthcare Menlo Park
Coleman Ave.
O'Keefe St.
IKEA
Ravenswood Shopping Center
Amazon
University Circle
Middlefield Rd.
Ringwood Ave.
Glenwood Ave.
Oak Grove Ave.
St. Patrick's Seminary & University
Willow Oaks Park
Menalto Ave.
SRI International Headquarters
US Geological Survey
Willow Rd.
Menlo College
82
El Camino Real
MENLO PARK
Laurel St.
Valparaiso Ave.
CALTRAIN
El Camino Park
University Ave.
Hamilton Ave.
Lincoln Ave.
Santa Cruz Ave.
Menlo Park
Hawthorne Ave.
Johnson Park
Middlefield Rd.
Eleanor Pardee Park
Channing Ave.
Cowper St.
PALO ALTO
SAN MATEO COUNTY
Downtown Palo Alto
Museum of American Heritage
Channing Ave.
Palo Alto Children's Theatre
Newell Rd.
City of Palo Alto Main Library
A9.com
City Hall
PALO ALTO
Emerson St.
Downtown Library
Rinconada Park
Palo Alto Art Center
Stanford Shopping Center
Hewlett Packard Garage
Palo Alto Junior Museum & Zoo
Embarcadero Rd.
Olive St.
Middle Ave.
Nordstrom Shopping Ctr.
Palm Dr.
Palo Alto Medical Foundation
STANFORD
Middlefield Rd.
Lucile Packard Children's Hospital
Quarry Rd.
Waverley St.
Seale Ave.
Town & Country Village
Old Palo Alto
Stanford Cancer Ctr.
STANFORD ARBORETUM
SANTA CLARA COUNTY
STANFORD MEDICAL CENTER
Iris & B. Gerald Cantor Ctr. for Visual Arts
Stanford Stadium
Alma St.
Sand Hill Rd.
Stanford Hospital
Bing Concert Hall
Angell Field
Laird Q. Cagan Stadium
CALTRAIN
Oregon Expwy.
California Ave.
Frost Amphitheater
Klein Field at Sunken Diamond
El Camino Real
Peers Park
Jen-Hsun Huang Engineering Center
Campus Dr.
CALIFORNIA AVENUE
Stanford Maples Pavilion
Stanford University
Hoover Tower
Serra St.
Evergreen Park
Campus Dr.
Stanford Golf Course
Dinkelspiel Auditorium
Stanford Law School
Escondido Rd.
Stanford Ave.
Stanford Music Library
Lagunita Lake
Campus Dr.
Bowdoin St.
Ventura
El Camino Real
Merck & Co.
California Ave.
Page Mill Rd.
Genencor Intl.
Communications & Power Industries
Mercedes-Benz Research
Varian Medical Systems
Junipero Serra Blvd.
Stanford Ave.
HP
Barron Park
Lockheed Martin
Stanford Univ. Procurement
Stanford Genome Tech. Ctr.
Page Mill Rd.
Jazz Pharma.
Skype
FX Palo Alto Laboratory
Nest Labs
VA Palo Alto Health Care System
Fairfield
Novato
Vallejo
San Pablo Bay
San Rafael
Corte Madera
Richmond
Pittsburg
Antioch
Pleasant Hill
Concord
Walnut Creek
Mill Valley
Berkeley
Lafayette
CONTRA COSTA COUNTY
SAN FRANCISCO
OAKLAND
Danville
Alameda
San Ramon
Dublin
Daly City
Livermore
Hayward
Pleasanton
Pacifica
Pacific Ocean
San Mateo
Union City
Redwood City
Fremont
Palo Alto
Milpitas
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Cupertino
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Palo Alto, CA 94301
				General Property Type:	Office
Original Balance:	$30,000,000			Detailed Property Type:	CBD
Cut-off Date Balance:	$30,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.6%			Year Built/Renovated:	1984/N/A
Loan Purpose:	Refinance			Size:	32,128 SF
Borrower Sponsor:	N/A			Cut-off Date Balance per SF:	$934
Mortgage Rate:	4.4025%			Maturity Date Balance per SF:	$934
Note Date:	12/4/2018			Property Manager:	Orchard Commercial, Inc.
First Payment Date:	1/6/2019
Maturity Date:	12/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI(2):	$3,567,076
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	11.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.57x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$2,987,737 (9/30/2018 TTM)
Reserves(1)				2nd Most Recent NOI:	$3,212,911 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,897,841 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (9/13/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.8% (12/31/2017)
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	82.7% (12/31/2016)
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$67,900,000 (11/9/2018)
Unfunded Obligations:	$33,072	$0	N/A	Cut-off Date LTV Ratio:	44.2%
Rent Concession Funds:	$415,487	$0	N/A	Maturity Date LTV Ratio:	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$9,382,758	31.3%
			Reserves:	$448,559	1.5%
			Closing Costs:	$548,238	1.8%
			Return of Equity:	$19,620,445	65.4%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in UW NOI from Most Recent NOI is primarily attributed to Danhua Capital’s expansion into an additional 2,896 SF of space at the 435 Tasso Street Property (as defined below) with a lease commencement date of January 15, 2019. Danhua Capital is the second largest tenant by net rentable area and annual underwritten base rent.

(3)	Occupancy dropped in 2016, due to Magnet Systems vacating from its 10,289 SF space in October 2015. Additionally, the Chan Zuckerberg Initiative ("CZI") lease commenced in August 2016 and was originally scheduled to expire in October 2019. CZI vacated early and the borrower sponsor immediately filled its space with the current tenant, Science Exchange, with no downtime and no tenant allowances.

The Mortgage Loan. The sixth largest mortgage loan (the “435 Tasso Street Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $30,000,000, which is secured by a first priority fee deed of trust encumbering a three-story Class A/B office building totaling 32,128 SF located in Palo Alto, California (the “435 Tasso Street Property”). The proceeds of the 435 Tasso Street Mortgage Loan were used to refinance existing debt on the 435 Tasso Street Property, fund reserves, pay closing costs and return approximately $19.6 million in equity to the borrower sponsor.

The Borrower and Borrower Sponsor. The borrower is Recore, LLC (the “435 Tasso Street Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The 435 Tasso Street Borrower is wholly-owned by Bantenova Unlimited, which is wholly owned by Bantenova Trust. Bantenova Trust is 100% owned and controlled by the widow and descendants of late Dr. Cha Chi Ming (“Cha Family”) and managed by their U.S. based investment arm, CM Capital Corporation (“CMC”), the borrower sponsor of the 435 Tasso Street Mortgage Loan.

CMC is a member of the Cha Group of companies, which is owned and operated by the Cha Family. The Cha Group was founded in 1949 as China Dyeing Works, a textile manufacturer, by Dr. Cha Chi Ming. Since its founding, the Cha Group has grown into a global conglomerate with diversified businesses in textiles, property development, technology, financial services, and healthcare. CMC was created by the Cha Group in 1969 to provide investment insight and opportunities to the Cha Family and the Cha Group of affiliated companies. CMC invests in real estate and, through its subsidiary C.M. Capital Advisors, alternative asset classes including venture capital, private equity and hedge funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

The Property. The 435 Tasso Street Property is comprised of a three-story Class A/B office building totaling 32,128 SF in the central business district of Palo Alto, California. The 435 Tasso Street Property was constructed in 1984 and is situated on an approximately 0.32-acre site. In addition, the 435 Tasso Street Property has a subterranean parking garage with 28 parking spaces resulting in a parking ratio of 0.9 spaces per 1,000 SF. According to the appraisal, the 435 Tasso Street Property was awarded an Energy Star designation for its operating efficiency in 2007. Since 2010, the borrower sponsor has spent approximately $1.1 million in capital improvements and approximately $1.4 million in tenant improvements on the 435 Tasso Street Property.

The 435 Tasso Street Property was 100.0% leased as of September 13, 2018 to eight tenants under nine leases, with approximately 12.9% of NRA and 12.6% of underwritten base rent leased to an investment grade tenant, Takeda Ventures, Inc. (Moody’s/S&P: A2/A-). Historically, the 435 Tasso Street Property has averaged 93.1% occupancy over the past 10 years and has averaged 92.7% occupancy over the past 20 years. The top three tenants at the 435 Tasso Street Property are Science Exchange (32.0% of NRA), Danhua Capital (17.1% of NRA) and Vulcan, Inc. (13.8% of NRA). No other tenant at the 435 Tasso Street Property represents more than 12.9% of NRA or 12.6% of underwritten base rent. New or renewed leases were executed with six tenants totaling 28,970 SF of office space (90.2% of NRA; 90.0% of underwritten base rent) in 2017 and 2018 at a weighted average rent of $117.09 PSF NNN.

Major Tenants.

Science Exchange (10,289 SF, 32.0% of NRA, 31.9% of underwritten base rent). Founded in 2011, Science Exchange is an online marketplace of research services, enabling scientists to outsource their research and development ("R&D”) to scientific institutions such as university facilities or commercial contract research organizations. In addition, Science Exchange maintains enterprise-level agreements with R&D-focused organizations to provide a private marketplace of research services to streamline procurement processes, investments and contracts for outsourced services. Science Exchange's enterprise clients including major drug and biotechnology companies, such as Merck, Amgen, Gilead Sciences, and Genentech. Science Exchange has additional offices in San Francisco, Boston, New Zealand, and Europe. Science Exchange currently occupies 10,289 SF with a lease that commenced in November 2018 and expires in October 2022 and requires a base rent of $111.00 PSF NNN with annual increases for the remainder of the term. Science Exchange has one, three-year renewal option remaining and no termination options.

Danhua Capital (5,499 SF, 17.1% of NRA, 17.5% of underwritten base rent). Danhua Capital is a venture capital firm specializing in seed, early, and growth stage investments. Danhua Capital invests in information industry, big databases, cloud computing, new materials, new energy, mobile internet, artificial intelligence, robotics and wearable devices industry. Danhua Capital was founded in 2013 and is headquartered at the 435 Tasso Street Property. Danhua Capital occupies two suites at the 435 Tasso Street Property for a total of 5,499 SF. Danhua Capital initially signed a lease in January 2015 for 2,603 SF (“Suite 305”) expiring in February 2022 and recently expanded into an additional 2,896 SF (“Suite 315”) commencing in January 2019 and expiring in December 2019. Danhua Capital’s leases have a current average underwritten base rent of $120.00 PSF, which increases to $123.60 PSF in 2020 and $127.31 PSF in 2021 for Suite 305. Danhua Capital has no renewal options or termination options.

Vulcan, Inc. (4,449 SF, 13.8% of NRA, 13.1% of underwritten base rent). Vulcan, Inc. is a privately held company and is the engine behind philanthropist and Microsoft cofounder Paul G. Allen's network of organizations and initiatives. Vulcan, Inc. oversees and manages a broad compilation of projects, investments and companies all over the world. In addition, Vulcan, Inc. is an umbrella company under which a host of Allen family entities fall under, including Vulcan Real Estate, the Allen Institute for Brain Science, the Flying Heritage Collection and the Seattle Seahawks. Vulcan, Inc. initially leased its 4,449 SF space from April 2013 through September 2018. Vulcan, Inc. recently executed an amendment extending its term through November 2023. Vulcan, Inc. currently pays base rent of $108.00 PSF, which increases to $111.24 PSF in October 2019, $114.60 PSF in October 2020, $118.08 PSF in October 2021, $121.68 PSF in October 2022, and $125.28 PSF in October 2023. Vulcan, Inc. has no renewal options or termination options.

The following table presents certain information relating to the leases at the 435 Tasso Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Science Exchange	NR/NR/NR	10,289	32.0%	$1,203,813	31.9%	$117.00	10/31/2022
Danhua Capital	NR/NR/NR	5,499	17.1%	$659,880	17.5%	$120.00	Various(2)
Vulcan, Inc.	NR/NR/NR	4,449	13.8%	$494,907	13.1%	$111.24	11/30/2023
Takeda Ventures, Inc.	NR/A2/A-	4,134	12.9%	$473,674	12.6%	$114.58	1/31/2021
Qlik Technologies	NR/NR/NR	3,644	11.3%	$443,839	11.8%	$121.80	10/31/2023
Boies, Schiller & Flexner LLP	NR/NR/NR	1,641	5.1%	$198,102	5.3%	$120.72	6/30/2020
CSC Group	NR/NR/NR	1,517	4.7%	$179,028	4.7%	$118.01	12/20/2020
Oxford Finance, LLC	NR/NR/NR	955	3.0%	$115,861	3.1%	$121.32	4/30/2023
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		32,128	100.0%	$3,769,103	100.0%	$117.32

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Danhua Capital occupies two suites at the 435 Tasso Street Property for a total of 5,499 SF. The lease for Suite 305 (2,603 SF) expires February 28, 2022 and the lease for Suite 315 (2,896 SF) expires December 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

The following table presents certain information relating to the lease rollover schedule at the 435 Tasso Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	2,896	9.0%	9.0%	$120.00	$347,520	9.2%	9.2%
2020	2	3,158	9.8%	18.8%	$119.42	$377,130	10.0%	19.2%
2021	1	4,134	12.9%	31.7%	$114.58	$473,674	12.6%	31.8%
2022	2	12,892	40.1%	71.8%	$117.61	$1,516,173	40.2%	72.0%
2023	3	9,048	28.2%	100.0%	$116.56	$1,054,607	28.0%	100.0%
2024	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	32,128	100.0%		$117.32	$3,769,103	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 435 Tasso Street Property is located along University Avenue in the central business district of Palo Alto, Santa Clara County, California. The 435 Tasso Street Property is approximately 20.0 miles north of downtown San Jose and approximately 32.0 miles south of San Francisco. The neighborhood surrounding the 435 Tasso Street Property consists primarily of a mixture of retail and office development. According to the appraisal, the city of Palo Alto is one of the most sought-after areas in the bay area. Downtown Palo Alto includes numerous restaurants, boutiques, professional office buildings, cafes, bars, and banks in its pedestrian-friendly shopping district. The area has easy access to Caltrain, with the closest Caltrain Station located approximately 0.5 miles from the 435 Tasso Street Property near Alma Street and University Avenue.

Palo Alto is one of the nation’s top performing and highest barrier to entry markets. According to the appraisal, Palo Alto’s development provisions are some of the most restrictive in the San Francisco Bay Area in terms of site area, setbacks, FAR, and parking. When combined with the lack of available land, Palo Alto represents one of the most challenging markets in which to build, and, therefore, is one of a few markets in the San Francisco Bay Area where new supply is of little concern. In addition to the natural and political barriers of the past, Palo Alto city officials recently announced they are poised to make a 2015 cap on new office developments in the immediate area permanent. The cap limits annual office deliveries to 50,000 SF per year.

Palo Alto is home to Nobel Prize winners, Silicon Valley CEOs, the world’s largest concentration of venture capital firms, Hewlett-Packard and one of the most renowned universities and medical centers in the world, Stanford University. Stanford University is located approximately 0.7 miles southwest of the 435 Tasso Street Property, which includes the world-renowned Stanford Hospital, and is one of the biggest visitor attractions in the area. Stanford University is one of the world’s leading research universities, with an endowment of $24.8 billion as of August 2017. The campus has nearly 700 major buildings, a faculty of 2,219, and a Fall 2017-2018 enrollment of 7,056 undergraduates and 7,965 graduate students.

Although University Avenue has an abundance of shopping, the single largest retail use in the neighborhood is the Stanford Shopping Mall located at the intersection of El Camino Real and Sand Hill Road. The super-regional mall was constructed in 1956, was renovated and expanded in 2001, and contains approximately 1.4 million SF. Anchor tenants include Macy’s, Bloomingdales, Neiman Marcus, Nordstrom and Macy’s. Other prominent tenants include Louis Vuitton, Tiffany & Co., Burberry, MaxMara, and Hermes, along with dining options such as Fleming’s Prime Steakhouse & Wine Bar, P.F. Chang’s China Bistro, True Foods Kitchen and The Melt. Additional national retailers within close proximity of the 435 Tasso Street Property include Whole Foods Market, Staples, Trader Joe’s, Safeway, Goodwill, Starbucks, CVS, Walgreens. Ravenswood Shopping Center, 2.1 miles northeast of the 435 Tasso Street Property, is anchored by The Home Depot, Target, and Nordstrom Rack.

According to a third party market research report, the 435 Tasso Street Property is located in the South Bay/San Jose office market and the Palo Alto office submarket. The South Bay/San Jose office market contains approximately 128.7 million SF of office space with a vacancy rate of 9.2% and average asking rental rate of $42.59 PSF as of the third quarter of 2018. The South Bay/San Jose office market experienced positive year to date net absorption of 737,562 SF at the end of the third quarter of 2018. The Palo Alto submarket contains approximately 3.4 million SF of office space with a vacancy rate of 2.4% and an average asking rental rate of $99.15 PSF as of the third quarter of 2018. The Palo Alto office submarket experienced positive year to date net absorption of 21,308 SF at the end of the third quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 435 Tasso Street Property was 20,923, 150,278 and 275,021, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $224,663, $196,830 and $182,026, respectively.

The appraisal identified eight competitive properties built between 1910 and 2016 ranging in size from approximately 6,818 SF to 97,000 SF. The appraisal’s competitive set reported rent from $95.40 PSF to $132.00 PSF, with an average rent of $119.42 PSF. The appraisal concluded a market rent of $120.00 PSF for office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

The following table presents recent leasing data at competitive office buildings with respect to the 435 Tasso Street Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
435 Tasso Street Property 435 Tasso Street Palo Alto, CA	1984/N/A	32,128(1)	Science Exchange(1)	10,289(1)	Nov 2018(1)	4.0(1)	$111.00	NNN
437 Lytton Avenue 437 Lytton Avenue Palo Alto, CA	1970/NAV	6,818	Avid Bank	2,986	Jan 2018	10.0	$111.00	NNN
Mixed-Use Retail/Office Building 180 University Avenue Palo Alto, CA	1910/NAV	36,920	Ascendis Pharma, Inc.	12,209	April 2018	4.1	$114.84	NNN
Multi Tenant Office 550 High Street Palo Alto, CA	2016/NAV	22,586	Foundation Capital Rothschild & Co.	7,444 8,024	May 2018 Dec 2017	10.6 12.0	$132.00 $127.80	NNN NNN
An Office Building 537 Hamilton Avenue Palo Alto, CA	2014/NAV	17,150	next47	9,395	May 2017	5.0	$114.00	NNN
245 Lytton Avenue 245 Lytton Avenue Palo Alto, CA	1996/NAV	58,952	Sageview Capital, LLC Consulate General of Canada	4,990 3,071	Nov 2017 Feb 2017	7.5 5.0	$120.00 $126.00	NNN NNN
Office/Retail Building 310 University Avenue Palo Alto, CA	2009/NAV	36,466	JP Morgan	9,975	Feb 2018	5.0	$129.00	NNN
Multi-Tenant Office Building 524 Hamilton Avenue Palo Alto, CA	2012/NAV	11,300	Bain Financial Services	2,963	April 2018	4.0	$132.00	NNN
Office Property 400 Hamilton Avenue Palo Alto, CA	1984/NAV	97,000	Hercules Technology Growth Capital East West Bank Altamont Capital	8,325 9,320 5,084	Oct 2018 May 2018 Feb 2018	5.0 1.9 5.0	$111.00 $95.40 $120.00	NNN NNN NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 435 Tasso Street Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	$2,321,923	$1,990,537	$3,161,311	$2,987,252	$3,776,213	$117.54
Total Recoveries	$511,531	$468,665	$633,431	$583,148	$832,750	$25.92
Other Income	$296	$5,966	$10,347	$21,311	$21,311	$0.66
Less Vacancy & Credit Loss	$0	$0	$0	$0	($230,448)	($7.17)
Effective Gross Income	$2,833,750	$2,465,168	$3,805,089	$3,591,711	$4,399,826	$136.95
Total Operating Expenses	$560,359	$567,327	$592,178	$603,974	$832,750	$25.92
Net Operating Income	$2,273,391	$1,897,841	$3,212,911	$2,987,737	$3,567,076	$111.03
Capital Expenditures	$0	$0	$0	$0	$5,783	$0.18
TI/LC	$0	$0	$0	$0	$123,396	$3.84
Net Cash Flow	$2,273,391	$1,897,841	$3,212,911	$2,987,737	$3,437,898	$107.01

Occupancy %(4)	92.0%	82.7%	98.8%	100.0%	95.0%
NOI DSCR	1.70x	1.42x	2.40x	2.23x	2.66x
NCF DSCR	1.70x	1.42x	2.40x	2.23x	2.57x
NOI Debt Yield	7.6%	6.3%	10.7%	10.0%	11.9%
NCF Debt Yield	7.6%	6.3%	10.7%	10.0%	11.5%

(1)	The decrease in Gross Potential Rent and Occupancy % in 2016 is attributable to Magnet Systems vacating from its 10,289 SF space in October 2015. The CZI lease commenced in August 2016 and was originally scheduled to expire in October 2019. CZI vacated early and the borrower sponsor immediately filled its space with the current tenant, Science Exchange, with no downtime and no tenant allowances.

(2)	UW Gross Potential Rent includes (i) contractual rent steps through December 2019 totaling $179,899 and (ii) straight line rent for investment grade tenant, Takeda Ventures, Inc., totaling $7,110.

(3)	The increase in UW Gross Potential Rent from 9/30/2018 TTM Gross Potential Rent is primarily attributed to Danhua Capital’s expansion into an additional 2,896 SF of space at the 435 Tasso Street Property (as defined below) with a lease commencement date of January 15, 2019. Danhua Capital is the second largest tenant by net rentable area and annual underwritten base rent.

(4)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The 435 Tasso Street Property was 100.0% physically occupied as of September 13, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

435 Tasso Street Palo Alto, CA 94301	Collateral Asset Summary – Loan No. 6 435 Tasso Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 44.2% 2.57x 11.9%

Escrows and Reserves. The 435 Tasso Street Borrower deposited in escrow at origination (i) $33,072 for outstanding tenant improvements with respect to the Takeda Ventures, Inc. lease and (ii) approximately $415,487 for prepaid rent with respect to the CSC Group lease ($363,427) and free rent with respect to the Danhua Capital lease ($52,060). During the continuation of a Cash Management Trigger Event (as defined below), the 435 Tasso Street Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual insurance premiums, (iii) approximately $482 for replacement reserves and (iv) approximately $2,677 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The 435 Tasso Street Mortgage Loan is structured with a springing hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Additionally, during the continuance of a Cash Sweep Trigger Event (as defined below), all excess cash flow is required to be swept into a lender controlled excess cash flow account.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the 435 Tasso Street Mortgage Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the 435 Tasso Street Borrower, the guarantor (if any), the affiliated property manager or the property manager that is not an affiliated property manager and will continue until any such bankruptcy action is dismissed within 60 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement property management agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters, or (iv) an indictment for fraud or misappropriation of funds by the 435 Tasso Street Borrower, guarantor (if any) or affiliated property manager or a director or an officer of the 435 Tasso Street Borrower, guarantor (if any) or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to such Management Trigger Event triggered by the affiliated property manager, the property manager is replaced with a qualified manager under a replacement property management agreement.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under the 435 Tasso Street Mortgage Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the 435 Tasso Street Borrower, the guarantor (if any), the affiliated property manager and continue until any such bankruptcy action is dismissed within 60 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement property management agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 435 Tasso Street Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

Pier 1 Imports
100 Pier 1 Place
Fort Worth, TX 76102
FORT WORTH
Downtown
DENTON
McKinney
Prosper
FRISCO
PLANO
Allen
Flower Mound
Lewisville
Carrollton
Coppell
Farmers Branch
RICHARDSON
GARLAND
Grapevine
N. Richland Hills
IRVING
Euless
DALLAS
GRAND PRAIRIE
MESQUITE
ARLINGTON
Duncanville
DeSoto
Lancaster
Mansfield
Burleson
Midlothian
Alvarado
Cleburne
Waxahachie
Northlake
Keller
Trail Drivers Park
MT. OLIVET CEMETERY
Stockyards Museum
STOCKYARDS NATL. HISTORIC DISTRICT
NE 28th St
AMTRAK
Scenic Bluff
Yucca Ave
North Frwy
Greenway
Dallas-Ft. Worth Intl. Airport 20 miles
Airport Frwy
United Riverside
Trinity River
LaGrave Field
OAKWOOD CEMETERY
Rockwood Park Mun. Golf Course
Rockwood Park
W. Fork Trinity R.
Topgolf
TRINITY RAIL EXPRESS (TRE)
Harmon Field Park
Tarrant Co. College - Trinity River Campus East
Tarrant County College - Trinity River Campus
DR Horton Tower
Sundance Square
Central Library
Bass Perf. Hall
White Settlement Rd
University Park
Montgomery Plaza
W. 7th St
West 7th
CULTURAL DISTRICT
Modern Art Museum of Ft. Worth
Kimbell Art Museum
University of North Texas Health Science Center
River Crest Country Club
Ft. Worth Mus. of Science and History
Casa Manana
Farrington Field
National Cowgirl Museum and Hall of Fame
W.R. Watt Arena
Will Rogers Memorial Center
Botanical Research Inst. of Texas
Ft. Worth Botanic Garden
Japanese Garden
Trinity Park
Forest Park Blvd
Burnett Plaza
City Hall
Ft. Worth Convention Center
W. Lancaster Ave
T&P STATION
TRE
Dallas 30 miles
Lancaster Ave
Historic Southside
Sycamore Creek Golf Course
Arlington Heights
Camp Bowie Blvd
Clover Ln
Pennsylvania Ave
Hattie St
Medical City Ft. Worth
Cook Children's Medical Ctr.
Texas Health Harris Methodist Hospital Ft. Worth
Glenwood Park
Rosedale St
Baylor Scott & White All Saints Medical Ctr.
John Peter Smith Hospital
Hillside Park
Chisholm Trail Pkwy
University Park Village
Fairmount
Allen Ave
TARRANT COUNTY
Clear Fork Trinity River
Ft. Worth Zoo
Colonial Country Club
South Frwy
The Stonegate Mansion
Amon Carter Stadium
Ed Landreth Auditorium
TCU Art Gallery
Texas Christian University
Ed & Rae Schollmaier Arena
Tucker Technology Center
Berry St
Worth Heights
Southtown Shopping Center
Cobb Park
University Dr
Summit Ave
Henderson St
Main St
8th Ave
Hemphill St
Evans Ave
Riverside Dr
Sylvania Ave
Decatur Ave
Northside Dr
W. Belknap St
E. 3rd St
35W
30
287
377
121
183
199

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Fort Worth, TX 76102
				General Property Type:	Office
Original Balance(1):	$27,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$27,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	2004/N/A
Loan Purpose:	Acquisition			Size:	409,977 SF
Borrower Sponsors:	Sarah Rachel Gordon; Isaac Hertz; William Z. Hertz			Cut-off Date Balance per SF(1):	$134
				Maturity Date Balance per SF(1):	$123
Mortgage Rate:	4.8620%			Property Manager:	Hertz Investment Group, LLC (borrower-related)
Note Date:	8/15/2018
First Payment Date:	10/5/2018
Maturity Date:	9/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(4):	$5,280,014
Prepayment Provisions(2):	LO (27); DEF/YM1 (89); O (4)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x (IO)	1.38x (P&I)
Additional Debt Balance(1):	$28,000,000			Most Recent NOI(4):	$6,473,163 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$6,405,035 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$5,889,698 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	99.5% (6/30/2018)
RE Tax:	$1,597,614	$199,702	N/A	2nd Most Recent Occupancy:	99.3% (12/31/2017)
Insurance:	$14,653	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	$5,125	N/A	Appraised Value (as of):	$86,000,000 (6/22/2018)
TI/LC:	$5,000,000	Springing	N/A	Cut-off Date LTV Ratio(1):	64.0%
Free Rent Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$55,000,000	57.7%	Purchase Price:	$86,000,000	90.2%
Borrower Equity:	$40,345,512	42.3%	Reserves:	$6,612,267	6.9%
			Closing Costs:	$2,733,245	2.9%
Total Sources:	$95,345,512	100.0%	Total Uses:	$95,345,512	100.0%

(1)	The Pier 1 Imports Headquarters Mortgage Loan (as defined below) is part of the Pier 1 Imports Headquarters Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $55,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Pier 1 Imports Headquarters Whole Loan.

(2)	After the lockout period, defeasance is permitted in whole, or in part, on or after the date that is the earlier to occur of (i) two years after the closing date of UBS 2018-C15 and (ii) August 15, 2022. Open prepayment is permitted on or after June 5, 2028. In addition, after the lockout period and prior to the open prepayment date, the Pier 1 Imports Headquarters Whole Loan can be prepaid in whole, or in part, with yield maintenance.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The decrease in UW NOI over Most Recent NOI is attributed to the 40,895 SF of dark space being underwritten as vacant.

(5)	The Pier 1 Imports Headquarters Property (as defined below) is 99.5% SF leased to Pier 1 Services Company (“Pier 1 Imports”). As of June 30, 2018, Pier 1 Imports (i) occupies 313,772 SF, (ii) subleases 53,370 SF of space to four tenants and (iii) has dark space of 40,895 SF, but is current on rent. The 53,370 SF of subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

The Mortgage Loan. The seventh largest mortgage loan (the “Pier 1 Imports Headquarters Mortgage Loan”) is part of a whole loan (the “Pier 1 Imports Headquarters Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $55,000,000. The Pier 1 Imports Headquarters Whole Loan is secured by a first priority fee mortgage encumbering a 19-story Class A+ office building totaling 409,977 SF located in Fort Worth, Texas (the “Pier 1 Imports Headquarters Property”). Promissory Notes A-2, A-4, A-5, and A-6, with an aggregate original principal balance of $27,000,000, represent the Pier 1 Imports Headquarters Mortgage Loan and will be included in the UBS 2018-C15 Trust. The Pier 1 Imports Headquarters Whole Loan is being serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

Pier 1 Imports Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C13	Yes
Note A-2	$12,000,000	$12,000,000	UBS 2018-C15	No
Note A-3	$8,000,000	$8,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	UBS 2018-C15	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C15	No
Note A-6	$5,000,000	$5,000,000	UBS 2018-C15	No
Total	$55,000,000	$55,000,000

The proceeds of the Pier 1 Imports Headquarters Whole Loan and borrower sponsors’ contribution of $40,345,512 were used to acquire the Pier 1 Imports Headquarters Property for $86.0 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Hertz Fort Worth Energy Way, LP (the “Pier 1 Imports Headquarters Borrower”), a single purpose Delaware limited partnership with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Pier 1 Imports Headquarters Whole Loan. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the borrower sponsors and the guarantors of certain non-recourse carveouts under the Pier 1 Imports Headquarters Whole Loan. The borrower sponsors are heirs of Judah Hertz, the founder of Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. Currently, Hertz owns 65 buildings consisting of a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing a total of 5,518 spaces.

The Property. The Pier 1 Imports Headquarters Property is comprised of a 19-story Class A+ office building totaling 409,977 SF situated on approximately 11.9 acres in Fort Worth, Texas, within the central business district. The Pier 1 Imports Headquarters Property was built-to-suit as the corporate headquarters of Pier 1 Imports, Inc. (NYSE: PIR) (S&P: B-) in 2004 for approximately $98.0 million. The Pier 1 Imports Headquarters Property underwent capital improvements of approximately $3.3 million, including upgrades to the parking garage and management office space, that were completed between 2014 and 2017. Parking is provided by a four-level subterranean parking garage and surface parking totaling 1,098 parking spaces, resulting in a parking ratio of 2.7 spaces per 1,000 SF. Amenities at the Pier 1 Imports Headquarters Property include a fully-equipped fitness center with lockers and showers, a yoga studio, multi-media conference and training rooms, 24-hour security, and a full-service corporate cafeteria. The Pier 1 Imports Headquarters Property includes floor-to-ceiling glass with 16-foot ceiling heights, a two-story lobby finished with marble floors, and provides unobstructed, panoramic views of downtown Fort Worth, the Trinity River, the West 7th District and the Fort Worth Cultural District.

The Pier 1 Imports Headquarters Property was 99.5% leased as of June 30, 2018 to Pier 1 Imports, whose lease is guaranteed by Pier 1 Imports, Inc. Pier 1 Imports currently (i) occupies a portion of the lobby, the entire mezzanine floor, and floors five through 16, (ii) subleases portions of the 18th and 20th floors and the entire 19th floor, and (iii) is dark in the entire 17th floor and portions of the 18th and 20th floors. The borrower sponsors expect to re-negotiate the Pier 1 Imports lease to decrease the tenant’s footprint at the Pier 1 Imports Headquarters Property and subsequently release this space to create a multi-tenant Class A+ office building. At loan origination, $5.0 million was reserved into a tenant improvements and leasing commissions reserve to release the space, in addition to monthly tenant improvements and leasing commissions collections upon the reserve balance falling below $1.0 million.

Major Tenant.

Pier 1 Imports (408,037 SF, 99.5% of NRA, 100.0% of underwritten base rent). Pier 1 is a global retailer of imported home furnishings, décor, furniture, accessories and gifts. Established in 1962, Pier 1 operates more than 1,000 stores across the United States and Canada, and supplies merchandise to be sold in select Sears department stores in Mexico and El Salvador. According to its 2018 annual report, Pier 1 is focused on offering customers a hyper-personalized experience across its brick-and-mortar stores and e-commerce channels, delivering curated, personalized product recommendations to its customers via web, mobile and email. In the fiscal year ending March 3, 2018, Pier 1 had net sales of $1.8 billion, approximately 65% of which is derived from the sale of decor accessories such as textiles and ceramics, and approximately 35% of which is derived from the sale of furniture, and EBITDA of $82.7 million. As of March 3, 2018, Pier 1 had total assets and cash equivalents of $772.3 million and $135.4 million, respectively. In April 2018, Pier 1 introduced its “A New Day” initiative, a three-year plan to re-launch the Pier 1 brand and generate benefits from sourcing and supply chain transformation, and according to Pier 1, the initiative is projected to lead to an increase net sales revenue, EBITDA margin, and earnings per share. Pier 1 plans to invest $33 million in marketing, sourcing, pricing, promotions and supply chain.

Since lease commencement, Pier 1 Imports has expanded its footprint at the Pier 1 Imports Headquarters Property four times and extended its lease for a current lease expiration of June 30, 2027 with one, five-year renewal option and no termination options. Pier 1 Imports pays UW base rent of $27.60 PSF, which steps to $30.00 PSF in July 2022 and $32.50 PSF in July 2024. Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF in August 2019 and the entire 18th floor totaling 22,930 SF in August 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

The following table presents certain information relating to the leases at the Pier 1 Imports Headquarters Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Pier 1 Imports(3)(4)	NR/NR/B-	408,037	99.5%	$11,059,011	100.0%	$27.10	6/30/2027
Subtotal/Wtd. Avg.		408,037	99.5%	$11,059,011	100.0%	$27.10
Vacant(5)		1,940	0.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		409,977	100.0%	$11,059,011	100.0%	$27.10

(1)	Credit ratings are those of the parent company, Pier 1 Imports, Inc., who guarantees the Pier 1 Imports lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF on August 15, 2019 and the entire 18th floor totaling 22,930 SF on August 15, 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(4)	Pier 1 Imports has dark space of 40,895 SF (but is current on rent), which is comprised of 26,507 SF on the 17th floor, 12,930 SF on the 18th floor and 1,458 SF on the 20th floor. According to the borrower sponsors, CQuentia NGS, LLC has expressed interest in expanding to half of the 17th floor.

(5)	Includes 999 SF of management office space.

The following table presents certain information relating to the lease rollover schedule at the Pier 1 Imports Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(3)(4)	1	408,037	99.5%	99.5%	$27.10	$11,059,011	100.0%	100.0%
2028	0	0	0.0%	99.5%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	99.5%	$0.00	$0	0.0%	100.0%
Vacant(5)	0	1,940	0.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	409,977	100.0%		$27.10	$11,059,011	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF on August 15, 2019 and the entire 18th floor totaling 22,930 SF on August 15, 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(4)	Pier 1 Imports is dark, but current on rent in 40,895 SF, comprised of 26,507 SF on the 17th floor, 12,930 SF on the 18th floor and 1,458 SF on the 20th floor. According to the borrower sponsors, CQuentia NGS, LLC has expressed interest in expanding to half of the 17th floor.

(5)	Includes 999 SF of management office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

The Market. The Pier 1 Imports Headquarters Property is located in Fort Worth, Texas, situated on the Trinity River. Overlooking the Clear Fork Trinity River and the Trinity Park hike and bike trails, the Pier 1 Imports Headquarters Property is the eighth tallest building in Fort Worth. The Pier 1 Imports Headquarters Property is located within the Fort Worth central business district, and is located 1.1 miles west of the Fort Worth Convention Center and approximately 24.9 miles southwest of the Dallas/Fort Worth International Airport. According to the Fort Worth Chamber of Commerce, the Dallas/Fort Worth metropolitan statistical area has the fourth highest concentration of Fortune 500 headquarters in the United States. Major employers in the area include American Airlines, Lockheed Martin, University of Texas at Arlington, and Texas Health Resources. Regional access to the neighborhood is provided by Interstate 30 (approximately 0.8 miles south) and Interstate 35 (1.8 miles east). Additionally, the Pier 1 Imports Headquarters Property’s location offers proximate access to Fort Worth’s commercial, residential, entertainment, and shopping districts, which includes world-class hotels, upscale restaurants, boutique retail, and lively entertainment destinations, such as Sundance Square, a 35-block area with over 3 million SF of mixed use space which attracts over 10 million visitors annually, according to the appraisal.

The area around the Pier 1 Imports Headquarters Property includes two mixed-use developments under construction known as the Left Bank development and the Trinity River Vision and Panther Island developments. According to the appraisal, the Left Bank development is a 1.5 million SF mixed-use development in the heart of the West 7th Street Urban Village, which will boast an urban grocer, high-end specialty retail and restaurants, 1,500 high-end residential units, a full-service national brand hotel, premier office space and a park. The Trinity River Vision and Panther Island master plan encompasses 88 miles of the Trinity River and its greenbelts and tributaries throughout the Fort Worth area. The project is expected to create new recreational amenities, improved infrastructure, environmental enhancements, and event programming on Panther Island, a previous industrial area that will become an 800-acre development with miles of waterfront property. According to the Trinity River Vision Authority, the project is expected to include 3 million SF of commercial space and 10,000 mixed-income households. Additionally, a mid-rise multifamily development is under way directly adjacent to the Pier 1 Imports Headquarters Property, which is expected to bring 345 modern luxury residential units.

According to a third party market research report, the Pier 1 Imports Headquarters Property is located in the Fort Worth central business district office submarket, which contains approximately 12.1 million SF of office space with a vacancy rate of 10.9% and an average asking rental rate of $28.37 PSF as of the second quarter of 2018. The Class A submarket contained approximately 6.2 million SF of office space with a vacancy rate of 15.2% and an average asking rental rate of $30.52 PSF as of the second quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Pier 1 Imports Headquarters Property was 8,594, 82,302 and 267,281, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $95,604, $83,203 and $73,177, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Pier 1 Imports Headquarters Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
Pier 1 Imports Headquarters Property 100 Pier 1 Place Fort Worth, TX	2004	409,977(1)	99.5%(1)	Pier 1 Imports(1)	408,037(1)	19.0(1)(2)	$27.60(1)(2)	Modified Gross
The Westbrook Building 425 Houston Street Fort Worth, TX	2013	70,746	95.0%	Quoted	N/A	N/A	$29.50	Modified Gross
Bank of America Tower 301 Commerce Street South Fort Worth, TX	1984	820,509	77.0%	Bank of America Quoted	65,000 N/A	12.0 N/A	$30.37 $28.80	Modified Gross
777 Main 777 Main Street Fort Worth, TX	1982	961,536	81.0%	Confidential Virtuoso Insperity Support Services Quoted	13,000 23,723 5,165 N/A	10.0 11.0 5.25 N/A	$29.00 $27.00 $28.50 $28.50	Modified Gross
Wells Fargo Tower 201 Main Street Fort Worth, TX	1982	716,533	98.0%	Quoted	16,736	5.0	$30.00	Modified Gross
The Carnegie Office 421 West 3rd Street Fort Worth, TX	2008	280,785	86.0%	Quoted	N/A	N/A	$27.50	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Pier 1 Imports’ Lease Term (Yrs.) is based on its original lease commencement date and the current lease expiration date and Rent/SF is based on its lease agreement, excluding the subleased spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pier 1 Imports Headquarters Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$10,572,172	$10,616,614	$10,907,135	$10,942,818	$11,114,786	$27.11
Total Recoveries	$1,364,536	$987,138	$1,293,103	$1,360,333	$1,112,185	$2.71
Other Income	$25,612	$40,705	$32,545	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,184,477)	($2.89)
Effective Gross Income	$11,962,320	$11,644,457	$12,232,783	$12,303,151	$11,042,494	$26.93
Total Operating Expenses	$5,948,881	$5,754,759	$5,827,748	$5,829,988	$5,762,480	$14.06
Net Operating Income(2)	$6,013,439	$5,889,698	$6,405,035	$6,473,163	$5,280,014	$12.88
Capital Expenditures	$0	$0	$0	$0	$61,497	$0.15
TI/LC	$0	$0	$0	$0	$409,977	$1.00
Net Cash Flow	$6,013,439	$5,889,698	$6,405,035	$6,473,163	$4,808,540	$11.73

Occupancy %(3)	99.1%	100.0%	99.3%	99.5%	90.3%
NOI DSCR (P&I)(4)	1.72x	1.69x	1.84x	1.86x	1.51x
NCF DSCR (P&I)(4)	1.72x	1.69x	1.84x	1.86x	1.38x
NOI Debt Yield(4)	10.9%	10.7%	11.6%	11.8%	9.6%
NCF Debt Yield(4)	10.9%	10.7%	11.6%	11.8%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps of $411,541 and vacancy gross up of $55,775. The 53,370 SF of subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(2)	Pier 1 Imports has dark space of 40,895 SF, but is current on rent. The decrease in UW NOI over Most Recent NOI is attributed to the 40,895 SF of dark space being underwritten as vacant.

(3)	UW Occupancy % is based on underwritten economic vacancy of 9.7%. The Pier 1 Imports Headquarters Property was 99.5% leased based on the underwritten rent roll dated June 30, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Pier 1 Imports Headquarters Whole Loan.

Escrows and Reserves. The Pier 1 Imports Headquarters Borrower deposited in escrow at origination (i) $1,597,614 for real estate taxes, (ii) $14,653 for insurance premiums and (iii) $5,000,000 for tenant improvements and leasing commissions. The Pier 1 Imports Headquarters Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently $199,702 (ii) 1/12 of the insurance premiums, provided, however, that such obligation will be suspended so long as: (a) no event of default is continuing, (b) a blanket or umbrella insurance policy is in place, (c) the Pier 1 Imports Headquarters Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (d) the Pier 1 Imports Headquarters Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender, and (iii) $5,125 for replacement reserves. In addition, the Pier 1 Imports Headquarters Borrower is required to escrow approximately $34,165 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve falls below $1,000,000. In addition, at any time during the term of the Pier 1 Imports Headquarters Whole Loan, the Pier 1 Imports Headquarters Borrower may voluntarily deposit with the lender, amounts sufficient to cover a period of free or abated rent in connection with a new lease or a modification of an existing lease.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the Pier 1 Imports Headquarters Whole Loan. Pursuant to the Pier 1 Imports Headquarters Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, and cash management bank fees) will be applied as follows: (a) during the continuation of a Cash Trap Period (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (b) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, and (c) if neither a Primary Tenant Sweep Period nor a Cash Trap Period is continuing, all excess cash flow in the lockbox account after payment of all sums due and payable under the Pier 1 Imports Headquarters Whole Loan documents will be remitted to the Pier 1 Imports Headquarters Borrower.

A “Primary Tenant” is either (i) Pier 1 Imports, unless the space under the applicable Pier 1 Imports lease or leases demise, in the aggregate, less than 30.0% of the Pier 1 Imports Headquarters Property’s net rentable area, or (ii) any tenant occupying 30.0% or more of the Pier 1 Imports Headquarters Property.

A “Cash Trap Period” will occur upon (i) an event of default until a cure of the applicable event of default is accepted by the lender, (ii) the debt service coverage ratio, based on the trailing 12-month period, falling below 1.15x at the end of any calendar quarter until the debt service coverage ratio is no less than 1.15x for one calendar quarter, or (iii) a Primary Tenant Sweep Period until a Primary Tenant Sweep Period cure.

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease or any termination of such lease, (ii) any Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) Pier 1 Imports “going dark” for a period of 90 days of more with respect to five full floors or more of its space at the Pier 1 Imports Headquarters Property, provided, however, that any such portion of the Pier 1 Imports Headquarters Property that has been (A) sublet to a sublessee which is not in default under its applicable sublease for which either (a) such sublessee has commenced payment of full, unabated rent or (b) in the event that any sublessee has not yet commenced payment of full, unabated rent, (x) such sublessee has taken possession of the space and is open for business and (y) either (1) the Pier 1 Imports Headquarters Borrower has separately escrowed with the lender funds sufficient to cover any free rent or rent abatement period for such sublessee; or (2) notwithstanding any free rent period granted by Pier 1 to such sublessee, Pier 1 continues to pay rent directly to the Pier 1 Imports Headquarters Borrower for the portion of the Pier 1 Imports Headquarters Property demised to such sublessee under the applicable sublease, or (B) leased by the Pier 1 Imports Headquarters Borrower to an acceptable replacement tenant, will, in either case, be excluded from the Pier 1 premises for the purposes of this clause (iii), (iv) a monetary or material non-monetary event of default beyond applicable notice and cure periods under the applicable Primary Tenant’s lease, (v) the earlier of 15 months prior to the expiration date of a Primary Tenant lease or the date under any Primary Tenant lease by which the applicable Primary Tenant is required to give

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 7 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 64.0% 1.38x 9.6%

notice of its exercise of a renewal option thereunder, or (vi) any Primary Tenant (other than Pier 1 Imports) “going dark” in all or substantially all of the applicable Primary Tenant premises.

A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, (a) the applicable Primary Tenant has revoked or rescinded its notice of termination, (b) the Pier 1 Imports Headquarters Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for all or a portion of all the Primary Tenant space, provided, the lender determines that the base rent payable under the replacement lease or leases give effect to a debt service coverage ratio of not less than 1.15x (a “Primary Tenant Replacement Event”), or (c) if a Primary Tenant Sweep Period commenced as a result of Pier 1 Imports terminating its lease, (x) the Pier 1 Imports Headquarters Borrower and Pier 1 Imports modify the lease to reduce space leased to Pier 1 Imports, (y) either (1) the Pier 1 Imports Headquarters Borrower enters into one or more new leases with an acceptable replacement tenant or tenants with a credit rating equal to or exceeding B- by S&P or has not received a rating from rating agencies, or (2) the Pier 1 Imports Headquarters Borrower enters into one or more direct leases with one or more sublessees at the Pier 1 Imports Headquarters Property (for avoidance of doubt the space leased pursuant to (1) and (2) above must be equal to the aggregate amount of space vacated), and (z) the base rent payable under the leases then in place give effect to a debt service coverage ratio of not less than 1.15x (a “Primary Tenant Downsizing Event”); in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs; in regard to clause (iii) above, (a) Pier 1 Imports re-opens for business in a portion of its premises sufficient to reduce its dark space to less than five full floors for a continuous period of no less than 90 days, (b) a Primary Tenant Replacement Event occurs, or (c) solely with regards to Pier 1 Imports going dark in five full floors, a Primary Tenant Downsizing Event occurs to reduce its dark space to less than five full floors for a continuous period of no less than 90 days, or (d) (x) Pier 1 Imports enters into one or more subleases each for a term not less than three years, upon terms reasonably acceptable to the lender, for a portion of its premises sufficient to reduce its dark space to less than five full floors for a continuous period of no less than 90 days and (y) either (1) the sublessee or sublessees have commenced payment of sublease rent, or (2) if a sublessee is in possession of its space, is open for business and has not commenced rent, (A) Pier 1 Imports continues to pay rent directly to the Pier 1 Imports Headquarters Borrower for the subleased spaces, or (B) the Pier 1 Imports Headquarters Borrower escrows with the lender funds to cover any free rent or rent abatement period under the subleases (a “Primary Tenant Sublease Event”); in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs; in regards to clause (v) above, either (a) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided that such renewal need only apply to 80% of it space) for a term of no less than three years, (b) a Primary Tenant Replacement Event occurs, or (c) if a Primary Tenant Sweep Period commenced as a result of Pier 1 Imports, a Primary Tenant Downsizing Event occurs and Pier 1 Imports extends or renews its lease, with regards to a portion of its space not previously subject to a Primary Tenant Downsizing Event, for a term of no less than three years; or in regards to clause (vi) above, (a) the applicable Primary Tenant re-opens for business in all or substantially all of its applicable premises for a continuous period of no less than 90 days, (b) a Primary Tenant Replacement Event occurs, or (c) the lender determines that the debt service coverage ratio is no less than 1.15x.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Pier 1 Imports Headquarters Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

Princeton Marriott at Forrestal
100 College Road East
Princeton, NJ 08540
North Brunswick Township
Franklin Park
Kendall Park
SOMERSET COUNTY
Rocky Hill
Princeton Airport
Kingston
Monmouth Junction
South Brunswick Township
Hopewell Township
Princeton
Carnegie Lake
MIDDLESEX COUNTY
Plainsboro Township
Princeton Junction
Lawrence Township
West Windsor Township
MERCER COUNTY
Slackwood
Mercer County Park
Mercer Lake
TRENTON
Mercerville
Hamilton Township
Princeton University
Princeton Plasma Physics Laboratory
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
NEW YORK
NEWARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Princeton, NJ 08540
				General Property Type:	Hospitality
Original Balance:	$24,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$24,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	1982/2017, 2018
Loan Purpose:	Acquisition			Size:	302 Rooms
Borrower Sponsor:	Seryl Kushner			Cut-off Date Balance per Room:	$79,740
Mortgage Rate:	5.4815%			Maturity Date Balance per Room:	$79,740
Note Date:	11/30/2018			Property Manager:	Marriott Hotel Services, Inc.
First Payment Date:	1/6/2019
Maturity Date:	12/6/2028
Original Term:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(1):	$4,108,310
Seasoning:	0 months			UW NOI Debt Yield:	17.1%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.30x
Additional Debt Type:	N/A			Most Recent NOI(1):	$4,145,904 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(1):	$3,464,597 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,942,067 (12/31/2016)
Reserves(2)				Most Recent Occupancy(3):	68.5% (9/30/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	66.8% (12/31/2017)
RE Tax:	$97,960	$48,980	N/A	3rd Most Recent Occupancy:	67.7% (12/31/2016)
Insurance:	$99,000	$7,500	N/A	Appraised Value (as of):	$37,900,000 (9/21/2018)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio:	63.3%
Seasonality:	$0	Springing	N/A	Maturity Date LTV Ratio:	63.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,000,000	62.8%	Purchase Price:	$37,600,000	98.7%
Borrower Equity:	$14,228,810	37.2%	Reserves:	$196,960	0.5%
			Closing Costs:	$431,849	1.1%
Total Sources:	$38,228,810	100.0%	Total Uses:	$38,228,810	100.0%

(1)	In 2017 and 2018, the Princeton Marriott at Forrestal Property (as defined below) underwent major renovations. The increase in UW NOI over Most Recent NOI is primarily as a result of the renovations and improved amenities and meeting spaces and the fact that 370 room nights were offline for the 9/30/2018 TTM for such renovations. The increase in Most Recent NOI from 2nd Most Recent NOI is due to approximately 2,483 room nights being offline in 2017 for such renovations.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Most Recent Occupancy and 2nd Most Recent Occupancy are adjusted for offline room nights due to renovations. Approximately 2,483 room nights were offline in 2017 and 370 room nights were offline for the 9/30/2018 TTM.

The Mortgage Loan. The eighth largest mortgage loan (the “Princeton Marriott at Forrestal Mortgage Loan”) is evidenced by three pari passu promissory notes with an aggregate original principal balance of $24,000,000, which is secured by a first priority fee mortgage encumbering a 302-room full service hospitality property located in Princeton, New Jersey (the “Princeton Marriott at Forrestal Property”). The proceeds of the Princeton Marriott at Forrestal Mortgage Loan, along with approximately $14.2 million in borrower sponsor’s equity, were used to acquire the Princeton Marriott at Forrestal Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Princeton Forrestal LLC (the “Princeton Marriott at Forrestal Borrower”), a Delaware limited liability company structured to be bankruptcy remote with one independent director. Princeton Forrestal LLC is owned by The Dara Orbach GST Trust (10.0%), The Seryl LLC (10.0%), The Nicole Meyer GST Trust (10.0%), The Joshua Kushner GST Trust (10.0%), Seryl Kushner (10.0%), Laurent Morali (5%), and George Gellert (45.0%). The borrower sponsor and non-recourse carveout guarantor of the Princeton Marriott at Forrestal Mortgage Loan is Seryl Kushner.

Seryl Kushner is Principal of Kushner Companies (“Kushner”), a diversified real estate organization responsible for the ownership, management, development, and redevelopment of properties throughout the United States. Kushner's portfolio comprises over 20,000 multifamily apartments, as well as 13 million SF of office, hotel, industrial and retail space throughout the Northeast and Mid-Atlantic regions. Headquartered in New York City, Kushner has completed more than $7.0 billion in acquisitions since 2007 with $2.5 billion in transactions in 2017. Kushner currently has 12 million SF under development in New York and New Jersey.

The Property. The Princeton Marriott at Forrestal Property consists of a three-story, 302-room full service hotel situated on an approximately 24.18-acre site located in Princeton, New Jersey. Constructed in 1982, the Princeton Marriott at Forrestal Property was renovated in 2017 and 2018 and contains 494

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

parking spaces approximately (1.6 spaces per room). The Princeton Marriott at Forrestal Property’s guestroom configuration consists of 149 king rooms, 141 double/double rooms, eight junior suites, two bridal suites, and two parlor suites. Updated in 2014, each guestroom features a 32” flat screen TV, high speed Wi-Fi, coffee maker, refrigerator, work desk with ergonomic chair, ironing set, and granite countertops. Amenities at the Princeton Marriott at Forrestal Property include an indoor swimming pool, fitness center, business center, meeting rooms totaling 34,941 SF (which can accommodate up to 550 people), a tennis center with four indoor courts, Iron & Ivy restaurant, the M Club lounge, The Spa at Forrestal (a full-service 15,000 SF spa), room service, sundry/convenience shop, a game room (which features a pool table, foosball table, and shuffleboard), and an outdoor garden.

The meeting and event space is spread across 33 rooms with a range of layouts from boardroom style to exhibition, allowing for various accommodations and combinations of groups. The largest meeting space is a 4,956 SF ballroom, which features 19-foot ceilings, natural light, state-of-the-art digital lighting and additional audio/visual service.

In addition to an indoor pool, fitness center, outdoor volleyball court, outdoor half-court basketball court, and biking/walking trails, the Princeton Marriott at Forrestal Property includes four indoor tennis courts situated in a separate facility on-site. Tennis operations are currently leased to a third party, managed by Winning Touch Tennis, Inc. The lease, which commenced in November 2000, has a current expiration date in April 2026 and requires annual rent of $44,400, which increases to $46,800 annually in November 2019. The Spa at Forrestal, located on the first floor of the Princeton Marriott at Forrestal Property, is equipped with eight treatment rooms, a steam room and sauna, an indoor pool & whirlpool, and individual men's and women's locker room facilities and offers typical spa services such as facials, massages, body wraps, and salon treatments.

The Princeton Marriott at Forrestal Property features a restaurant and bar, Iron & Ivy, which serves breakfast, lunch and dinner daily. The space has a contemporary iron and wood aesthetic, with an abundance of natural light and high ceilings, in addition to an outdoor patio. The M Club Lounge, located adjacent to the Iron & Ivy restaurant, opened in March 2018 and caters to the Princeton Marriott at Forrestal Property’s premier Marriott Reward members. The M Club lounge offers Marriott Platinum Elite guests complimentary access to comfortable seating areas, complimentary breakfast and evening hors d’oeuvres, complimentary 24/7 Grab & Go Station, and cocktail service. All other guests can gain access to the M Club lounge for an additional fee.

The Princeton Marriott at Forrestal Property operates under a manchise agreement with Marriott Hotel Services, Inc. (the “Marriott Manager”), which is a subsidiary of Marriott International, Inc. (“Marriott”). The manchise agreement expires in December 2026, has two, five-year renewals at the option of the property manager, and requires a base management fee of 3.0% of total revenues, with a provision for an incentive fee. Marriott is a global hotel company, operating in 127 countries and territories under 30 brand names. As of year-end 2017, Marriott had 1,959 company-operated properties (554,642 rooms), 4,432 franchised and licensed properties (685,365 rooms), and 129 unconsolidated joint venture properties (17,659 rooms), for a total of 6,520 properties (1,257,666 rooms). Marriott’s portfolio of global brands includes: JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Westin, Renaissance, Le Méridien, Autograph Collection, Delta Hotels, Gaylord Hotels, Marriott Executive Apartments, Marriott Vacation Club, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element, and Moxy.

According to the appraisal, the Princeton Marriott at Forrestal Property received approximately $14.9 million ($49,422 per room) in capital improvements since 2012. Major renovations to guestrooms were last completed in 2014, including updates to its furnishings, mattresses, and bathrooms. In 2017 and 2018, the Princeton Marriott at Forrestal Property underwent major renovations to its amenity spaces, including its meeting rooms, the Iron & Ivy restaurant and bar area, and M Club Lounge.

A summary of the Princeton Marriott at Forrestal Property historical performance is provided below:

Princeton Marriott at Forrestal Property Historical Occupancy, ADR, RevPAR(1)
Year	Princeton Marriott at Forrestal Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	53.9%	$148.73	$80.11	50.4%	$128.83	$64.97	106.8%	115.4%	123.3%
2011	59.0%	$145.73	$86.02	51.8%	$133.93	$69.33	114.0%	108.8%	124.1%
2012	61.3%	$152.61	$93.62	47.5%	$143.94	$68.33	129.2%	106.0%	137.0%
2013	60.7%	$157.53	$95.62	50.9%	$156.73	$79.84	119.2%	100.5%	119.8%
2014(3)	59.7%	$159.06	$95.01	60.1%	$152.58	$91.64	99.5%	104.2%	103.7%
2015	65.4%	$159.87	$104.51	61.6%	$147.20	$90.73	106.1%	108.6%	115.2%
2016	67.7%	$160.59	$108.67	64.1%	$148.01	$94.89	105.5%	108.5%	114.5%
2017(3)	65.3%	$157.64	$102.92	62.9%	$148.64	$93.57	103.7%	106.1%	110.0%
9/30/2018 TTM(3)	68.3%	$159.82	$109.11	65.5%	$149.91	$98.14	104.3%	106.6%	111.2%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Princeton Marriott at Forrestal Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Hyatt Regency Princeton, Doubletree Princeton, Crowne Plaza Princeton Conference Center, Nassau Inn, and Westin Princeton at Forrestal Village.

(3)	The Princeton Marriott at Forrestal Property underwent guestroom renovations in 2014. Approximately 2,483 room nights were offline in 2017 and 370 room nights were offline for the trailing twelve-month period ending September 30, 2018.

The Market. The Princeton Marriott at Forrestal Property is located in Princeton, New Jersey, approximately 47.7 miles southwest of New York City and approximately 48.1 miles northeast of Philadelphia, Pennsylvania. The Princeton Marriott at Forrestal Property is located approximately 0.6 miles east of U.S. Highway 1 (“US 1”) on College Road East, and approximately 2.3 miles southeast of State Road 27 (“SR 27”). According to a third party market research report, the Princeton Marriott at Forrestal Property is near the intersection of College Road West and US 1 to the west, which experiences an average daily traffic count of 64,557 vehicles. The average 2018 estimated household income within a one-, three- and five-mile radius is $201,823, $167,226 and $170,956, respectively, compared to the average 2018 estimated household income for Middlesex County, New York-Newark-Jersey City SMA, and the State of New Jersey of $112,063, $111,285, and $112,273, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

The market is diversified among philanthropic, pharmaceutical, healthcare, government, and education institutions, including Princeton University, approximately 3.8 miles southwest of the Princeton Marriot at Forrestal Property. Chartered in 1746, Princeton is the fourth-oldest college in the United States. Princeton is an independent, coeducational, nondenominational institution that provides undergraduate and graduate instruction in the arts and humanities, social sciences, natural sciences, and engineering. Other colleges and universities in the Princeton area include The College of New Jersey, Thomas Edison State College, Rider University, Princeton Theological, and Mercer County Community College. Headquartered in Princeton, the Robert Wood Johnson Foundation (“RWJF”) is the nation's largest healthcare philanthropy, according to the appraisal. Established in 1972 and named after the founder of Johnson & Johnson, the foundation has over $11 billion in assets, generating grants of roughly $500 million per year. Bristol-Myers Squibb, a pharmaceutical company, has a manufacturing and research and development facility in Princeton. Bristol-Meyers Squibb recently invested over $4.7 billion into research and development.

Forrestal Village, adjacent to the Princeton Marriott at Forrestal Property, is a 720,000 SF mixed-use retail and office complex situated on a 52-acre site. Forrestal Village features retail stores, food and beverage options, including Salt Creek Grille and Ruth's Chris Steakhouse, office space for healthcare and professional service businesses, as well as the Westin Princeton. Palmer Square, located approximately 4.8 miles from the Princeton Marriott at Forrestal Property, boasts a collection of shopping and dining in the heart of downtown Princeton. Located along Nassau Street and Princeton University, the development is home to retail anchors including J. Crew, Brooks Brothers, Lululemon, Kate Spade and Ralph Lauren. In total, Palmer Square features 42 retail outlets and numerous dining options, and hosts local events, celebrations, and festivals throughout the year.

According to an industry report as of September 2018, the Princeton Marriott at Forrestal Property is located in the Central New Jersey hospitality market, which consists of 211 hotel properties with a total of 25,578 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 3.0%, 2.5% and 5.6% growth, respectively. According to an industry report as of September 2018, the Princeton Marriott at Forrestal Property is located in the Princeton/Central, New Jersey hospitality submarket, which consists of 59 hotel properties with a total of 6,669 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 3.5%, 1.6% and 5.1% growth, respectively. According to the appraisal, no new hotels are planned or are expected to be delivered within the Princeton Marriott at Forrestal Property’s competitive submarket at this time.

A summary of demand segmentation and recent performance of the Princeton Marriott at Forrestal Property is below:

Princeton Marriott at Forrestal Property Summary
Property Name	# Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Princeton Marriott at Forrestal(1)	302	50%	35%	15%	65.3%	$157.64	$102.92
Hyatt Regency Princeton	330	40%	45%	15%	70.0%-75.0%	$150.00-$160.00	$110.00-$115.00
Westin Princeton at Forrestal Village	296	55%	30%	15%	65.0%-70.0%	$150.00-$160.00	$100.00-$105.00
Subtotal/Wtd. Avg.	928	48%	37%	15%	67.5%	$156.52	$105.72
Secondary Competitors	899	53%	28%	19%	58.6%	$125.45	$73.51
Total/Wtd. Avg.	1,827	50%	34%	16%	63.9%	$144.82	$92.50

Source: Appraisal

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Princeton Marriott at Forrestal Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton Marriott at Forrestal Property:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW per Room
Occupancy(1)	65.4%	67.7%	66.8%	68.5%	68.5%
ADR	$159.87	$160.59	$157.64	$159.82	$159.82
RevPAR	$104.51	$108.67	$105.29	$109.48	$109.48

Rooms Revenue	$11,519,645	$12,011,123	$11,344,369	$12,027,491	$12,027,491	$39,826
Other Income	$8,341,495	$9,789,270	$8,848,834	$8,815,541	$8,780,017	$29,073
Total Revenue	$19,861,140	$21,800,393	$20,193,203	$20,843,033	$20,807,509	$68,899
Total Expenses	$16,925,550	$17,858,326	$16,728,606	$16,697,128	$16,699,198	$55,295
Net Operating Income(2)	$2,935,590	$3,942,067	$3,464,597	$4,145,904	$4,108,310	$13,604
FF&E	$993,057	$1,090,020	$1,009,660	$1,042,152	$1,040,375	$3,445
Net Cash Flow	$1,942,533	$2,852,047	$2,454,937	$3,103,753	$3,067,935	$10,159

NOI DSCR	2.2x	2.96x	2.60x	3.11x	3.08x
NCF DSCR	1.46x	2.14x	1.84x	2.33x	2.30x
NOI Debt Yield	12.2%	16.4%	14.4%	17.3%	17.1%
NCF Debt Yield	8.1%	11.9%	10.2%	12.9%	12.8%

(1)	2017 Occupancy and 9/30/2018 TTM Occupancy are adjusted for offline room nights due to renovations. Approximately 2,483 room nights were offline in 2017 and 370 room nights were offline for the trailing twelve-month period ending September 30, 2018.

(2)	The increase in UW Net Operating Income over 9/30/2018 TTM Net Operating Income is primarily as a result of the renovations and improved amenities and meeting spaces and the fact that 370 room nights were offline for the 9/30/2018 TTM for such renovations. The increase in 9/30/2018 TTM Net Operating Income from 2017 Net Operating Income is due to approximately 2,483 room nights being offline in 2017 for such renovations.

Escrows and Reserves. At origination of the Princeton Marriott at Forrestal Mortgage Loan, the Princeton Marriott at Forrestal Borrower deposited (i) $97,960 in reserve for real estate taxes and (ii) $99,000 in reserve for insurance premiums. On a monthly basis, the Princeton Marriott at Forrestal Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $48,980 per month and (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $7,500 per month. In addition, on each monthly payment date, the Princeton Marriott at Forrestal Borrower is required to deposit an amount equal to the greater of 1/12 of (i) 4% of the aggregate gross annual income of the Princeton Marriott at Forrestal Property for FF&E and (ii) the aggregate amount, if applicable, required to be reserved pursuant to the manchise agreement for the calendar year; provided, however, that such monthly capital expenditures will be waived as long as (a) no event of default has occurred and is continuing, (b) the manchise agreement is in full force and effect, (c) the Marriott Manager maintains the Princeton Marriott at Forrestal Property in a condition reasonably accepted by the lender according to the manchise agreement, or if the Marriott Manager fails to do so, the Princeton Marriott at Forrestal Borrower diligently exercises its rights to cause Marriott to perform its obligations, and (d) the Marriott Manager establishes and maintains a FF&E reserve. During the months of June, July, and November (the “Seasonality Funds Deposit Months”) of each calendar year during the Princeton Marriott at Forrestal Mortgage Loan term, the Princeton Marriott at Forrestal Borrower is required to deposit into the seasonality reserve an amount equal to 1/3 of the product of (A) 120% and (B) aggregate of the monthly net cash flow shortfall for the twelve-month period commencing on April 1 of the immediately preceding calendar year (the “Monthly Seasonality Deposit”); provided, however, that such monthly deposit will not be less than $0.00 and on each of (i) June 6, 2019, (ii) July 6, 2019, and (iii) November 6, 2019 such monthly deposit will be $100,658. In lieu of making the Monthly Seasonality Deposit, the Princeton Marriott at Forrestal Borrower has the option to deliver a letter of credit equal to the aggregate of the Monthly Seasonality Deposits for the calendar year.

Lockbox and Cash Management. The Princeton Marriott at Forrestal Mortgage Loan is structured with a hard lockbox and springing cash management. During the term of the Princeton Marriott at Forrestal Mortgage Loan term, provided that the Marriott manchise agreement remains in full force and effect, the Marriott Manager will collect all revenue generated by the Princeton Marriott at Forrestal Property, maintain the operating accounts, pay all other costs/fees/expenses due under and pursuant to the terms of the Marriott manchise agreement, and deposit into the lockbox all amounts payable to the Princeton Marriott at Forrestal Borrower pursuant to the Marriott manchise agreement. From and after the date that (i) the Marriott Manager, pursuant to the Marriott manchise agreement, elects not to maintain the operating accounts, (ii) the Marriott manchise agreement is no longer in full force and effect, or (iii) the Marriott manchise agreement with Marriott is replaced with a replacement franchise agreement or replacement manchise agreement, the Princeton Marriott at Forrestal Borrower is required to deposit or cause the property manager to deposit all revenue generated by the Princeton Marriott at Forrestal Property into the lockbox. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget, and the remaining amount, if any, will be swept (i) during the continuance of a PIP Trigger Event (as defined below), to a PIP account, provided, however, that if a PIP Trigger Event is solely caused by clause (v) of its definition below, the funds in the account will not exceed 120% of the estimated PIP work, (ii) during the continuance of a Cash Sweep Trigger Event (as defined below), to an excess cash flow account; provided, however, that if a Cash Sweep Trigger Event is solely caused by clause (iii) of its definition below and the debt service coverage ratio is equal to or greater than 1.40x, the funds in the account will not exceed $800,000, or (iii) if no PIP Trigger Event or Cash Sweep Trigger Event is then continuing, to an account designated by the Princeton Marriott at Forrestal Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the Princeton Marriott at Forrestal Mortgage Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Princeton Marriott at Forrestal Borrower, the guarantor, or the Marriott Manager (or replacement) and continue until any such bankruptcy action is dismissed within 60 days of such filing, or in the case of the Marriott Manager (or replacement), the Marriott Manager (or replacement) is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 College Road East Princeton, NJ 08540	Collateral Asset Summary – Loan No. 8 Princeton Marriott at Forrestal	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 63.3% 2.30x 17.1%

preceding 12-month period is less than 1.60x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.60x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Princeton Marriott at Forrestal Borrower, guarantor, or the Marriott Manager (or replacement) or a director or an officer of the Princeton Marriott at Forrestal Borrower, guarantor, or the Marriott Manager (or replacement) related to the Princeton Marriott at Forrestal Property and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the Marriott Manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a PIP Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under the Princeton Marriott at Forrestal Mortgage Loan documents and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Princeton Marriott at Forrestal Borrower, the guarantor, or the Marriott Manager (or replacement) and continue until any such bankruptcy action is dismissed within 60 days of such filing, or in the case of the Marriott Manager (or replacement), the Marriott Manager (or replacement) is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.60x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.60x for three consecutive calendar quarters.

A “PIP Trigger Event” will commence upon (i) any franchisor or manager giving notice of its intention to terminate or cancel or not to extend or renew a franchise or manchise agreement, as applicable, (ii) the date that is 12 months prior to the expiration of a franchise agreement or 300 days prior to the expiration of a manchise agreement, as applicable, if the franchise or manchise agreement is not extended or renewed, (iii) the occurrence of an event of default by the Princeton Marriott at Forrestal Borrower, or franchisor under the franchise agreement or manager under the manchise agreement, as applicable, (iv) any bankruptcy action of any franchisor or manager under the franchise agreement or manchise agreement, as applicable, or (v) if any franchisor under a franchise agreement or manager under the manchise agreement, as applicable, requires the Princeton Marriott at Forrestal Borrower to perform or otherwise satisfy any PIP work, the earlier of (a) the date that is 12 months prior to the date any PIP work is scheduled to commence and (b) the date on which the Princeton Marriott at Forrestal Borrower and franchisor or manager, as applicable, finalize the budget and scope of the PIP work. A PIP Trigger Event will continue until, with regard to clause (i) above, the unconditional revocation or rescission of the termination or cancellation notice by the franchisor or manager, as applicable, or the applicable franchisor or manager is replaced with a replacement franchise agreement with a qualified franchisor or replacement manchise agreement with a qualified manager, with regard to clause (ii) above, the applicable franchisor or manager is replaced with a replacement franchise agreement with a qualified franchisor or replacement manchise agreement with a qualified manager, with regard to clause (iii) above, (a) relating to an event of default by the Princeton Marriott at Forrestal Borrower, such event of default is cured and is accepted by the lender and franchisor or manager, as applicable, or (b) relating to an event of default by the franchisor or manager, as applicable, such event of default is cured or the applicable franchisor or manager is replaced with a replacement franchise agreement with a qualified franchisor or replacement manchise agreement with a qualified manager, with regard to clause (iv) above, such bankruptcy action is dismissed within 120 days of such filing, or with regard to clause (v) above, (a) the completion of all PIP work to the satisfaction of the franchisor or manager under the franchise agreement or manchise agreement, as applicable, (b) the Princeton Marriott at Forrestal Borrower pays all costs and expenses and (c) the Princeton Marriott at Forrestal Borrower delivers to the lender evidence of the satisfaction of the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Princeton Marriott at Forrestal Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

SOUTH NEW BRAUNFELS AVENUE
Inline
Vacant
Frost
PLACE
rue21
T-Mobile
bealls outlet
SHOE CARNIVAL
Marshalls
Rainbow
boostmobile
FUTURE PAD
DISCOUNT TIRE
IHOP
ups
H-E-B plus!
SOUTH GEVERS STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

McCreless Market
4130 South New Braunfels Avenue
San Antonio, TX 78223
SAN ANTONIO
Downtown
Near East Side
Denver Heights
BEXAR COUNTY
Arena District
East Side
Hot Wells
Fort Sam Houston
Beacon Hill
Brooks City Base
Lucian Adams Frwy
José Lopez Frwy
PanAm Expwy
AMTRAK
San Antonio Intl. Airport 5 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	San Antonio, TX 78223
				General Property Type:	Retail
Original Balance:	$20,475,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$20,475,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	1994, 2008, 2017, 2018/N/A
Loan Purpose:	Acquisition			Size:	171,477 SF
Borrower Sponsors:	Jeffrey Lindenberger; Todd Mason; J. Fred Baca; David Kayle; Zachary Kayle			Cut-off Date Balance per SF:	$119
				Maturity Date Balance per SF:	$119
Mortgage Rate:	4.7000%			Property Manager:	MLB Capital Partners Management Services L.L.C. (borrower-related)
Note Date:	11/29/2018
First Payment Date:	1/1/2019
Maturity Date:	12/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions:	LO (24); YM1 (94); O (2)
Lockbox/Cash Mgmt Status:	Springing/Springing
Additional Debt Type:	N/A
Additional Debt Balance:	N/A			Underwriting and Financial Information
Future Debt Permitted (Type):	No (N/A)			UW NOI:	$2,602,965
Reserves(1)				UW NOI Debt Yield:	12.7%
Type	Initial	Monthly	Cap	UW NOI Debt Yield at Maturity:	12.7%
RE Tax:	$47,766	$47,766	N/A	UW NCF DSCR:	2.56x
Insurance:	$23,727	$6,678	N/A	Most Recent NOI(2):	N/A
Replacements:	$50,000	Springing	$50,000	2nd Most Recent NOI(2):	N/A
TI/LC:	$500,000	Springing	$500,000	3rd Most Recent NOI(2):	N/A
Grandpa's Pizza TI:	$52,800	$0	N/A	Most Recent Occupancy:	96.6% (11/28/2018)
Luxx Nail Bar TI:	$46,000	$0	N/A	2nd Most Recent Occupancy(2):	N/A
Arby's TI:	$58,000	$0	N/A	3rd Most Recent Occupancy(2):	N/A
Taco Bell LC:	$23,000	$0	N/A	Appraised Value (as of):	$36,000,000 (10/17/2018)
Cinemark Lease Trigger:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.9%
Marshalls Lease Trigger:	$0	Springing	N/A	Maturity Date LTV Ratio:	56.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,475,000	62.3%	Purchase Price:	$30,750,000	93.6%
Borrower Equity:	$12,375,615	37.7%	Reserves:	$801,292	2.4%
			Closing Costs:	$1,299,323	4.0%
Total Sources:	$32,850,615	100.0%	Total Uses:	$32,850,615	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Prior to the McCreless Market Borrower’s (as defined below) acquisition of the McCreless Market Property (as defined below), it was owned and operated by a third party as part of a larger development and as such, historical NOI and occupancy is unavailable.

The Mortgage Loan. The ninth largest mortgage loan (the “McCreless Market Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $20,475,000, which is secured by a first priority fee mortgage encumbering a 171,477 SF anchored retail property located in San Antonio, Texas (the “McCreless Market Property”). Proceeds of the McCreless Market Mortgage Loan, together with $12,375,615 in borrower equity, were used to purchase the McCreless Market Property, pay closing costs, and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is McCreless Market, LLC (the “McCreless Market Borrower”), a single-purpose Delaware limited liability company. Jeffrey Lindenberger, Todd Mason, J. Fred Baca, David Kayle and Zachary Kayle are the non-recourse carveout guarantors and borrower sponsors of the McCreless Market Mortgage Loan. The McCreless Market Borrower is 100.0% owned by McCreless SC, LP which is 20.0% owned by the general partner, McCreless SC GP, LLC and 80.0% owned by limited partners. McCreless SC GP, LLC is owned 50.0% by MLB Capital Partners, LLC and 50.0% by Outlier Capital, LLC. MLB Capital Partners, LLC is owned 37.5% by Mr. Lindenberger, 37.5% by Mr. Mason and 25% by Mr. Baca. Outlier Capital, LLC is owned equally by David Kayle and Zachary Kayle.

Todd Mason, Jeffrey Lindenberger, and J. Fred Baca are principals at MLB Capital Partners, LLC with 80 years of collective real estate experience. MLB Capital Partners, LLC has a portfolio that includes office, retail and lifestyle properties. Todd Mason has 25 years of real estate experience as a principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

and consultant with experience in land and investment sales, property acquisition, asset management, and brokerage. In December of 2012, Todd Mason sold his brokerage operation, Mason Partners, to Avison Young. Jeffrey Lindenberger has 13 years of commercial real estate experience. Jeffrey Lindenberger was a broker and shareholder with McDade, Smith, Gould, Johnston, Mason + Company from 2004 to 2010. Since 2004, Jeffrey Lindenberger and Todd Mason has closed more than $1 billion in transactions together. J. Fred Baca has over 40 years of commercial real estate experience, including as president of Colliers International in Houston from 2001 until 2009. David Kayle and Zachary Kayle are principals at Outlier Capital, LLC. David Kayle has over 30 years of real estate experience, including as director of real estate at HEB for 11 years until 2007. David Kayle also spent six years at Boxer Property in acquisitions.

The Property. The McCreless Market Property is a 171,477 SF anchored retail property located in San Antonio, Texas, within Bexar County, approximately 4.5 miles south of downtown San Antonio. The McCreless Market Property is anchored by Cinemark, Marshalls and Bealls and shadow anchored by an approximately 142,000 SF corporate-owned HEB Plus. The McCreless Market Property is situated on a 26.8-acre site with seven curb-cut access points, including two signalized intersections along South New Braunfels Avenue and direct access from and frontage along Highway 281 (Interstate 37) (125,797 vehicles per day), in addition to access and visibility along East South Cross (21,762 vehicles per day) and South New Braunfels Avenue (8,731 vehicles per day).

An affiliate of HEB, a family owned regional supermarket chain founded in 1905 with 340 stores in Texas and 55 in Mexico and 2017 sales of approximately $25 billion, purchased the retail development formerly known as McCreless Mall in 2006 with plans for a retail development anchored by its HEB Plus concept, a one-stop shop for groceries, electronics, toys, housewares, grilling and outdoor equipment, and party supplies. The completed development includes the McCreless Market Property and the following improvements which are not part of the collateral for the McCreless Market Mortgage Loan: (i) the HEB Plus store and its connected in-line spaces, (ii) a HEB gas station and (iii) a pad building occupied by Golden Chick. According to HEB, the grand opening of the HEB Plus location in August 2008 resulted in the single largest sales day and week for any store in HEB company history. The McCreless Market Borrower acquired the McCreless Market Property for $30,750,000 from the HEB affiliate at loan origination.

The McCreless Market Property was built in phases in 2008, 2017 and 2018 and also includes one pad building retained from the original development built in 1994. The McCreless Market Property consists of 5 one-story, multi-tenant buildings totaling 144,346 SF, one pad site with a 3,500 SF free-standing single tenant building, 5 pad sites ground leased to single-tenants totaling 22,785 SF and two vacant land parcels available for future pad sites, each approximately 0.80 acres. The total square footage at the McCreless Market Property of 171,477 SF also includes 846 SF of non-leasable space that does not have access to utilities. The McCreless Market Property includes 1,104 surface parking spots.

As of November 28, 2018, the McCreless Market Property is 96.6% leased to a diverse mix of 30 local, regional and national tenants (excludes a lease for zero SF to Via Bus for the municipality to have bus stop at the McCreless Market Property). The McCreless Market Property is anchored by a 10-screen Cinemark (17.7% of NRA, 16.7% of underwritten base rent), Marshalls (16.3% of NRA, 9.2% of underwritten base rent) and Bealls (15.4% of NRA, 8.0% of underwritten base rent). No other tenant comprises more than 4.8% of NRA. For the 2017 calendar year, Cinemark reported sales of $385,011 per screen (occupancy cost of 13.6%), Marshalls reported sales of $328 PSF (occupancy cost of 5.0%), and Bealls reported sales of $116 PSF (occupancy cost of 13.1%).

Major Tenants.

Cinemark (30,425 SF, 17.7% of NRA, 16.7% of underwritten base rent). Headquartered in Plano, TX, Cinemark (NYSE: CNK) operates 541 theaters with 6,014 screens in the United States and Latin America as of September 30, 2018. Cinemark has been a tenant at the McCreless Market Property since 2008 under a lease dated May 23, 2007. Prior to the construction of its existing premises, Cinemark (as successor to Santikos Theatres) had occupied space at the subject location but in a different space since 1990. On April 19, 2018, Cinemark extended its lease through October 31, 2023 and two 5-year options remain with no termination options. Cinemark reported sales in 2017 of $3,850,109 which equates to $127 PSF and a 13.6% occupancy cost compared to the national chain average of approximately $112 PSF.

Marshalls (28,000 SF, 16.3% of NRA, 9.2% of underwritten base rent). Marshalls is owned by the TJX Companies, Inc. (NYSE: TJX), the leading off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains are collectively the largest off-price retailer in the United States with a total of 2,285 stores, which includes 1,062 Marshalls stores at the end of fiscal year 2018. Marshalls has been a tenant at the McCreless Market Property since 2008 under a lease dated December 21, 2007. On February 13, 2018, Marshalls extended its lease through August 31, 2023 and three 5-year options remain with no termination options. Marshalls reported sales in 2017 of $9,194,012 which equates to $328 PSF and a 5.0% occupancy cost. Marshalls’ reported sales has increased each year from 2014 to 2017.

Bealls (26,460 SF, 15.4% of NRA, 8.0% of underwritten base rent). Bealls is a chain of department stores owned by Stage Stores Inc. and headquartered in Houston, TX. Bealls specializes in retailing brand name apparel, accessories, cosmetics, footwear and housewares. Stages Stores operates approximately 800 stores across 42 states under the Bealls, Palais Royal, Peebles, Stage and Goody’s nameplates. Bealls has been a tenant at the McCreless Market Property since 2008 under a lease dated June 7, 2007. Prior to the construction of the existing premises, Bealls (as successor to Palais Royal, Inc.) had occupied space at the subject location but in a different space since 1995. On April 19, 2018, Bealls extended its lease through January 31, 2024 and one 5-year option remains with no termination options. Bealls reported sales in 2017 of $3,065,865 which equates to $116 PSF and a 13.1% occupancy cost compared to the national chain average of approximately $102 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

The following table presents a summary regarding the largest tenants at the McCreless Market Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	2017 Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Anchor Tenants
Cinemark	NR/NR/BB	30,425	17.7%	$493,189	16.7%	$16.21	$3,850,109	$385,011(5)	13.6%	10/31/2023
Marshalls	NR/A2/A+	28,000	16.3%	$273,000	9.2%	$9.75	$9,194,012	$328	5.0%	8/31/2023
Bealls	NR/NR/NR	26,460	15.4%	$238,140	8.0%	$9.00	$3,065,865	$116	13.1%	1/31/2024
Total Anchor Tenants		84,885	49.5%	$1,004,329	33.9%	$11.83

Other Tenants(6)		80,686	47.1%	$1,956,836	66.1%	$24.25
Non-Leasable		846	0.5%	$0	0.0%	$0.00
Vacant		5,060	3.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		171,477	100.0%	$2,961,165	100.0%	$17.88

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes non-leasable and vacant space.

(4)	Occ. Cost % is based on contractual rent and underwritten reimbursements divided by 2017 sales.

(5)	Sales PSF information for Cinemark represents sales per screen and is based on ten screens.

(6)	Includes Taco Bell, which has taken possession of its pad site and has commenced paying rent, but has not yet completed its build-out.

The following table presents historical sales information for major tenants at the McCreless Market Property:

Historical Sales Summary(1)
	2014 Sales			2015 Sales			2016 Sales			2017 Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
Cinemark(3)	$3,708,637	$370,864	14.1%	$3,822,413	$382,241	13.7%	$3,886,896	$388,690	13.4%	$3,850,109	$385,011	13.6%
Marshalls	$6,499,307	$232	7.1%	$7,441,487	$266	6.2%	$8,415,907	$301	5.5%	$9,194,012	$328	5.0%
Bealls	$3,859,110	$146	10.4%	$3,578,917	$135	11.2%	$3,185,457	$120	12.6%	$3,065,865	$116	13.1%
Shoe Carnival	$1,051,595	$128	19.8%	$2,203,859	$269	9.5%	$2,420,205	$295	8.6%	N/A	N/A	N/A
Rue 21	$958,800	$213	12.3%	$977,392	$217	12.0%	$976,317	$217	12.0%	N/A	N/A	N/A
Children’s Place	$1,209,602	$302	8.4%	$1,178,623	$294	8.6%	$1,325,417	$331	7.7%	$1,473,886	$368	6.9%
Taco Cabana	$3,581,996	$968	5.3%	$3,887,440	$1,051	4.9%	$4,100,077	$1,108	4.7%	$3,874,902	$1,047	4.9%
Eyemart Express	$1,251,098	$357	9.2%	$1,299,323	$371	8.8%	$1,382,005	$395	8.3%	N/A	N/A	N/A
Fantasy Nails	$395,743	$170	14.6%	N/A	N/A	N/A	N/A	N/A	N/A	$520,701	$224	11.1%
Great Clips	$351,817	$293	13.5%	$368,736	$307	12.9%	$354,857	296	13.4%	$408,745	$341	11.6%
Total/Wtd. Avg.(4)	$22,867,705	$234	9.7%	$24,758,190	$263	8.7%	$26,047,138	$279	8.3%	$22,388,220	$282	8.0%

(1)	Information is based on the underwritten rent roll.

(2)	Occ. Cost is based on contractual rent and underwritten reimbursements divided by the respective year’s reported sales.

(3)	Sales (PSF) information for Cinemark represents sales per screen and is based on ten screens.

(4)	Wtd. Avg. Sales (PSF) excludes Cinemark, which shows Sales PSF information as sales per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

The following table presents certain information relating to the lease rollover at the McCreless Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	5	14,672	8.6%	8.6%	$24.92	$365,680	12.3%	12.3%
2020	1	4,500	2.6%	11.2%	$18.50	$83,250	2.8%	15.2%
2021	3	7,538	4.4%	15.6%	$19.12	$144,156	4.9%	20.0%
2022	1	3,700	2.2%	17.7%	$50.54	$186,990	6.3%	26.3%
2023	11	79,891	46.6%	64.3%	$15.93	$1,272,647	43.0%	69.3%
2024	2	29,260	17.1%	81.4%	$10.72	$313,740	10.6%	79.9%
2025	2	4,825	2.8%	84.2%	$19.10	$92,138	3.1%	83.0%
2026	0	0	0.0%	84.2%	$0.00	$0	0.0%	83.0%
2027	0	0	0.0%	84.2%	$0.00	$0	0.0%	83.0%
2028	3	10,885	6.3%	90.5%	$31.01	$337,564	11.4%	94.4%
2029 & Beyond	2	10,300	6.0%	96.6%	$16.02	$165,000	5.6%	100.0%
Non-Leasable	0	846	0.5%	97.0%	$0.00	$0	0.0%	100.0%
Vacant	0	5,060	3.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	171,477	100.0%		$17.88	$2,961,165	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes non-leasable and vacant space.

The Market. The McCreless Market Property is located in San Antonio, Texas. According to the appraisal, San Antonio is the seventh largest city by population (within the city limits) in the nation and is the center of economic activity for the South Texas area. San Antonio, the county seat of Bexar County, is located 150 miles north of the Mexico border, 70 miles south of Austin, 190 miles west of Houston and 250 miles south of Dallas. San Antonio lies within an eight-county area known as the San Antonio metropolitan statistical area (“San Antonio MSA”). As of 2015, the San Antonio MSA had a population of approximately 2.38 million. The San Antonio MSA experienced significant population growth over the last several decades, with increases of 21.7% between 1980 and 1990, 20.2% between 1990 and 2000, and 20.1% between 2000 and 2010. The San Antonio MSA benefits from a diverse array of major industries including tourism, insurance, healthcare/biotechnology, military, telecommunications/telemarketing, and oil.

The neighborhood area surrounding the McCreless Market Property is suburban in nature with a mixture of commercial/retail, multi-family residential, and special purpose developments along major arteries, and single-family developments along secondary arteries. The neighborhood area has experienced limited growth in commercial and residential developments over the past several years, as much of the area has long-standing developments. The main anchor in this area of San Antonio is the retail development of which the McCreless Market Property is a part of as well as The Republic Golf Club in the southern portion of the surrounding neighborhood.

Property uses immediately surrounding the McCreless Market Property include a retail power center anchored by Dollar Tree to the north and single-family residences to the east, west and south. To the immediate northeast of the McCreless Market Property is the retail development anchored by HEB Plus that shadow anchors the McCreless Market Property. The majority of the commercial development in the neighborhood area lies along South New Braunfels Avenue and Goliad Road. These developments mainly consist of free-standing restaurants, smaller strip-retail developments, and smaller in-line retail developments. The McCreless Market Property is one of the newest retail developments in the area and is the only large retail center of its kind in the neighborhood area. According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the McCreless Market Property is 18,660, 119,094 and 279,301, respectively. The 2018 estimated average household income within the same radii was $44,983, $46,739, and $46,375, respectively.

According to a third party market research report, the McCreless Market Property is located within the San Antonio retail market, which contained approximately 133.4 million SF of retail space as of the third quarter of 2018. The San Antonio retail market reported a vacancy rate of 3.7% with an average rental rate of $15.97 PSF as of the third quarter of 2018. According to a third party market research report, the McCreless Market Property is located within the South retail submarket, which contained approximately 16.7 million SF of retail space as of the third quarter of 2018. The South retail submarket reported a vacancy rate of 2.6% with an average rental rate of $14.06 PSF.

The appraisal surveyed comparable leases in the area and concluded to the following market rents at the McCreless Market Property: (i) $25.00 PSF NNN for EyeMart, (ii) $28.00 PSF NNN for small in-line tenants (< 3,000 SF), (iii) $18.50 PSF NNN for large in-line tenants (> 3,000 SF), (iv) $9.50 PSF NNN for anchor tenants and (v) $16.20 PSF base year for the movie theater tenant. The appraiser concluded to a stabilized vacancy and credit loss of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

The following tables presents recent leasing data at competitive retail properties with respect to the McCreless Market Property:

Comparable Retail Leases
Property Name/ Location	Year Built/ Renovated	Size (SF)	Tenant Type	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Years)	Rent PSF (NNN)
McCreless Market San Antonio, TX	1994, 2008, 2017, 2018/N/A	171,477(1)	Movie Theater Anchor In-Line > 3,000 SF In-Line < 3,000 SF	Cinemark(1) Marshalls, Bealls Various Various	30,425(1) 26,460-28,000 Various Various	2008 2008 Various Various	15 15-15.75 Various Various	$16.21(1) $9.00-$9.75 $17.50-$25.00 $17.00-$31.75
Studio Movie Grill Lewisville, TX	1997/2007	35,278	Movie Theater	Studio Movie Grill	35,278	2007	20	$13.00
Regal Cinemas Fort Worth, TX	1996/2015	50,766	Movie Theater	Regal Cinemas	50,766	2015	15	$14.77
Cinemark Movie Theater San Antonio, TX	1988/N/A	44,904	Movie Theater	Cinemark	44,904	1998	20	$9.66
Creekside Cinemas New Braunfels, TX	2010/N/A	45,324	Movie Theater	Creekside Cinemas	45,324	2012	20	$17.00
Crosstowne Mercado San Antonio, TX	1975/N/A	203,033	Anchor In-Line	Goodwill Payless Shoe	18,068 3,000	2018 2010	10 10	$13.00 $20.40
Bandera Oak Plaza San Antonio, TX	1984/2017	99,151	Anchor	Conn’s	39,222	2017	10	$8.25
Ingram Festival Shopping Center San Antonio, TX	1995/N/A	196,772	Anchor	Forever 21 Red	22,253	2016	10	$13.25
Huebner Commons San Antonio, TX	2015/N/A	8,824	In-Line	N/A	2,206	2016	5	$28.00
Mattress Firm San Antonio, TX	2015/N/A	3,920	In-Line	Mattress Firm	3,920	2015	11	$36.00
Hausman Village San Antonio, TX	2007/N/A	42,820	In-Line	N/A	3,002	2018	5	$24.00
Additional In-Line Retail San Antonio, Texas	N/A/N/A	N/A	In-Line In-Line	Ulta Salon Dress Barn	12,600 8,500	2014 2018	10 4	$20.00 $19.25

Source: Appraisal

(1)	Based on the underwritten rent roll.

Comparable Retail Ground Leases
Property Name/ Location	Year Built	Tenant Type	Tenant Name	Lease Size (Land SF)	Lease Size (Building SF)	Lease Date	Lease Term (Years)	Rent PSF (Land)
McCreless Market San Antonio, TX	1994, 2008, 2017, 2018	Ground Lease	Discount Tire(1), Chick-Fil-A, Frost Bank, Taco Cabana, Taco Bell	41,486-66,224	3,000-7,300(1)	Various	Various	$1.31-$4.16
Texas Dow Employees Credit Union Dickinson, TX	N/A	Ground Lease	Texas Dow Employees Credit Union	60,113	2,362	N/A	29	$2.46
Compass Bank San Antonio, TX	1997	Ground Lease	Compass Bank	39,204	3,087	N/A	N/A	$1.45
Natural Grocers Corpus Christi, TX	N/A	Ground Lease	Natural Grocers	66,211	N/A	N/A	15	$4.62
Nicha’s Restaurant San Antonio, TX	N/A	Ground Lease	Nicha’s Restaurant	50,268	N/A	N/A	N/A	$1.67
BJ’s Restaurant McAllen, TX	N/A	Ground Lease	BJ’s Restaurant	75,185	N/A	N/A	20	$4.18
Advance Auto Parts San Marcos, TX	N/A	Ground Lease	Advance Auto Parts	33,541	N/A	2016	15	$3.92
Chase Bank San Antonio, TX	2006	Ground Lease	Chase Bank	42,776	4,381	N/A	20	$4.79
McDonald’s Brownsville, TX	N/A	Ground Lease	McDonald’s	33,106	N/A	N/A	20	$2.29
Harlingen Corners Harlingen, TX	2008	Ground Lease Ground Lease	Logan’s Roadhouse CEC Entertainment	70,567 80,555	N/A N/A	N/A N/A	20 10	$1.84 $1.37

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McCreless Market Property:

Cash Flow Analysis(1)
	2015	2016	2017	TTM	UW	UW PSF
Rents In Place(2)	N/A	N/A	N/A	N/A	$2,961,165	$17.27
Vacant Rent(3)	N/A	N/A	N/A	N/A	$141,680	$0.83
Total Recoveries(4)	N/A	N/A	N/A	N/A	$889,177	$5.19
Vacancy & Credit Loss(5)	N/A	N/A	N/A	N/A	($199,601)	($1.16)
Other Income(6)	N/A	N/A	N/A	N/A	$6,200	$0.04
Effective Gross Income	N/A	N/A	N/A	N/A	$3,798,621	$22.15
Total Expenses	N/A	N/A	N/A	N/A	$1,195,657	$6.97
Net Operating Income	N/A	N/A	N/A	N/A	$2,602,965	$15.18
Capital Expenditures	N/A	N/A	N/A	N/A	$19,788	$0.12
TI/LC	N/A	N/A	N/A	N/A	$89,168	$0.52
Net Cash Flow	N/A	N/A	N/A	N/A	$2,494,008	$14.54

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	2.67x
NCF DSCR	N/A	N/A	N/A	N/A	2.56x
NOI Debt Yield	N/A	N/A	N/A	N/A	12.7%
NCF Debt Yield	N/A	N/A	N/A	N/A	12.2%

(1)	Prior to the McCreless Market Borrower’s acquisition of the McCreless Market Property, it was owned and operated by a third party as part of a larger development and as such, no historical NOI or occupancy is available.

(2)	Rents in Place is based on leases in place including rent steps for Bealls (February 2019), FastMed (November 2019), T-Mobile (February 2019) and Arby’s (September 2019).

(3)	Vacant Rent is based on the appraisal’s concluded market rent.

(4)	Total Recoveries is based on the contractual leases in-place which are triple net reimbursement structures, except for Cinemark which reimburses over a base year. Eligible expenses include real estate taxes, property insurance and CAM. Most tenants also pay an administrative fee equal to 10% or 15%.

(5)	UW Vacancy & Credit Loss is based on the appraiser’s concluded vacancy and credit loss of 5% which is higher than the in-place economic vacancy.

(6)	Other Income is based on the appraiser’s conclusions which consists of pylon signage income.

Escrows and Reserves. The McCreless Market Borrower deposited into escrow at origination (i) $47,766 for annual estimated real estate taxes, (ii) $23,727 for annual insurance premiums, (iii) $50,000 for replacements and (iv) $500,000 for tenant improvement and leasing commissions (“TI/LC”). The McCreless Market Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) approximately $2,143 for replacements, subject to a cap of $50,000 and (iv) approximately $14,290 for TI/LCs, subject to a cap of $500,000. In addition, at loan origination, the McCreless Market Borrower deposited (i) $52,800, $46,000 and $58,000 into reserve accounts for tenant improvement obligations owed to Grandpa’s Pizza, Luxx Nail Bar and Arby’s, respectively, and (ii) $23,000 for leasing commissions owed for the Taco Bell lease.

During the occurrence and continuation of a Cinemark Lease Trigger Period (as defined below), excess cash will be deposited into a reserve, the “Cinemark Lease Trigger Reserve” to be held for leasing costs for the Cinemark space. During the occurrence and continuation of a Marshalls Lease Trigger Period (as defined below), excess cash will be deposited into a reserve, the “Marshalls Lease Trigger Reserve” to be held for leasing costs for the Marshalls space.

Lockbox and Cash Management. The McCreless Market Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (as defined below). Upon the first occurrence of a Cash Management Period, the McCreless Market Borrower is required to establish a lockbox and direct tenants, pursuant to tenant direction letters, to deposit all rents and other amounts due under their respective leases directly into the lockbox. During any Cash Management Period, funds in the lockbox will be applied on each monthly payment date in the order set forth in the McCreless Market Mortgage Loan agreement to pay debt service on the McCreless Market Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, and to disburse the remainder to an account to be held by the lender (during the continuance of a (i) Cinemark Lease Trigger Period, to a reserve held by the lender for re-tenanting the Cinemark space or (ii) Marshalls Lease Trigger Period, to a reserve held by the lender for re-tenanting the Marshalls space) as additional security for the McCreless Market Mortgage Loan. If during the continuance of a Cash Management Period an event of default exists under the McCreless Market Mortgage Loan, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default under the McCreless Mortgage Loan documents and will continue until such event of default has been cured and such cure has been accepted by the lender; (ii) the debt service coverage ratio (based on a 30-year amortization) being less than 1.15x and will continue until the debt service coverage ratio (based on a 30-year amortization) is at least 1.20x for two consecutive calendar quarters; (iii) the commencement of a Cinemark Lease Trigger Period and will continue until the Cinemark Lease Trigger Period has ended; or (iv) the commencement of a Marshalls Lease Trigger Period and will continue until the Marshalls Lease Trigger Period has ended.

A “Cinemark Lease Trigger Period” will commence upon the occurrence of (i) Cinemark, any direct or indirect parent of Cinemark or any guarantor of Cinemark’s lease filing for bankruptcy; (ii) Cinemark surrendering, canceling or terminating its lease prior to its then current expiration date; (iii) the date that is six months prior to Cinemark’s then-current lease expiration date or Cinemark failing to exercise the next renewal or extension option contained in the Cinemark lease prior to the deadline for Cinemark to do so; or (iv) Cinemark going dark, vacating its premises or giving notice that it intends to discontinue its business at its premises. A Cinemark Lease Trigger Period will continue until (A) in the case of clause (i) above, either (a) such bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4130 South New Braunfels Avenue San Antonio, TX 78223	Collateral Asset Summary – Loan No. 9 McCreless Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,475,000 56.9% 2.56x 12.7%

has terminated and Cinemark’s lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or (b) at least 75% of Cinemark’s leased premises is leased to a replacement tenant and the tenant is in occupancy of its premises, paying full, unabated rent, and all landlord obligations have been performed (together, a “Cinemark Lease Retenanting Event”); (B) in the case of clause (ii) above, the occurrence of a Cinemark Lease Retenanting Event; (C) in the case of clauses (iii) above, either (a) the occurrence of a Cinemark Lease Retenanting Event, or (b) the renewal or extension of the Cinemark lease on terms reasonably acceptable to the lender; or (D) in the case of clause (iv) above, either (a) the occurrence of a Cinemark Lease Retenanting Event, or (b) Cinemark re-opens for business with the public in substantially all of its space for not less than 60 consecutive days, the Cinemark lease is in full force and effect under the same terms and conditions as when it went dark, and Cinemark is not in default under its lease; or (E) in the case of clause (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds in the Cinemark Lease Trigger Reserve and the TI/LC reserve is equal to $912,750, provided, however, that if the Cinemark space has been leased to one or more leases, which, in aggregate, require the McCreless Market Borrower to incur leasing costs which, in the lender’s determination, exceed $912,750.

A “Marshalls Lease Trigger Period” will commence upon the occurrence of any of the following if a Cinemark Lease Trigger Period occurs and is continuing: (i) Marshalls, any direct or indirect parent of Marshalls or any guarantor of Marshalls’ lease filing for bankruptcy; (ii) Marshalls surrendering, canceling or terminating its lease prior to its then current expiration date; (iii) Marshalls failing to exercise the next renewal or extension option contained in the Marshalls lease prior to the deadline for Marshalls to do so; or (iv) Marshalls going dark, vacating its premises or giving notice that it intends to discontinue its business at its premises. A Marshalls Lease Trigger Period will continue until (A) in the case of clause (i) above, either (a) such bankruptcy has terminated and Marshalls’ lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or (b) at least 75% of Marshalls’ leased premises is leased to a replacement tenant and the tenant is in occupancy of its premises, paying full, unabated rent, and all landlord obligations have been performed (together, a “Marshalls Lease Retenanting Event”); (B) in the case of clause (ii) above, the occurrence of a Marshalls Lease Retenanting Event; (C) in the case of clauses (iii) above, either (a) the occurrence of a Marshalls Lease Retenanting Event, or (b) the renewal or extension of the Marshalls lease on terms reasonably acceptable to the lender; or (D) in the case of clause (iv) above, either (a) the occurrence of a Marshalls Lease Retenanting Event, or (b) Marshalls re-opens for business with the public in substantially all of its space for not less than 60 consecutive days, the Marshalls lease is in full force and effect under the same terms and conditions as when it went dark, and Marshalls is not in default under its lease; or (E) in the case of clause (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds in the Marshalls Lease Trigger Reserve and the TI/LC reserve is equal to $840,000, provided, however, that if the Marshalls space has been leased to one or more leases, which, in aggregate, require the McCreless Market Borrower to incur leasing costs which, in the lender’s determination, exceed $840,000.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The McCreless Market Borrower may obtain a release of any of six pad site parcels and two vacant land parcels from the lien of the McCreless Market Mortgage Loan, subject to prepayment lockout and yield maintenance provisions, by prepaying a portion of the McCreless Market Mortgage Loan equal to the greater of (x) 110% of the allocated loan amount of the parcel to be released, or (y) 100% of the net sales proceeds of such release parcel, and subject to terms and conditions set forth in the McCreless Market Mortgage Loan documents, including but not limited to: (i) the DSCR of the remaining McCreless Market Property after giving effect to such release is at least the greater of (x) 1.96x and (y) the aggregate DSCR for all of the McCreless Market Property immediately prior to such sale; (ii) the LTV of the remaining McCreless Market Property after giving effect to such release is no more than the lesser of (x) 56.88% and (y) the aggregate LTV for all of the McCreless Market Property immediately prior to such release; (iii) delivery of a rating agency confirmation; (iv) delivery of a REMIC opinion; and (v) no event of default under the McCreless Market Mortgage Loan is continuing.

Terrorism Insurance. The McCreless Market Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

Woodbury & Cyrene
1 Woodbury Crossing Olympia, WA
2 Cyrene Duplexes Olympia, WA
Totten Inlet
Squaxin Passage
Nisqually Reach
Anderson Island
Boston Harbor
81st Ave NE
Zangle Rd NE
Libby Rd NE
Henderson Inlet
Johnson Point Rd
63rd Ave NE
Hogum Bay
Tolmie State Park
Fry Cove County Park
Eld Inlet
Budd Inlet
Marvin Rd NE
Hawks Prairie Rd
36th Ave NE
Olympia Country & Golf Club
The Evergreen State College
Priest Point Park
Thurston County
Tacoma 22 miles
Division St
S Bay Rd NE
26th Ave
Britton Pkwy
Evergreen Pkwy NW
Cooper Point Rd
Grass Lake Park
E. Bay Dr.
Providence St Peter Hospital
Hawks Prairie Village Mall
Martin Way
Mud Bay Rd
Capital Village Shopping Ctr.
Historic District
Steilacoom Rd
Capital Mall
State Capitol
Downtown Olympia
St. Martin's University
Tanglewilde
South Sound Center
Regional Athletic Complex
Capital Medical Ctr.
Deschutes Pkwy
18th Ave
OLYMPIA
Marvin Rd
Capitol State Forest
Delphi Rd
South Puget Sound Comm. College
Watershed Trail Park
Ruddell Rd
Chambers Lake
Hicks Lake
Long Lake
Tumwater Hill Park
North St
Black Lake Blvd
Boulevard Rd
College St SE
Lacey
Black Hills
54th Ave SW
Tumwater Valley Golf Course
Henderson Blvd
Yelm Hwy
Mullen Rd SE
Tumwater
Amtrak
Capitol City Golf Club
Patterson Lake
Black Lake
Israel Rd
Centennial Amtrak
Yelm Hwy
Rich Rd
Olympia Regional Airport
Old Hwy 99
88th Ave
93rd Ave SE
Littlerock Rd SW
Delphi Rd
McCorkle Rd SE
Millersylvania State Park
Littlerock
128th Ave SE
Maytown
Portland 105 miles
Vancouver
British Columbia
Nanaimo
Surrey
Richmond
Abbotsford
Canada
U.S.
Bellingham
Victoria
Marysville
Port Angeles
Everett
Seattle
Bremerton
Bellevue
Washington
Spokane
Boston
Kent
Coeur d'Alene
Olympia
Tacoma
Pacific Ocean
Yakima
Lewiston
Richland
Pasco
Kennewick
Longview
Vancouver
Portland
Oregon
Beaverton
Gresham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Olympia, WA 98502
				General Property Type:	Multifamily
Original Balance:	$19,000,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$19,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Refinance			Size:	82 Units
Borrower Sponsors:	Ronald D. Newman; L. Brandon Smith			Cut-off Date Balance per Unit:	$231,707
Mortgage Rate:	5.2180%			Maturity Date Balance per Unit:	$231,707
Note Date:	11/6/2018			Property Manager:	Milestone Investment Properties, LLC
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$1,476,415
IO Period:	120 months			UW NOI Debt Yield:	7.8%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	7.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF DSCR:	1.45x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(2):	$1,105,173 (10/31/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(2):	$759,606 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(2):	96.3% (10/31/2018)
Reserves(1)				2nd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$35,034	$17,517	N/A	Appraised Value (as of):	$29,580,000 (9/20/2018)
Insurance:	$4,330	$2,165	N/A	Cut-off Date LTV Ratio:	64.2%
Replacements:	$0	$1,708	$41,000	Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$16,540,410	87.1%
			Reserves:	$39,364	0.2%
			Closing Costs:	$531,752	2.8%
			Return of Equity:	$1,888,474	9.9%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Woodbury Crossing property was built between 2017 and 2018, with the first units delivered in June of 2017 and the subsequent constructed units leased in phases thereafter. As of October 31, 2018, all units were delivered and the occupancy at the Woodbury Crossing property was 94.2%.

The Mortgage Loan. The tenth largest mortgage loan (the “Woodbury & Cyrene Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $19,000,000, secured by a first priority fee mortgage encumbering a portfolio of two garden multifamily properties known as Woodbury & Cyrene located in Olympia, Washington (collectively, the “Woodbury & Cyrene Property”). The proceeds of the Woodbury & Cyrene Mortgage Loan were used to refinance the Woodbury & Cyrene Property, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower for the Woodbury & Cyrene Mortgage Loan is Woodbury Crossing 2, LLC, (the “Woodbury & Cyrene Borrower”) a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director. The borrower sponsors and non-recourse carveout guarantors for the Woodbury & Cyrene Mortgage Loan are Ronald D. Newman and L. Brandon Smith, both managing members of The Milestone Companies, which was formed in 2005 and focuses on the ownership and operation of residential properties in the Puget Sound area. Including the Woodbury & Cyrene Property, the borrower sponsors have over 500 units under management. Ronald D. Newman was subject to a Chapter 7 bankruptcy and to a cease and desist order by, and consent order with, State of Washington securities regulators. See
“Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Woodbury & Cyrene Property is comprised of the Woodbury Crossing property and the Cyrene Duplexes property, each recently developed in 2017-2018 and 2016, respectively. The Woodbury Crossing property is located at 530 Greenwood Drive Southwest, Olympia, Washington just north of US-101, and the Cyrene Duplexes property is located approximately two miles northeast at 2602-2624 Tranquil Avenue Northwest, 1500 Cyrene Drive Southwest, and 2603-2621 and 2600-2620 Halcyon Drive Northwest, Olympia, Washington. The total unit mix consists of 20 two-bedroom units, 48 three-bedroom units, and 14 four-bedroom units. As of October 31, 2018, the Woodbury & Cyrene Property was 96.3% occupied.

The Woodbury & Cyrene Borrower purchased the Woodbury Crossing property vacant land in February 2016 for $1,500,000 and subsequently developed the improvements for approximately $15,395,000. In May 2015, the Woodbury & Cyrene Borrower purchased the Cyrene Duplexes vacant land and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

subsequently developed the Cyrene Duplexes property for approximately $8,348,000, resulting in a total cost basis for the Woodbury & Cyrene Property of $23,743,000 ($289,549 per unit).

Woodbury Crossing. The Woodbury Crossing property is a 52-unit newly constructed multifamily property consisting of a mix of two-story triplex style buildings and two-story attached townhouse buildings located in Olympia, Washington. The Woodbury Crossing property is Phase I of a larger 180-unit multifamily complex currently being developed across approximately 9.7 acres on six lots. Complex amenities will be included in Phase II development and will be comprised of a leasing office, clubhouse building containing a great room, restrooms and fitness room, swimming pool, playground and picnic area. Easements are in place that grant the Woodbury Crossing property access to all the amenities. Unit amenities include open concept floor plans with eating bars, fully equipped kitchens with stainless steel appliances, walk-in pantries in most units with the remainder having pantry closets and walk-in closets in the master bedrooms. All units also have private decks or patios, as well as washers and dryers in-unit. Phase II is expected to compete with the Woodbury Crossing property. The loan agreement provides that with respect to any multi-family apartment project constructed by the non-recourse carveout guarantors or their affiliates within any past or future phase of Woodbury Crossing ("Affiliate Property"), neither Woodbury & Cyrene Borrower, guarantor nor their affiliates may (i) solicit any tenant to lease space at any Affiliate Property if such leasing of space would result in such tenant vacating its space at the Woodbury Crossing property, or (ii) offer any units at any Affiliate Property at lower rental rates or with greater concessions than are offered for comparable units at the Woodbury Crossing property.

Woodbury Crossing
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Total Occupied Units	Occupancy (%)	Avg. Monthly Rent per Unit	Total Size (SF)
2BR/2BA	11	21.2%	1,040	10	90.9%	$1,810	11,443
2BR/2.5BA	9	17.3%	1,126	7	77.8%	$1,900	10,134
3BR/2.5BA	32	61.5%	1,639	32	100.0%	$1,974	52,446
Total/Wtd. Avg.	52	100.0%	1,424	49	94.2%	$1,930	74,023

Cyrene Duplexes. The Cyrene Duplexes property is a 30-unit newly constructed multifamily property consisting of two-story townhouse buildings located in Olympia, Washington. All units feature open kitchen concepts with wood cabinets, granite countertops and tile backsplash, washers and dryers in-unit. In addition, each unit includes a two-car garage and an outdoor patio. The three-bedroom units have three bedrooms and two and a half bathrooms including master with ensuite bathroom and laundry room on the second floor. The four-bedroom units have four bedrooms and two and a half bathrooms including master with ensuite bathroom and laundry room on the second floor. The unit mix at the Woodbury Crossing property is detailed below.

Cyrene Duplexes
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Total Occupied Units	Occupancy (%)	Avg. Monthly Rent per Unit	Total Size (SF)
3BR/2.5BA	16	53.3%	1,780	16	100.0%	$1,921	28,480
4BR/2.5BA	14	46.7%	2,200	14	100.0%	$2,089	30,800
Total/Wtd. Avg.	30	100.0%	1,976	30	100.0%	$2,000	59,280

The Market. The Woodbury Crossing property and Cyrene Duplexes property are located approximately three miles northwest and five miles northwest, respectively, of the Olympia CBD. The Woodbury & Cyrene Property benefits from its close proximity to US-101 (daily traffic count of 54,000 vehicles), a major northwest/southeast thoroughfare that intersects with Interstate 5 providing additional access north to Seattle or south to Portland. The prominent shopping center in the area, Capital Mall, is located 1.1 and 0.8 miles from the Woodbury Crossing property and Cyrene Duplexes property, respectively. Capital Mall features tenants such as Old Navy, GNC, REI, Total Wine, Chipotle, Chuck E. Cheese’s, JCPenney, Dick’s Sporting Goods, and Best Buy. Within the same shopping center is a Century Multiplex Cinema movie theater, Target, and many other national retailers and restaurants. Additional amenities in the immediate area include Yauger Park, green space with amenities such as a playground, skateboard area, horseshoe pits and athletic fields and the Grass Lake Nature Reserve, a wetland wildlife preserve and education center with hundreds of species of native plants and animals. The Woodbury & Cyrene Property is within 2.0 miles of the local elementary, middle, and high schools. The Olympia population and median household income is 52,307 and $60,971, respectively.

According to the appraisal, the Woodbury & Cyrene Property is part of the Olympia multifamily market, which consists of 8,879 units across 259 properties. As of the second quarter of 2018, the vacancy rate was 2.9%, with a five-year vacancy rate of 4.6%. Over the same period, average asking rent was $1,150 per unit, which has been steadily increasing at a rate of 6.0% annually over the past five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

Comparable rental properties to the Woodbury & Cyrene Property are detailed in the table below:

Woodbury & Cyrene Property Comparable Rentals Summary
Property Name/Location	Year Built	Occupancy	Number of Units	Unit Type	Avg. Unit Size (SF)1)	Avg. Monthly Rent per Unit
Woodbury Crossing	2017-2018	94.2%	52	2BR/2BA	1,040	$1,810
530 Greenwood Drive Southwest				2BR/2.5BA	1,126	$1,900
Olympia, WA				3BR/2.5BA	1,639	$1,974
Cyrene Duplexes	2016	100.0%	30	3BR/2.5BA	1,780	$1,921
Various				4BR/2.5BA	2,200	$2,089
Olympia, WA
Britton Place	2016	100.0%	264	1BR/1BA	718	$1,372
6655 Britton Parkway Northeast				2BR/2BA	1,005	$1,580
Lacey, WA				3BR/2BA	1,079	$1,688
Dakota	2007	100.0%	156	1BR/1BA	778	$1,448
6205 Pacific Avenue Southeast				2BR/2BA	1,087	$1,470
Lacey, WA
Milestone at Stonebrook	2017/2018	Lease Up	224	1BR/1BA	737	$1,363
4820 Rural Road Southwest				2BR/1BA	943	$1,483
Tumwater, WA				2BR/2.5BA	1,264	$1,483
				3BR/2BA	1,310	$1,763
Tribeca	2011	94.9%	79	1BR/1BA	745	$1,295
3236 18th Avenue Southeast				2BR/1BA	967	$1,449
Olympia, WA				2BR/2BA	985	$1,525
				3BR/2BA	1,275	$1,749
Parkview	2012	98.6%	72	1BR/1BA	788	$1,360
4523 Briggs Drive Southeast				2BR/2BA	1,083	$1,555
Olympia, WA				3BR/2BA	1,243	$1,760
Red Leaf Townhomes	2011	96.4%	56	2BR/1.5BA	1,345	$1,525
1330 Fones Road Southeast				3BR/2.5BA	1,842	$1,855
Olympia, WA
Yauger Park Villas	2010	100.0%	80	2BR/2BA	1,224	$1,960
322 Lachman Lane Southwest
Olympia, WA

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Olympia, WA 98502	Collateral Asset Summary – Loan No. 10 Woodbury & Cyrene	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 64.2% 1.45x 7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodbury & Cyrene Property:

Cash Flow Analysis(1)
	2015	2016	2017	10/31/2018 TTM	UW	UW Per Unit
Gross Potential Rent(2)	N/A	N/A	$864,344	$1,313,589	$1,925,388	$23,480
Total Other Income(3)	N/A	N/A	$46,758	$91,940	$184,500	$2,250
Less Vacancy	N/A	N/A	$0	$0	($96,269)	($1,174)
Effective Gross Income	N/A	N/A	$911,102	$1,405,079	$2,013,619	$24,556
Total Operating Expenses	N/A	N/A	$151,496	$299,906	$537,204	$6,551
Net Operating Income	N/A	N/A	$759,606	$1,105,173	$1,476,415	$18,005
Capital Expenditures	N/A	N/A	$0	$0	$20,500	$250
Net Cash Flow	N/A	N/A	$759,606	$1,105,173	$1,455,915	$17,755

Occupancy%(4)	N/A	N/A	N/A	96.3%	95.0%
NOI DSCR	N/A	N/A	0.76x	1.10x	1.47x
NCF DSCR	N/A	N/A	0.76x	1.10x	1.45x
NOI Debt Yield	N/A	N/A	4.0%	5.8%	7.8%
NCF Debt Yield	N/A	N/A	4.0%	5.8%	7.7%

(1)	The Woodbury Crossing property was built between 2017 and 2018, with the first units delivered in June of 2017 and the subsequent constructed units leased in phases thereafter. As of October 31, 2018, all units were delivered and the occupancy at the Woodbury Crossing property was 94.2%.

(2)	UW Gross Potential Rent is underwritten to the October 31, 2018 rent roll, which reflects physical occupancy of 96.3% and includes the gross up of vacant space based on the appraisal’s concluded market rents. The increase in Gross Potential Rent and Net Operating Income from 10/31/18 TTM to UW reflects the lease-up of the Woodbury Crossing property and the gross up of vacant space, and in the case of Net Operating Income, the inclusion of Other Income.

(3)	Total Other Income represents move in/move out charges, late fees and miscellaneous income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The Woodbury & Cyrene Property was 96.3% leased as of October 31, 2018.

Escrows and Reserves. At origination, the Woodbury & Cyrene Borrower deposited (i) $35,034 into a tax reserve and (ii) $4,330 into an insurance reserve. The Woodbury & Cyrene Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently estimated to be $17,517 and (ii) 1/12 of the annual insurance premiums, currently estimated to be $2,165. In addition, the Woodbury & Cyrene Borrower is required to escrow monthly replacement reserves of approximately $1,708, subject to a cap of $41,000.

Lockbox and Cash Management. The Woodbury & Cyrene Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Trigger Period (as defined below), the Woodbury & Cyrene Borrower will be required to establish a trust account at an eligible institution approved by the lender, which is required to be maintained by the Woodbury & Cyrene Borrower. Following a Trigger Period (as defined below), all rents, revenues and receipts from the Woodbury & Cyrene Property are required to be deposited directly by the tenants or by the Woodbury & Cyrene Borrower or property manager within one business day of receipt and all sums deposited in the lockbox account is required to be transferred daily to a lender controlled account at a financial institution selected by the lender, to be applied to payment of, among other things, debt service, monthly escrows and property operating expenses.

A “Cash Management Trigger Period” will commence (i) upon the occurrence of an event of default or (ii) if the debt service coverage ratio falls below 1.40x on the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.45x for two consecutive quarters. The Woodbury & Cyrene Borrower has the right to cure a Cash Management Trigger Period and cease to maintain a lockbox account no more than three times during the Woodbury & Cyrene Loan term.

A “Trigger Period” will commence (i) upon the occurrence of an event of default or (ii) if the debt service coverage ratio falls below 1.40x on the last day of any calendar quarter. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.45x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Woodbury & Cyrene Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Woodbury & Cyrene Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16300-16380 Roscoe Boulevard, Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 11 16300 Roscoe Blvd	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,000,000 75.0% 1.55x 10.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Van Nuys, CA 91406
				General Property Type:	Office
Original Balance(1):	$18,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$18,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1956/1985/N/A
Loan Purpose:	Recapitalization			Size:	154,033 SF
Borrower Sponsor:	Isaac E. Larian			Cut-off Date Balance per SF(1):	$170
Mortgage Rate:	5.1685%			Maturity Date Balance per SF(1):	$141
Note Date:	11/21/2018			Property Manager:	Bedrock Properties Group LLC (borrower-related)
First Payment Date:	1/6/2019
Maturity Date:	12/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,722,689
Seasoning:	0 months			UW NOI Debt Yield(1):	10.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	12.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.55x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$2,734,237 (8/31/2018 TTM)
Additional Debt Balance(1):	$8,250,000			2nd Most Recent NOI:	$2,615,186 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,450,944 (12/31/2016)
Reserves				Most Recent Occupancy:	100.0% (11/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$80,971	$26,990	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$47,442	$3,527	N/A	Appraised Value (as of):	$35,000,000 (7/12/2018)
Replacements:	$0	$2,567	N/A	Cut-off Date LTV Ratio(1):	75.0%
TI/LC(2):	$3,750,000	Springing	N/A	Maturity Date LTV Ratio(1):	62.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,250,000	100.0%	Reserves(2):	$128,414	0.5%
			Closing Costs:	$428,251	1.6%
			Return of Equity:	$25,693,336	97.9%
Total Sources:	$26,250,000	100.0%	Total Uses:	$26,250,000	100.0%

(1)	The 16300 Roscoe Blvd Mortgage Loan (as defined below) is part of the 16300 Roscoe Blvd Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $26,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 16300 Roscoe Blvd Whole Loan.

(2)	At closing, the 16300 Roscoe Blvd Borrower (as defined below) delivered to the lender a letter of credit in the amount of $3,750,000 in lieu of cash into the upfront TI/LC reserve. At any time that the notional amount of the letter of credit is less than $1,000,000, the 16300 Roscoe Blvd Borrower is required to escrow approximately $42,359 on a monthly basis for TI/LCs.

The Mortgage Loan. The eleventh largest mortgage loan (the “16300 Roscoe Blvd Mortgage Loan”) is part of a whole loan (the “16300 Roscoe Blvd Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $26,250,000, which is secured by a first priority fee mortgage encumbering a five-building office complex totaling 154,033 SF located in Van Nuys, California (the “16300 Roscoe Blvd Property”). Promissory Note A-1, with an original principal balance of $18,000,000, represents the 16300 Roscoe Blvd Mortgage Loan and will be included in the UBS 2018-C15 Trust. The 16300 Roscoe Blvd Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C15 Trust. The below table summarizes the 16300 Roscoe Blvd Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

16300 Roscoe Blvd Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$18,000,000	$18,000,000	UBS 2018-C15	Yes
Note A-2	$8,250,000	$8,250,000	UBS AG	No
Total	$26,250,000	$26,250,000

The proceeds of the 16300 Roscoe Blvd Mortgage Loan were used to recapitalize the borrower sponsor, fund reserves, and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16300-16380 Roscoe Boulevard, Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 11 16300 Roscoe Blvd	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,000,000 75.0% 1.55x 10.4%

The Borrower and Borrower Sponsor. The borrower is 16300 Roscoe Blvd., LLC (the “16300 Roscoe Blvd Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with no independent directors in its organizational structure. A non-consolidation opinion was delivered in connection with the origination of the 16300 Roscoe Blvd Whole Loan. The 16300 Roscoe Blvd Borrower is 81.818% owned by The Larian Living Trust Dated November 12, 1998 and 18.182% by The Makabi Living Trust Dated November 12, 1999. The 16300 Roscoe Blvd Borrower is controlled by the borrower sponsor of the 16300 Roscoe Blvd Whole Loan, Isaac E. Larian (the “16300 Roscoe Blvd Sponsor”).

Isaac E. Larian is the founder and CEO of MGA, one of the largest privately-held toy and family entertainment companies in the world. MGA’s portfolio is comprised of over 30 brands including Bratz®, L.O.L. Surprise™, Little Tikes®, Num Noms™, Project Mc2™, and Crate Creatures Surprise™ and its diverse product line features interactive dolls, electronic handheld games, girl's lifestyle products and smart toys, ride-ons, outdoor playsets, including robots and interactive plush toys. In 1984, MGA became the first official distributor of Nintendo handheld LCD games in the United States. In addition to industry awards, Isaac E. Larian was the 2007 U.S. winner of the Ernst & Young Entrepreneur of the Year Award. The 16300 Roscoe Blvd Sponsor disclosed a discounted payoff on the 16300 Roscoe Blvd Property, related to a lawsuit involving MGA, the largest tenant at the property. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 16300 Roscoe Blvd Property is comprised of five one- and two-story Class B office buildings totaling 154,033 SF in Van Nuys, California. The 16300 Roscoe Blvd Property buildings were constructed in 1956 and 1985 on an approximately 7.46-acre site and provide for 458 surface parking spots (approximately 3.0 spaces/1,000 SF). The buildings are constructed with architectural aggregate panels and spandrel glass glazing with aluminum-framed storefront windows. Since acquisition of the 16300 Roscoe Blvd Property in 2003, the 16300 Roscoe Blvd Borrower has invested approximately $4.1 million ($26.56 PSF) in capital improvements. The 16300 Roscoe Blvd Property was 100.0% leased as of November 1, 2018 to five tenants under five leases. The 16300 Roscoe Blvd Property has averaged occupancy of 98.6% over the last five years and the tenants have a weighted average length of occupancy of 15.6 years.

Major Tenants.

MGA (94,370 SF, 61.3% of NRA, 61.5% of underwritten base rent). Founded in 1979, MGA is a privately-held toy and family entertainment company. MGA creates proprietary and licensed products including toys and games, dolls, consumer electronics, home décor, stationery and sporting goods. MGA’s toys are sold around the world and can be purchased at numerous retail outlets including Target, Walmart, Kohl's, Amazon.com, Kmart and Michaels. MGA utilizes its space at the 16300 Roscoe Blvd Property as its company headquarters and showroom and has four other offices located in United Kingdom, The Netherlands, Canada, and Poland. MGA has been in occupancy at the 16300 Roscoe Blvd Property since 2003 and has invested approximately $3.8 million in its space. MGA currently occupies 94,370 SF, across four of the five buildings at the 16300 Roscoe Blvd Property, with a lease that expires in December 2033 and requires a base rent of $27.00 PSF with 3% annual increases for the remainder of the term. In the event that, on one or more occasions, MGA no longer needs a portion its leased premises, MGA has the right and option to procure a substitute tenant for such space that is acceptable to the 16300 Roscoe Blvd Borrower and upon the execution of a substitute lease, MGA will be relieved of its obligations for such space and will have no further liability. MGA has no renewal and termination options remaining. The 16300 Roscoe Blvd Sponsor is the founder and CEO of MGA and the guarantor under the MGA lease. Pursuant to the 16300 Roscoe Blvd Whole Loan documents, the guarantor under the MGA lease is required to maintain a net worth of no less than $150.0 million and liquidity of no less than $15.0 million. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus.

Alfred Publishing Company (28,616 SF, 18.6% of NRA, 16.8% of underwritten base rent). Alfred Publishing Company (“Alfred Music”) is a music education company, with products such as performance sheet music and reference and method books and was founded in 1922 in New York. Alfred Music has over 150,000 active titles and represents a wide range of well-known publications from methods like Alfred’s Basic Guitar, Alfred’s Basic Piano Library, Premier Piano Course, Sound Innovations, and Suzuki, to artists like Led Zeppelin, The Rolling Stones, and The Who, to brands like Harry Potter, Lord of the Rings, The Wizard of Oz, Rolling Stone magazine, and Billboard. Alfred Music utilizes its space at the 16300 Roscoe Blvd Property as its company headquarters and has been in occupancy since April 1998. Alfred Music occupies 28,616 SF on a lease with a current expiration date in July 2019. Alfred Music has a current base rent of $24.34 PSF, which increases to $25.08 PSF in April 2019. Alfred Music has one, five-year renewal option remaining and no termination options.

Mental Health Center, Inc. (SFVC) (15,677 SF, 10.2% of NRA, 10.3% of underwritten base rent). Mental Health Center, Inc. (SFVC) (“SFVC Mental Health”) is a private, non-profit agency dedicated to improving the mental health of individuals and families within the Great San Fernando Valley community. Established in 1970, SFVC Mental Health offers over 40 programs across 22 program sites, and serves clients of all ages from infants to older adults. SFVC Mental Health occupies 15,677 SF at the 16300 Roscoe Blvd Property and utilizes its space as the agency’s headquarters. Patients are not seen at the leased premises. SFVC Mental Health has a current base rent of $27.12 PSF, which increases to $27.96 PSF in August 2019. SFVC Mental Health has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the 16300 Roscoe Blvd Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
MGA	NR/NR/NR	94,370	61.3%	$2,627,261	61.5%	$27.84	12/31/2033
Alfred Publishing Company	NR/NR/NR	28,616	18.6%	$717,689	16.8%	$25.08	7/31/2019
Mental Health Center, Inc. (SFVC)	NR/NR/NR	15,677	10.2%	$438,329	10.3%	$27.96	7/31/2020
US Healthworks of California(1)	NR/NR/NR	12,703	8.2%	$409,537	9.6%	$32.24	12/31/2018
Spondylitis Associates of America	NR/NR/NR	2,667	1.7%	$79,237	1.9%	$29.71	8/31/2020
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		154,033	100.0%	$4,272,053	100.0%	$27.73

(1)	The 16300 Roscoe Blvd Borrower received approval of a letter of intent for US Healthworks of California to lease its space for a seven-year term commencing on January 1, 2019 with annual base rent of $33.24 PSF and 3% annual rent bumps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16300-16380 Roscoe Boulevard, Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 11 16300 Roscoe Blvd	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,000,000 75.0% 1.55x 10.4%

The following table presents certain information relating to the lease rollover schedule at the 16300 Roscoe Blvd Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	12,703	8.2%	8.2%	$32.24	$409,537	9.6%	9.6%
2019	1	28,616	18.6%	26.8%	$25.08	$717,689	16.8%	26.4%
2020	2	18,344	11.9%	38.7%	$28.21	$517,565	12.1%	38.5%
2021	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2022	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2023	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2024	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2025	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2026	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2027	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2028	0	0	0.0%	38.7%	$0.00	$0	0.0%	38.5%
2029 & Beyond	1	94,370	61.3%	100.0%	$27.84	$2,627,261	61.5%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	5	154,033	100.0%		$27.73	$4,272,053	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 16300 Roscoe Blvd Property is located in Van Nuys, Los Angeles County, California, within the Los Angeles-Long Beach-Santa Ana, CA core based statistical area (“Los Angeles CBSA”). According to the appraisal, the Los Angeles CBSA has a 2018 estimated population of approximately 13.4 million, which makes it the second most populated and most populated CBSA in the United States and California, respectively. International trade is the largest industry in the Los Angeles metropolitan area, with the Ports of Los Angeles and Long Beach ranked the busiest and second busiest container ports in the country, respectively. Other notable industries in the Los Angeles metropolitan area include manufacturing, aerospace, entertainment, fashion, biomedical services, consumer products, tourism, and financial services. Los Angeles International Airport, located approximately 22.7 miles south of the 16300 Roscoe Blvd Property, served approximately 39.6 million passengers in 2016 and Van Nuys Airport, located just south of the 16300 Roscoe Blvd Property, is one of busiest general aviation airports in the world with 220,000 takeoffs and landings in 2016, according to the appraisal.

Regional access to the 16300 Roscoe Blvd Property is provided by Interstate 405 (1 mile west), State Route 170 (5.1 miles west), Interstate 5 (5.5 miles west), U.S. Route 101 (4.7 miles south), and State Route 207 (6.9 miles east). According to the appraisal, the 16300 Roscoe Blvd Property’s immediate area is developed with 355 industrial developments containing a total of approximately 10.7 million SF, 25 office properties containing a total of 918,153 SF, 72 retail properties containing a total of approximately 1.0 million SF, and 42 multifamily properties totaling approximately 1.67 million SF.

According to a third party market research report, the 16300 Roscoe Blvd Property is located in the Los Angeles office market and the Eastern San Fernando Valley office submarket. The Los Angeles market contains approximately 440.0 million SF of office space with a vacancy rate of 10.5% and average asking rental rate of $35.48 PSF as of the second quarter of 2018. The Los Angeles office market experienced positive year to date net absorption of 539,343 SF at the end of the second quarter of 2018. The Eastern San Fernando Valley office submarket contains approximately 8.8 million SF of office space with a vacancy rate of 5.3% and average asking rental rate of $26.93 PSF as of the second quarter of 2018. The Eastern San Fernando Valley office submarket experienced positive year to date net absorption of 0.3% at the end of the second quarter of 2018. Over the past four quarters the Eastern San Fernando Valley office submarket has experienced no growth of supply. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 16300 Roscoe Blvd Property was 13,360, 305,365, and 733,037, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $91,093, $75,011, and $85,116, respectively.

The appraisal identified five competitive properties built between 1980 and 2016 ranging in size from approximately 24,856 SF to 143,300 SF. The appraisal’s competitive set reported rent from $24.00 PSF to $35.40 PSF with a weighted average rent of $30.56 PSF. The appraisal concluded a market rent of $27.00 PSF for office spaces under 10,000 SF and $25.80 PSF for office spaces greater than 10,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16300-16380 Roscoe Boulevard, Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 11 16300 Roscoe Blvd	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,000,000 75.0% 1.55x 10.4%

The following table presents recent leasing data at competitive office buildings with respect to the 16300 Roscoe Blvd Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
16300 Roscoe Blvd Property 16300-16380 Roscoe Boulevard Van Nuys, CA	1956/1985/ N/A	154,033(1)	MGA(1)	94,370(1)	Jan 2016(1)	18.0(1)	$27.84(1)	Full Service Gross
Corporate Pointe at West Hills 8511 Fallbrook Avenue West Hills, CA	2000/N/A	136,456	IPB Healthcare, Inc.	51,290	Jan 2019	6.0	$27.00	Full Service Gross
Platnum Portfolio 16921 Parthenia Street Northridge, CA	1986/N/A	24,856	Office Tenant	1,533	July 2018	5.0	$24.00	Full Service Gross
Multi Tenant Office 5990 Sepulveda Blvd Sherman Oaks, CA	1990/N/A	143,300	Entertainment Group	12,000	June 2018	4.0	$33.60	Full Service Gross
Republic Center 1 16600 Sherman Way Van Nuys, CA	1980/N/A	78,750	Real Estate Mortgage Co.	7,000	June 2018	5.0	$25.20	Full Service Gross
The Mix at Harman Campus 8500 Balboa Blvd Northridge, CA	2016/N/A	142,420	Hema Care	40,000	March 2018	10.0	$35.40	Full Service Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 16300 Roscoe Blvd Property:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,745,639	$3,674,259	$3,869,610	$4,065,192	$4,272,053	$27.73
Total Recoveries	$119,586	$75,848	$97,253	$104,871	$10,466	$0.07
Other Income	$180,360	$185,895	$173,690	$189,580	$185,520	$1.20
Less Vacancy & Credit Loss(2)	$0	$0	($1,904)	($1,904)	($214,126)	($1.39)
Effective Gross Income	$4,045,586	$3,936,002	$4,138,648	$4,357,739	$4,253,913	$27.62
Total Operating Expenses	$1,489,835	$1,485,058	$1,523,462	$1,623,501	$1,531,223	$9.94
Net Operating Income	$2,555,751	$2,450,944	$2,615,186	$2,734,237	$2,722,689	$17.68
Capital Expenditures	$424,346	$17,531	$0	$0	$30,807	$0.20
TI/LC	$0	$0	$0	$0	$24,530	$0.16
Net Cash Flow	$2,131,405	$2,433,413	$2,615,186	$2,734,237	$2,667,353	$17.32

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR(3)	1.48x	1.42x	1.52x	1.59x	1.58x
NCF DSCR(3)	1.24x	1.41x	1.52x	1.59x	1.55x
NOI Debt Yield(3)	9.7%	9.3%	10.0%	10.4%	10.4%
NCF Debt Yield(3)	8.1%	9.3%	10.0%	10.4%	10.2%

(1)	UW Gross Potential Rent includes rent steps of $115,780 through August 1, 2019.

(2)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The 16300 Roscoe Blvd Property was 100.0% physically occupied as of November 1, 2018.

(3)	Debt service coverage ratios and debt yields are based on the 16300 Roscoe Blvd Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Warren Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,300,000 60.3% 1.84x 15.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Warren, MI
				General Property Type:	Hospitality
Original Balance:	$17,300,000			Detailed Property Type:	Various
Cut-off Date Balance:	$17,300,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	250 Rooms
Borrower Sponsors:	Ronnie Boji; Nabhan Mekani; Hani Mio			Cut-off Date Balance per Room:	$69,200
Mortgage Rate:	5.6460%			Maturity Date Balance per Room:	$52,947
Note Date:	12/3/2018			Property Manager:	Self-managed
First Payment Date:	1/6/2019
Maturity Date:	12/6/2028
Original Term:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,723,383
Seasoning:	0 months			UW NOI Debt Yield:	15.7%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	20.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.84x
Additional Debt Type:	N/A			Most Recent NOI:	$2,809,268 (8/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,726,401 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,382,280 (12/31/2016)
Reserves				Most Recent Occupancy:	72.5% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.1% (12/31/2017)
RE Tax:	$47,852	$8,772	N/A	3rd Most Recent Occupancy:	66.6% (12/31/2016)
Insurance(1):	$73,075	Springing	N/A	Appraised Value (as of)(4):	$28,700,000 (9/12/2018)
FF&E(2):	$0	$29,109	N/A	Cut-off Date LTV Ratio(4):	60.3%
PIP Funds(3):	$2,229,862	Springing	N/A	Maturity Date LTV Ratio(4):	46.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,300,000	100.0%	Payoff:	$10,287,251	59.5%
			Reserves:	$2,350,789	13.6%
			Closing Costs:	$357,609	2.1%
			Return of Equity:	$4,304,350	24.9%
Total Sources:	$17,300,000	100.0%	Total Uses:	$17,300,000	100.0%

(1)	During the occurrence and continuance of a Cash Management Trigger Event (as defined below) or Cash Sweep Event (as defined below), the Warren Hospitality Portfolio Borrowers (as defined below) will deposit into a lender controlled account 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months. A “Cash Management Trigger Event” will commence upon (i) an event of default, (ii) the bankruptcy action of the Warren Hospitality Portfolio Borrowers (as defined below), guarantor, key principal, or manager, (iii) the indictment for fraud or misappropriation of funds by the Warren Hospitality Portfolio Borrowers (as defined below), guarantor, key principal, or affiliated manager, (iv) a PIP Trigger Event (as defined below), or (v) the debt service coverage ratio falling below 1.30x. A “Cash Sweep Event” will commence upon (i) an event of default, (ii) the bankruptcy action of the Warren Hospitality Portfolio Borrowers, guarantor, key principal, or manager, or (iii) the debt service coverage ratio falling below 1.25x.

(2)	On each monthly payment date, the Warren Hospitality Portfolio Borrowers are required to deposit in escrow an amount equal to the greater of (i) 1/12 of 5% of the gross income from operations at the Warren Hospitality Portfolio Properties (as defined below) (based on the prior year’s performance) and (ii) 1/12 of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures, including expenditures for furniture, fixtures and equipment, replacements, building improvements, major repairs and alterations during the calendar year such monthly payment date occurs.

(3)	On each monthly payment date during a PIP Trigger Event, the Warren Hospitality Portfolio Borrowers are required to deposit with the lender all excess cash flow for costs and expenses that may be incurred in connection with (a) the performance of the applicable property improvement plan (“PIP”) work and/or (b) the cure of such PIP Trigger Event. A “PIP Trigger Event” will commence upon (i) the franchisor giving written notice of its intent to terminate, cancel or not extend or renew the franchise agreement and will continue until (a) the revocation or rescission by the franchisor of all termination or cancellation notices with respect to the franchise agreement, (b) an acceptable franchise extension or (c) an acceptable franchise replacement, (ii)(y) on or prior to the date that is 18 months prior to the then-applicable franchise agreement expiration date, the franchise agreement is not extended or renewed or (z) on the date that is 18 months prior to December 6, 2028, the Holiday Inn Express - Warren Property (as defined below) franchise agreement is not extended or renewed and will continue until (a) an acceptable franchise extension or (b) an acceptable franchise replacement, (iii) an event of default by the Warren Hospitality Portfolio Borrowers or an affiliate of the Warren Hospitality Portfolio Borrowers under the franchise agreement and will continue until such event of default is cured, (iv) an event of default by the franchisor under the franchise agreement and will continue until (a) such event of default is cured or (b) an acceptable franchise replacement, (v) any bankruptcy action of the franchisor under the franchise agreement and will continue until (a) an acceptable franchise replacement or (b) such bankruptcy action is dismissed within 120 days of such filing or (vi) if the franchisor under the franchise agreement requires the Warren Hospitality Portfolio Borrowers to perform or otherwise satisfy any other PIP work.

(4)	The Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “As-Complete” Appraised Value for the Holiday Inn Express - Warren Property (as defined below) of $14,000,000, which assumes the completion of $2,229,862 in renovations, the cost of which the lender reserved at origination. The “As-Is” Appraised Value for the Holiday Inn Express - Warren Property is $12,500,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value for the Holiday Inn Express - Warren Property are 63.6% and 48.7%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “Warren Hospitality Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $17,300,000, which is secured by a first priority fee mortgage encumbering a 250-room hospitality portfolio consisting of a 127-room full service hospitality property (the “Holiday Inn & Suites - Warren Property”) and a 123-room limited service hospitality property (the “Holiday Inn Express - Warren Property”), each of which are located in Warren, Michigan (collectively, the “Warren Hospitality Portfolio Properties”). The proceeds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Warren Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,300,000 60.3% 1.84x 15.7%

of the Warren Hospitality Portfolio Mortgage Loan were used to refinance existing debt on the Warren Hospitality Portfolio Properties, fund reserves, pay closing costs and return approximately $4.3 million of equity to the borrower sponsors.

The Borrowers and the Borrower Sponsors. The borrowers are United Hospitality Group, LLC and Four Towers, LLC (collectively, the “Warren Hospitality Portfolio Borrowers”), each a Michigan limited liability company structured to be bankruptcy remote. United Hospitality Group, LLC is owned by the following entities and individuals: UHG SPE, Inc (0.50%), Eliya Boji (20.00%), Hani Mio (14.50%), Tahsyn Mekani (10.00%), Nabhan and Karla Mekani JTWROS (10.00%), Ronnie Boji (10.00%), OBI Investments, LLC (5.00%), Janan Bahoura (4.37%), Jamal Bahoura (4.37%), Sami Bahoura (4.38%), Naji Bahoura (4.38%), Namir Zoma (4.16%), Nadeem Zoma (4.17%) and Nawar Zoma (4.17%). Four Towers, LLC is owned by the following entities and individuals: FT SPE, Inc. (0.50%), Eliya Boji (20.00%), Hani Mio (14.25%), Tahsyn Mekani (9.75%), Nabhan and Karla Mekani JTWROS (10.00%), Ronnie Boji (10.00%), OBI Investments, LLC (5.00%), Four Towers of Warren, Inc. (1.00%), Janan Bahoura (4.12%), Jamal Bahoura (4.37%), Sami Bahoura (4.38%), Naji Bahoura (4.38%), Namir Zoma (3.91%), Nadeem Zoma (4.17%) and Nawar Zoma (4.17%). The borrower sponsors and non-recourse guarantors of the Warren Hospitality Portfolio Mortgage Loan are Ronnie Boji, Nabhan Mekani and Hani Mio.

The Properties. The following table provides a summary of the individual Warren Hospitality Portfolio Properties:

Portfolio Summary
Property	City, State	Rooms	Year Built/ Renovated	Occupancy(1)	Allocated Cut-off Date Balance Loan Amount	% of Allocated Loan Amount	UW NCF	% of UW NCF	Appraised Value	Current Franchise Expiration Date
Holiday Inn & Suites - Warren	Warren, MI	127	1988/2015	71.6%	$9,200,000	53.2%	$1,247,934	52.6%	$14,700,000	Mar 2028
Holiday Inn Express - Warren	Warren, MI	123	1986/2016	73.5%	$8,100,000	46.8%	$1,126,140	47.4%	$14,000,000(2)	Jan 2030
Total/Wtd. Avg.		250		72.5%	$17,300,000	100.0%	$2,374,074	100.0%	$28,700,000

(1)	Based on trailing twelve months ending August 31, 2018.

(2)	The Appraised Value is based on the “As-Complete” Appraised Value for the Holiday Inn Express - Warren Property of $14,000,000, which assumes the completion of $2,229,862 in renovations, the cost of which the lender reserved at origination. The “As-Is” Appraised Value for the Holiday Inn Express - Warren Property is $12,500,000.

The Holiday Inn & Suites - Warren Property is a six-story, 127-room full service hotel situated on an approximately 2.8-acre site located at 30000 Van Dyke Avenue in the central business district of Warren, Michigan. The Holiday Inn & Suites - Warren Property’s guestroom configuration consists of 49 double/double rooms, 44 king rooms, 21 one-bedroom suites, seven accessible king rooms, and six whirlpool suites. Each guestroom features a work desk, 37-inch TV, free Wi-Fi, iron/ironing board, mini refrigerator, coffee maker and tea maker. The suites have an 880 SF floor plan with separate living room and bedroom, with two 37-inch TVs and a sleeper sofa. Amenities at the Holiday Inn & Suites - Warren Property include a concierge’s desk, business center, indoor heated pool, fitness center, a restaurant and cocktail lounge, sundry shop, and approximately 2,076 SF of dedicated meeting space. In addition, the Holiday Inn & Suites - Warren Property has 183 parking spaces along the perimeter of the Holiday Inn & Suites - Warren Property.

The Holiday Inn & Suites - Warren Property was originally constructed in 1988 and purchased by the borrower sponsors in 1994 for $2.8 million. In 2015, approximately $1.9 million was spent on renovations of the hotel guestrooms and public areas, according to the borrower sponsors. In total, the borrower sponsors have invested approximately $8.0 million in capital expenditures along with approximately $250,000 in other/soft costs over its 24-year ownership at the Holiday Inn & Suites - Warren Property. In October 2018, a franchise agreement with Holiday Hospitality Franchising, LLC was extended and currently expires in March 2028.

The Holiday Inn Express - Warren Property is a two-story, 123-room limited service hotel situated on an approximately 3.5-acre site located at 11500 East 11 Mile Road in Warren, Michigan. The Holiday Inn Express - Warren Property’s guestroom configuration consists of 55 king rooms, 47 queen/queen rooms, and 21 whirlpool suites. Each guestroom features a work desk, flat-screen TV, free Wi-Fi, iron/ironing board, coffee maker and tea maker. Amenities at the Holiday Inn Express - Warren Property include a breakfast dining area with complimentary breakfast, lobby workstation, outdoor swimming pool, fitness center, vending areas, guest laundry area, and approximately 1,000 SF of dedicated meeting space. In addition, the Holiday Inn Express - Warren Property has 190 parking spaces.

The Holiday Inn Express - Warren Property was originally constructed in 1986 and converted to a Holiday Inn Express in 1993. The borrower sponsors purchased the Holiday Inn Express - Warren Property in 2006 for $6.25 million and subsequently invested approximately $3.0 million in capital expenditures along with approximately $1.6 million in other/soft costs. In 2016, approximately $1.9 million was spent on renovations of the hotel guestrooms and public areas, according to the borrower sponsors. The borrower sponsors are expected to complete a $1,939,010 ($15,764 per room) PIP that will primarily incorporate Holiday Inn Express’ latest design standard known as “Formula Blue”. Renovations include updates to guest rooms, front entrance, breakfast bar, public restrooms, kitchen and pantry, corridor, and front desk. A franchise agreement with Holiday Hospitality Franchising, LLC was recently extended and currently expires in January 2030.

Both of the Warren Hospitality Portfolio Properties operate under separate franchise agreements with Holiday Hospitality Franchising, LLC, which is a subsidiary of InterContinental Hotel Group PLC (“IHG”). Holiday Hospitality Franchising, LLC operates as a franchisor and licensor of most IHG brand names and marks. IHG is a global hotel company, operating 13 brands internationally. In 2017, IHG franchised, managed, owned and leased approximately 5,348 hotels and approximately 798,075 guest rooms in nearly 100 countries. IHG’s portfolio of global brands includes InterContinental Hotels and Resorts, Kimpton Hotels and Restaurants, Hotel Indigo, HUALUXE Hotels and Resorts, Crowne Plaza Hotels and Resorts, Holiday Inn, Holiday Inn Resorts, Holiday Inn Club Vacations, Holiday Inn Express, Staybridge Suites, Candlewood Suites, EVEN hotels, and Avid hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Warren Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,300,000 60.3% 1.84x 15.7%

A summary of the Holiday Inn & Suites - Warren Property’s historical performance is provided below:

Holiday Inn & Suites - Warren Property Historical Occupancy, ADR, RevPAR(1)
Year	Holiday Inn & Suites - Warren Property			Competitive Set(2)(3)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	71.2%	$93.86	$66.80	52.9%	$80.59	$42.64	134.5%	116.5%	156.7%
2015	67.0%	$96.72	$64.77	49.4%	$82.48	$40.71	134.7%	117.3%	159.1%
2016	69.2%	$102.96	$71.22	52.2%	$82.11	$42.85	132.6%	125.4%	166.2%
2017	69.4%	$107.01	$74.26	58.2%	$79.62	$46.35	119.2%	134.4%	160.2%
9/30/2018 TTM	71.3%	$107.59	$76.71	58.0%	$83.45	$48.43	122.9%	128.9%	158.4%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Holiday Inn & Suites - Warren Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set for 2014, 2015, 2016 and 2017 includes Wyndham Garden Hotel Sterling Heights, Baymont Inn & Suites Warren, Courtyard Detroit Warren, Quality Inn & Suites Warren Detroit, Days Inn & Suites Warren and Hawthorn Suites by Wyndham Detroit Warren.

(3)	The Competitive Set for 9/30/2018 TTM includes Wyndham Garden Hotel Sterling Heights, Best Western Warren Hotel, Courtyard Detroit Warren, Quality Inn & Suites Warren Detroit, Days Inn & Suites Warren, Hawthorn Suites by Wyndham Detroit Warren and Hampton Inn & Suites Detroit Warren.

A summary of the Holiday Inn Express - Warren Property’s historical performance is provided below:

Holiday Inn Express - Warren Property Historical Occupancy, ADR, RevPAR(1)
Year	Holiday Inn Express - Warren Property			Competitive Set(2)(3)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	63.2%	$85.39	$53.98	53.8%	$75.52	$40.65	117.4%	113.1%	132.8%
2015	61.2%	$91.12	$55.77	53.5%	$80.44	$43.00	114.5%	113.3%	129.7%
2016	64.3%	$95.45	$61.41	57.2%	$80.09	$45.80	112.5%	119.2%	134.1%
2017	68.7%	$98.87	$67.88	62.9%	$80.92	$50.92	109.1%	122.2%	133.3%
9/30/2018 TTM	74.3%	$100.41	$74.62	63.0%	$81.05	$51.06	118.0%	123.9%	146.1%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Holiday Inn Express - Warren Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set for 2014, 2015, 2016 and 2017 includes Baymont Inn & Suites Warren, Courtyard Detroit Warren, Quality Inn & Suites Warren and Days Inn & Suites Warren.

(3)	The Competitive Set for 9/30/2018 TTM includes Best Western Warren Hotel, Courtyard Detroit Warren, Quality Inn & Suites Warren Detroit and Days Inn & Suites Warren.

The Markets. The Warren Hospitality Portfolio Properties are located in Warren, Macomb County, Michigan. Macomb County is part of the Detroit-Warren-Dearborn, Michigan metropolitan statistical area and are located just north of downtown Detroit. Detroit is known as the world's traditional automotive center, as the city was the home of the invention of the automobile and its mass production, headed by Henry Ford. Detroit and the surrounding region are home to the General Motors, Ford Motor Company, and Chrysler’s American headquarters. Metro Detroit ranks among the nation’s top five financial districts, with major financial service employers including Quicken Loans, KPMG, Fifth Third Bank, Comerica, Deloitte, Ernst & Young, and PricewaterhouseCoopers. Detroit is home to more than half of the healthcare-related businesses in Michigan, contributing over $36 billion to the local economy annually. Within the city of Detroit, there are over a dozen major hospitals, including the Detroit Medical Center, the Henry Ford Health System hospitals, the St. John Hospitals, and the John D. Dingell V Medical Center.

According to a third party market research report, the Warren Hospitality Portfolio Properties are located in the Detroit, Michigan hotel market and the Warren/Northeast hotel submarket. As of September 2018, the Detroit, Michigan market contained a total of 404 properties with a lodging inventory of 44,410 rooms. Over the 12-month period ending September 2018, the market achieved an aggregate occupancy of 67.2% with an ADR of $104.12, reflecting a RevPAR of $69.93. Within the Detroit, Michigan market, there has been a growth in occupancy of 1.2% and a growth in ADR of 3.2%, resulting in RevPAR increasing by 4.4% over the same prior year period. As of September 2018, the Warren/Northeast submarket contained a total of 74 properties with a lodging inventory of 6,246 rooms. Over the 12-month period ending September 2018, the submarket achieved an aggregate occupancy of 69.0% with an ADR of $82.22, reflecting a RevPAR of $56.72. Within the Warren/Northeast submarket, there has been a growth in occupancy of 0.5% and a growth in ADR of 4.5%, resulting in RevPAR increasing by 5.0% over the same period.

A summary of demand segmentation and recent performance of the Holiday Inn & Suites - Warren Property and its competitive set is below:

Holiday Inn & Suites - Warren Property Summary
Property Name	# Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Holiday Inn & Suites - Warren Property	127	65%	20%	15%	69.4%	$106.98	$74.25
Wyndham Garden Sterling Heights	189	60%	20%	20%	45.0%-50.0%	$70.00-$75.00	$30.00-$35.00
Courtyard by Marriott Detroit Warren	147	65%	20%	15%	70.0%-75.0%	$105.00-$110.00	$75.00-$80.00
Subtotal/Wtd. Avg.	463	63%	20%	17%	61.8%	$95.64	$59.11
Secondary Competitors	612	65%	15%	20%	65.0%	$93.97	$61.10
Total/Wtd. Avg.	1,075	64%	17%	19%	63.4%	$94.80	$60.09

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Warren Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,300,000 60.3% 1.84x 15.7%

A summary of demand segmentation and recent performance of the Holiday Inn Express - Warren Property and its competitive set is below:

Holiday Inn Express - Warren Property Summary
Property Name	# Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Holiday Inn Express - Warren Property	123	65%	15%	20%	68.7%	$99.42	$68.30
Comfort Inn Warren	97	65%	15%	20%	65.0%-70.0%	$80.00-$85.00	$55.00-$60.00
Hampton Inn & Suites Sterling Heights	76	70%	15%	15%	80.0%-85.0%	$120.00-$125.00	$100.00-$105.00
Holiday Inn Express & Suites Sterling Heights Detroit Area	94	65%	15%	20%	65.0%-70.0%	$110.00-$115.00	$75.00-$80.00
Subtotal/Wtd. Avg.	390	66%	15%	19%	71.0%	$103.47	$73.47
Secondary Competitors	685	61%	18%	20%	58.5%	$86.76	$50.72
Total/Wtd. Avg.	1,075	64%	17%	20%	63.8%	$94.70	$60.44

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Warren Hospitality Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW per Room
Occupancy	64.2%	66.6%	69.1%	72.5%	72.5%
ADR	$94.15	$100.03	$103.29	$103.65	$103.65
RevPAR	$60.41	$66.62	$71.33	$75.18	$75.18

Rooms Revenue	$5,512,414	$6,096,143	$6,508,682	$6,860,469	$6,860,469	$27,442
Other Income	$102,583	$100,170	$118,476	$125,710	$125,710	$503
Total Revenue	$5,614,997	$6,196,313	$6,627,158	$6,986,179	$6,986,179	$27,945
Total Expenses	$3,665,922	$3,814,033	$3,900,757	$4,176,911	$4,262,797	$17,051
Net Operating Income	$1,949,075	$2,382,280	$2,726,401	$2,809,268	$2,723,383	$10,894
FF&E	$0	$0	$0	$0	$349,309	$1,397
Net Cash Flow	$1,949,075	$2,382,280	$2,726,401	$2,809,268	$2,374,074	$9,496

NOI DSCR	1.51x	1.84x	2.11x	2.17x	2.11x
NCF DSCR	1.51x	1.84x	2.11x	2.17x	1.84x
NOI Debt Yield	11.3%	13.8%	15.8%	16.2%	15.7%
NCF Debt Yield	11.3%	13.8%	15.8%	16.2%	13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26032 Perdido Beach Boulevard Orange Beach, AL 36561	Collateral Asset Summary – Loan No. 13 Best Western Premier Tides Hotel - Orange Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,982,075 66.3% 1.66x 12.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Orange Beach, AL 36561
				General Property Type:	Hospitality
Original Balance:	$17,000,000			Detailed Property Type:	Limited Service
Cut-off Date Balance:	$16,982,075			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.6%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	86 Rooms
Borrower Sponsors:	Wesley Spruill; Donna Spruill			Cut-off Date Balance per Room:	$197,466
Mortgage Rate:	5.6980%			Maturity Date Balance per Room:	$166,136
Note Date:	10/16/2018			Property Manager:	Innisfree Hotels Inc.
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,168,032
Seasoning:	1 month			UW NOI Debt Yield:	12.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.66x
Additional Debt Type:	N/A			Most Recent NOI:	$2,179,243 (8/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,145,709 (12/31/2017)
Future Debt Permitted (Type):	No			3rd Most Recent NOI(1):	$747,848 (12/31/2016)
Reserves				Most Recent Occupancy:	71.8% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	73.8% (12/31/2017)
RE Tax:	$13,835	$8,647	N/A	3rd Most Recent Occupancy(1):	70.6% (12/31/2016)
Insurance:	$66,106	$9,082	N/A	Appraised Value (as of):	$25,600,000 (8/3/2018)
FF&E:	$0	$16,990	N/A	Cut-off Date LTV Ratio:	66.3%
Seasonality(2):	$675,000	Springing	N/A	Maturity Date LTV Ratio:	55.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,000,000	100.0%	Loan Payoff:	$12,638,384	74.3%
			Reserves:	$754,941	4.4%
			Closing Costs:	$426,033	2.5%
			Return of Equity:	$3,180,642	18.7%
Total Sources:	$17,000,000	100.0%	Total Uses:	$17,000,000	100.0%

(1)	The Best Western Premier Tides Hotel - Orange Beach Property (as defined below) was constructed and opened in July 2016. As a result, 2016 operating performance represents partial-year performance during the ramp-up period.

(2)	During the months of May through and including August of each calendar year, the Best Western Premier Tides Hotel - Orange Beach Borrower (as defined below) is required to deposit into the seasonality reserve an amount equal to 1/4 of the product of (A) 125% and (B) the aggregate of the monthly net cash flow shortfall for the twelve-month period prior.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Best Western Premier Tides Hotel - Orange Beach Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $17,000,000, which is secured by a first priority fee mortgage encumbering an 86-room limited service hospitality property located in Orange Beach, Alabama (the “Best Western Premier Tides Hotel - Orange Beach Property”). The proceeds of the Best Western Premier Tides Hotel - Orange Beach Mortgage Loan were used to pay off existing debt on the Best Western Premier Tides Hotel - Orange Beach Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrowers and the Borrower Sponsors. The borrowers are Rock Point Village II, LLC and Rock Point Beach II, LLC, each a Delaware limited liability company (collectively, the “Best Western Premier Tides Hotel - Orange Beach Borrower”). The tenant-in-common ownership structure consists of the following: Rock Point Village II, LLC (63.68%) and Rock Point Beach II, LLC (36.32%), each structured to be bankruptcy-remote and each with one independent director. The Best Western Premier Tides Hotel - Orange Beach Borrower is indirectly owned by Wesley Spruill (49.5%), Donna Spruill (49.5%), and Julian B. McQueen (1.0%). The borrower sponsors and non-recourse carveout guarantors of the Best Western Premier Tides Hotel - Orange Beach Mortgage Loan is Wesley Spruill and Donna Spruill, joint and severally. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

Dr. Wesley Spruill, who is also a practicing physician, started his real estate business in 1992. Dr. Wesley Spruill’s real estate transactions include redeveloping beach condominiums, waterfront properties, student-housing near the University of Alabama campus, and assembling land for development. According to their combined personal financial statement dated June 30, 2018, Dr. Wesley Spruill and Mrs. Donna Spruill reported total assets of approximately $53.4 million and net worth of approximately $46.8 million.

The Property. The Best Western Premier Tides Hotel - Orange Beach Property consists of a seven-story, 86-room limited service hotel situated on an approximately 1.579-acre site located on the oceanfront in Ocean Beach, Alabama. Recently constructed and opened in July 2016, the bottom three floors

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26032 Perdido Beach Boulevard Orange Beach, AL 36561	Collateral Asset Summary – Loan No. 13 Best Western Premier Tides Hotel - Orange Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,982,075 66.3% 1.66x 12.8%

are dedicated to a parking garage with 108 spaces and the top four floors are dedicated to hotel accommodations. Amenities include a heated outdoor swimming pool with sundeck and pool bar, an outdoor whirlpool, hot tub, fitness center, 24-hour business center, a lobby with front desk and lounge, sundry shop, guest laundry facility, a 598-SF meeting room, fire pit, community grills, barbecue area, beach service attendants, and free Wi-Fi. Other amenities include free breakfast, a grab and go Deli market pantry, ice machines located throughout the hotel, and vending machines. The Best Western Premier Tides Hotel - Orange Beach Property’s guestroom configuration consists of 64 queen/queen rooms, 18 king rooms, two king suite and kid’s bunk bed rooms, and two queen/queen and kid’s bunk bed rooms. Guestrooms feature either one king-sized bed or two queen-sized beds, sleeper sofa, work desk and chair, flat-screen television, wireless high speed internet, clock radio, Keurig coffee maker, mini refrigerator, microwave, and an electronic safe. In addition, beachfront rooms offer private balconies. Guestrooms with twin bunk beds are available for a premium and offer a slightly larger living space, as well as additional amenities such as an Xbox game system.

The Best Western Premier Tides Hotel - Orange Beach Property operates under a franchise agreement with Best Western International, Inc. The franchise agreement expires in November 2020. Best Western Hotels & Resorts is a global family of hotels located in over 100 countries and territories operating under 13 hotel brands consisting of Best Western, Best Western Plus, Best Western Premier, Vīb, Glō, Executive Residency by Best Western, Sadie HotelSM, Aiden HotelSM, BW Premier Collection, and BW Signature Collection by Best Western; as well as Best Western's recently launched franchise offerings SureStay Hotel by Best Western, SureStay Plus Hotel by Best Western, and SureStay Collection by Best Western. Each brand is independently owned and operated.

According to the appraisal, the Best Western Premier Tides Hotel - Orange Beach Property generates approximately 95% of its room revenue from leisure demand and approximately 5% of its room revenue from group demand.

A summary of the Best Western Premier Tides Hotel - Orange Beach Property historical performance is provided below:

Best Western Premier Tides Hotel - Orange Beach Property Historical Occupancy, ADR, RevPAR(1)
Year	Best Western Premier Tides Hotel - Orange Beach Property			Competitive Set(2)		Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(3)	73.2%	$175.26	$128.38	69.5%	$177.86	$123.68	105.3%	98.5%	103.8%
2017	73.7%	$208.78	$153.79	64.8%	$174.94	$113.40	113.6%	119.3%	135.6%
8/31/2018 TTM	72.4%	$213.19	$154.28	67.3%	$174.06	$117.12	107.6%	122.5%	131.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Best Western Premier Tides Hotel - Orange Beach Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Holiday Inn Express Orange Beach on the Beach, Hilton Garden Inn Orange Beach Beachfront, Fairfield Inn & Suites Orange Beach. Hampton Inn Suites Orange Beach Gulf Front, and Springhill Suites Orange Beach at the Wharf.

(3)	The Best Western Premier Tides Hotel - Orange Beach Property was constructed and opened in July 2016. As a result, 2016 operating performance represents partial-year performance during the ramp-up period.

The Market. The Best Western Premier Tides Hotel - Orange Beach Property is located in Orange Beach, Baldwin County, Alabama, on the beachfront of the Gulf of Mexico, approximately 26.8 miles southwest of Pensicola, 254 miles east of Baton Rouge and 225 miles west of Tallahassee. Direct access to the Best Western Premier Tides Hotel - Orange Beach Property is provided by State Route 182, which is located immediately north of the property site. Regional access to Baldwin county is provided by Interstate 10 (29.2 miles north), Interstate 65 (60.6 miles northwest), and State Route 59 (7.2 miles west). The Alabama Gulf Coast area is a 60-mile shoreline and a popular vacation destination favored for its sandy white beaches and ambience. According to the Gulf Shores and Orange Beach Tourism Board, the area attracted more than 6.4 million visitors in 2017, and recorded $4.4 billion in visitor spending. Of the more than 6.1 million visitors traveling to Baldwin County, nearly 1.6 million visitors stayed in hotel and motel accommodations. The tourism industry creates over 50,000 jobs and generates approximately $2 billion in revenue annually.

Orange Beach is one of two seaside resort cities between New Orleans and Florida, the other being Gulf Shores. According to the appraisal, Orange Beach is more popular with populations in Alabama, Mississippi, and Louisiana than resorts in Florida, which tend to be dominated by international visitors and travelers from other regions of the county. The neighborhood is a beach community characterized by condominiums, restaurants, retail shopping centers, and other locally owned businesses along the primary thoroughfares, with residential areas located along the secondary roadways. According to the appraisal, the neighborhood is in the growth stage of its life cycle with recent development including the construction of Phoenix Orange Beach II, a 27-story, 114-unit condominium along Perdido Beach Boulevard as well as retail and food and beverage outlets. In April 2018, the City of Gulf Shores completed Phase II of its $15-million revitalization of Gulf Place, a public beach with recreational facilities.

The Best Western Premier Tides Hotel - Orange Beach Property is part of the Daphne-Fairhope-Foley metropolitan statistical area (“Daphne MSA”). According to a third party market research report, the Daphne MSA has an estimated 2018 population of 215,273, which represents a compounded annual growth rate of 1.7% since 2010, compared to Alabama and the United States’ compounded annual growth rate of 0.2% and 0.6%, respectively, over the same period. Other notable industries in Baldwin County include manufacturing and aerospace. In August 2017, UTC Aerospace Systems opened a $30 million, 80,000 SF facility to supply jet engine systems to the Airbus A320 assembly line in Mobile which is expected to create 260 additional jobs over a year.

The appraisal identified a 60-room Comfort Inn & Suites that is currently under construction, located approximately 5.9 miles west, which is expected to be 60% competitive to the Best Western Premier Tides Hotel - Orange Beach Property due to its beachside location, but lower service-profile and price point. Additionally, The Lodge at Gulf State Park, a Hilton hotel, located approximately 5.3 miles west, recently opened as a part of the larger Gulf State Park revitalization project. According to the appraisal, the development will include a 40,000 SF convention center and is expected to focus on new leisure and group demand. The appraisal also identified two hotels that have been approved for development, one of which is proposed as part of the revitalization of Gulf Place, a public beach with recreational facilities along the West Beach Boulevard. According to the appraisal, the proposed 229-room hotel development is not expected to compete with the Best Western Premier Tides Hotel - Orange Beach Property due to its full-service offering and higher price point.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26032 Perdido Beach Boulevard Orange Beach, AL 36561	Collateral Asset Summary – Loan No. 13 Best Western Premier Tides Hotel - Orange Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,982,075 66.3% 1.66x 12.8%

A summary of demand segmentation and recent performance of the Best Western Premier Tides Hotel - Orange Beach Property is below:

Best Western Premier Tides Hotel - Orange Beach Property Summary(1)
Property Name	# Rooms	Leisure Demand	Group Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Best Western Premier Tides Hotel - Orange Beach	86	95%	5%	73.8%	$209.30	$154.37
Hampton Inn & Suites Orange Beach	160	85%	15%	72.5%	$190-$200	$140-$150
Holiday Inn Express Orange Beach	119	90%	10%	57.5%	$180-$190	$105-$110
Fairfield Inn & Suites Orange Beach	116	95%	5%	57.5%	$140-$150	$80-$85
Subtotal/Wtd. Avg.	481	90%	9.6%	65.4%	$183.02	$122.33
Secondary Competitors	579	89%	11%	59.3%	$180.58	$107.15
Total/Wtd. Avg.	1,060	89.7%	10.3%	62.1%	$181.69	$114.04

Source: Appraisal

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Best Western Premier Tides Hotel - Orange Beach Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Best Western Premier Tides Hotel - Orange Beach Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	8/31/2018 TTM	UW	UW per Room
Occupancy	N/A	70.6%	73.8%	71.8%	71.8%
ADR	N/A	$173.68	$209.30	$217.87	$217.87
RevPAR	N/A	$122.55	$154.37	$156.42	$156.42

Rooms Revenue	N/A	$1,939,180	$4,845,750	$4,910,125	$4,910,125	$57,094
Other Income	N/A	$83,348	$196,412	$233,483	$233,483	$2,715
Total Revenue	N/A	$2,022,528	$5,042,162	$5,143,608	$5,143,608	$59,809
Total Expenses	N/A	$1,274,680	$2,896,453	$2,964,365	$2,975,576	$34,600
Net Operating Income	N/A	$747,848	$2,145,709	$2,179,243	$2,168,032	$25,210
FF&E	N/A	$0	$0	$0	$205,744	$2,392
Net Cash Flow	N/A	$747,848	$2,145,709	$2,179,243	$1,962,288	$22,817

NOI DSCR	N/A	0.63x	1.81x	1.84x	1.83x
NCF DSCR	N/A	0.63x	1.81x	1.84x	1.66x
NOI Debt Yield	N/A	4.4%	12.6%	12.8%	12.8%
NCF Debt Yield	N/A	4.4%	12.6%	12.8%	11.6%

(1)	The Best Western Premier Tides Hotel - Orange Beach Property was constructed and opened in July 2016; as such, prior historical operating performance is not applicable and 2016 operating performance represents partial-year performance during the ramp-up period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(1):	$15,250,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$15,250,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.4%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	612,940 SF
Borrower Sponsor:	Regency Commercial Associates LLC			Cut-off Date Balance per SF(1):	$58
Mortgage Rate:	5.4460%			Maturity Date Balance per SF(1):	$50
Note Date:	10/15/2018			Property Manager:	Regency Property Services LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI(5):	$3,794,516
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Balance(1):	$20,000,000			UW NCF DSCR(1):	1.70x (IO)	1.39x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$2,662,815 (7/31/2018 TTM)
Reserves				2nd Most Recent NOI(5):	$1,828,822 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	N/A
RE Tax:	$118,297	$47,196	N/A	Most Recent Occupancy:	89.4% (8/31/2018)
Insurance(3):	$171,349	Springing	N/A	2nd Most Recent Occupancy:	83.0% (12/31/2017)
Replacements:	$0	$7,662	$275,823	3rd Most Recent Occupancy:	N/A
Deferred Maintenance:	$159,825	$0	N/A	Appraised Value (as of)(6):	$47,330,000 (Various)
TI/LC(4):	$750,000	Springing	$643,587	Cut-off Date LTV Ratio(1)(6):	74.5%
Material Tenant Rollover:	$600,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,250,000	100.0%	Loan Payoff:	$29,806,622	84.6%
			Reserves:	$1,799,470	5.1%
			Closing Costs:	$1,004,869	2.9%
			Return of Equity:	$2,639,039	7.5%
Total Sources:	$35,250,000	100.0%	Total Uses:	$35,250,000	100.0%

(1)	The Regency Properties Portfolio Mortgage Loan (as defined below) is part of the Regency Properties Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Regency Properties Portfolio Whole Loan.

(2)	The Regency Properties Portfolio Borrowers (as defined below) may obtain the release of any of the Regency Properties Portfolio Properties (as defined below) securing the Regency Properties Portfolio Whole Loan, at any time on or after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C15 Trust, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Regency Properties Portfolio Borrowers prepay a portion of the Regency Properties Portfolio Whole Loan equal to 120% of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) the debt service coverage ratio as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Regency Properties Portfolio Whole Loan, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) the loan-to-value ratio at origination of the Regency Properties Portfolio Whole Loan.

(3)	On a monthly basis, the Regency Properties Portfolio Borrowers are required to deposit 1/12 of annual estimated insurance premiums, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, except for required flood insurance, for which the Regency Properties Portfolio Borrowers will be required to make monthly escrows.

(4)	On a monthly basis, the Regency Properties Portfolio Borrowers are required to deposit approximately $17,877 into a TI/LC reserve, subject to a cap of $643,587.

(5)	The 3rd Most Recent NOI is not available as the Regency Properties Portfolio Properties were acquired between December 2016 and January 2018. The Most Recent NOI and 2nd Most Recent NOI include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA. UW NOI is based on the underwritten rent rolls dated August 31, 2018 for all seven Regency Properties Portfolio Properties.

(6)	Appraised Value, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the aggregate “as-is” appraised values of the Regency Properties Portfolio Properties. The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an allocated Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 61.7% and 54.0%, respectively. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, the Regency Properties Portfolio (as defined below) has an aggregate Appraised Value of $48.61 million and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 63.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Regency Properties Portfolio Mortgage Loan”) is part of a whole loan (the “Regency Properties Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Regency Properties Portfolio Whole Loan is secured by the fee interests in a seven-property portfolio of retail properties totaling 612,940 SF located in Indiana, Iowa, Louisiana, North Carolina, and Utah (collectively, the “Regency Properties Portfolio Properties” or “Regency Properties Portfolio”). Promissory Note A-2, with an original principal balance of $15,250,000, represents the Regency Properties Portfolio Mortgage Loan and will be included in the UBS 2018-C15 Trust. The Regency Properties Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Regency Properties Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C14	Yes
Note A-2	$15,250,000	$15,250,000	UBS 2018-C15	No
Total	$35,250,000	$35,250,000

The proceeds of the Regency Properties Portfolio Whole Loan were used to refinance existing debt on the Regency Properties Portfolio, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Regency Vernal LLC, Regency Oxford II LLC, Regency Cut Off LLC, Regency Wabash East LLC, Regency Monticello LLC, Regency Columbia City LLC, and Regency Knoxville LLC (collectively, the “Regency Properties Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Regency Properties Portfolio Whole Loan. All of the Regency Properties Portfolio Borrowers are 100% owned by Regency CSP III LLC, which is 100% owned by the nonrecourse carve-out guarantor, Regency Commercial Associates LLC (the “Regency Properties Portfolio Sponsor”).

The Regency Properties Portfolio Sponsor is a privately-owned Indiana limited liability real estate investment company headquartered in Evansville, Indiana committed to service and investment in county seat communities that serve as the hub for business, local government, recreation, and shopping for surrounding rural regions. Founded in 1949, the Regency Properties Portfolio Sponsor owns and operates a portfolio of 64 properties located in 18 states throughout various regions of the United States, totaling 6.28 million SF of commercial real estate. According to its balance sheet dated December 31, 2017, the Regency Properties Portfolio Sponsor has total assets and a net worth of approximately $255.8 million and $48.4 million, respectively.

The Properties.

The Regency Properties Portfolio consists of seven retail centers totaling 612,940 SF located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The Regency Properties Portfolio Properties range in size from 42,956 SF to 159,854 SF and are situated on sites ranging from 3.40 acres to 18.71 acres. As of the August 31, 2018 rent rolls, the Regency Properties Portfolio is approximately 89.4% occupied by a mix of 66 national, regional, and local tenants, with individual property occupancies ranging from 85.0% to 96.7%. The following table presents certain information relating to the Regency Properties Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Occupancy (%)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Vernal Towne Center	Vernal, UT	2014	159,854	86.5%	$1,428,183	43.1%	$15,250,000	43.3%	$20,200,000	75.5%
Monticello Marketplace	Monticello, IN	1979, 2003, 2008	105,005	94.4%	$508,060	15.3%	$5,600,000	15.9%	$7,800,000	71.8%
Columbia Square	Columbia City, IN	1981, 2012	114,369	86.7%	$239,659	7.2%	$3,200,000	9.1%	$5,100,000	62.7%
Wabash Crossings East	Wabash, IN	2008	22,137	93.0%	$321,107	9.7%	$3,000,000	8.5%	$3,920,000	76.5%
Granville Corners	Oxford, NC	1990	110,941	85.0%	$276,789	8.3%	$2,900,000	8.2%	$3,710,000	78.2%
Tarpon Heights	Cut Off, LA	1982	57,678	95.6%	$298,121	9.0%	$2,800,000	7.9%	$3,500,000	80.0%
Raceway Mall	Knoxville, IA	1988	42,956	96.7%	$245,424	7.4%	$2,500,000	7.1%	$3,100,000	80.6%
Total/Wtd. Avg.			612,940	89.4%	$3,317,343	100.0%	$35,250,000	100.0%	$47,330,000	74.5%

(1)	Information is based on the underwritten rent rolls.

(2)	Allocated Cut-off Date Balance is based on the Regency Properties Portfolio Whole Loan.

(3)	The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an Allocated Cut-off Date LTV Ratio of 61.7%, the aggregate Appraised Value of the Regency Properties Portfolio is $48.61 million, and the Regency Properties Portfolio Whole Loan has a Cut-off Date LTV Ratio of 72.5%.

The Regency Properties Portfolio Sponsor acquired the Regency Properties Portfolio Properties between December 2016 and January 2018 for a total acquisition cost of approximately $45.0 million, and has since invested approximately $1.9 million in capital improvements and other soft costs. Based on a total cost of $46.9 million, the Regency Properties Portfolio Sponsor has approximately $14.4 million cash equity remaining in the Regency Properties Portfolio.

Three of the Regency Properties Portfolio Properties are anchored by grocer tenants: Kroger at the Monticello Marketplace property and Columbia Square property, and Hy-Vee Food Stores at the Raceway Mall property, which is located directly across from the Knoxville Raceway and Marion County fairgrounds. The Vernal Towne Center property is shadow anchored by Lowe’s Home Improvement and Walmart Supercenter, which are located on adjacent lots along northbound US Route 40, in addition to anchor tenants such as Sportsman’s Warehouse and T.J. Maxx. The Wabash Crossings East property is shadow anchored by Walmart Supercenter, which is located on an adjacent lot on westbound Cass Street. Two of the Regency Properties Portfolio Properties are anchored by discount retailers: Roses and Peebles at the Granville Corners property, and Stage and Dollar General at the Tarpon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

Heights property. The weighted average length of tenancy for all tenants of the Regency Properties Portfolio is currently 16.8 years. The top five tenants have been in occupancy for a weighted average of 25.8 years, with three of the top five tenants having been in occupancy for over 30 years. The Regency Properties Portfolio Properties are neighborhood shopping retail centers primarily located in county seat community hubs.

Portfolio Property Anchors
Property Name	Anchor Type	County Seat	Anchors / Additional Shadow Anchors	Wtd. Avg. Length of Anchor Tenancy
Vernal Towne Center	Retail Anchor	Yes	Sportsman’s Warehouse, T. J. Maxx (anchors) / Lowe’s Home Improvement, Walmart Supercenter (shadow anchors)	4.3 yrs / N/A
Monticello Marketplace	Grocery Anchor	Yes	Kroger - Monticello Marketplace	37.2 yrs
Columbia Square	Grocery Anchor	Yes	Kroger - Columbia Square	40.1 yrs
Wabash Crossings East	Retail Shadow Anchor	Yes	Walmart Supercenter (shadow anchor)	N/A
Granville Corners	Discount Retail Anchor	Yes	Roses, Peebles	7.1 yrs
Tarpon Heights	Discount Retail Anchor	No	Stage, Dollar General	15.0 yrs
Raceway Mall	Grocery Anchor	Yes	Hy-Vee Food Stores	30.4 yrs

Major Tenants.

The Regency Properties Portfolio has nine investment grade tenants across the seven properties, comprising 30.0% of the portfolio NRA, and 29.1% of the portfolio UW base rent. The five largest tenants of the Regency Properties Portfolio collectively make up approximately 39.2% of the Regency Properties Portfolio’s NRA and 30.4% of the Regency Properties Portfolio’s underwritten base rent. The five largest tenants are summarized below:

Kroger (122,020 SF, 19.9% of NRA, 15.5% of underwritten base rent). Founded in 1883 and incorporated in 1902, The Kroger Co. (“Kroger”) (NYSE: KR) (Moody’s/S&P: Baa1/BBB) operates 2,782 supermarkets across the United States and has 60 million household customers, according to its 2017 annual report. During the fiscal year ending February 3, 2018, Kroger completed sales of $122.7 billion, a 6.4% increase over the previous fiscal year’s sales. Kroger occupies 65,146 SF at the Monticello Marketplace property (62.0% of property NRA) and 56,874 SF at the Columbia Square property (49.7% of property NRA), under two separate leases, and has occupied its spaces for 40.1 years and 37.2 years, respectively. At the Monticello Marketplace property, Kroger pays base rent of $6.73 PSF through its lease expiration in May 2019 and percentage rent of 1% of sales over $42.6 million (capped at $30,000 per annum) and has six, five-year renewal options remaining and no termination options. At the Columbia Square property, Kroger pays base rent of $4.23 PSF through its lease expiration in November 2023 and percentage rent of 1% of sales over $38.0 million (capped at $60,000 per annum) and has six, five-year renewal options remaining and no termination options.

Roses (57,000 SF, 9.3% of NRA, 2.7% of underwritten base rent). Roses operates 248 stores across Midwestern and Southern United States. Founded in 1915, Roses offers an assortment of discount retail merchandise, including toys, health and beauty aids, housewares, furniture, sporting goods, and snacks as well as clothing, accessories, jewelry, and shoes. Roses occupies 57,000 SF at the Granville Corners property (51.4% of NRA) and pays base rent of $2.11 PSF through its lease expiration in May 2019 and percentage rent of 4% of sales over $3.0 million. Its lease provides for two, five-year renewal options with 10% rent steps and no termination options.

Hy-Vee Food Stores (30,473 SF, 5.0% of NRA, 4.1% of underwritten base rent). Hy-Vee Food Stores (“Hy-Vee”) is an employee-owned supermarket company founded in 1930. Hy-Vee operates 246 stores across eight states concentrated in the Midwestern United States and has over 84,000 employees. According to its company website, Hy-Vee has sales of $10 billion annually. Hy-Vee occupies 30,473 SF at the Raceway Mall property (70.9% of property NRA), and has been in occupancy of its space for approximately 30 years. Hy-Vee pays base rent of $5.91 PSF through its lease expiration in June 2023 and percentage rent of 0.75% of sales over $18.0 million, less fixed rent and reductions and has three, five-year renewal options remaining and no termination options. Additionally, Hy-Vee Wine & Spirits occupies 2,800 SF at the Raceway Mall property.

Sportsman’s Warehouse (30,676 SF, 5.0% of NRA, 8.0% of underwritten base rent). Sportsman's Warehouse is an outdoor sporting goods retailer, which operates across 22 states within the United States, including Alaska. Sportsman's Warehouse sells apparel, footwear, and gear, which caters to sportsmen and sportswomen with interests in hunting, shooting, reloading, camping, fishing, and other outdoor recreational activities. Founded in 1986, Sportsman’s Warehouse has approximately 5,000 employees across all locations supporting its 87 stores. During the fiscal year ending February 3, 2018, Sportsman’s Warehouse completed sales of $809.7 million, a 3.8% increase over the previous fiscal year’s sales. Sportsman’s Warehouse occupies 30,676 SF at the Vernal Towne Center property under a lease that commenced in July 2014 and expires in June 2024, with four, five-year renewal options remaining. Under its current lease, Sportsman’s Warehouse has the right to terminate its lease if gross sales do not exceed $7.0 million for the trailing 12-month period ending June 30, 2019, along with written notice between June 30, 2019 and August 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

The following table presents certain information relating to the major leases at the Regency Properties Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Kroger	Monticello Marketplace	NR/Baa1/BBB	65,146	10.6%	$438,312	10.0%	$32,549,800(3)	$500	1.5%	5/31/2019
Roses	Granville Corners	NR/NR/NR	57,000	9.3%	$120,000	2.7%	$2,917,183(4)	$51	4.1%	5/31/2019
Kroger	Columbia Square	NR/Baa1/BBB	56,874	9.3%	$240,672	5.5%	$28,947,499(5)	$509	0.9%	11/30/2023
Sportsman's Warehouse(6)	Vernal Towne Center	NR/NR/NR	30,676	5.0%	$352,500	8.0%	N/A	N/A	N/A	6/30/2024
Hy-Vee Food Stores(7)	Raceway Mall	NR/NR/NR	30,473	5.0%	$180,000	4.1%	$16,846,453(8)	$553	1.6%	6/6/2023
T.J. Maxx	Vernal Towne Center	NR/A2/A+	23,000	3.8%	$212,750	4.9%	$4,509,291(9)	$196	5.7%	8/31/2024
Ross Dress For Less	Vernal Towne Center	NR/A3/A-	20,064	3.3%	$190,608	4.4%	N/A	N/A	N/A	1/31/2025
Goody's	Columbia Square	NR/NR/NR	16,650	2.7%	$75,000	1.7%	N/A	N/A	N/A	1/31/2023
Stage	Tarpon Heights	NR/NR/NR	16,464	2.7%	$67,500	1.5%	$1,097,052(10)	$67	8.7%	1/31/2021
Peebles	Granville Corners	NR/NR/NR	15,134	2.5%	$45,402	1.0%	$997,860(11)	$66	6.2%	1/31/2023
Subtotal/Wtd. Avg.			331,481	54.1%	$1,922,744	43.9%
Remaining Tenants			216,571	35.3%	$2,456,650	56.1%
Vacant			64,888	10.6%	$0	0.0%
Total/Wtd. Avg.			612,940	100.0%	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	As of the trailing 12-month period ending May 31, 2018.

(4)	As of the trailing 12-month period ending June 30, 2018.

(5)	As of the trailing 12-month period ending November 30, 2017.

(6)	Sportsman’s Warehouse has the right to terminate its lease if gross sales for the trailing 12-month period ending June 30, 2019 do not exceed $7.0 million and notice is given prior to August 31, 2019.

(7)	Excludes Hy-Vee Wine & Spirits, which leases 2,800 SF at the Raceway Mall property for $5.50 PSF through June 6, 2023.

(8)	As of the trailing 12-month period ending September 30, 2017.

(9)	As of the trailing 12-month period ending January 31, 2018.

(10)	As of the trailing 12-month period ending January 31, 2018.

(11)	As of the trailing 12-month period ending February 28, 2018.

The following table presents certain information relating to the lease rollover schedule at the Regency Properties Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	2,676	0.4%	0.4%	$11.64	$31,160	0.7%	0.7%
2019	12	143,211	23.4%	23.8%	$5.89	$843,733	19.3%	20.0%
2020	9	38,745	6.3%	30.1%	$7.63	$295,774	6.8%	26.7%
2021	7	28,664	4.7%	34.8%	$9.27	$265,829	6.1%	32.8%
2022	4	16,793	2.7%	37.5%	$7.01	$117,747	2.7%	35.5%
2023	14	153,922	25.1%	62.7%	$5.80	$893,433	20.4%	55.9%
2024	9	91,085	14.9%	77.5%	$12.61	$1,148,922	26.2%	82.1%
2025	6	59,576	9.7%	87.2%	$10.57	$629,821	14.4%	96.5%
2026	1	2,200	0.4%	87.6%	$16.00	$35,200	0.8%	97.3%
2027	2	11,180	1.8%	89.4%	$10.53	$117,775	2.7%	100.0%
2028	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
Vacant	0	64,888	10.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	67	612,940	100.0%		$7.99	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

The Markets. The Regency Properties Portfolio Properties are located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The following tables present certain information relating to the competitive sets of the three largest Regency Properties Portfolio Properties by Allocated Cut-off Date Balance:

Vernal, Utah: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Vernal Towne Center property was 19,136 and 26,483, respectively, and $87,271 and $86,548, respectively.

Vernal Towne Center Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Vernal Towne Center	—	2014	159,854(1)	86.5%(1)	$12.52(1)
Diamond Mountain Shopping Center - Warehouse Space	1.5	1990	88,433	91.9%	$3.33
Uintah Plaza Shopping Center	1.6	1983	128,133	30.1%	NAV
Vernal Plaza	1.7	2005	16,037	82.3%	$12.00 - $22.00
Vernal Marketplace	0.1	2005	27,275	80.6%	$13.00 - $16.00
Vernal Towne Center - Gardner	0.1	2016	10,300	63.1%	$16.00 - $25.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Monticello, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Monticello Marketplace property was 8,553 and 11,564, respectively, and $62,834 and $65,268, respectively.

Monticello Marketplace Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Monticello Marketplace	—	1979, 2003, 2008	105,005(1)	94.4%(1)	$7.02(1)
Wal-Mart	1.9	NAV	150,000	100.0%	NAV
Monticello Plaza	0.2	1984	81,836	100.0%	NAV
Monticello Shops	0.2	NAV	19,410	100.0%	$7.00 - $9.00
Shoppes at Monticello	1.5	2004	10,000	100.0%	NAV
Monticello Suites	1.7	2001	14,184	41.2%	$11.00 - $12.00
R&J Plaza	0.7	2000	27,200	89.0%	$8.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Columbia City, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Columbia Square property was 11,570 and 14,800, respectively, and $69,707 and $71,560, respectively.

Columbia Square Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Columbia Square	—	1981, 2012	114,369(1)	86.7%(1)	$4.54(1)
Town & Country Center	1.3	1996	58,155	95.8%	$15.00
Town & Country Plaza	0.9	1989	50,000	100.0%	NAV
Columbia Commons	1.2	2005	12,000	100.0%	NAV
Wal-mart Supercenter	0.9	1989	147,558	100.0%	$9.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,250,000 74.5% 1.39x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Regency Properties Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(2)	7/31/2018 TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	$1,993,169	$2,852,344	$4,908,851	$8.01
Total Recoveries	N/A	N/A	$481,293	$716,807	$919,842	$1.50
Other Income	N/A	N/A	$12,995	$38,071	$17,000	$0.03
Less Vacancy & Credit Loss	N/A	N/A	($12,436)	$4,831	($464,767)	($0.76)
Effective Gross Income	N/A	N/A	$2,475,021	$3,612,053	$5,380,925	$8.78
Total Operating Expenses	N/A	N/A	$646,199	$949,238	$1,586,409	$2.59
Net Operating Income	N/A	N/A	$1,828,822	$2,662,815	$3,794,516	$6.19
Tenant Improvements	N/A	N/A	$0	$0	$243,387	$0.40
Leasing Commissions	N/A	N/A	$0	$0	$108,878	$0.18
Replacement Reserves	N/A	N/A	$0	$0	$124,909	$0.20
Net Cash Flow	N/A	N/A	$1,828,822	$2,662,815	$3,317,343	$5.41

Occupancy %	N/A	N/A	83.0%	83.0%	89.4%
NOI DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.59x
NCF DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.39x
NOI Debt Yield(4)	N/A	N/A	5.2%	7.6%	10.8%
NCF Debt Yield(4)	N/A	N/A	5.2%	7.6%	9.4%

(1)	Historical operating performance prior to 2017 is not available as the Regency Properties Portfolio Properties were acquired between December 2016 and January 2018.

(2)	Operating performance for 2017 and 7/31/2018 TTM include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA.

(3)	UW Gross Potential Rent is based on the underwritten rent rolls as of August 31, 2018 for all seven Regency Properties Portfolio Properties and includes (i) vacancy gross up of $449,631, (ii) percentage rent of $79,826, and (iii) rent steps of $67,629.

(4)	Debt service coverage ratios and debt yields are based on the Regency Properties Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7531 Montpelier Road Laurel, MD 20723	Collateral Asset Summary – Loan No. 15 Homewood Suites Columbia/Laurel	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,083,565 65.3% 1.65x 12.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Laurel, MD 20723
				General Property Type:	Hospitality
Original Balance:	$15,100,000			Detailed Property Type:	Extended Stay
Cut-off Date Balance:	$15,083,565			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	2015/N/A
Loan Purpose:	Refinance			Size:	114 Rooms
Borrower Sponsors:	Mukesh Majmudar; Varsha Majmudar			Cut-off Date Balance per Room:	$132,312
Mortgage Rate:	5.5300%			Maturity Date Balance per Room:	$110,751
Note Date:	10/31/2018			Property Manager:	Star Management Group LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,882,202
IO Period:	0 months			UW NOI Debt Yield:	12.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	14.9%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.65x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,884,651 (8/31/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,642,262 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,145,984 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Most Recent Occupancy:	82.7% (8/31/2018)
Reserves				2nd Most Recent Occupancy:	77.7% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	66.5% (12/31/2016)
RE Tax:	$43,848	$20,880	N/A	Appraised Value (as of):	$23,100,000 (8/27/2018)
Insurance:	$27,516	$5,241	N/A	Cut-off Date LTV Ratio:	65.3%
FF&E(2):	$0	$14,760	N/A	Maturity Date LTV Ratio:	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,100,000	100.0%	Loan Payoff:	$13,512,960	89.5%
			Reserves:	$71,364	0.5%
			Closing Costs:	$479,885	3.2%
			Return of Equity:	$1,035,791	6.9%
Total Sources:	$15,100,000	100.0%	Total Uses:	$15,100,000	100.0%

(1)	The Homewood Suites Columbia/Laurel Borrower (as defined below) is permitted to obtain a mezzanine loan provided no event of default has occurred, upon satisfaction of certain terms and conditions including, among others, (i) the mezzanine loan is junior and subordinate to the Homewood Suites Columbia/Laurel Mortgage Loan (as defined below), (ii) the combined loan-to-value ratio does not exceed 65.4%, (iii) the combined debt service coverage ratio based on the trailing twelve month period immediately preceding the date of determination, is not less than 1.65x, (iv) the mezzanine lender enters into an intercreditor agreement acceptable to the lender, (v) the Homewood Suites Columbia/Laurel Borrower delivers a rating agency confirmation.

(2)	Monthly FF&E reserve deposits are equal to the greater of (a) an amount equal to 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs, and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Homewood Suites Columbia/Laurel Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $15,100,000 and secured by a first priority fee mortgage encumbering an extended stay hospitality property known as the Homewood Suites Columbia/Laurel, located in Laurel, Maryland (the “Homewood Suites Columbia/Laurel Property”). The proceeds of the Homewood Suites Columbia/Laurel Mortgage Loan, were used to pay off existing debt on the Homewood Suites Columbia/Laurel Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Hopkins Hospitality Investors LLC (the “Homewood Suites Columbia/Laurel Borrower”), a Maryland limited liability company, with one independent director. The non-recourse carveout guarantors and borrower sponsors for the Homewood Suites Columbia/Laurel Mortgage Loan are Mukesh Majmudar and Varsha Majmudar on a joint and several basis. The Homewood Suites Columbia/Laurel Borrower is managed by Hopkins Management, Inc. which is owned 100% by Mukesh Majmudar. Mukesh Majmudar owns approximately 60% interest in the Homewood Suites Columbia/Laurel Property, and 11 other individuals own in aggregate approximately 40.0%, none with more than 8.0% interest in the Homewood Suites Columbia/Laurel Property.

Mukesh Majmudar is the founder, president and CEO of Star Global Ventures, a commercial real estate development and hospitality management company. With over 20 years of experience in development, investment, and asset management, Star Global Ventures is composed of three primary subsidiaries, Star Development Group, Star Capital Group and Star Management Group. In addition to the Homewood Suites Columbia/Laurel Property, Mr. Majmudar’s hotel portfolio includes a Hampton Inn in College Park, MD; a Hilton Garden Inn in Columbia, MD; a Best Western in Dallas, TX; and a Days Inn in Alexandria, VA. Mr. Majmuda also reported ownership interests in a student housing property located in College Park, MD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7531 Montpelier Road Laurel, MD 20723	Collateral Asset Summary – Loan No. 15 Homewood Suites Columbia/Laurel	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,083,565 65.3% 1.65x 12.5%

The Property. The Homewood Suites Columbia/Laurel Property is comprised of a 114-room, six-story, extended stay hotel located in Laurel, Maryland, at the intersection of Montpelier Road and John Hopkins Road, in southern Howard County. The Homewood Suites Columbia/Laurel Property was constructed in 2015 and is situated on a 3.19-acre site. Amenities include a breakfast dining area, 3,720 SF of meeting space, heated indoor pool, fitness room, lobby workstation, guest laundry room, sport court, an outdoor patio and barbecue area. Additional amenities include complimentary breakfast. The Homewood Suites Columbia/Laurel Property’s guestroom mix consists of 45 king studio suites, 45 king one-bedroom suites, 10 queen one-bedroom suites, four king and double queen two bedroom suites, and 10 ADA suites. All guestrooms feature fully-equipped kitchens comprising a refrigerator, microwave, two-burner stove, dishwasher, and 32-inch LCD flat panel televisions. All suites feature a full-size sleeper sofa. One-bedroom and two-bedroom suites feature a larger living space, as well as a separate sleeping area. Additionally, the Homewood Suites Columbia/Laurel Property offers complimentary wireless internet access in all guestrooms. Parking is provided by 180 parking spaces or 1.58 spaces per key. There is a 5,326 SF restaurant space in shell condition connected to the hotel building. The restaurant space features a separate main entrance.

The Homewood Suites Columbia/Laurel Property operates under a license agreement with Homewood Suites Franchise LLC, a subsidiary of Hilton Hotels Corporation, which has an expiration date of April 30, 2030. The franchise agreement stipulates a monthly royalty fee of 4.0% of gross room revenue and a monthly program fee of 4.0% of gross room revenue. The program fee is subject to increase, but such increase is limited to 1.0% of the gross room revenue, and the program fee will not exceed 5% of gross room revenue.

According to the appraisal, the Homewood Suites Columbia/Laurel Property generates approximately 70% of its room revenue from commercial & government demand, 25% form leisure demand and approximately 5% from group demand.

More specific information about the Homewood Suites Columbia/Laurel Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Homewood Suites Columbia/Laurel Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/30/2016 TTM	66.5%	$122.91	$81.73	73.0%	$112.44	$82.09	91.1%	109.3%	99.6%
8/30/2017 TTM	77.7%	$124.32	$96.65	72.0%	$114.09	$82.15	108.0%	109.0%	117.7%
8/30/2018 TTM	82.7%	$123.24	$101.97	73.0%	$114.34	$83.42	113.4%	107.8%	122.2%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites Columbia/Laurel Property are attributable to differing reporting methodologies, and/or timing differences.

(2)	The competitive set includes Holiday Inn Columbia Jessup, Courtyard Columbia, Holiday Inn Express & Suites Laurel, Springhill Suites Columbia, and Hampton Inn Suites Columbia South.

The Market. The Homewood Suites Columbia/Laurel Property is located in Laurel, Maryland within the Washington-Baltimore-Arlington, DC-MD-VA-WV-PA combined statistical area (the “Washington CSA”). According to the appraisal, the Homewood Suites Columbia/Laurel Property is located in the unincorporated area of Fulton and the county of Howard. Howard County’s economic base is diverse, with employers in the government-defense, healthcare, education sectors, as well as technology, manufacturing, and agricultural industries. Major companies such as Cisco Systems, Oracle, W. R. Grace & Co., Leidos, and Intralox maintain a strong presence, while multiple universities and hospitals further support the local economy. According to the appraisal, the June 2018 unemployment rate was 3.6% for Howard County. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.0%, respectively, for the same period.

The Homewood Suites Columbia/Laurel Property's neighborhood is defined by Middle Patuxent River to the north, Columbia Pike/U.S. Highway 29 to the east, Scaggsville Road/U.S. Highway 216 to the south, and Sanner Road to the west. The neighborhood is characterized by offices, laboratories, retail establishments, and restaurants along the primary thoroughfares, with residential areas located along the secondary roadways. The Homewood Suites Columbia/Laurel Property is served by the Baltimore Washington International Thurgood Marshall Airport, located approximately 17 miles northeast of the Homewood Suites Columbia/Laurel Property. Primary attractions in the area include the downtown Baltimore and Inner Harbor Area, which include museums, art galleries, and educational venues, such as the Port Discovery Children’s Museum, The Gallery at Harborplace, American Visionaries Art Museum, Maryland Science Center, and the National Aquarium. Arundel Mills, which opened in 2000, is the second largest shopping mall in the state of Maryland and located approximately 17 miles east of the Homewood Suites Columbia/Laurel Property. This outlet mall features 17 anchor department stores and over 225 specialty stores, as well as the Medieval Times dinner theater and the Egyptian-themed 24-screen megaplex theater. Restaurants located within walking distance of the Homewood Suites Columbia/Laurel Property include La Palapa Too Mexican Grill, Kloby's Smokehouse, Ginza of Tokyo, Tandor Grill, Facci Ristorante, and Chick-fil-A. Regional access through the area is provided by Interstate 95, which extends to Baltimore to the northeast and Washington, D.C. to the southwest.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Homewood Suites Columbia/Laurel Property is 4,725, 43,703 and 168,138, respectively. Estimated 2018 median household income within a one-, three- and five-mile radius of the Homewood Suites Columbia/Laurel Property is $185,511, $173,236 and $135,633, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7531 Montpelier Road Laurel, MD 20723	Collateral Asset Summary – Loan No. 15 Homewood Suites Columbia/Laurel	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,083,565 65.3% 1.65x 12.5%

Primary and secondary competitive properties to the Homewood Suites Columbia/Laurel Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial/ Government Demand	Leisure Demand	Group Demand	2017 Occupancy	2017 ADR	2017 RevPAR
Homewood Suites Columbia/Laurel Property	114	70%	25%	5%	77.7%	$127.60	$99.14
Homewood Suites by Hilton Columbia	150	70%	25%	5%	80.0%-85.0%	$120.00-$125.00	$100.00-$105.00
Residence Inn by Marriott Columbia	108	70%	25%	5%	70.0%-75.0%	$115.00-$120.00	$85.00-$90.00
Residence Inn by Marriott Arundel Mills BWI Airport	131	65%	30%	5%	85.0%-90.0%	$125.00-$130.00	$110.00-$115.00
Home2 Suites by Hilton Arundel Mills BWI Airport	80	65%	30%	5%	75.0%-80.0%	$115.00-$120.00	$90.00-$95.00
Homewood Suites by Hilton Baltimore BWI Airport	147	75%	20%	5%	80.0%-85.0%	$110.00-$115.00	$95.00-$100.00
Element Arundel Mills	147	65%	30%	5%	75.0%-80.0%	$100.00-$105.00	$80.00-$85.00
TownePlace Suites by Marriott Arundel Mills BWI Airport	109	65%	30%	5%	80.0%-85.0%	$115.00-$120.00	$95.00-$100.00
Sonesta ES Suites Columbia Baltimore	118	60%	35%	5%	70.0%-75.0%	$100.00-$105.00	$70.00-$75.00
TownePlace Suites by Marriott Baltimore Fort Meade	94	70%	25%	5%	65.0%-70.0%	$100.00-$105.00	$70.00-$75.00
Candlewood Suites Arundel Mills/BWI Airport	100	70%	25%	5%	85.0%-90.0%	$90.00-$95.00	$75.00-$80.00
Hampton Inn Laurel (Fort Meade Area)	80	70%	25%	5%	70.0%-75.0%	$100.00-$105.00	$75.00-$80.00
DoubleTree by Hilton Columbia	152	70%	20%	10%	65.0%-70.0%	$120.00-$125.00	$85.00-$90.00
DoubleTree by Hilton Laurel	208	70%	20%	10%	60.0%-65.0%	$100.00-$105.00	$60.00-$65.00
Holiday Inn Express Hotel & Suites Laurel	119	70%	25%	5%	70.0%-75.0%	$100.00-$105.00	$70.00-$75.00
Fairfield Inn by Marriott Laurel	109	70%	25%	5%	80.0%-85.0%	$90.00-$95.00	$75.00-$80.00
Holiday Inn Columbia East Jessup	171	70%	15%	15%	65.0%-70.0%	$100.00-$105.00	$65.00-$70.00
Total/Wtd. Avg. of Primary/Secondary Competition	2,137	70%	25%	6%	75.4%	$109.99	$84.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Homewood Suites Columbia/Laurel Property:

Cash Flow Analysis
	2015(1)	2016	2017	8/31/2018 TTM	UW	UW per Room
Occupancy	43.9%	66.5%	77.7%	82.7%	82.7%
ADR	$125.46	$122.91	$124.39	$123.20	$123.20
RevPAR	$55.08	$81.73	$96.65	$101.89	$101.89

Rooms Revenue	$860,184	$3,410,274	$4,021,516	$4,239,563	$4,239,563	$37,189
Food & Beverage	$22,059	$82,352	$191,711	$124,206	$124,206	$1,090
Other Income(2)	$1,075	$46,992	$66,593	$64,268	$64,268	$564
Total Revenue	$883,318	$3,539,618	$4,279,821	$4,428,037	$4,428,037	$38,842
Total Expenses	$550,255	$2,393,634	$2,637,559	$2,543,385	$2,545,834	$22,332
Net Operating Income	$333,063	$1,145,984	$1,642,262	$1,884,651	$1,882,202	$16,511
FF&E	$0	$0	$0	$177,121	$177,121	$1,554
Net Cash Flow	$333,063	$1,145,984	$1,642,262	$1,707,530	$1,705,081	$14,957

NOI DSCR	0.32x	1.11x	1.59x	1.83x	1.82x
NCF DSCR	0.32x	1.11x	1.59x	1.65x	1.65x
NOI Debt Yield	2.2%	7.6%	10.9%	12.5%	12.5%
NCF Debt Yield	2.2%	7.6%	10.9%	11.3%	11.3%

(1)	The Homewood Suites Columbia/Laurel Property opened in 2015; therefore, 2015 operating history represents August 2015 through December 2015.

(2)	Other Income includes telephone revenue, fax & copies, internet, movies & videos, valet laundry, vending income, pantry income, and miscellaneous revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Deutsche Bank Securities, Inc.

Natalie Grainger	Tel. (212) 250-1254

Dan Penn	Tel. (212) 250-5149

Ryan Horvath	Tel. (212) 250-5149

Natixis

Matthew Feast	Tel. (212) 891-5742

David Williams	Tel. (212) 891-5781

Delphine Clerjaud	Tel. (212) 891-5775

Mark Lacerenza	Tel. (212) 891-6172

Andrew Florio	Tel. (212) 891-6572

William Han	Tel. (212) 891-5765